UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

NEVADA GOLD & CASINOS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Common Stock, par value $0.12 per share, of Nevada Gold & Casinos, Inc. (“Common Stock”).

(2)
Aggregate number of securities to which transaction applies:

16,917,382 shares of Common Stock (including restricted shares) and 676,000 options to purchase shares of Common Stock with exercise prices below $2.50.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of  (A) 16,917,382 shares of Common Stock multiplied by $2.50 per share and (B) options to purchase 676,000 shares of Common Stock with exercise prices below $2.50, multiplied by $1.40 per share (which is the difference between $2.50 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001212 by the sum of the preceding sentence.

(4)
Proposed maximum aggregate value of transaction:

$43,239,855

(5)
Total fee paid:

$5,240.67

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY COPY — SUBJECT TO COMPLETION
NEVADA GOLD & CASINOS, INC.
133 E. WARM SPRINGS ROAD, SUITE 102
LAS VEGAS, NV 89119
Las Vegas, Nevada
[•]
Dear Stockholder:
You are cordially invited to attend the special meeting of stockholders of Nevada Gold & Casinos, Inc. (the “Company”) to be held at [•], Pacific Time, on [•], [•] at [•].
At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 18, 2018, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of November 29, 2018 (as it may be further amended from time to time, the “Merger Agreement”), by and among the Company, Maverick Casinos LLC, a Nevada limited liability company (“Parent”), and Maverick Casinos Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation following the merger. If the Company’s stockholders approve the Merger Agreement and the merger is completed, you will be entitled to receive $2.50 in cash, subject to certain possible adjustments described in the Merger Agreement, without interest (the “Merger Consideration”); provided that if the merger occurs after February 1, 2019, the Merger Consideration will be automatically increased by $0.01 for each month following such date until (and including) the date of the merger (prorated by the number of days for partial months), and net of any taxes required to be withheld therefrom, for each share of the Company’s common stock you own immediately prior to the merger.
After careful consideration, our Board of Directors has, by unanimous vote, determined that the merger is fair to, and in the best interests of, the Company, including its stockholders, and unanimously approved and declared advisable the Merger Agreement, the merger, and the other transactions contemplated by the Merger Agreement, and recommends that you vote “FOR” the approval of the Merger Agreement.
At the special meeting, you will also be asked to consider and vote on (i) a proposal to approve, on an advisory and non-binding basis, certain compensation that will or may be paid or become payable to our named executive officers in connection with the proposed merger, and (ii) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement. Our Board of Directors unanimously recommends that you vote “FOR” the proposal to approve, on an advisory basis, certain compensation that will or may be paid or become payable to our named executive officers in connection with the Merger, and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement.
The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting. Please give this material your careful attention.
Whether or not you plan to attend the special meeting, please fill in, date, sign, and return the enclosed proxy card which is solicited by, and on behalf of, the Board of Directors, or submit your proxy by telephone or the Internet. If your shares of common stock of the Company are held in an account at a broker, bank, or other nominee, you should instruct your broker, bank, or other nominee how to vote your shares in accordance with the instructions furnished by your broker, bank, or nominee. Regardless of the number of shares of common stock of the Company you own, your vote is important. The failure to vote has the same effect as a vote against the approval of the Merger Agreement.
Thank you for your cooperation and continued support.
Sincerely,
Michael P. Shaunnessy
Chief Executive Officer and President
Las Vegas, Nevada, [•]
This proxy statement is dated [•] and is first being mailed to the Company’s stockholders on or about [•].

NEVADA GOLD & CASINOS, INC.
133 E. WARM SPRINGS ROAD, SUITE 102
LAS VEGAS, NV 89119

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Las Vegas, Nevada
[•]
To the Stockholders of
NEVADA GOLD & CASINOS, INC.
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Nevada Gold & Casinos, Inc., a Delaware corporation (the “Company”), will be held at [•], Pacific Time, on [•], [•] at [•] for the following purposes:
1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 18, 2018, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of November 29, 2018 (as it may be further amended from time to time, the “Merger Agreement”), by and among the Company, Maverick Casinos LLC, a Nevada limited liability company (“Parent”), and Maverick Casinos Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, among other things, (i) Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, and (ii) each share of common stock of the Company issued and outstanding immediately prior to the merger (other than any shares held in the Company’s treasury or owned, directly or indirectly, by a wholly-owned subsidiary of the Company or Parent or Merger Sub), will be converted into the right to receive $2.50 in cash, subject to certain possible adjustments described in the Merger Agreement, without interest (the “Merger Consideration”); provided that if the merger occurs after February 1, 2019, the Merger Consideration will be automatically increased by $0.01 for each month following such date until (and including) the date of the Merger (prorated by the number of days for partial months), and net of any taxes required to be withheld therefrom.

2.
To consider and vote upon a proposal to approve, on an advisory and non-binding basis, certain compensation that will or may be paid or become payable to our named executive officers in connection with the proposed merger.

3.
To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

4.
To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only stockholders of record at the close of business on [•] are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.
The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, and the approval of each of the proposal regarding certain merger-related executive compensation arrangements and the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the outstanding shares of Company’s common stock entitled to vote on the proposal and casting votes for or against the proposal, assuming a quorum is present. Whether or not you plan to attend the special meeting, you are urged to vote your shares by marking, signing, dating, and returning the proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or by submitting your proxy by telephone or the Internet. The failure to vote has the same effect as a vote against the approval of the Merger Agreement but will not affect the outcome of the vote regarding the non-binding compensation proposal or the adjournment proposal. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy card or submitted a proxy by telephone or the Internet.
Our Board of Directors, by unanimous vote, recommends that you vote “FOR” the proposal to approve the Merger Agreement, “FOR” the proposal to approve, on an advisory basis, certain compensation that will or may be paid or become payable to our named executive officers in connection with the Merger, and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement.
Pursuant to Nevada Revised Statutes 92A.390, there are no rights of dissent available to the stockholders of the Company in connection with the merger.
By Order of the Board of Directors,
James D. Meier
Vice President, Chief Financial Officer and Secretary
Please do not send your stock certificates at this time. If the Merger Agreement is approved and the merger is completed, you will be sent instructions regarding the surrender of your stock certificates in exchange for the per share merger consideration.

i

 (Continued)

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Nevada Gold & Casinos, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find Additional Information.” In this proxy statement, the terms “Company”, “we”, “our”, “ours”, and “us” refer to Nevada Gold & Casinos, Inc.
Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Maverick Casinos LLC (“Parent”) pursuant to an Agreement and Plan of Merger dated as of September 18, 2018, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of November 29, 2018 (as it may be further amended from time to time, the “Merger Agreement”), by and among the Company, Parent, and Maverick Casinos Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). If the Merger Agreement is approved by the Company’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into the Company (the “Merger”). The Company will be the surviving corporation in the Merger (the “surviving corporation”) and will become a wholly-owned subsidiary of Parent.

Q:
What will I receive in the Merger?

A:
Upon completion of the Merger, you will be entitled to receive $2.50 in cash, subject to certain possible adjustments as provided in the Merger Agreement, without interest; provided that if the Merger occurs after February 1, 2019, the Merger consideration will be automatically increased by $0.01 for each month following such date until (and including) the date of the Merger (prorated by the number of days for partial months), and net of any taxes required to be withheld therefrom (see “Material United States Federal Income Tax Consequences”), for each share of our common stock that you own immediately prior to the Merger. You will not own any shares in the surviving corporation.

Q:
Where and when is the special meeting?

A:
The special meeting will be held at [•], Pacific Time, on [•], [•] at [•].

Q:
Who is entitled to vote at the special meeting?

A:
You may vote at the special meeting if you owned our common stock as of the close of business on [•], the record date of the special meeting. Each share of our common stock is entitled to one vote. As of the record date, there were [•] shares of our common stock outstanding and entitled to vote at the special meeting.

Q:
What vote of our stockholders is required to approve the Merger Agreement?

A:
For us to complete the Merger, stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date must vote “FOR” the approval of the Merger Agreement. Accordingly, failure to vote or an abstention will have the same effect as a vote against the approval of the Merger Agreement.

Q:
How does the Company’s Board of Directors recommend that I vote on the proposal to approve the Merger Agreement?

A:
Our Board of Directors, by unanimous vote, recommends that our stockholders vote “FOR” the approval of the Merger Agreement. You should read “The Merger — Reasons for the Merger” for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the Merger Agreement.

Q:
Why am I being asked to vote on a proposal to approve, on an advisory basis, certain compensation that will or may be paid or become payable to the Company’s named executive officers in connection with the Merger?

A:
Under Securities and Exchange Commission (“SEC”) rules, we are required to seek approval on an advisory and non-binding basis of certain compensation that will or may be paid or become payable to our named executive officers in connection with the Merger. Approval of this proposal is not a condition to the completion of the Merger and the vote on this proposal is an advisory vote and will not be binding on either the Company or Parent.

Q:
What vote of our stockholders is required to approve the proposal regarding certain compensation that will or may be paid or become payable to our named executives in connection with the Merger?

A:
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal and casting votes for or against the proposal. As noted above, the vote on this proposal is not binding on the Company. The outcome of the vote on this proposal will have no effect on the completion of the Merger and will not affect the payment of Merger-related compensation to our named executive officers, which is based on existing contractual arrangements with those officers.

Q:
How does the Company’s Board of Directors recommend that I vote on the proposal regarding certain compensation that will or may be paid or become payable to our named executives in connection with the Merger?

A:
Our Board of Directors, by unanimous vote, recommends that our stockholders vote “FOR” the proposal to approve, on an advisory basis, certain compensation that will or may be paid or become payable to our named executive officers in connection with the Merger.

Q:
What vote of our stockholders is required to approve the proposal regarding adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement?

A:
If a quorum is present at the special meeting, then approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the Company’s stockholders entitled to vote at the special meeting, represented in person or by proxy at the special meeting, will have the power to adjourn the special meeting.

Q:
How does the Company’s Board of Directors recommend that I vote on the proposal regarding adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement?

A:
Our Board of Directors, by unanimous vote, recommends that our stockholders vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its appendices, and to consider how the Merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via the mail, by marking, signing, dating, and mailing each proxy card and returning it in the envelope provided, or by submitting your proxy by telephone or the Internet. You can vote by telephone or the Internet by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or the Internet.

Q:
If my shares are held in “street name” by my broker, bank, or other nominee will my broker, bank, or other nominee vote my shares for me?

A:
Yes, but only if you provide instructions to your broker, bank, or other nominee on how to vote. You should follow the directions provided by your broker, bank, or other nominee regarding how to instruct your broker, bank, or other nominee to vote your shares. Without those instructions, your shares will not be voted on the proposals, which will have the same effect as a vote against the proposal to approve the Merger Agreement, but will not affect the proposal to approve, on an advisory basis, the Merger-related compensation, or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement.

Q:
How do I revoke or change my vote?

A:
You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of the Company in writing or by submitting a new proxy by mail, or by telephone, or the Internet, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker, bank, or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank, or other nominee to change your vote.

Q:
What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please complete and return all of the proxy cards you receive, or submit your proxy for each card you receive by telephone or the Internet, to ensure that all of your shares are voted.

Q:
Who may attend the special meeting?

A.
All stockholders of record at the close of business on [•], the record date, or their duly appointed proxies, may attend the special meeting. Please be prepared to present valid photo identification for admission to the special meeting.

If you hold shares of our common stock in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a copy of a statement reflecting your share ownership as of the record date, or a legal proxy from your broker or nominee.
Stockholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.
Q:
When do you expect the Merger to be completed?

A:
The completion of the Merger is subject to receipt of stockholder approval of the proposal to approve the Merger Agreement and satisfaction of the other closing conditions under the Merger Agreement. See “The Merger Agreement — Conditions to the Merger”. Assuming the satisfaction of conditions, as of the date of this proxy statement, the Company expects the transaction to close in early 2019.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. Shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to surrender your shares to the paying agent in exchange for the per share Merger consideration. You should use the letter of transmittal to surrender your stock certificates or uncertificated shares of our common stock in exchange for the per share Merger consideration to which you are entitled as a result of the Merger. DO NOT SEND ANY STOCK CERTIFICATES OR OTHER DOCUMENTS EVIDENCING OWNERSHIP OF SHARES OF OUR COMMON STOCK WITH YOUR PROXY.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact Ernest E. East, Vice President and Chief Compliance Officer of the Company, telephone: (702) 685-1000. If your broker, bank, or other nominee holds your shares, you should also call your broker, bank, or other nominee for additional information.

SUMMARY
This summary highlights selected information in this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement (including the appendices) to fully understand the Merger. The Merger Agreement is attached as Appendix A to this proxy statement. We encourage you to read the Merger Agreement because it is the legal document that governs the Merger. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”
Parties to the Merger (Page 18)
Nevada Gold & Casinos, Inc.
8750 N.W. 36th Street, Suite 300
Las Vegas, Nevada 89118
Telephone: (702) 685-1000
The Company was formed in 1977 and, since 1994, has been primarily a gaming company involved in financing, developing, owning, and operating gaming properties and projects. The Company’s current gaming facility operations are located in Washington State and Nevada. The Company operates nine mini-casinos in Washington State which include restaurants, bars, and approximately 125 table games. The Company also operates Club Fortune Casino, located in Henderson, Nevada (“Club Fortune Casino”). It has approximately 405 slot machines, seven table games and a poker room, two bars, an entertainment lounge, a William Hill sports book, a café, a snack bar, and a gift shop. On June 27, 2018, the Company announced it had entered into a definitive agreement to sell Club Fortune Casino to Truckee Gaming, LLC for $14.6 million, subject to certain adjustments, including a working capital adjustment. The Company is incorporated in the State of Nevada.
Maverick Casinos LLC
2926 Montessouri Street
Las Vegas, NV 89117
Telephone: (702) 461 6055
Parent is a Nevada limited liability company that is managed and majority owned by Eric Persson. Eric Persson is also a Manager of, and holds the largest percentage membership interest in, Maverick Gaming, LLC f/k/a 888 Gaming, LLC (“Maverick Gaming”), which owns the Wendover Nugget Hotel & Casino and Red Garter Hotel & Casino in Wendover, Nevada, along with various other assets. Parent was organized for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.
Maverick Casinos Merger Sub, Inc.
2926 Montessouri Street
Las Vegas, NV 89117
Telephone: (702) 461 6055
Merger Sub is a Nevada corporation wholly-owned by Parent. Merger Sub was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.
The Merger (Pages 21 and 52)
The Merger Agreement provides that Merger Sub will be merged with and into the Company, and each share of the common stock, par value $0.12 per share, of the Company (each, a “Company Share” and collectively, the “Company Shares”) issued and outstanding immediately prior to the Merger (other than shares held in the treasury of the Company and shares owned, directly or indirectly, by a wholly-owned subsidiary of the Company or Parent or Merger Sub) will be converted into the right to receive $2.50 in cash, subject to certain possible adjustments as provided in the Merger Agreement, without interest (the “Merger Consideration”); provided that if the Merger occurs after February 1, 2019, the Merger Consideration will be automatically increased by $0.01 for each month following such date until (and including) the date of the Merger (prorated by the number of days for partial months), and net of any taxes required to be withheld therefrom. The Company will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Parent.
The total Merger Consideration will be (i) adjusted up or down to the extent the net working capital and closing cash adjustments (the “Club Fortune Working Capital Adjustment) under the Asset Purchase Agreement dated as of June 26, 2018 (the “Club Fortune Asset Purchase Agreement”), by and among Truckee Gaming, Nevada Gold & Casinos LV, LLC, a wholly-owned subsidiary of the Company, and the Company, as preliminarily determined as of the closing of the sale of Club Fortune Casino is greater or less than $146,000, and (ii) increased by the amount, if any, that the Cash Closing Payment (as defined in the Club Fortune Asset Purchase Agreement) exceeds $14.6 million for any reason other than on account of the Club Fortune Working Capital Adjustment. See “The Merger Agreement — Adjustment to the Merger Consideration Related to Club Fortune Casino Sale” below.
The Special Meeting of the Stockholders (Page 19)
•
Time, Place and Purpose.   The special meeting will be held at [•], Pacific Time, on [•], [•] at [•]. The purpose of the special meeting is to consider and vote on (i) the proposal to approve the Merger Agreement, (ii) the proposal to approve, on an advisory basis, certain compensation that will or may be paid or become payable to our named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”), and (iii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement (the “Adjournment Proposal”).

•
What Vote is Required for Approval of the Merger Agreement.   The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote on the proposal. The failure to vote, or an abstention from voting, on the proposal to approve the Merger Agreement has the same effect as a vote against the approval of the Merger Agreement.

•
What Vote is Required for Approval of the Merger-Related Compensation Proposal.   The approval of this proposal requires the affirmative vote of the holders of a majority of the Company Shares entitled to vote on the proposal and casting votes for or against the proposal.

•
What Vote is Required to Approve the Adjournment Proposal.   If a quorum is present at the special meeting, then approval of this proposal requires the affirmative vote of the holders of a majority of the Company Shares entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the Company’s stockholders entitled to vote at the special meeting, represented in person or by proxy at the special meeting, will have the power to adjourn the special meeting.

•
Who Can Vote at the Meeting.   You can vote at the special meeting all of the Company Shares you own of record as of  [record date], which is the record date for the special meeting. If you own shares that are registered in someone else’s name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. As of the close of business on [record date], there were [•] Company Shares outstanding held by approximately [•] holders of record.

•
Procedure for Voting.   You can vote your shares by attending the special meeting and voting in person, by signing, dating, and mailing the enclosed proxy card, or by submitting your proxy by telephone or the Internet. You can vote by telephone or the Internet by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or the Internet.

•
Revocation of Proxy.   You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing, or deliver a new proxy (by mail, telephone, or the Internet) dated after the date of the proxy being revoked, before your Company Shares have been voted at the special meeting, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, it has the same effect as a vote “AGAINST” approval of the Merger Agreement.
Effective Time of the Merger (Page 52)
We are working to complete the Merger as soon as possible, subject to receipt of stockholder approval of the proposal to approve the Merger Agreement and satisfaction of the closing conditions under the Merger Agreement. Please see “The Merger Agreement — Conditions to the Merger”. The effective time of the merger (the “Effective Time”) will occur upon the filing of articles of merger with the Office of the Secretary of State of the State of Nevada, or at such later time as shall be agreed upon by Parent and the Company and specified in the articles of merger.
Board Recommendation (Page 30)
After careful consideration, the Company’s Board of Directors (the “Board of Directors”), by unanimous vote:
•
has determined that the Merger is fair to and in the best interests of the Company, including the Company’s stockholders;

•
has determined that the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement is advisable;

•
has approved the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement;

•
recommends that the Company’s stockholders vote “FOR” the approval of the Merger Agreement;

•
recommends that the Company’s stockholders vote “FOR” the approval of the Merger-Related Compensation Proposal; and

•
recommends that the Company stockholders vote “FOR” the approval of the Adjournment Proposal.

Opinion of the Company’s Financial Advisor (Page 43)
The Company retained Rossoff  & Company, Inc. (“RCO”) to provide, among other things, the Board of Directors with financial advisory services in connection with a possible merger, sale, or other strategic business combination involving the Company and an opinion as to the fairness to the holders of Company Shares of the consideration to be received by such holders in connection with any such merger, sale, or other strategic business combination. At the meeting of the Board of Directors on September 17, 2018, RCO rendered its oral opinion to the Board of Directors, confirmed by delivery of a written opinion dated September 18, 2018, to the effect that, as of that date and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be received by holders of the Company Shares in the Merger was fair, from a financial point of view, to such holders (other than Parent, Merger Sub, and their affiliates).
RCO’s opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by RCO in rendering its opinion. RCO’s opinion was directed to the Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be received by holders of Company Shares pursuant to the Merger Agreement as of the date of the opinion. It does not address any other aspects of the Merger and does not constitute a recommendation as to how any holder of Company Shares should vote on the Merger or any matter related thereto.
The full text of the written opinion of RCO is attached hereto as Appendix D. The Company encourages you to read the opinion carefully and in its entirety.
Financing (Page 36)
The Merger is not conditioned upon the receipt of financing by Parent or Merger Sub. In connection with the execution and delivery of the Merger Agreement, Parent and Merger Sub obtained a debt commitment from Nevada State Bank to provide a $29 million secured term loan facility, subject to the terms and conditions set forth in the debt commitment letter from Nevada State Bank. On November 28, 2018, Parent and Maverick Gaming obtained a new debt commitment letter from HG Vora Special Opportunities Master Fund, Ltd. for alternative financing in replacement of the financing contemplated by the debt commitment letter from Nevada State Bank, which provides for a $68 million secured term loan facility, including at least $29 million to be used solely to fund a portion of the Merger Consideration and related expenses, subject to the terms and conditions set forth therein. The Company has agreed, and has agreed to cause its subsidiaries, to use reasonable best efforts to cause the representatives of the Company and its subsidiaries to, provide Parent with all cooperation reasonably requested by Parent in connection with the debt financing (provided, that such requested cooperation is consistent with applicable laws and does not unreasonably interfere with the operations of the Company and its subsidiaries). See “The Merger Agreement — Access to Information; Financing Cooperation”.
In addition, Parent has received an equity commitment letter from Eric Persson. Pursuant to the equity commitment letter, Mr. Persson has, subject to the terms and conditions set forth therein, committed to purchase or cause the purchase of, $1.5 million of the equity interests of Parent, and to cause certain other investors to purchase, or cause to be purchased, $5.5 million of the equity interests of Parent, in each case solely for the purpose of allowing Parent to fund, pursuant to and in accordance with the Merger Agreement, together with the debt financing described above, the aggregate Merger Consideration and related expenses.
If any of the debt or equity financing become, or is reasonably expected to become, unavailable prior to the closing of the Merger, in whole or in part, for any reason, Parent has agreed to use its reasonable best efforts promptly to arrange for and obtain alternative financing from other sources on terms and conditions not materially less favorable, taken as a whole, to Parent than the terms and conditions of the debt or equity financings contained in the initial debt or equity financing comment letter, as applicable.
Securities Purchase Agreement and Escrow Deposit (Page 38)
On November 29, 2018, in order to facilitate and avoid delays associated with obtaining the approvals of the Washington State Gambling Commission required in order to consummate the Merger, the Company and Parent entered into a Securities Purchase Agreement dated as of November 29, 2018 (as it may be amended from time to time, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, on November 29, 2018, the Company issued and sold to Parent 890,390 Company Shares (the “Parent Shares”), representing 5.0% of the outstanding Company Shares (based on the number of outstanding Company Shares on November 29, 2018, after giving effect to the issuance and sale of the Parent Shares), for $2.42 per share, the closing market price for Company Shares on the last trading day prior to the issuance and sale of the Company Shares to Parent (and for an aggregate purchase price of $2,154,743.80 (the “Share Purchase Price”)). Pursuant to the terms of the Securities Purchase Agreement, Parent has agreed not to sell, assign, dispose of, exchange, pledge, encumber, or otherwise transfer any of the Parent Shares, or any interest therein, except to the Company as described below, and with respect to all matters presented to the Company’s stockholders, Parent has agreed to vote all of the Parent Shares in the same manner and in the same proportion (rounded to the nearest whole share) as Company Shares that are not held by Parent are voted. A portion of the Share Purchase Price was funded by the release of all funds held in escrow under the Escrow Agreement dated as of September 18, 2018 (the “Initial Escrow

Agreement”), by and among the Company, Parent, and Fidelity National Title Agency of Nevada, Inc., a Nevada corporation dba Fidelity National Title Group, as escrow agent (“Fidelity Title”), which was entered into in connection with the Merger Agreement to secure Parent’s obligation to pay a termination fee of  $2 million to the Company upon the termination of the Merger Agreement in certain circumstances. The remaining portion of the Purchase Price ($153,658.77) was paid in cash by Parent (the “Cash Payment”).
In connection with the Securities Purchase Agreement, (i) the Company, Parent, and Mutual of Omaha Bank (the “Escrow Agent”) entered into the Escrow Agreement dated as of November 29, 2018 (as it may be amended from time to time, the “Securities Escrow Agreement”), and (ii) all of the Parent Shares were deposited with the Escrow Agent into a segregated escrow account, to be held, released, and disposed of by the Escrow Agent pursuant to the Securities Escrow Agreement to secure Parent’s obligations to pay a termination fee of  $2 million to the Company upon the termination of the Merger Agreement in certain circumstances. If the Merger is consummated, the Parent Shares will be released to Parent and, like any other Company Shares owned by Parent, will be cancelled and will cease to exist, without any conversion thereof and no payment or distribution will be made with respect thereto pursuant to the Merger Agreement. In the event that the Merger Agreement is terminated prior to the consummation of the Merger under circumstances in which Parent is required to pay a termination fee of  $2 million to the Company, (a) Parent will forfeit all of the Parent Shares and they will be released from escrow and delivered to the Company in satisfaction of such fee, and (b) the Company will pay to Parent an amount equal to the Cash Payment. In the event the Merger Agreement is terminated prior to the consummation of the Merger under circumstances in which Parent is not required to pay a termination fee of  $2 million to the Company, the Company will be required to purchase all of the Parent Shares from Parent for an amount equal to the Share Purchase Price, and the Parent Shares will be released from escrow and delivered to the Company. See “The Merger Agreement — Termination Fees”.
Treatment of Company Equity Awards (Page 53)
The Merger Agreement provides that at the Effective Time, each outstanding Company option (whether vested or unvested) will be cancelled and, in exchange therefor, converted into the right to receive an amount in cash, if any, equal to the product of  (i) the number of Company Shares issuable upon the exercise of the Company option, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company option (subject to applicable withholdings), with such amount payable promptly following the Effective Time. Any Company option which has an exercise price per share that is greater than or equal to the per share Merger Consideration will be cancelled at the Effective Time for no consideration or payment.
At the Effective Time, each Company restricted share that is outstanding and unvested will automatically and without any required action on the part of the holder thereof, be fully vested and free of any restrictions, and, by virtue of the Merger, each Company restricted share will be treated as a Company Share for purposes of the Merger Agreement, including the right to receive the Merger Consideration.
Interests of Directors and Executive Officers in the Merger (Page 31)
In considering the recommendation of the Board of Directors with respect to the proposal to approve the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests, to the extent material, are described below under “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger.
Material United States Federal Income Tax Consequences (Page 50)
For United States federal income tax purposes, your receipt of cash in exchange for your Company Shares will be a taxable transaction that generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the Merger and your tax basis in your Company Shares. You should consult your own tax advisor for a full understanding of the Merger’s tax consequences that are particular to you, in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Procedure for Receiving Merger Consideration (Page 54)
Parent will appoint a paying agent reasonably acceptable to us to coordinate the payment of the Merger Consideration following the Merger. Promptly after the Effective Time, the paying agent will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates representing Company Shares or uncertificated Company Shares in exchange for the Merger Consideration. Please do not send in any stock certificates or other documents evidencing ownership of Company Shares now.
No Solicitation of Alternative Proposals (Page 60)
The Company was required upon execution of the Merger Agreement to, and to cause its subsidiaries to, and to instruct its representatives to cease and terminate, or cause to be terminated, any and all discussions, solicitations, knowing encouragements, or negotiations with any person or entity conducted prior to the execution of the Merger Agreement with respect to an Acquisition Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Proposals”) or any inquiry, proposal, or request for information that may reasonably be expected to lead to an Acquisition Proposal.
Except as provided herein (and in the Merger Agreement), the Company is also required not to, and to cause its subsidiaries not to, and to instruct its representatives not to, directly or indirectly:
•
solicit, initiate, cause, knowingly facilitate, or encourage (including by way of furnishing information) the submission of any inquiries, proposals, or offers that constitute or would reasonably be expected to lead to any Acquisition Proposal, or engage in any discussions or negotiations with respect thereto, or enter into any agreement relating to an Acquisition Proposal (other than a confidentiality agreement which contains provisions that are no less favorable in the aggregate to the Company than the confidentiality agreement the Company has entered into with an affiliate of Parent), or

•
withdraw, modify, or qualify, in a manner adverse to Parent or Merger Sub, the Board of Directors’ recommendation that the Company’s stockholders vote in favor of approval of the Merger Agreement or its approval or declaration of the advisability of the Merger Agreement and the Transactions (including the Merger), or approve or recommend, or resolve to, or publicly propose to, approve or recommend, any Acquisition Proposal (an “Adverse Recommendation Change”).

However, notwithstanding the foregoing, if at any time prior to approval of the Merger Agreement by our stockholders, (i) the Company has received from a third party, a written, bona fide Acquisition Proposal, (ii) a material breach by the Company of the non-solicitation obligations contained in the Merger Agreement and described herein has not contributed to the making of such Acquisition Proposal, (iii) the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in “The Merger Agreement — No Solicitation of Alternative Proposals”), and (iv) after consultation with its outside counsel, the Board of Directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, then the Company may, subject to certain notice and other requirements, (A) furnish confidential information with respect to the Company and its subsidiaries to the person or entity making such Acquisition Proposal, and (B) participate in discussions or negotiations with such person or entity regarding such Acquisition Proposal. We may also, following the receipt of an Acquisition Proposal or an inquiry, proposal, or request for information that may reasonably be expected to lead to an Acquisition Proposal, contact the person or entity that has made such Acquisition Proposal, inquiry, proposal, or request such person or entity to clarify the terms and conditions thereof solely to the extent necessary to enable the Board of Directors to determine whether such Acquisition Proposal, inquiry, proposal, or request constitutes or is reasonably likely to lead to, or result in, a Superior Proposal, and to inform such person or entity of the non-solicitation obligations contained in the Merger Agreement and described herein.

Notwithstanding anything to the contrary described above, if  (i) we receive from a third party a written, bona fide Acquisition Proposal, (ii) a material breach by us of the non-solicitation obligations contained in the Merger Agreement and described herein has not contributed to the making of such Acquisition Proposal, and (iii) the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of the Merger Agreement which may be offered by Parent, subject to certain notice and other requirements, the Board of Directors may at any time prior to approval of the Merger Agreement by our stockholders, if it determines in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, (x) effect an Adverse Recommendation Change and/or (y) terminate the Merger Agreement in order to enter into a definitive agreement with respect to such Superior Proposal (provided the Company pays to Parent in advance or concurrently with such termination the $1.72 million termination fee, described below). See “The Merger Agreement — Termination Fees”.
Delisting and Deregistration of Company Common Stock (Page 68)
As a result of the Merger, there will no longer be any publicly held Company Shares. Following completion of the Merger, the Company Shares will be delisted from the New York Stock Exchange (“NYSE”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to the Effective Time, the Company, Parent, and Merger Sub have agreed to cooperate in taking, or causing to be taken, all actions reasonably necessary to delist the Company Shares from the NYSE and terminate the registration of the Company Shares under the Exchange Act as promptly as promptly as practicable after the Effective Time. As a result of such deregistration, the Company will no longer be required to file reports with the SEC or otherwise be subject to the United States federal securities laws applicable to public companies.
Conditions to Completing the Merger (Page 69)
The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of the following mutual conditions:
•
the approval of the Merger Agreement by our stockholders;

•
all approvals of the Washington State Gambling Commission and Washington State Liquor and Cannabis Board required to consummate the transactions contemplated by the Merger Agreement having been obtained, and the deregistration of the Company as a public company with the Nevada Gaming Commission having occurred;

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no temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger being in effect, or any law or order having been enacted, entered, or enforced, and remaining in effect, that prevents or prohibits the consummation of the Merger; and

•
the sale of Club Fortune Casino having been consummated in accordance with the terms of the Club Fortune Asset Purchase Agreement and the Cash Closing Payment Cash under and as defined in the Club Fortune Asset Purchase Agreement, before giving effect to the Club Fortune Working Capital Adjustment, having been no less than $14.6 million (provided, that the Company will be deemed to have irrevocably waived this condition in the event that the Company’s or any of its subsidiaries’ breach of the Club Fortune Asset Purchase Agreement has materially contributed to the failure of the sale of Club Fortune Casino to occur).

The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties of the Company in the Merger Agreement being true and correct at and as of the closing of the Merger, as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date), subject to various materiality qualifications;

•
the performance, in all material respects, by the Company of all obligations and agreements in the Merger Agreement to be performed or complied with by the Company at or prior to the closing of the Merger;

•
there having been no event, occurrence, condition, change, development, state of facts, or circumstance since September 18, 2018 that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in “The Merger Agreement — Representations and Warranties”);

•
the receipt by Parent of a certificate of the Company, dated as of the closing date, signed by the chief executive officer or chief financial officer of the Company with respect to the satisfaction of the conditions summarized in the three preceding bullet points;

•
the delivery of evidence, reasonably satisfactory to Parent, of the payment of all indebtedness and other outstanding liabilities payable by the Company and its subsidiaries under the Company’s amended and restated credit agreement with Mutual of Omaha Bank (the “Payoff Amount”);

•
the delivery of evidence, reasonably satisfactory to Parent, that, after giving effect to the payment of the Payoff Amount, the Company and its subsidiaries having as of immediately prior to the Effective Time no less than $7 million of cash and cash equivalents, including all cash and restricted cash on the balance sheets of the Company and its subsidiaries;

•
the delivery of a legal opinion in substantially the form agreed upon by the parties and attached to the Merger Agreement; and

•
the receipt of resignations, effective as of the closing of the Merger, of each director of the Company and each of its subsidiaries.

Our obligation to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub in the Merger Agreement being true and correct at and as of the closing of the Merger, as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date), subject to various materiality qualifications;

•
the performance, in all material respects, by Parent and Merger Sub of all obligations and agreements contained in the Merger Agreement to be performed or complied with by it at or prior to the closing of the Merger; and

•
the receipt by the Company of a certificate of the Parent, dated as of the closing date, signed by the chief executive officer or chief financial officer of Parent with respect to the satisfaction of the conditions summarized in the two preceding bullet points.

Termination of the Merger Agreement (Page 71)
The Merger Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger Agreement by the Company’s stockholders (unless specifically indicated otherwise), as follows:
•
by mutual written consent of the Company and Parent;

•
by either the Company or Parent, if the Effective Time has not occurred on or before April 15, 2019 (the “Outside Date”); provided, however, that this termination right will not be available to a party whose inaccuracy or breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has caused, or resulted in, the failure of the Merger to be consummated on or before such date (the “Outside Date Termination Right”);

•
by either Parent or the Company, if any governmental authority has (i) enacted, issued, promulgated, or enforced any law that makes consummation of the Merger illegal or otherwise prohibited, or (ii) enacted, issued, promulgated, enforced, or entered any order which has the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger, and such law or order has become final and nonappealable; provided, however, that this termination right will not be available to a party whose breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has caused, or resulted in, the issuance, promulgation, or enforcement of such law, or the enactment, issuance, promulgation, enforcement, or entry of any such order;
•
by Parent, if prior to the Effective Time, there has been a breach or inaccuracy of any representation, warranty, covenant, or agreement on the part of the Company contained in the Merger Agreement, which breach or inaccuracy would give rise to the failure of the closing condition with respect thereto, and is incapable of being cured or has not been cured prior to the Outside Date; provided that Parent has given the Company at least 10 days written notice prior to such termination stating Parent’s intention to terminate the Merger Agreement pursuant to this termination right; and provided further, that Parent will not have the right to terminate the Merger Agreement pursuant to this termination right if Parent or Merger Sub is then in material breach of any representation, warranty, or covenant of Parent or Merger Sub under the Merger Agreement, that is not cured after 10 days from written notice of such material breach from the Company to Parent (the “Company Material Breach Termination Right”);

•
by either Parent or the Company, if the special meeting of the Company’s stockholders (including any adjournment or postponement thereof) has concluded, the Company’s stockholders have voted, and the approval of the Merger Agreement by the Company’s stockholders has not been obtained (the “No-Approval Termination Right”);

•
by Parent, if  (i) an Adverse Recommendation Change has occurred, or (ii) the Board of Directors or any committee thereof  (A) has not have rejected any Acquisition Proposal within seven days of the making thereof  (including, for these purposes, by taking no position with respect to the acceptance by the Company’s stockholders of a tender offer or exchange offer, which will constitute a failure to reject such Acquisition Proposal), or (B) has failed, pursuant to Rule 14e-2 promulgated under the Exchange Act or otherwise, to publicly reconfirm the Board of Director’s recommendation that the Company’s stockholders approve the Merger Agreement within ten business days after receipt of a written request from the Parent that it do so if such request is made following the making by any person or entity of an Acquisition Proposal (“Change in Recommendation Termination Right”);

•
by the Company prior to the Effective Time, if there has been a breach or inaccuracy of any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub contained in the Merger Agreement, which breach or inaccuracy would give rise to the failure of the closing condition with respect thereto, and is incapable of being cured or has not been cured prior to the Outside Date; provided that the Company has given Parent at least 10 days written notice prior to such termination stating the Company’s intention to terminate the Merger Agreement pursuant to this termination right; and provided further, that the Company will not have the right to terminate the Merger Agreement pursuant to this termination right if the Company is then in material breach of any representation, warranty, or covenant of the Company under the Merger Agreement, that is not cured after 10 days from written notice of such material breach from Parent to the Company (the “Parent/Merger Sub Material Breach Termination Right”);

•
by the Company, prior to obtaining the approval of the Company’s stockholders of the Merger Agreement, as described above in connection with a Superior Proposal (the “Superior Proposal Termination Right”) (see “— No Solicitation of Alternative Proposals”); or

•
by the Company, if  (i) all of the conditions of Parent and Merger Sub to effect the Merger have been satisfied or waived (other than those conditions (A) that, by their nature, can only be satisfied or waived at the closing of the Merger, but which would be capable of being satisfied if the closing date were the date of such termination, or (B) that are not satisfied or waived as a result of a breach by Parent or Merger Sub of the Merger Agreement), and (ii) Parent and Merger Sub have failed to consummate the transactions contemplated by the Merger Agreement within two business days after the date on which the closing of the Merger is required to occur under the Merger Agreement (the “Parent/Merger Sub Failure Termination Right”).

In some cases, termination of the Merger Agreement pursuant to the above conditions may require us to pay a termination fee to Parent, or require Parent to pay a termination fee to us, as described below under “— Termination Fees”.
Company Termination Fee and Expense Reimbursement (Page 72)
In the following circumstances, the Company will be required to pay to Parent a termination fee of $1.72 million (the “Company Termination Fee”):
•
if the Merger Agreement is terminated by (i) the Company pursuant to the Superior Proposal Termination Right, or (ii) Parent pursuant to the Change in Recommendation Termination Right; or

•
if the Merger Agreement is terminated (i) by Parent or the Company pursuant to the Outside Date Termination Right, or by Parent pursuant to the Company Material Breach Termination Right or the No-Approval Termination Right, (ii) at or prior to the date of termination, an Acquisition Proposal has been made known to the Company or has been made directly to the Company’s stockholders generally, or any person or entity has publicly announced an intention to make an Acquisition Proposal (whether or not conditional) and such Acquisition Proposal or publicly announced intention has not been withdrawn prior to such termination, and (iii) concurrently with such termination or within 12 months following such termination, the Company enters into an Alternative Acquisition Agreement to consummate or consummates a transaction contemplated by any Acquisition Proposal (provided that for these purposes, each reference to 15% in the definition of  “Acquisition Proposal” will be replaced with “50%”).

In addition, the Company will be required to reimburse Parent for all of the reasonable and documented out-of-pocket costs and expenses actually incurred by Parent and Merger Sub prior to the termination of the Merger Agreement in connection with the Merger Agreement and the transactions contemplated thereby in an amount not to exceed $300,000 (the “Expense Reimbursement”). In the event the Expense Reimbursement is paid and the Company Termination Fee is thereafter payable as described above, the Company Termination Fee otherwise payable will be reduced by the amount of the Expense Reimbursement.
Except with respect to the termination of the Merger Agreement by the Company pursuant to the Superior Proposal Termination Right, in which case the Company Termination Fee must be paid by the Company in advance of or concurrently with such termination, in the event that the Company Termination Fee or Expense Reimbursement, as applicable, is payable by the Company, the Company Termination Fee or Expense Reimbursement, as applicable, must be paid by the Company in immediately available funds promptly following (and in any event within two business days after) the date of the event giving rise to the obligation to make such payment.
Parent Termination Fee (Page 73)
Parent will be required to pay the Company a termination fee of  $2 million in the event the Merger Agreement is terminated (i) by the Company pursuant to the Outside Termination Date Right at a time when the Company would also have the right to terminate the Merger Agreement pursuant to the Parent/Merger Sub Material Breach Termination Right or the Parent/Merger Sub Failure Termination Right and at the time of such termination, all of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions (A) that, by their nature, can only be satisfied or waived at the closing of the Merger, but which would be capable of being satisfied if the closing date were the date of such termination, or (B) that are not satisfied or waived as a result of a breach by Parent or Merger Sub of the Merger Agreement), (ii) by the Company pursuant to the Parent/Merger Sub Material Breach Termination Right, or (iii) by the Company pursuant to Parent/Merger Sub Failure Termination Right.

The Company Stock Price (Page 76)
The Company Shares are listed on NYSE under the trading symbol “UWN.” On September 17, 2018, which was the last full trading day immediately preceding the public announcement of the proposed Merger, the closing price per Company Share was $2.31. On [•], the most recent practicable date before the filing of this proxy statement, the closing price per Company Share was $[•].
No Appraisal Rights (Page 79)
Pursuant to Section 92A.390 of the Nevada Revised Statutes, no appraisal rights will be available to holders of Company Shares in connection with the Merger.
Questions
If you have additional questions about the Merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact the Company at:
Nevada Gold & Casinos, Inc.
133 E. Warm Springs Road, Suite 102
Las Vegas, NV 89119
Attention: Ernest E. East
Telephone: (702) 685-1000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward looking” statements within the meaning of Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbors created thereby. There are “forward looking” statements throughout this proxy statement, including, among others, under the headings “Questions and Answers About the Special Meeting and the Merger”, “Summary”, “The Merger”, and “Opinion of the Company’s Financial Advisor”, and generally can be identified of statements that include, but are not limited to, phrases such as “anticipate,” “believe,” “expect,” “future,” “intend,” “estimate,” “plan,” and other similar expressions to identify forward-looking statements.
You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made.
In addition to other factors and matters contained or incorporated in this document, we believe the following factors could, among others, cause actual results to differ materially from those discussed in the forward-looking statements:
•
the satisfaction of the conditions to closing the Merger (including the sale of Club Fortune Casino in accordance with the terms of the Club Fortune Asset Purchase Agreement (the “Club Fortune Casino Sale”)), in the anticipated timeframe or at all;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
risks regarding the failure of Parent to obtain the necessary debt and/or equity financing to complete the Merger;

•
risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction;

•
risks related to the satisfaction of the conditions to the Club Fortune Casino Sale, or the occurrence of any event, change, or other circumstance that could give rise to the termination of the Club Fortune Sale Agreement;

•
the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners, and others with whom it does business, or on its operating results and businesses generally,

•
the Company’s ability to increase income streams, to grow revenue and earnings, and to obtain additional gaming and other projects;

•
general economic conditions;

•
consumer confidence in the economy;

•
competitive factors;

•
adverse changes in governmental regulations;

•
adverse developments in the Company’s relationships with its employees, customers, suppliers, business partners, and vendors;

•
the risk of litigation, including stockholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions, or settlements;

•
cybersecurity risks, including misappropriation of customer information or other breaches of information security;

•
risks in the development and management of casinos; and

•
other factors that may be described in the Company’s filings with the SEC.

The internal financial information that the Company provided to RCO in connection with its opinion described below under “Opinion of the Company’s Financial Advisor” was prepared by the Company’s management. As a matter of policy, the Company does not publicly disclose internal management forecasts, projections or estimates of the type furnished to RCO in connection with its opinion, and such forecasts, projections, and estimates were not prepared with a view towards public disclosure. These forecasts, projections, and estimates were based on numerous variables and assumptions which are inherently uncertain and many of which are beyond the control of the Company, including, without limitation, factors related to general economic, business, regulatory, and competitive conditions. They involve significant elements of subjective judgment which may or may not be correct. Accordingly, actual results can be expected to vary from those set forth in or implied by such forecasts, projections and estimates, and such variations may be material.

THE PARTIES TO THE MERGER
Nevada Gold & Casinos, Inc.
The Company was formed in 1977 and, since 1994, has been primarily a gaming company involved in financing, developing, owning, and operating gaming properties and projects. The Company’s current gaming facility operations are located in Washington State and Nevada. The Company operates nine mini-casinos in Washington State which include restaurants, bars, and approximately 125 table games. The Company also operates Club Fortune Casino, located in Henderson, Nevada. It has approximately 405 slot machines, seven table games and a poker room, two bars, an entertainment lounge, a William Hill sports book, a café, a snack bar, and a gift shop.
On June 27, 2018, the Company announced it had entered into a definitive agreement to sell Club Fortune Casino for $14.6 million, subject to certain adjustments, including a working capital adjustment.
The Company is a Nevada corporation with its principal executive offices at 133 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119. The Company’s telephone number is (702) 685-1000.
Maverick Casinos LLC
Parent is a Nevada limited liability company with its principal executive offices at 2926 Montessouri Street, Las Vegas, Nevada 89117. Parent’s telephone number is (702) 461 6055. Parent was formed for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.
Maverick Casinos Acquisition Sub, Inc.
Merger Sub is a Nevada corporation and a wholly-owned subsidiary of Parent. Merger Sub’s principal executive offices are located at 2926 Montessouri Street, Las Vegas, Nevada 89117 and its telephone number is (702) 461 6055. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company. The Company will survive the Merger and Merger Sub will cease to exist.
Parent is managed and majority owned by Eric Persson. Based on information provided to the Company by Parent, Eric Persson is also a Manager of, and holds the largest percentage membership interest in, Maverick Gaming. Maverick Gaming owns the Wendover Nugget Hotel & Casino and Red Garter Hotel & Casino in Wendover, Nevada, along with various other assets.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
The special meeting will be held at [•], Pacific Time, on [•], [•] at [•]. The purpose of the special meeting is to consider and vote on (i) the proposal to approve the Merger Agreement, (ii) the proposal to approve, on an advisory basis, certain compensation that will or may be paid or become payable to our named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”), and (iii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement (the “Adjournment Proposal”).
Who Can Vote at the Special Meeting
The holders of record of Company Shares as of the close of business on [record date], which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else’s name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. On the record date, there were [•] Company Shares outstanding held by approximately [•] holders of record.
Vote Required
The approval of the proposal to approve the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote. The approval on an advisory basis of the Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the Company Shares entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is present at the special meeting, then the approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Company Shares entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the Company’s stockholders entitled to vote at the special meeting, represented in person or by proxy at the special meeting, will have the power to adjourn the special meeting. Each Company Share is entitled to one vote. Failure to submit a proxy (by returning a properly executed proxy card or by telephone or the Internet) or to vote in person will have the same effect as a vote “AGAINST” the approval of the Merger Agreement.
Under stock exchange rules, brokers who hold shares in street name for customers have the authority to exercise investment discretion when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the approval of the Merger Agreement and approval of the Merger-Related Compensation Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” These broker non-votes will not be counted for quorum purposes, and will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement, but will have no effect on the Merger-Related Compensation Proposal or the Adjournment Proposal. Abstentions will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes “AGAINST” approval of the Merger Agreement. Abstentions will have no effect on the Merger-Related Compensation Proposal or the Adjournment Proposal.
The holders of a majority of the outstanding Company Shares entitled to vote as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting.
Adjournment and Postponement
Although it is not currently expected, the special meeting may be adjourned or postponed (to the extent permitted by law) for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made without prior notice (if the adjournment is not for more than 120 days and no new record date is set), if the new date, time, or place of the meeting is announced before adjournment of the special meeting.

If a quorum is present at the special meeting, then the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Company Shares entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the Company’s stockholders entitled to vote at the special meeting, represented in person or by proxy at the special meeting, will have the power to adjourn the special meeting. Any proxies received by the Company in which no voting instructions are provided on such proposal will be voted “FOR” the Adjournment Proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies in favor of the proposal to approve the Merger Agreement will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
Voting By Proxy
This proxy statement is being sent to you on behalf of the Board of Directors for the purpose of requesting that you allow your Company Shares to be represented at the special meeting by the persons named in the enclosed proxy card. All Company Shares represented at the special meeting by proxies submitted by properly executed proxy cards or by telephone or the Internet will be voted in accordance with the instructions indicated on that proxy. You can vote by telephone or the Internet by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or the Internet. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors. The Board of Directors, by unanimous vote, recommends a vote “FOR” approval of the Merger Agreement, “FOR” approval of the Merger-Related Compensation Proposal, and “FOR” approval of the Adjournment Proposal.
The persons in the proxy card will use their own judgment to determine how to vote your shares regarding any matters not described in this proxy statement that are properly presented at the special meeting. The Company does not know of any matter to be presented at the special meeting other than the proposal to approve the Merger Agreement, the Merger-Related Compensation Proposal, and the Adjournment Proposal.
You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.
If your Company Shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. If you do not instruct your broker to vote your shares, each uninstructed share will have the same effect as a vote “AGAINST” approval of the Merger Agreement, but will have no effect on the Merger-Related Compensation Proposal or the Adjournment Proposal.
The Company is furnishing this proxy statement to you in connection with the solicitation by the Board of Directors of the enclosed form of proxy card for the special meeting. The Company will bear the cost of such proxy solicitation. In addition to soliciting proxies by mail, directors, officers, and employees of the Company may solicit proxies personally and by telephone, email, or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names Company Shares beneficially owned by others to forward to such beneficial owners, and such persons representing beneficial owners of Company Shares may be reimbursed for their costs of forwarding solicitation materials to such beneficial owners.

THE MERGER
The discussion of the Merger in this proxy statement is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A. You should read the Merger Agreement carefully.
Background of the Merger
During the past several years, as part of our ongoing consideration and evaluation of the Company’s long-term prospects and strategies, the Board of Directors (the “Board of Directors”) and senior management of the Company have regularly and formally reviewed and assessed the Company’s business strategies, objectives, and key initiatives, including strategic opportunities and challenges, and have considered various strategic options potentially available to the Company. The strategic considerations have focused on, among other things, the business environment facing the Company and its industry as well as the Company’s business prospects.
From time to time, these strategic evaluations included consideration of potential business combination transactions and included discussions with potential strategic buyers, including four potential strategic buyers who signed non-disclosure agreements with the Company on March 21, 2017, April 6, 2017, July 7, 2017, and December 27, 2017, respectively, and engaged in due diligence. None of the four potential buyers made any offer to acquire the Company.
In January 2018, the Company was approached by and engaged in discussions with a potential buyer of the Company, with experience lending to gaming operations (referred to herein as “Bidder 1”). On February 12, 2018, Bidder 1 proposed to the Company that the parties enter into a transaction pursuant to which it would acquire the Company for a purchase price equal to $3.00 per share conditioned upon (x) the Company shutting down its South Dakota slot route business, and (y) the Company placing its Club Fortune Casino in trust pending its sale to a third party, which would avoid anticipated delays in obtaining the regulatory approvals that Bidder 1 would have otherwise been required to obtain. Bidder 1 requested a 60-day exclusivity period to complete its due diligence and negotiate definitive documentation with respect to the transaction with the Company.
Pursuant to an engagement agreement between the Company and Rossoff  & Company, LLC (“RCO”), dated February 14, 2018, the Board of Directors retained RCO as its financial advisor to assist it with its review of the Company’s strategic alternatives, including a possible sale of the Company to Bidder 1 or other third parties.
On February 13, 2018, the Company, through RCO, presented Bidder 1 a counter-offer, proposing a purchase price of  $3.15 per share for all of the outstanding Company Shares and outstanding options and 45-day exclusivity period.
On February 13, 2018, Bidder 1 agreed orally to acquire the Company at a purchase price of  $3.10 per share, and on February 14, 2018, Bidder 1 submitted a non-binding proposal to acquire 100% of the outstanding Company Shares (including shares underlying in-the-money stock options) at a per share price of  $3.10 (the “Bidder 1 LOI”), which it said was its best and final offer. The offer was subject to, among other things, (x) Club Fortune Casino being placed in trust pending its sale to a third party, (y) the termination of the Company’s South Dakota slot machine rout operations, and (z) completion of Bidder 1’s due diligence. The Bidder 1 LOI included a provision granting Bidder 1 a 60-day exclusivity period during which time Bidder 1 would complete its due diligence, the parties would negotiate definitive documentation providing for the transaction, and the Company would be prohibited from soliciting alternative proposals or engaging in discussions with third parties regarding such proposals.
The Board of Directors reviewed and discussed the Bidder 1’s proposal, discussed with RCO its preliminary financial analysis of the proposed transaction, and also discussed among themselves and with RCO the potential risks and benefits of pursuing a transaction with Bidder 1. Following such review and discussions, at a meeting of the Board of Directors on February 13, 2018, the Board of Directors, by unanimous vote, approved the proposal submitted by Bidder 1. The Company and Bidder 1 executed the Bidder 1 LOI on February 15, 2018.

On March 12, 2018, Bidder 1’s legal counsel sent the Company a draft merger agreement providing for the sale of the Company to Bidder 1. The Company, along with RCO and Hughes Hubbard & Reed LLP, the Company’s outside counsel, engaged in continued negotiations with Bidder 1 and its legal counsel, including multiple telephonic negotiations and exchanges of drafts of the proposed merger agreement and related documents from March 12, 2018 through May 22, 2018.
In March 2018, in connection with the possible transaction with Bidder 1, the Company commenced a process seeking possible buyers of Club Fortune Casino. Pursuant to an engagement agreement between the Company and RCO, dated March 20, 2018, the Board of Directors retained RCO to assist it with the possible sale of Club Fortune Casino, and at the direction of the Board of Directors, RCO commenced contacting potential parties that the RCO believed might be interested in a potential acquisition of Club Fortune Casino based on its professional judgment and knowledge of the marketplace and to make available certain confidential information concerning Club Fortune Casino and its potential sale to potential bidders once they had signed a customary non-disclosure agreement. This process resulted in the Company receiving bids from three bidders, including a bid from Truckee Gaming, LLC (“Truckee Gaming”) on April 8, 2018.
On April 13, 2018, in view of the continuing and ongoing discussions between the Company and Bidder 1 regarding a possible transaction, the parties agreed to extend the 60-day exclusivity period previously granted to Bidder 1 pursuant to the Bidder 1 LOI, which was scheduled to end on April 16, 2018, to May 31, 2018.
Following negotiations and discussions between the Company and the three bidders that provided bids to the Company related to the possible sale of Club Fortune Casino, under the direction of the Board of Directors, on April 30, 2018, the Company signed a letter of intent with Truckee Gaming providing for the sale of substantially all of the assets related to Club Fortune Casino to Truckee Gaming for $15.5 million, subject to certain adjustments. The letter of intent provided that the Company would not be required to complete the transaction if the closing of the sale of the Company to Bidder 1 was not consummated. Pursuant to the letter of intent, the Company agreed that it would not accept or entertain offers, negotiate, solicit interest, or otherwise enter into discussions with other parties for the purchase, lease, or disposition of Club Fortune Casino for a period of 45 days from the date of the letter of intent.
Also on April 30, 2018, a potential buyer of the Company (referred to herein as “Bidder 2”) sent an unsolicited letter to the Board of Directors proposing a merger of Bidder 2 with the Company. Bidder 2 offered to exchange shares of its common stock for all of the Company Shares at an exchange ratio of 0.65 share of Bidder 2 shares for each outstanding Company Share, with an implied price of  $2.10 per share based on Bidder 2’s share price at that time. The Company, through RCO, informed Bidder 2 that it was not in a position to discuss the proposal at that time.
At a meeting of the Board of Directors on May 1, 2018, the Board of Directors discussed and reviewed Bidder 2’s proposal. In light of the restrictions imposed by the Bidder 1 LOI on discussing a possible sale of the Company with other parties during the exclusivity period granted to Bidder 1, subject to Bidder 1’s approval, the Board authorized and instructed management of the Company to make a public announcement that the Company was engaged in exclusive discussions regarding the possible sale of the Company.
On May 2, 2018, the Company publicly announced that it was in exclusive discussions to sell the Company. The Chairman of the Board of Directors stated that there could be no assurance that a transaction would be consummated, and that the Company did not expect to provide further information or updates pending conclusion of the negotiations.
On May 3, 2018, Bidder 2 reiterated its initial proposal to acquire the Company in a stock for stock transaction in a letter that it sent to the Company.
Following discussions and negotiations with Michael J. Trucano, on May 8, 2018, the Company agreed in principal to sell its South Dakota route operation to Mr. Trucano for $400,000 in cash.
On May 22, 2018, Bidder 1 informed the Company that it had concluded its due diligence and had determined to not to move forward with a transaction with the Company and released the Company from its obligation to negotiate exclusively with Bidder 1 concerning the possible transaction.

At a meeting of the Board of Directors on May 22, 2018 (the “May 22 Board Meeting”), following the termination of the Bidder 1 LOI, the Board of Directors discussed whether to engage in a broad-based review of the strategic and financial alternatives available to the Company, including, a full range of strategic, operational and financial alternatives, which might include a sale or other transaction, in order to maximize stockholder value (the “Strategic Review Process”). Following that discussion, the Board of Directors unanimously approved the undertaking of the Strategic Review Process. The Board of Directors authorized RCO to contact Bidder 2 and inform it that it no longer was in exclusive discussions to sell the Company and invite Bidder 2 to participate in the Strategic Review Process. The Board of Directors also authorized and instructed RCO to commence contacting other potential parties that the directors, management, and RCO believed might be interested in a potential acquisition of the Company based on their professional judgment and knowledge of the marketplace and previous discussions, and to work with management to prepare a confidential information memorandum concerning the Company and a possible sale of the Company, to be provided to potential bidders once they had signed a customary non-disclosure agreement (the “Confidential Information Memorandum”).
On May 23, 2018, the Company finalized and entered into an Asset Purchase Agreement with Michael J. Trucano to sell its South Dakota route operation (the “SD Route Operation APA”), including all fixtures, equipment, trade names, and operating agreements used in connection with such business, but excluding all cash in excess of  $400,000, to Michael J. Trucano, for $400,000 in cash.
On May 23, 2018, following the execution of the SD Route Operation APA, the Company publicly announced that it was no longer in exclusive discussions to sell the Company and that the Board of Directors had initiated the Strategic Review Process. As part of the process, the Board of Directors stated that it would be considering a full range of strategic, operational, and financial alternatives, which might include a sale or other transaction. The Company cautioned that there could be no assurance that the Strategic Review Process would result in any transaction or strategic alternative, or any assurance as to its outcome or timing. The Company also announced that it had entered into the SD Route Operation APA and had agreed to sell its South Dakota route operation, including all fixtures, equipment, trade names, and operating agreements used in connection with such business, but excluding all cash in excess of  $400,000, to Michael J. Trucano for $400,000 in cash. It stated that this transaction was expected to close on June 30, 2018, subject to the approval of the South Dakota Commission on Gaming.
Throughout the period from May 23, 2018 to August 3, 2018, the Company continued to engage in the Strategic Review Process. RCO, at the direction of the Board of Directors, contacted on behalf of the Company 117 parties to ascertain their interest in a potential acquisition of the Company. Eight of these potential bidders (including Maverick Gaming and Bidder 2) negotiated and executed non-disclosures agreements with the Company in order to receive confidential information of the Company in connection with their evaluation of a potential acquisition. Seven of these bidders, including Maverick Gaming and Bidder 2, were given copies of the Confidential Information Memorandum and access to an electronic data room with certain other diligence materials regarding the Company.
On June 5, 2018, in connection with negotiations concerning the non-disclosure agreement between the Company and Bidder 2, Bidder 2 asked the Company to grant it exclusivity and agree not to engage in discussions with third parties regarding a possible transaction involving a sale of the Company for a period of 14 days. Upon instruction by the Board of Directors, the Company rejected this proposal and the Company subsequently entered into a non-disclosure agreement with Bidder 2 on June 8, 2018, which did not contain an exclusivity provision.
At a meeting of the Board of Directors on June 6, 2018 (“June 6 Board Meeting”), RCO reported to the Board of Directors that Truckee Gaming remained interested in acquiring Club Fortune Casino on the terms previously discussed with the Company. RCO noted that the purchase price under the terms previously discussed by the parties would ratchet downward as a result of Club Fortune Casino’s recent operating results and the formerly agreed upon EBITDA adjustment to the purchase price. The Board of Directors unanimously agreed that a sale of Club Fortune Casino at a favorable price to the Company would be in the best interests of the Company and would likely have a positive effect on the overall Strategic Review Process regardless of whether the Board of Directors ultimately determined to pursue a sale of the Company or to continue to pursue its current business plan, including a possible restructuring of the

Company, or otherwise. The Board of Directors instructed RCO to notify Truckee Gaming that the Company was prepared to move ahead with the sale of Club Fortune Casino on an expedited basis for $15 million with no upward or downward EBITDA adjustment.
At the June 6 Board Meeting, the Board of Directors also reviewed and discussed with RCO the report that RCO had prepared, at the request of the Board, and provided to the Board in advance of the June 6 Board Meeting, which set forth an analysis of the probable impact, including forecasted stock valuations, of a restructuring of the Company on a stand-alone-basis, assuming the disposition of Club Fortune Casino and the relocation of the Company’s headquarters to the State of Washington.
On June 8, 2018, following negotiations between the Company and Truckee Gaming between June 6, 2018 and June 10, 2018 and consultation with the members of the Board of Directors, the Company and Truckee Gaming, signed a non-binding letter of intent for the sale of Club Fortune Casino for a purchase price equal to $14.6 million, plus or minus net working capital, and plus or minus the amount by which cash transferred to Truckee Gaming would exceed or fall short of  $1.6 million.
The Company entered into non-disclosure agreements with three of its major stockholders (referred to herein as “Stockholder 1”, “Stockholder 2”, and “Stockholder 3”, respectively) on June 12, 2018, June 13, 2018, and June 19, 2018, respectively, in order to permit the Company to share with each of them certain confidential information concerning the Company, including information related to the Strategic Review Process.
Representatives of the Company and RCO engaged in discussions with representatives of Stockholder 1 on June 12, 2018, Stockholder 2 on June 12, 2018, and Stockholder 3 on June 19, 2018. Among other things, the Company discussed with each of them Bidder 1’s decision to cease to pursue a possible transaction with the Company and provided each of them with an update regarding the Strategic Review Process, including the possible sale of the Company, the possible sale of Club Fortune Casino, and the possible restructuring of the Company on a stand-alone-basis, including the possible relocation of the Company’s headquarters from Las Vegas, Nevada to the State of Washington.
On June 20, 2018, after being informed that any sale of the Company would exclude Club Fortune Casino, Maverick Gaming delivered a letter to the Company proposing to acquire all of the outstanding Company Shares for an aggregate cash purchase price of  $40 million (approximately $2.36 per share), subject to due diligence and negotiation and execution of a definitive agreement, and objecting to it being restricted from not making a bid for the entire Company, including Club Fortune Casino, and threatening to speak directly to the Company’s stockholders regarding a possible takeover of the Company and/or to make a takeover offer directly to the Company’s stockholders. In due course, the Company, through its legal counsel, responded to Maverick Gaming, through its legal counsel, and called to its attention its obligations under the non-disclosure agreement between the Company and Maverick Gaming, which included a six month standstill provision and restrictions on its use of confidential information provided by the Company or its representatives to Maverick Gaming and its representatives.
From June 8, 2018 through June 26, 2018, representatives of the Company and Truckee negotiated the terms of the proposed asset purchase agreement and the other definitive transaction documentation related to the proposed sale of the Club Fortune Casino.
At a meeting of the Board of Directors on June 25, 2018, following presentations by RCO and its legal counsel, the Board of Directors unanimously approved the sale of Club Fortune Casino on the terms and conditions set forth in the most recent draft of the asset purchase agreement that had been furnished to the Board of Directors in advance of the meeting.
On June 26, 2018, the Company entered into and publicly announced the signing of the Asset Purchase Agreement dated as of June 26, 2018, by and among Truckee Gaming, Nevada Gold & Casinos LV, LLC, and the Company, to sell Club Fortune Casino to Truckee Gaming for $14.6 million, subject to certain adjustments, including a working capital adjustment. The Company also announced that following the consummation of the sale of Club Fortune Casino, it intended to close its Las Vegas corporate office and move its corporate headquarters to its Washington State office in the Seattle, Washington area.
On June 30, 2018, the Company completed the sale of its South Dakota route operations to Michael J. Trucano in accordance with the terms of the SD Route Operation APA.

On July 11, 2018, the Company publicly announced that effective upon the closure of the Company’s Las Vegas corporate office and relocation of its headquarters to the Seattle Washington area, Victor Mena, Vice President of the Company’s Washington Operations, would succeed Michael Shaunnessy as President and Chief Executive Officer of the Company. Mr. Mena’s appointment was approved unanimously by the Board of Directors.
On July 19, 2018, Bidder 2 delivered a notice to the Company, in accordance with the advance notice provisions contained in the Company’s bylaws, as to the nomination by Bidder 2 of two nominees for election to the Board of Directors at the 2018 annual meeting of the stockholders of the Company, or any meeting of the stockholders held in lieu thereof, and any adjournments, postponements, reschedulings, or continuations thereof.
On July 23, 2018, representatives of the Company and RCO engaged in discussions with representatives of Stockholder 1, and on July 24, 2018, representatives of the Company and RCO engaged in separate discussions with representatives Stockholder 2 and with Stockholder 3. Representatives of the Company and RCO updated each of them on the status of the Strategic Review Process, including the possible sale of the Company, the offer made by Bidder 2, and discussions concerning a possible transaction with Maverick Gaming and/or Parent, and discussed with each of them the Company’s then current business strategy and possible restructuring of the Company on a stand-alone-basis in the event that the Board of Directors determined that it was not in the best interests of the Company, including its stockholders, to sell the Company at the present time.
On July 24, 2018, the Board of Directors instructed RCO to contact representatives of Bidder 2 and of Parent and Maverick Gaming and solicit from them their best and final proposals. The response from Bidder 2 was not considered adequate by the Board of Directors, while the response of Parent and Maverick Gaming was of interest, subject to the receipt from Parent of a letter of intent that addressed principal transaction terms and availability of financing.
On July 26, 2018, Parent delivered a non-binding letter of intent to the Board of Directors (the “Maverick Letter of Intent”), pursuant to which it proposed to acquire the outstanding shares of common of the Company for $2.50 per share, subject to certain minor adjustments. Included with the proposal was a “highly confidential letter” from Parent’s proposed debt financing source. The letter of intent included a proposed 60-day “no-shop” period during which time the Company would be prohibited from negotiating or entering into any agreement with another party involving the sale of the Company and the parties would use reasonable efforts to negotiate a definitive merger agreement and Parent and its financing sources would complete their due diligence.
At a meeting of the Board of Directors on August 3, 2018 (the “August 3 Board Meeting”), following a presentation by RCO in which it (i) reviewed with the Board of Directors, among other things, (x) the status of the Strategic Review Process and discussions to date with potential bidders for the Company, and (y) Parent’s offer as set forth in the Maverick Letter of Intent, and (ii) provided the members of the Board of Directors with certain information regarding Parent and its proposed financing of the possible transaction, as well as its evaluation of the offered consideration, and due consideration of other strategic and financial alternatives available to the Company, the Board of Directors unanimously approved and authorized the Company to execute the Maverick Letter of Intent and following such execution, to publicly announce that the Company was in exclusive discussion to sell the Company. The Board of Directors also instructed RCO and the Company’s legal counsel to commence negotiations of a definitive merger agreement with Parent.
Following the August 3 Board Meeting, the Company publicly announced that it was in exclusive discussions to sell the Company. The Chairman of the Board of Directors stated that there could be no assurance that a transaction would be consummated, and that the Company did not expect to provide further information or updates pending conclusion of the negotiations.
On August 7, 2018, representatives of the Company delivered an initial draft merger agreement providing for the transaction to representatives of Parent, and on August 23, 2018, representatives of Parent circulated a revised draft merger agreement to representatives of the Company.
On August 14, 2018, the Company entered into a non-disclosure agreement with one of its major stockholders (referred to herein as “Stockholder 4”), in order to allow the Company to share with

Stockholder 4 certain confidential information concerning the Company, including information related to the Strategic Review Process. On August 14, 2018, following execution of the non-disclosure agreement, representatives of the Company and RCO updated Stockholder 4 on the status of the Strategic Review Process, including the possible sale of the Company, and discussed the Company’s then current business strategy and the possible restructuring of the Company on a stand-alone-basis in the event that the Board of Directors determined that it was not in the best interests of the Company, including its stockholders, to sell the Company at the present time.
On August 28, 2018, representatives of the Company and Parent held a meeting by teleconference to discuss material open issues regarding the draft merger agreement. Among other things, the parties discussed and tentatively agreed upon the size of the termination fee to be payable under certain circumstances by the Company, and the size of the termination fee to be payable under certain circumstances by Parent, in the event of a termination of the merger agreement. The parties also discussed and negotiated, among other things, the conditions to closing, including the form of the legal opinion that Parent wanted to require the Company to deliver at the closing. On August 30, 2018, Hughes Hubbard circulated a revised draft of the merger agreement to representatives of Parent.
On September 5, 2018, representatives of the Company informed Stockholder 1, Stockholder 2, Stockholder 3, and Stockholder 4 in separate discussions of the highest and best offers received to date from Parent and Bidder 2 with respect to the possible sale of the Company. Each of them told the representatives of the Company that they were in favor of proceeding with a transaction with Parent on the terms outlined to each of them.
At a meeting of the Board of Directors on September 6, 2018 (the “September 6 Board Meeting”), RCO, the Company’s Vice President and Chief Regulatory & Compliance Officer, and Hughes Hubbard provided an update to the Board of Directors on the state of the documentation and the process of finalizing outstanding items with Parent related to the proposed sale of the Company to Parent. They reported that the parties were close to finalizing the merger agreement, but noted that the disclosure schedules to the merger agreement still needed to be completed and agreed upon, and that Parent needed to finalize the structure of its debt financing. They reviewed the terms of the proposed merger agreement, including, among other things, the merger consideration and possible minor adjustments thereto, the conditions to closing, the deal protection measures, and the termination rights and fees and the circumstances under which such fees may become payable. They noted that at the signing of the merger agreement, the parties would be entering into an escrow agreement pursuant to which Parent would be required to deposit $2 million in escrow, which would be applied satisfy Parent’s obligation to pay a reverse termination fee under certain circumstances. RCO discussed (i) the contents of the draft of the fairness opinion of RCO to be provided to the Board of Directors on the date of the merger agreement and a related presentation prepared by RCO for the Board of Directors, including the financial aspects of the draft merger agreement and certain financial analyses undertaken by RCO in connection with its draft fairness opinion. Throughout the September 6 Board Meeting, RCO and the Company’s legal advisors responded to questions from the Board of Directors regarding the proposed transaction, including, among other things, the financial analyses undertaken by RCO and the terms of the draft merger agreement.
From September 7, 2018 through September 17, 2018, representatives of the Company and Parent continued to negotiate the terms of the proposed merger agreement and circulate revised drafts and to finalize the disclosure schedules and the other definitive transaction documentation, including an escrow agreement, as well as the form of legal opinion to be delivered by the Company at closing, and Parent’s debt and equity commitment letters.
At a meeting of the Board of Directors on September 17, 2018 (the “September 17 Board Meeting”), RCO and its legal advisors updated the Board of Directors on developments since the September 6 Board Meeting, including finalization of the proposed merger documentation being presented to the Board of Directors for its consideration and approval. RCO reported that prior to the meeting Parent had delivered to the Company copies of signed debt and equity commitment letters, and RCO and legal counsel summarized the terms of such commitment letters. The Board of Directors discussed certain legal matters with its legal counsel and reviewed with them the terms of the proposed merger agreement and the other transaction documents. RCO discussed with the Board of Directors its financial analyses of the merger consideration, which had not changed since the September 6 Board Meeting, and rendered to the Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated September 18, 2018, to the effect that, as of such date and based upon and subject to various qualifications and assumptions set forth therein, the consideration to be received by the Company’s stockholders pursuant to the merger agreement was fair, from a financial point of view, to the Company’s stockholders (other than Parent, Merger Sub, and their respective affiliates). Throughout the September 17 Board Meeting, RCO and the Company’s legal advisors responded to questions from the Board of Directors regarding the proposed merger agreement and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company. Following additional discussion and deliberation, the Board of Directors unanimously (a) determined that the merger contemplated by the merger agreement was fair to and in the best interests of the Company, including the stockholders of the Company, (b) adopted resolutions approving and declaring the advisability of the merger agreement and the merger and other transactions contemplated by the merger agreement, including the escrow agreement to be entered into in connection therewith. Concurrently with the execution of the merger agreement, upon the terms and subject to the conditions set forth in the merger agreement, pursuant to Chapters 78 and 92A of the Nevada Revised Statutes, and (c) on the terms and subject to the conditions set forth in the merger agreement, resolved to recommend that the Company’s stockholders approve the merger agreement.
On September 18, 2018, (i) the Company, Parent, and Merger Sub executed the Merger Agreement, (ii) the Company, Parent, and Fidelity Title executed the Initial Escrow Agreement, (iii) Parent deposited $2 million into a segregated escrow account, to be held, released, or disposed of by Fidelity Title in accordance with the terms of the Initial Escrow Agreement, and (iv) Parent delivered to the Company copies of executed financing commitments that had been delivered to Parent. Thereafter, on such date, the Company issued a press release announcing the execution of the Merger Agreement. That day, the Company also filed with the SEC a Current Report on Form 8-K relating thereto and including the Merger Agreement as an exhibit.
On November 29, 2018, in order to facilitate and avoid delays associated with obtaining the approvals of the Washington State Gambling Commission required in order to consummate the Merger, (a) the Company and Parent entered into the Securities Purchase Agreement, and pursuant to and in accordance with the terms thereof, the Company issued and sold to Parent the Parent Shares for the Share Purchase Price, (b) the Company, Parent, and the Escrow Agent entered into the Securities Escrow Agreement, pursuant to which all of the Parent Shares were deposited in a segregated escrow account, to be held, released, or disposed of by the Escrow Agent in accordance with the terms of the Securities Escrow Agreement and the Securities Purchase Agreement and Merger Agreement, and (c) the Company, Parent, and Merger Sub entered into Amendment No. 1 to Agreement and Plan of Merger dated as of November 29, 2018, by and among the Company, Parent, and Merger Sub (“Amendment No. 1”). Thereafter, on such date, the Company filed with the SEC a Current Report on Form 8-K relating to the foregoing and including the Securities Purchase Agreement, the Securities Escrow Agreement, and Amendment No. 1, as exhibits. The Board of Directors unanimously approved the Company entering into the Securities Purchase Agreement, the Securities Escrow Agreement, and Amendment No. 1, and consummating the transactions contemplated thereby, prior to their execution by the parties thereto. See “Securities Purchase Agreement and Escrow Deposit”.
Reasons for the Merger
The Board of Directors sought and received input from senior management and advice from the Company’s financial and legal advisors and considered a number of factors in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, and to recommend that the Company’s stockholders vote “FOR” the approval of the Merger Agreement. These factors included, without limitation, the following:
•
The value of the Merger Consideration relative to the prospects of the Company’s business plan as an independent company in the context of the Board of Directors’ assessment of the Company’s business, operations, financial position, personnel, competitive positioning, and prospects, and recent industry trends and developments and broader economic and commercial trends affecting the Company’s business and financial results.

•
The presentations to the Board of Directors made by RCO, the Company’s financial advisor in connection with the Strategic Review Process, and RCO’s oral opinion (confirmed by delivery of a written opinion dated September 18, 2018) to the Board of Directors to the effect that, as of that date and based upon and subject to various qualifications and assumptions set forth therein, the consideration to be received by the Company’s stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Company’s stockholders (other than Parent, Merger Sub, and their respective affiliates), as more fully described in “Opinion of the Company’s Financial Advisor” (the full text of the written opinion of RCO is attached as Appendix D to this proxy statement).

•
The Strategic Review Process (during which 117 potential bidders, including both potential strategic and financial bidders, were contacted by RCO), including the fact that the Company publicly disclosed the Strategic Review Process by press release on May 23, 2018, entered into non-disclosure agreements with and provided confidential information to eight parties in connection with the potential acquisition of the Company.

•
The financial aspects and other terms of the final offer received from Parent.

•
Business considerations including the short-term and long-term risks and uncertainties of pursuing other strategic options available to the Company, including remaining independent and continuing to implement the Company’s business plan or pursuing other strategic alternatives.

•
The Company’s business, current financial condition and results of operations, and future prospects as a stand-alone public entity, including consideration of the risks and uncertainties with respect to (i) achieving the Company’s growth targets in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. economy generally and the gaming industry specifically, (ii) general stock market conditions and volatility, including the performance of broad-based stock market indices and exchanges, (iii) governmental regulations affecting the gaming industry, including regulations of labor and employment (including Washington State’s recent minimum wage increase) and Washington State’s lack of limitations on card room licenses, and (v) the “risk factors” set forth in our Form 10-K for the fiscal year ended April 30, 2018.

•
The relationship of the Merger Consideration to the historical market prices of the Company Shares.

•
The Board of Directors’ judgment, in light of, among other things, the Strategic Review Process, prior negotiations with potential bidders, and the arms-length negotiations with Parent, that the Merger represented the best transaction reasonably available to the Company, including its stockholders.

•
The fact that the Merger Consideration is all cash, which provides certainty of value and immediate liquidity to the Company’s stockholders, treats all of the Company’s stockholders on the same basis, and avoids potential long-term business and execution related risks.

•
The absence of any financing condition or due diligence condition to completion of the Merger.

•
The fact that Parent received an executed debt financing commitment letter from a financing party with significant experience in similar lending transactions, and the fact that Eric Persson provided an equity financing commitment letter to fund, or cause to be funded, $6 million of equity financing.

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The expectation that the conditions to funding set forth in the debt and equity financing commitment letters will be timely met and the financings will be provided in a timely manner, and the obligation of Parent and Merger Sub to use commercially reasonable best efforts to consummate and obtain the proceeds of the financings.

•
The fact that the Merger Agreement, subject to specified limitations and requirements, allows the Board of Directors to furnish information to and conduct negotiations with third parties making unsolicited bids under certain circumstances. See “The Merger Agreement — No Solicitation of Alternative Proposals”.

•
The fact that the Merger Agreement, subject to specified limitations and requirements (including payment by the Company of a termination fee), allows the Board of Directors to terminate the Merger Agreement in order to accept a superior proposal, and the size of the termination fee (which, in the case of a termination by the Company to accept a superior proposal (other than a superior proposal from one of the parties that had entered into a confidentiality agreement with the Company in connection with the Strategic Review Process) would be $1,720,000. See “The Merger Agreement — No Solicitation of Alternative Proposals”, “The Merger Agreement —  Termination”, and No Solicitation of Alternative Proposals”, and “The Merger Agreement — Termination Fees”.

•
The fact that the Merger Agreement, subject to specified limitations and requirements (including payment by the Company of the applicable foregoing termination fee), allows the Board of Directors to change its recommendation that the Company’s stockholders vote in favor of the approval of the Merger Agreement. See “The Merger Agreement — No Solicitation of Alternative Proposals”, “The Merger Agreement — Termination”, No Solicitation of Alternative Proposals”, and “The Merger Agreement — Termination Fees”.

•
Inclusion in the Merger Agreement of a provision obligating Parent and Merger Sub to pay a termination fee to the Company if the Merger Agreement is terminated by the Company under certain conditions, and the size of the termination fee, which is $2 million. See “The Merger Agreement — Termination” and “Merger Agreement — “Termination Fees”.

•
The fact that Parent has deposited 890,390 Company Shares into a segregated escrow account to secure its obligation under the Merger Agreement to pay the termination fee payable to the Company in certain circumstances. See “Securities Purchase Agreement and the Escrow Deposit”.

•
The Board of Directors’ understanding that the termination fees payable to Parent under the Merger Agreement, and the circumstances under which it is payable, are reasonable in light of the benefits of the Merger, the Strategic Review Process conducted by the Company, the overall terms of the Merger Agreement (including the Merger Consideration), and commercial practice.

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The fact that Parent and Merger Sub generally would be obligated to close the Merger notwithstanding any breaches of the Company’s representations and warranties, unless those breaches would result in a Company Material Adverse Effect (as defined in “The Merger Agreement — Representations and Warranties”).

•
The other terms of the Merger Agreement, including the conditions to closing the Merger. See “The Merger Agreement — Conditions to the Merger”.

The Board of Directors also took into account a number of risks and countervailing factors relating to the Merger Agreement and the proposed Merger, including, without limitation, the following:
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The Company would no longer exist as an independent company and its stockholders would no longer participate in its future earnings and growth, if any, as an independent company, and will cease to benefit from any increases in the value of the Company Shares.

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There can be no assurance that all conditions to the parties’ obligations to complete the Merger would be satisfied and, as a result, it is possible that the Merger would not be completed even if the Merger Agreement is approved by the Company’s stockholders.

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The risk that the Merger would not occur if Parent does not obtain the requisite financing notwithstanding the absence of a financing condition to the Merger Agreement (but in such case, if certain requirements were met, the Company would be entitled to a termination fee of $2 million).

•
If the Merger is not completed, the Company may incur significant risks and costs, including the possibility of negative effects on the market price of the Company Shares, disruption to its operations, diversion of management and employee attention, employee attrition, and potentially negative effects on business and customer relationships.

•
The possibility that the payment to Parent of the termination fee of  $1,720,000 upon the Company’s acceptance of a superior proposal could discourage other potential bidders from making a competing bid to acquire the Company.

•
If the Merger is not completed and the Merger Agreement is terminated, the Company may be required to pay its own fees and expenses associated with the Merger Agreement and the transactions contemplated thereby, including the Merger, and, depending on the circumstances of termination, to pay to Parent the foregoing termination fee and/or to reimburse certain expenses of up to $300,000 incurred by Parent and Merger Sub. See “The Merger Agreement —  Termination Fees”.

•
The interests of the Company’s directors and executive officers in the Merger. See “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.

•
The other potential strategic alternatives available to the Company, some of which could result in a more successful and valuable company.

•
The possible diversion of management focus and resources from other potential strategic opportunities and from operational matters while working to implement the Merger, and possible management and employee disruption associated with the Merger.

•
The gain (if any) upon the receipt of cash in exchange for Company Shares arising from the Merger will be taxable to tax-paying stockholders for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences”.

The foregoing discussion of the information and factors considered by the Board of Directors is not exhaustive. In view of the variety of factors, both positive and negative, considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, nor did it attempt to, quantify, rank, or otherwise seek to assign relative or specific weight or values to any of these factors, nor did the Board of Directors evaluate whether these factors were of equal importance. Rather, the Board of Directors viewed its determinations as being based on the judgment of its members, in light of the totality of the information considered, including the knowledge of such directors of the Company’s business, financial condition, and prospects and the advice of its financial advisor and legal counsel. In considering the factors described above, individual directors may have given different weights to different factors and may have applied different analyses to each of the material factors considered by the Board of Directors.
Recommendation of the Board of Directors
After careful consideration, the Board of Directors by unanimous vote:
•
has determined that the Merger is fair to and in the best interests of the Company, including the Company’s stockholders;

•
has determined that the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement is advisable;

•
has approved the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement;

•
recommends that the Company’s stockholders vote “FOR” the approval of the Merger Agreement;

•
recommends that the Company’s stockholders vote “FOR” the approval of the Merger-Related Compensation Proposal; and

•
recommends that the Company stockholders vote “FOR” the approval of the Adjournment Proposal.

Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the Board of Directors with respect to the proposal to approve the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests, to the extent material, are described below. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger. Nothing in this proxy statement should be interpreted as providing any executive officer or director of the Company with an entitlement to any payments or other benefits in excess of the payments or other benefits to which he or she would otherwise be entitled in connection with the Merger pursuant to the terms of these arrangements. The Company’s current named executive officers are Michael P. Shaunnessy (Chief Executive Officer), James D. Meier (Vice President, CFO and Secretary), and Victor H. Mena (Vice President of Washington Operations). Each were named executive officers in the Company’s most recent annual proxy statement. The Company’s one other executive officer is Ernest E. East (Vice President, General Counsel and Compliance Officer).
Treatment of Company Equity Awards
Stock Options.   At the Effective Time, each outstanding Company option (whether vested or unvested) held by an executive officer or non-employee director will be cancelled and, in exchange therefor, converted into the right to receive an amount in cash, if any, equal to the product of  (i) the number of Company Shares issuable upon the exercise of the Company option, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company option (subject to applicable withholdings), with such amount payable promptly following the Effective Time. Any Company option which has an exercise price per share that is greater than or equal to the per share Merger Consideration will be cancelled at the Effective Time for no consideration or payment.
Restricted Shares.   At the Effective Time, each Company restricted share held by an executive officer or non-employee director that is outstanding and unvested shall automatically and without any required action on the part of the holder thereof, be fully vested and free of any restrictions, and, by virtue of the Merger, each Company restricted share shall be treated as a Company share for purposes of the Merger Agreement, including the right to receive the Merger Consideration.
For an estimate of the amounts that would become payable to each of the Company’s executive officers in settlement of his or her equity awards, see the section entitled “— Golden Parachute Compensation”.
Executive Officer Employment Agreements
The Company has employment agreements with each of Messers. Shaunnessey, Meier, Mena, and East. Those agreements provide for severance benefits following a qualifying termination of employment, which are described in further detail below.
If during the term of Mr. Shaunnessy’s employment the Company terminates Mr. Shaunnessy without “cause” (as defined in his employment agreement), Mr. Shaunnessy will be entitled to payment of  (i) his annual base salary for twelve months, paid in installments, (ii) a pro-rata performance bonus, and (iii) accrued but unused vacation as of the date of termination. If Mr. Shaunnessy timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), the Company will reimburse Mr. Shaunnessy monthly for the COBRA premiums for such coverage for twelve months from the date of termination (the “Continuation Benefit”). Mr. Shaunnessy may terminate his employment with the Company within 30 days of a “change of control” (as defined in his employment agreement), in which case, Mr. Shaunnessy will be entitled to a lump sum amount equal to (i) twelve months annual salary, (ii) a pro rata annual bonus, and (iii) accrued but unused vacation as of the date of termination. Mr. Shaunnessy will also be entitled to the Continuation Benefit described above. Mr. Shaunnessy must give notice of his intent to terminate his employment within thirty days of the date of the change of control. The Merger will be a change of control for purposes of his employment agreement. According to the terms of his employment agreement, in the event of a termination without “cause” or a termination by executive within thirty days of a change of control, all of his unvested options will vest. For purposes of calculating any pro-rata performance bonus, the Company will apply the same percentage of annual base salary applied to the performance bonus paid in the fiscal year proceeding the fiscal year during which the termination became effective, pro-rated for the portion of the fiscal year that transpired prior to the termination. Mr. Shaunnessy is subject to a restriction with respect to (i) non-solicitation of Company management employees for one year following his termination for any reason, and (ii) non-competition with the Company (solely with respect to a voluntary termination or termination with “cause”).
If during the term of Mr. Meier’s employment the Company terminates Mr. Meier without “cause” (as defined in his employment agreement), Mr. Meier will be entitled to payment of  (i) his annual base salary for twelve months, paid in installments, (ii) a pro-rata annual bonus, and (iii) accrued but unused vacation as of the date of termination. If Mr. Meier timely elects continuation coverage pursuant to COBRA, the Company will provide Mr. Meier with the Continuation Benefits described above for 12 months following the date of termination. Mr. Meier may terminate his employment with the Company within 30 days of a “change of control” (as defined in his employment agreement), in which case, Mr. Meier will be entitled to a lump sum amount equal to (i) twelve months annual salary, (ii) a pro rata annual bonus, and (iii) accrued but unused vacation as of the date of termination. Mr. Meier will also be entitled to the Continuation Benefit described above. Mr. Meier must give notice of his intent to terminate his employment within thirty days of the date of the change of control. The Merger will be a change of control for purposes of his employment agreement. According to the terms of his employment agreement, in the event of a termination without “cause” or a termination by executive within thirty days of a change of control, all of his unvested options will vest. For purposes of calculating any pro-rata performance bonus, the Company will apply the same percentage of annual base salary applied to the performance bonus paid in the fiscal year proceeding the fiscal year during which the termination became effective, pro-rated for the portion of the fiscal year that transpired prior to the termination. Mr. Meier is subject to a restriction with respect to (i) non-solicitation of Company management employees for one year following his termination for any reason, and (ii) non-competition with the Company (solely with respect to a voluntary termination or termination with “cause”).
If during the term of Mr. Mena’s employment the Company terminates Mr. Mena without “cause” (as defined in his employment agreement), Mr. Mena will be entitled to payment of  (i) his annual base salary for twelve months, paid in installments, (ii) a pro-rata annual bonus, and (iii) accrued but unused vacation as of the date of termination. If Mr. Mena timely elects continuation coverage pursuant to COBRA, the Company will provide Mr. Mena with the Continuation Benefit described above for 12 months following the date of termination. Mr. Mena may terminate his employment with the Company within 30 days of a “change of control” (as defined in his employment agreement), in which case, Mr. Mena will be entitled to a lump sum amount equal to (i) twelve months annual salary, (ii) a pro rata annual bonus, and (iii) accrued but unused vacation as of the date of termination. Mr. Mena will also be entitled to the Continuation Benefit described above. Mr. Mena must give notice of his intent to terminate his employment within thirty days of the date of the change of control. The Merger will be a change in control for purposes of his employment agreement. According to the terms of his employment agreement, in the event of a termination without “cause” or a termination by executive within thirty days of a change in control, all of his unvested options will vest. For purposes of calculating any pro-rata performance bonus, the Company will apply the same percentage of annual base salary applied to the performance bonus paid in the fiscal year proceeding the fiscal year during which the termination became effective, pro-rated for the portion of the fiscal year that transpired prior to the termination. Mr. Mena is subject to a restriction with respect to (i) non-solicitation of Company management employees for one year following his termination for any reason, and (ii) non-competition with the Company (solely with respect to a voluntary termination or termination with “cause”).
If during the term of Mr. East’s employment the Company terminates Mr. East without “cause” (as defined in his employment agreement), Mr. East will be entitled to payment of  (i) his annual base salary for twelve months, paid in installments, (ii) a pro-rata annual bonus, and (iii) accrued but unused vacation as of the date of termination. If Mr. East timely elects continuation coverage pursuant to COBRA, the Company will provide Mr. East with the Continuation Benefit described above for 12 months following the date of termination. Mr. East may terminate his employment with the Company within 30 days of a “change of control” (as defined in his employment agreement), in which case, Mr. East will be entitled to a lump sum amount equal to (i) twelve months annual salary, (ii) a pro rata annual bonus, and (iii) accrued but unused vacation as of the date of termination. Mr. East will also be entitled to the Continuation Benefit described above. Mr. East must give notice of his intent to terminate his employment within thirty days of the date of the change of control. The Merger will be a change in control for purposes of his employment agreement. According to the terms of his employment agreement, in the event of a termination without “cause” or a termination by executive within thirty days of a change in control, all of his unvested options will vest. For purposes of calculating any pro-rata performance bonus, the Company will apply the same percentage of annual base salary applied to the performance bonus paid in the fiscal year proceeding the fiscal year during which the termination became effective, pro-rated for the portion of the fiscal year that transpired prior to the termination. Mr. East is subject to a restriction with respect to (i) non-solicitation of Company management employees for one year following his termination for any reason, and (ii) non-competition with the Company (solely with respect to a voluntary termination or termination with “cause”).
For an estimate of the amounts that would become payable to the Company’s executive officers upon a qualifying termination of employment immediately following consummation of the Merger, see “— Golden Parachute Compensation”.
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company, as well as the Company’s one other executive officer, that is based on or otherwise relates to the Merger and that will or may become payable to each such named executive officer and such other executive officer at the Effective Time or on a qualifying termination of employment in connection with the Merger. The “named executive officers” are the individuals listed as such in the Company’s most recent annual proxy statement.
The estimated potential payments in the table below are based on (i) per share Merger Consideration of $2.50, unless otherwise noted; (ii) base salary, target bonus levels, and equity award holdings as of October 31, 2018; (iii) the Merger closing on January 7, 2019 (the assumed date of the closing of the Merger solely for purposes of this golden parachute compensation disclosure); and (iv) a termination of each executive officer by the Company without “cause” or by the executive within thirty days following the consummation of the Merger. Depending on when the Merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company, independent of the Merger. The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the Merger. As a result, the actual amounts, if any, to be received by an executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.
Golden Parachute Compensation
Executive Officer	Cash ($)(1)	Unvested Equity (Single Trigger) ($)(2)	Vested Equity (Single Trigger) ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
Michael P. Shaunnessy	$341,285	$30,000	$463,000	$17,472	$851,757
James D. Meier	$257,628	$25,000	$127,000	$17,472	$427,100
Victor H. Mena	$257,628	$20,000	$124,250	$17,472	$419,350
Ernest E. East	$252,962	$20,000	$133,100	$17,472	$423,534

(1)
The amounts in this column reflect the cash severance payments payable to each of Messrs. Shaunnessy, Meier, Mena, and East in the event of a qualifying termination of employment. Pursuant to the terms of our employment agreements with each of Messers. Shaunnessy, Meier, Mena, and East the amount represents double-trigger cash severance equal to the sum of  (i) annual base salary, (ii) pro rata performance bonus for the year of his termination, and (iii) accrued but unused vacation as of October 31, 2018. The date chosen to calculate accrued vacation was chosen solely for purposes of calculating cash severance amounts for this proxy statement. The actual amount paid for accrued vacation will vary depending on the date of termination and the amount of vacation taken, if any, between the date listed above and the actual termination date. The section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger”, provides more information on the payment of cash severance to each of the executive officers, including whether such amount will be paid in lump sum or in installment payments. We use the term “single-trigger” to refer to vesting or payment events that will occur solely as a result of the consummation of the Merger. We use the term “double-trigger” to refer to vesting or payment events that will occur as a result of the occurrence of both the consummation of the Merger and the relevant individual subsequently experiencing a qualifying termination of employment.
(2)
This single trigger payment represents the value of all unvested Company restricted shares that will be fully vested and free of any restrictions, and, by virtue of the Merger, each Company restricted share shall be treated as a Company share for purposes of the Merger Agreement, including the right to receive Merger Consideration.

Executive Officer	Unvested Restricted Shares (Single Trigger) (#)	Unvested Restricted Shares (Single Trigger) ($)
Michael P. Shaunnessy	12,000	$30,000
James D. Meier	10,000	$25,000
Victor H. Mena	8,000	$20,000
Ernest E. East	8,000	$20,000
(3)
This single trigger payment represents the value of all vested Company options that will be cancelled and converted into the right to receive an amount in cash, if any, equal to the product of  (1) the number of Company Shares issuable upon the exercise of the Company option, multiplied by (2) the excess, if any, of the Merger consideration over the exercise price of such Company option.

Executive Officer	Vested Options (Single Trigger) (#)	Vested Options (Single Trigger) ($)
Michael P. Shaunnessy	300,000	$463,000
James D. Meier	100,000	$127,000
Victor H. Mena	95,000	$124,250
Ernest E. East	100,000	$133,100
(4)
This double trigger payment represents the value of the medical plan premiums required for COBRA continuation coverage for each of the executive officers and his eligible dependents for one year following termination. These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost and incremental costs for the portion of the premiums that the Company pays. The estimated amounts are given because of certain Health Insurance Portability and Accountability Act of 1996 (HIPAA) privacy regulations and are expected to be close to the true rate for each individual.

Indemnification and Insurance
The Merger Agreement provides that, after the Effective Time, to the fullest extent permitted by applicable law, Parent will cause the surviving corporation to honor all of all rights to indemnification, advancement of expenses and exculpation now existing in favor of each person who is, or has been, or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (each an “Indemnified Party”) provided in the Company’s articles of incorporation and bylaws, in each case, as in effect on September 18, 2018, including provisions relating to the advancement of expenses incurred in the defense of any action, suit, or proceeding, or as permitted under applicable law, for a period of not less than six years after the Effective Time.
The Merger Agreement also provides that for six years following the Effective Time, to the fullest extent permitted under applicable law, the surviving corporation shall indemnify, defend, and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments, and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by the Merger Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments, and fines as such expenses are incurred, subject to the surviving corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable law; provided, however, that Parent and the surviving corporation will not be liable for any settlement effected without the surviving corporation’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).
In addition to the surviving corporation’s indemnification obligations described above, prior to the Effective Time, Parent is required to, or to cause the surviving corporation to, purchase a “tail” officers’ and directors’ liability insurance policy, which by its terms will survive the Merger and shall provide each Indemnified Party with coverage for not less than six years following the Effective Time with at least the same coverage and amounts and containing terms and conditions no less favorable to the Indemnified Parties than the terms of the directors’ and officers’ liability insurance policy currently maintained by the Company in respect of actions or omissions of such officers and directors prior to the Effective Time in their capacities as such; provided, however, that in no event will Parent or the surviving corporation be required to expend more than 300% of the current annual premium paid by the Company for such policy to purchase the “tail” policy”; provided, further, however, that if the amount of the annual premiums necessary to procure such insurance coverage exceeds such amount, Parent is required to spend up to such amount to purchase such lesser coverage as may be obtained with such amount.

FINANCING
The Merger is not conditioned upon the receipt of financing by Parent or Merger Sub. Parent and Merger Sub have obtained debt and equity financing commitments, the proceeds of which, together with other commitments obtained by Parent, will be sufficient to fund the Merger Consideration and other amounts required to be paid pursuant to Article III of the Merger Agreement and to pay all related fees and expenses required to be paid by Parent in connection with the Merger and the related debt and equity financings.
The Debt Commitment Letter
In connection with the execution and delivery of the Merger Agreement, Parent entered into a debt commitment letter dated September 17, 2018 with Nevada State Bank, pursuant which Nevada State Bank committed to provide a $29 million secured term loan facility, subject to the terms and conditions set forth therein. On November 28, 2018, Parent and Maverick Gaming obtained a new debt commitment letter (the “Debt Commitment Letter”) from HG Vora Special Opportunities Master Fund, Ltd. for alternative financing in replacement of the financing contemplated by the debt commitment letter from Nevada State Bank, which provides for a $68 million secured term loan facility, including at least $29 million to be used solely to fund a portion of the Merger Consideration and related expenses (the “Debt Financing”), to be provided by HG Vora Special Opportunities Master Fund, Ltd. or one of its affiliates (“Lender”), subject to the terms and conditions set forth in the Debt Commitment Letter. This commitment is subject to certain conditions specified therein, including (i) the accuracy of the representations and warranties in the Merger Agreement relating to the Company and its subsidiaries and the Merger itself, and the satisfaction (without waiver) of all conditions precedent to the consummation of the Merger set forth in the Merger Agreement, in each case, to the extent that Parent has the right to terminate its obligations under the Merger Agreement or to decline to consummate the Merger (regardless of whether it exercises any such right) as a result of such inaccurate representation or failure of a condition precedent, as applicable, (ii) the execution of definitive loan documentation by an entity to be formed that will wholly own Parent and Maverick Gaming (“Borrower”) and the applicable guarantors, including Maverick Gaming, Parent and Borrower’s other direct and indirect United States subsidiaries, in form and substance satisfactory to Lender, (iii) the execution of definitive acquisition documentation relating to Lender’s acquisition of 9.9% of the outstanding equity in Borrower, (iv) the granting by Borrower and Parent, Maverick Gaming and each of the other applicable guarantors of perfected first priority security interests in the collateral described in the Debt Commitment Letter, (v) the absence of any material adverse change from the date of the Debt Commitment Letter in the loan market or the financial markets in general, (vi) the execution and delivery of non-compete agreements from certain senior personnel, in form and substance satisfactory to Lender, (vii) Parent and Merger Sub having not consented to any waivers to any closing conditions or amendments to the Merger Agreement except as Lender shall deem satisfactory, (ix) the consummation of the Merger substantially concurrently with the borrowings under the Debt Financing, (x) Borrower being the sole direct or indirect owner of Wendover Nugget Hotel & Casino and the Red Garter Hotel & Casino in Wendover, Nevada and, upon the closing of the Merger, the Washington card rooms that are owned by the Company and its subsidiaries, and (xi) other customary conditions precedent.
The Equity Commitment Letter
Parent has received an equity commitment letter, dated September 17, 2018 (the “Equity Commitment Letter”), from Eric Persson. Pursuant to the Equity Commitment Letter, Eric Persson, subject to the terms and conditions set forth therein, has agreed to purchase, or cause to be purchased, $1.5 million of the equity interests of Parent, and to cause certain other investors to purchase, or cause to be purchased, $5.5 million of the equity interests of Parent (the “Equity Financing”), solely for the purpose of allowing Parent to fund pursuant to and in accordance with the Merger Agreement, together with the Debt Financing, the aggregate Merger Consideration and related expenses. The obligation of Eric Persson and each such other investor to purchase, or cause the purchase of, such equity interests is subject to (i) the execution and delivery of the Merger Agreement by the Company; (ii) the satisfaction or waiver by Purchaser of each of the conditions precedent to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in the Merger Agreement (other than conditions precedent that by their nature are to be satisfied at the closing of the Merger, provided that such conditions would reasonably be expected to be satisfied at the closing); (iii) the availability of the Debt Financing on the terms and conditions described in the Debt Commitment Letter, as amended or replaced in accordance with the Merger Agreement, and the satisfaction of all of the conditions precedent to the funding of the Debt Financing (other than conditions precedent that by their nature are to be satisfied at the closing of the Debt Financing, provided that such conditions would reasonably be expected to be satisfied at such closing); and (iv) the substantially simultaneous consummation of the closing of the Merger in accordance with the terms of the Merger Agreement.

SECURITIES PURCHASE AGREEMENT AND ESCROW DEPOSIT
Concurrently with the signing of the Merger Agreement, on September 18, 2018, Parent deposited $2 million in escrow, pursuant to the Escrow Agreement dated as of September 18, 2018 (the “Initial Escrow Agreement”), by and among the Company, Parent, and Fidelity National Title Agency of Nevada, Inc., a Nevada corporation dba Fidelity National Title Group, as escrow agent, to secure Parent’s obligation to pay a termination fee of  $2 million to the Company upon the termination of the Merger Agreement in certain circumstances.
On November 29, 2018, in order to facilitate and avoid delays associated with obtaining the approvals of the Washington State Gambling Commission required in order to consummate the Merger, the Company and Parent entered into a Securities Purchase Agreement dated as of November 29, 2018 (as amended from time to time, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, on November 29, 2018, the Company issued and sold to Parent 890,390 Company Shares (the “Parent Shares”), representing 5.0% of the outstanding Company Shares (based on the number of outstanding Company Shares on November 29, 2018, after giving effect to the issuance and sale of the Parent Shares), in a private placement, for $2.42 per share, the closing market price for Company Shares on the last trading day prior to the issuance and sale of the Parent Shares to Parent (and for an aggregate purchase price of  $2,154,743.80 (the “Share Purchase Price”)).
Pursuant to the terms of the Securities Purchase Agreement, Parent has agreed not to sell, assign, dispose of, exchange, pledge, encumber, or otherwise transfer any of the Parent Shares, or any interest therein, except to the Company as described below, and with respect to all matters presented to the Company’s stockholders, Parent has agreed to vote all of the Parent Shares in the same manner and in the same proportion (rounded to the nearest whole share) as Company Shares that are not held by Parent are voted. The Securities Purchase Agreement also contains representations, warranties, and other provisions customary for transactions of this nature.
A portion of the Share Purchase Price was funded by the release of all funds held in escrow ($2,001,085.03) pursuant to the Initial Escrow Agreement. The remaining portion of the Purchase Price ($153,658.77) was paid in cash by Parent (the “Cash Payment”).
In connection with the Securities Purchase Agreement, (i) the Company, Parent, and Mutual of Omaha Bank (the “Escrow Agent”) entered into the Escrow Agreement dated as of November 29, 2018 (as amended from time to time, the “Securities Escrow Agreement”), and (ii) all of the Parent Shares were deposited with the Escrow Agent into a segregated escrow account to secure Parent’s obligations to pay a termination fee of  $2 million to the Company upon the termination of the Merger Agreement in certain circumstances. Such obligation was formerly secured by the funds held in escrow under the Initial Escrow Agreement that were used to pay portion of the Purchase Price for the Parent Shares as described above.
If the Merger is consummated, the Parent Shares will be released to Parent and, like any other Company Shares owned by Parent, will be cancelled and will cease to exist, without any conversion thereof and no payment or distribution will be made with respect thereto pursuant to the Merger Agreement. In the event that the Merger Agreement is terminated prior to the consummation of the Merger under circumstances in which Parent is required to pay a termination fee of  $2 million to the Company, as promptly as practicable (and in any event within two business days) following the date giving rise to the obligation of Parent to pay such fee, (a) Parent will forfeit all of the Parent Shares and they will be released from escrow and delivered to the Company in satisfaction of such fee, and (b) the Company will pay to Parent an amount equal to the Cash Payment. In the event the Merger Agreement is terminated prior to the consummation of the Merger under circumstances in which Parent is not required to pay a termination fee of  $2 million to the Company, as promptly as practicable (and in any event within two business days) following such termination of the Merger Agreement, the Company will be required to purchase all of the Parent Shares from Parent for an amount equal to the Share Purchase Price, and the Parent Shares will be released from escrow and delivered to the Company. See “The Merger Agreement — Termination Fees”.

In connection with the Securities Purchase Agreement, on November 29, 2018, the Company, Parent, and Merger Sub entered into Amendment No. 1 to Agreement and Plan of Merger dated as of November 29, 2018 (“Amendment No. 1”) to, among other things, amend certain representations, warranties, and covenants set forth in the Merger Agreement so as to permit the Company to enter into the Securities Purchase Agreement and consummate the transactions contemplated thereby, including the issuance and sale of the Parent Shares to Parent, without triggering any violation or breach of such representations, warranties, or covenants. Amendment No. 1 also modified certain provisions of the Merger Agreement to conform with the provisions of the Securities Purchase Agreement related to the disposition of the Parent Shares in the event that the Merger Agreement is terminated prior to the consummation of the Merger.
In addition, as noted above, in connection with the Securities Purchase Agreement, on November 29, 2018, the Company, Parent, and Merger Sub entered into the Securities Escrow Agreement. Pursuant to the terms of the Securities Escrow Agreement, the Escrow Agent agreed to establish the escrow account into which the Parent Shares were deposited and to hold, release, and dispose of the Parent Shares in accordance the terms of the Securities Purchase Agreement and the Merger Agreement described above. The Securities Escrow Agreement contains customary representations, warranties and covenants from the Company, Parent, and the Escrow Agent, and customary indemnification obligations of the Company and Parent in favor of the Escrow Agent.
The foregoing summaries of certain provisions of the Securities Purchase Agreement and the Securities Escrow Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of such agreements attached as Appendix B and Appendix C, respectively, and which are incorporated herein by reference.

CLUB FORTUNE CASINO SALE
The obligations of the Company, Parent, and Merger Sub to consummate the Merger are subject to the closing of the sale of Club Fortune Casino in accordance with the terms of the Club Fortune Asset Purchase Agreement (the “Club Fortune Casino Sale”) (provided, that the Company will be deemed to have irrevocably waived this condition in the event that the Company’s or any of its subsidiaries’ breach of the Club Fortune Asset Purchase Agreement has materially contributed to the failure of the Club Fortune Casino Sale to occur). See “The Merger Agreement — Conditions to the Merger.”
The Club Fortune Casino Sale is subject to the satisfaction or waiver of certain conditions set forth in the Club Fortune Asset Purchase Agreement, including the satisfaction or waiver of the following conditions:
•
no governmental authority having initiated any action seeking, or having enacted, issued, promulgated, enforced, or entered any order, executive order, stay, decree, resolution, judgment or injunction, or statute, rule, or regulation to prevent or prohibit the consummation of any of the transactions contemplated by Club Fortune Asset Purchase Agreement or to make it illegal for any party thereto to perform its obligations thereunder;

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no action, suit, or proceeding having been instituted, that remains pending, against Truckee Gaming, the Company, or Nevada Gold & Casinos LV, LLC, a wholly-owned subsidiary of the Company (“NGC LV LLC”), or their respective affiliates by any unaffiliated third party (other than an governmental authority), which (i) challenges or otherwise seeks to prevent, or would reasonably be expected to materially delay, any of the transactions contemplated by the Club Fortune Asset Purchase Agreement, (ii) would reasonably be expected to result in a material liability for Truckee Gaming, NGC LV LLC, or any of their respective affiliates, (iii) would reasonably be expected to adversely effect in any material respect the ability of Truckee Gaming, the Company, or NGC LV LLC or any of their respective affiliates to perform their obligations under, or consummate any of the transactions contemplated by, the Club Fortune Asset Purchase Agreement, or to operate any of their respective businesses in the State of Nevada, or (iv) would reasonably be expected to subject Truckee Gaming, the Company, or NGC LV LLC or any of their respective affiliates or their respective officers or directors to material liability in relation to any of the transactions contemplated by the Club Fortune Asset Purchase Agreement (provided, however, in the event any such action, suit, or proceeding has been instituted and remains pending and Truckee Gaming is not willing to waive this condition, then to the extent such waiver is permitted by applicable law, NGC LV LLC may, in its discretion, waive this condition, provided that it and the Company sign an undertaking, in form and substance satisfactory to Truckee Gaming, to jointly and severally indemnify Truckee Gaming, its affiliates, and its and their directors, officers, employees, agents, and representatives, from and against any and all losses, incurred or sustained by, or imposed upon them, resulting from, arising out of, or otherwise incurred in connection with such action, suit, or proceeding); and

•
all required approvals of the Nevada Gaming Control Board, the Nevada Gaming Commission, and the City of Henderson, Nevada having been obtained and being in full force and effect.

The obligations of Truckee Gaming to complete the Club Fortune Casino Sale and the other transactions contemplated by the Club Fortune Asset Purchase Agreement is also subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of NGC LV LLC and the Company in the Club Fortune Asset Purchase Agreement (i) that are qualified by materiality, being true and correct in all respects, and (ii) that are not so qualified, being true and correct in all material respects, in each case, on and as of June 26, 2018, and at and as of the closing date of the Club Fortune Casino Sale (except to the extent such representations and warranties speak as of a specific date, which representations and warranties must be true and correct, or true and correct in all material respects, as the case may be, as of such specific date);

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the performance by NGC LV LLC and the Company, in all material respects, of all covenants and agreements required to be performed by them at or prior to the closing of the Club Fortune Casino Sale;

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there having been no change, event or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Club Fortune Asset Purchase Agreement);

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receipt by Truckee Gaming of a binding commitment from a nationally recognized title insurance company to issue a title insurance policy with respect to the owned real property on which Club Fortune Casino is located in an amount of no less than $8,071,817.79, subject to standard preprinted tile exceptions and non-monetary encumbrances that do not materially detract from the value of such property as it is currently valued, or materially adversely impact the use and occupancy of such property as it is currently used, and that is not be subject to any monetary encumbrances of public record on such property, and evidence reasonably satisfactory to Truckee Gaming that the issuer of such title commitment is unconditionally prepared to issue a title insurance policy as set forth in such title commitment;

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the receipt of required third party consents to the assignment of certain contracts to be assigned by NGC LV LLC to Truckee (or NGC LV LLC’s agreement to retain and continue to hold such contracts and ensure that Truckee Gaming receives the full benefits of the provisions of such contracts for the duration of their respective terms);

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the receipt of all required consents under the Company’s amended and restated credit agreement with Mutual of Omaha Bank and the related loan documents; and

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EBITDA (as defined in the Club Fortune Asset Purchase Agreement) of Club Fortune Casino for the twelve 12 calendar month period ending April 30, 2018 having been at least $1,716,000 as reflected in NGC LV LLC’s internal unaudited financial statements; and

•
the receipt by the Truckee Gaming of certain certificates and other closing documents specified in the Club Fortune Asset Purchase Agreement, including an escrow agreement (the “Club Fortune Escrow Agreement”), pursuant to which 5% of the estimated purchase price (as determined at the time of the closing) will be held in escrow for 12 months to secure indemnification claims, if any, against the Company.

The obligations of the Company to complete the Club Fortune Casino Sale and the other transactions contemplated by the Club Fortune Asset Purchase Agreement are also subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of Truckee Gaming in the Club Fortune Asset Purchase Agreement (i) that are qualified by materiality being true and correct in all respects, and (ii) that are not so qualified being true and correct in all material respects, in each case, on and as of June 26, 2018, and at and as of the closing date of the Club Fortune Casino Sale (except to the extent such representations and warranties speak as of a specific date, which representations and warranties must be true and correct, or true and correct in all material respects, as the case may be, as of such specific date);

•
the performance by Truckee Gaming, in all material respects, of all covenants and agreements required to be performed by it at or prior to the closing of the Club Fortune Casino Sale; and

•
the receipt by the Company and NGC LV LLC of certain certificates and other closing documents specified in the Club Fortune Asset Purchase Agreement, including the Club Fortune Escrow Agreement.

There can be no assurances that the conditions to closing set forth in the Club Fortune Asset Purchase Agreement will be satisfied or waived. The Club Fortune Asset Purchase Agreement may be terminated by Truckee Gaming, on the one hand, or the Company or NG LV LLC, on the other hand, if the Club Fortune Casino Sale has not occurred by March 31, 2019. Assuming the satisfaction of such conditions, as of the date of this proxy statement, the Company expects the transaction to close in early 2019.
The foregoing summary of certain provisions of the Club Fortune Asset Purchase Agreement and the transactions contemplated thereby does not purport to be completed and is subject to and qualified in its entirety by reference to the copy of such agreement attached as an exhibit to the Form 8-K filed by the Company with the SEC on June 27, 2018 and incorporated herein by reference.

OPINION OF THE COMPANY’S FINANCIAL ADVISOR
The Company retained Rossoff  & Company, LLC (“RCO”) to provide the Board of Directors with financial advisory services in connection with the Merger and an opinion as to the fairness to the holders of shares of Company common stock of the consideration to be received by such holders in connection with a possible merger, sale or other strategic business combination. At the meeting of the Board of Directors on September 17, 2018, RCO rendered its oral opinion to the Board of Directors, confirmed by delivery of a written opinion dated September 18, 2018, to the effect that, as of that date and based upon and subject to various qualifications and assumptions set forth therein, the consideration to be received by the Company’s stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Company’s stockholders (other than Parent, Merger Sub, and their respective affiliates).
The full text of the written opinion of RCO, dated September 18, 2018, is attached hereto as Appendix D. The opinion sets forth, among other things, the qualifications and assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by RCO in rendering its opinion. The Company encourages you to read the opinion carefully and in its entirety. RCO’s opinion was directed to the Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be received by the Company’s stockholders pursuant to the Merger Agreement as of the date of the opinion. It does not address any other aspects of the Merger and does not constitute a recommendation as to how any holder of Company Shares should vote on the Merger or any matter related thereto. The summary of the opinion of RCO set forth below is qualified in its entirety by reference to the full text of the opinion.
In arriving at its opinion, RCO, among other things:
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reviewed a draft, received by RCO on September 17, 2018, of the Merger Agreement;

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reviewed certain publicly available business and financial information relating to the Company that RCO deemed to be relevant;

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reviewed certain information relating to the historical, current and future operations, financial condition, and prospects of the Company made available to RCO by the Company, including (a) financial projections prepared by the management of the Company relating to the Company for the fiscal years ending April 30, 2019 through 2022;

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spoke with certain members of the management of the Company regarding the Company’s businesses, operations, financial condition, and prospects, the Merger, and related matters;

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compared the financial and operating performance of the Company with that of companies with publicly traded equity securities that RCO deemed to be relevant;

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considered the publicly available financial terms of certain transactions that RCO deemed to be relevant;

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reviewed the current and historical market prices of the publicly traded securities of certain other companies that RCO deemed to be relevant;

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discussed the terms of the Merger with the Company and its other advisors;

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compared the proposed financial terms of the Merger with the financial terms of certain other transactions that RCO deemed relevant;

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reviewed the results of the Board’s publicly announced strategic review process begun on May 23, 2018 to evaluate potential strategic alternatives to maximize stockholder value; and

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conducted such other financial studies, analyses and inquiries and considered such other information and factors as RCO deemed appropriate.

In RCO’s review and analysis and in rendering its opinion, RCO assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all data, material, and other information that was supplied or otherwise made available by the Company to RCO or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by RCO. In its review, RCO relied on assurances of the management of the Company that management was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, RCO did not obtain any independent evaluation or appraisal of any of the assets, properties, or liabilities of, nor did RCO conduct a physical inspection of any of the assets, properties or facilities of, the Company. RCO was not furnished with any such evaluations or appraisals and did not assume any responsibility to obtain any such evaluations or appraisals.
With respect to the financial projections provided to and examined by RCO, RCO’s opinion noted that management of the Company had advised RCO, and RCO had assumed, that the projections reviewed by RCO had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. RCO assumed that the projections were a reasonable basis on which to evaluate the Company and used and relied upon such information. RCO expressed no view or opinion with respect to the Company’s projections or the assumptions on which they were based.
RCO’s opinion was based on financial, economic, market, and other conditions as in effect on, and the information made available to RCO as of, the date of its opinion. RCO expressly disclaimed any undertaking or obligation to update, revise, reaffirm, or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion.
RCO relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (b) each party to the Merger Agreement and the other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver of any material term, condition, or agreement, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any material amendments or modifications thereto.
RCO also relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules, and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained, and that no delay, limitations, restrictions, or conditions will be imposed or amendments, modifications, or waivers made that would have an adverse effect on the Merger, the Company, or Parent, or any expected benefits of the Merger that would be material to RCO’s analyses or its opinion. In addition, RCO relied upon and assumed, without independent verification, that the final form of the Merger Agreement will not differ in any material respect from the draft of the Material Agreement identified above.
RCO made no independent investigation of any legal or accounting matters affecting the Company, and relied on the assessments by the Board of Directors, the Company, Parent, and their respective advisors, as to all legal, regulatory, accounting, insurance, and tax matters with respect to the Company and the Merger or otherwise. In addition, in preparing its opinion, RCO did not take into account any tax consequences of the transaction to any holder of Company Shares.
RCO’s opinion does not constitute a recommendation as to how any holder of Company Shares should vote on the Merger or any matter related thereto. RCO’s opinion only addressed whether the Merger Consideration to be received by the Company’s stockholders in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the Company’s stockholders (other than Parent, Merger Sub, and their respective affiliates) in the manner provided in its opinion and did not address any other aspect or implication of the Merger or any agreement, arrangement, or understanding entered into in connection therewith. RCO’s opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board of Directors, the Company, Parent, their respective security holders, or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements, or documents related to, or the form, structure, or any other portion or aspect of the Merger or otherwise (other than the Merger Consideration to the extent expressly specified in RCO’s opinion), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors, or other constituencies of the Company or Parent or to any other party, except if and only to the extent expressly set forth in RCO’s opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or Parent, or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company, Parent, or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s, Parent’s, or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders, or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness, or fair value of the Company, Parent, or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors, or employees of any party to the Merger (other than in their capacity as stockholders of the Company), or any class of such persons, relative to the Merger Consideration or otherwise.
In preparing its opinion, RCO performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. RCO believes that its analyses must be considered as a whole. Considering any portion of RCO’s analyses or the factors considered by RCO, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in RCO’s opinion. In addition, RCO may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be RCO’s view of the Company’s actual value. Accordingly, the conclusions reached by RCO are based on all analyses and factors taken as a whole and also on the application of RCO’s own experience and judgment.
In performing its analyses, RCO made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market, and other conditions and other matters, many of which are beyond the Company’s and RCO’s control. The analyses performed by RCO are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of Company Shares do not purport to be appraisals or to reflect the prices at which Company Shares may actually be sold. The analyses performed were prepared solely as part of RCO’s analysis of the fairness, from a financial point of view, of the consideration to be received by the Company’s stockholders pursuant to the Merger Agreement, and were provided to the Board of Directors in connection with the delivery of RCO’s opinion.
The following is a summary of the material financial and comparative analyses performed by RCO in connection with RCO’s delivery of its opinion and that were presented to the Board of Directors on September 17, 2018. The financial analyses summarized below include information presented in tabular format. In order to fully understand RCO’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of RCO’s financial analyses.
Transaction Overview
Based upon the approximately 17.295 million Company Shares that were outstanding as of July 15, 2018 on a fully diluted basis (calculated using the treasury stock method based on options outstanding), RCO noted that the Merger consideration of  $2.50 per Company Share implied an equity value of approximately $43,238,000. After adding indebtedness and subtracting unrestricted cash and cash equivalents as of July 31, 2018, resulting in a net debt amount of approximately $1,600,000, RCO noted that the Merger consideration of  $2.50 per Company Share implied an enterprise value of approximately $44,838,000. RCO also noted that the Merger consideration of  $2.50 per Company Share represented a premium of:
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23% over the closing price per Company Share on July 31, 2018 of  $2.03, the latest full trading day prior to significant movement in the price of the Company Shares, likely due to takeover speculation;

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16% over the closing price per Company Share on August 3, 2018, the last full trading day prior to the Company’s public announcement that it had entered into exclusive negotiations to sell the Company, of  $2.15;

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26% over the volume weighted average price per Company Share, or VWAP, for the 20-trading day period ending July 31, 2018;

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24% over the VWAP for the 40-trading day period ending July 31, 2018; and

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24% over the VWAP for the 60-trading day period ending July 31, 2018

Small Cap Gaming Sector Trading Multiple Analysis
Using publicly available information and information provided by the Company’s management, RCO analyzed the trading multiples of the Company and the corresponding trading multiples of the following small cap gaming sector companies:
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Monarch Casino & Resorts, Inc.,

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Full House Resorts, Inc., and

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Century Casinos, Inc.

In its analysis, RCO derived and compared multiples for the Company and the selected small cap gaming sector companies, calculated as follows:
•
the enterprise value divided by earnings before interest, taxes, depreciation and amortization, or EBITDA, for the trailing twelve months (“TTM”) as of July 31, 2018, the 2018 fiscal year (“FY2018”), and the 2019 fiscal year (“FY2019”).

This analysis indicated the following:
Selected Small Cap Gaming Sector Company Multiples
Benchmark	High	Low	Median
Enterprise Value/TTM EBITDA	15.1x	10.5x	11.0x
Enterprise Value/FY2018 EBITDA	13.4x	7.9x	8.1x
Enterprise Value/FY2019 EBITDA	10.7x	5.4x	7.0x
RCO noted that the Company had traditionally traded at a significant discount to its sector, as its assets are located primarily in Washington State, which has no limitation on card room licenses and very low capital requirements for entry. RCO therefore employed for this analysis a multiple range of 6.0x – 6.5x, the range within which the Company had traded in recent years.
Using the reference range for the valuation benchmark set forth below and the Company’s TTM EBITDA, RCO determined implied enterprise values for the Company, then subtracted indebtedness and added unrestricted cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options (calculated using the treasury stock method), this analysis indicated the following range of implied values per Company Share, on a fully diluted basis, compared to the Merger consideration of  $2.50 per Company Share:

Selected Small Cap Gaming Sector Company Reference Ranges and Implied Price Ranges
Benchmark	Reference Range	Implied Price Range
Enterprise Value/TTM EBITDA	6.0x – 6.5x	$2.08 – $2.24
No company in the small cap gaming sector is identical to the Company. In evaluating the selected small cap gaming sector companies, RCO made judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the Company’s and RCO’s control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using selected company data.
Selected Precedent Transactions Analysis
Using publicly available information, RCO examined the following four transactions involving companies in the small cap gaming sector announced since September 2015. The transactions considered and the month and year each transaction was announced were as follows:
Date Announced	Acquirer	Target
March 2018	Far East Consortium International	Trans World Corporation
March 2017	Penn National Gaming	Bally’s Casino Tunica & Resorts Casino Tunica
October 2016	Casino Queen	Lady Luck Casino Marquette
September 2015	Full House Resorts, Inc.	Bronco Billy’s Casino & Hotel
Using publicly available estimates for each of these transactions, RCO reviewed the enterprise value as a multiple of the target company’s EBITDA for the trailing 12 months as of the announcement date of such transaction, which is referred to below as “Enterprise Value/TTM EBITDA.”
This analysis indicated the following:
Selected Precedent Transaction Multiples
Benchmark	High	Low	Median
Enterprise Value/TTM EBITDA	9.95x	3.70x	6.33x
Using a reference range of 6.5x to 7.0x the Company’s TTM EBITDA as of July 31, 2018, RCO determined an implied enterprise value for the Company, then subtracted indebtedness and added cash and cash equivalents to determine an implied equity value. After accounting for the vesting of in-the-money stock options (calculated using the treasury stock method), this analysis indicated a range of implied values per Company Share of approximately $2.24 to $2.41, compared to the Merger consideration of  $2.50 per Company Share.
No transaction utilized as a comparison in the selected precedent transactions analysis is identical to the Merger. In evaluating the Merger, RCO made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the Company’s and RCO’s control. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using selected transaction data.
Restructuring and Share Repurchase Analysis
RCO compared the proposed financial terms of the Merger with the financial terms of a potential restructuring and share repurchase of Company Shares using the proceeds of the sale of Club Fortune Casino. Using the pro forma EBITDA for the 2019 fiscal year (“Pro Forma EBITDA”) and a range of multiples of 4.50x to 5.50x (an appropriate range for a company with assets in Washington State only), RCO determined implied enterprise values for the Company of  $23.7 million to $29.0 million. RCO then subtracted expected indebtedness and added expected unrestricted cash and cash equivalents to determine an implied equity value range. Using the proceeds from the sale of Club Fortune Casino of  $14.6 million,

RCO calculated the number of Company Shares that could be repurchased at of price of  $2.50 per Company Share and calculated the resulting pro forma number of Company Shares. After accounting for the vesting of in-the-money stock options and the number of Company Shares to be repurchased by the Company, this analysis indicated the range of implied values per Company Share, on a fully diluted basis, net of Company Shares to be repurchased, compared to the Merger consideration of  $2.50 per Company Share:
Benchmark	Reference Range	Implied Price Range
Enterprise Value/Pro Forma EBITDA	4.5x – 5.5x	$1.98 – $2.44
Discounted Cash Flow Analysis
RCO performed a discounted cash flow analysis to estimate the present value of the free cash flows of the Company through the fiscal quarter ending October 31, 2018 based on the average of the Company management’s “best case” and “worst case” financial projections, discount rates ranging from 10% to 11%, which were based on a weighted average cost of capital analysis, and terminal year EBITDA multiples ranging from 4.5x to 5.5x (an appropriate range for a company with assets in Washington State only). To determine the implied total equity value for the Company, RCO subtracted indebtedness from and added unrestricted cash and cash equivalents to the implied enterprise value for the Company. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per Company Share of approximately $2.19 to $2.38, compared to the Merger consideration of  $2.50 per Company Share.
General
RCO’s opinion was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger and should not be considered determinative of the views of the Board of Directors with respect to the Merger or the Merger consideration. The information utilized in preparing this material was obtained from the management of the Company, as well as public sources. Unless otherwise indicated, all estimates and projections have been prepared or provided by Company management. No representations or warranty, express or limited, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future.
RCO is an independent investment banking and advisory firm. RCO, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements, financial restructurings and other financial services.
Pursuant to an engagement agreement between the Company and RCO, dated February 14, 2018, the Company agreed to pay RCO a fee in the amount of  $150,000 upon the execution of the engagement agreement, an additional $150,000 upon signing a definitive agreement in connection with a transaction including the sale of all or part of the Company and the delivery by RCO to the Company of a fairness opinion with respect to such transaction and a success fee upon the consummation of such transaction equal to 2.0% of the total consideration paid for part or all off the Company, including assumption of indebtedness, if any. The $150,000 fee due upon the execution of the engagement agreement, the $150,000 fee due upon the singing of a definitive agreement in connection with a transaction including the sale of all or part of the Company, and quarterly retainer fees payable to RCO between February 14, 2018 and December 31, 2018 shall be credited again the success fee. The Company has agreed to reimburse RCO for certain out-of-pocket expenses incurred.
Pursuant to an additional engagement agreement between the Company and RCO, dated March 20, 2018, the Company agreed to pay RCO a success fee upon the consummation of a transaction, defined as one or a series of transactions whereby, directly or indirectly, all or any substantial portion of the Company’s Club Fortune Casino subsidiary, the assets (or any right to all or any substantial portion of the revenues or income) of Club Fortune Casino is acquired by or combined with any person, equal to 2.0% of the total consideration paid for the Company. The Company has agreed to reimburse RCO for certain out-of-pocket expenses incurred.

RCO has in the past provided financial advisory and/or other financial services to the Company for which RCO has received compensation. Since 2009, the Company has paid RCO a reoccurring quarterly advisory fee of  $25,000 for financial advisory services provided to the management of the Company and the Board of Directors by RCO. The Company has agreed to reimburse RCO for certain documented out-of-pocket expenses incurred.
The Company also has agreed to indemnify RCO against certain liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain material United States federal income tax consequences of the Merger relevant to beneficial holders of Company Shares whose shares are converted to cash in the Merger. The discussion is for general information purposes only and does not purport to consider all aspects of federal income taxation that might be relevant to a beneficial holder of Company Shares in light of such holder’s particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, all as of the date hereof and each of which is subject to change (possibly on a retroactive basis), which could materially affect the tax consequences described herein. The discussion applies only to beneficial holders of Company Shares in whose hands the Company Shares are capital assets within the meaning of Section 1221 of the Code and does not address beneficial holders who are subject to special rules under the United States federal income tax laws, such as beneficial holders that acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company, beneficial holders whose functional currency is not the U.S. dollar, persons who hold their Company Shares as part of a hedge, straddle, conversion or other integrated transaction, brokers and dealers in securities or foreign currencies, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations and partnerships (and owners of or partners in such entities). In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of Company Shares who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws, or the impact of U.S. alternative minimum, net investment income, estate, or gift taxes.
The receipt of cash for Company Shares pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received (determined before the deduction of any applicable withholding taxes) and the beneficial holder’s adjusted tax basis in the shares surrendered therefor. A beneficial holder’s adjusted tax basis generally will equal the price it paid for its Company Shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the Merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the beneficial holder’s holding period for such shares is more than one year at the time of consummation of the Merger. Under current law, long-term capital gains of certain non-corporate taxpayers are taxed at a lower rate than ordinary income. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
Backup withholding may apply to cash payments a beneficial holder of shares receives pursuant to the Merger. Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each beneficial holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner acceptable to the paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a beneficial holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.
Because individual circumstances may differ, each beneficial holder of Company Shares is urged to consult such beneficial holder’s own tax advisor as to the particular tax consequences of the Merger to such beneficial holder, including the application and effect of federal non-income and state, local, foreign and other tax laws.

REGULATORY APPROVALS
The consummation of the Merger is subject to the receipt of required approvals of the Washington State Gambling Commission and Washington State Liquor and Cannabis Board, the deregistration of the Company as a public company with the Nevada Gaming Commission, and receipt of required approvals of the Club Fortune Casino Sale of the Nevada Gaming Control Board, the Nevada Gaming Commission, and the City of Henderson, Nevada.
We believe that the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) do not apply to the Merger and that we are not be required to make any filings with the Department of Justice’s Antitrust Division or the Federal Trade Commission (“FTC”) under the HSR Act. However, the FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of substantial assets of Parent, the Company, or their respective subsidiaries. Private parties, state attorneys general, or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which Parent, the Company, and their respective subsidiaries are engaged, we believe that the Merger will not violate applicable antitrust laws. Nevertheless, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Appendix A and which is incorporated herein by reference. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety.
The Merger Agreement has been included to provide you with information regarding its terms and is not intended to provide any other factual information about the Company, Parent, Merger Sub, or their affiliates. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in the representations and warranties of the Company are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Merger Agreement and that modifies, qualifies, and creates exceptions to the representations and warranties of the Company contained in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Merger Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge, and/or other matters, and (iii) they are modified in important part by the underlying confidential disclosure schedule and previous public filings by the Company. The confidential disclosure schedule contains information that has been included in the Company’s prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Effective Time
The effective time of the Merger (the “Effective Time”) will occur at the time that the Company files articles of merger (“the “Articles of Merger”) with the Secretary of State of the State of Nevada with respect to the Merger or such later time as provided in the Articles of Merger and agreed to by Parent and the Company. The closing date will occur as soon as practicable (but in no event later than the tenth day (or if such date is not a business day, the next succeeding business day) following the day on which the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions) have been satisfied or waived in accordance with the Merger Agreement, or such other date as agreed to by the parties.
The Structure
At the Effective Time, Merger Sub will merge with and into the Company. The Company will survive the Merger and continue to exist after the Merger as a wholly-owned subsidiary of Parent. At the Effective Time, the effect of the Merger shall be as provided in the Merger Agreement, the Articles of Merger and the applicable provisions of the Nevada Revised Statutes (the “NRS”). Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the surviving corporation, and all liabilities of the Company and Merger Sub shall become the liabilities of the surviving corporation.
Treatment of Stock and Options
Company Common Stock
At the Effective Time, each share of the common stock, par value $0.12 per share, of the Company (each, a “Common Share” and collectively, the “Common Shares”) issued and outstanding immediately prior to the Merger will automatically be converted into the right to receive $2.50 in cash, subject to certain possible adjustments as provided in the Merger Agreement, without interest (the “Merger Consideration”); provided that if the Merger occurs after February 1, 2019, the Merger Consideration will be automatically increased by $0.01 for each month following such date until (and including) the date of the Merger

(prorated by the number of days for partial months), and net of any taxes required to be withheld therefrom (see “Material United States Federal Income Tax Consequences”), other than Company Shares held in treasury and Company Shares that are owned, directly or indirectly, by a wholly-owned subsidiary of the Company, or Parent or Merger Sub, which Company Shares shall be cancelled and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto. The Company Shares that are to be so converted into the right to receive the Merger Consideration are referred to herein as the “Merger Shares.”
All of the Company Shares that convert into the right to receive the Merger Consideration described above will automatically be cancelled and cease to exist. At and as of the Effective Time, each holder of stock certificates representing Merger Shares or uncertificated Merger Shares held of record in book entry form will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
If, at any time during the period between September 18, 2018 and the Effective Time, the outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, split, combination, exchange of shares, or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect fully the effect of such stock dividend, subdivision, reclassification, split, combination, exchange of shares, or similar transaction and to provide the holders of Company Shares the same economic effect as contemplated by the Merger Agreement prior to such event.
Adjustments to the Merger Consideration Related to Club Fortune Casino Sale
If the net working capital and closing cash adjustments (the “Club Fortune Working Capital Adjustment) under the Asset Purchase Agreement dated as of June 26, 2018 (as it may be amended from time to time, the “Club Fortune Asset Purchase Agreement”), by and among Truckee Gaming, LLC (“Truckee Gaming”), Nevada Gold & Casinos LV, LLC, a wholly-owned subsidiary of the Company, and the Company, as preliminarily determined as of the closing of the sale of the Company’s Club Fortune Casino located in Henderson, Nevada (“Club Fortune Casino”) is greater or less than $146,000, then the Merger Consideration shall be increased or decreased by the amount by which the Club Fortune Working Capital Adjustment is greater or less than $146,000, divided by the Fully Diluted Share Number. For purposes of the Merger Agreement, “Fully Diluted Share Number” means (a) the aggregate number of Company Shares outstanding immediately prior to the Effective Time (other than Company Shares held in treasury and each Company Share that is owned, directly or indirectly, by a wholly-owned subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time), plus (b) the aggregate number of Company Shares issuable upon the exercise in full of all options to purchase Company Share granted pursuant to the Company’s 2009 Equity Incentive Plan and outstanding immediately prior to the Effective Time (whether vested or unvested), other than options having an exercise price in excess of the Merger Consideration (after giving effect to any adjustment thereof), which shall be excluded from the calculation of the Fully Diluted Share Number, plus (c) the aggregate number of Company restricted shares.
If the Cash Closing Payment (as defined in the Club Fortune Asset Purchase Agreement) exceeds $14.6 million for any reason other than on account of the Club Fortune Working Capital Adjustment, the Merger Consideration will be increased by any amount equal to the excess, divided by the Fully Diluted Share Number.
Treatment of Company Equity Awards
Stock Options.   At the Effective Time, each outstanding Company option (whether vested or unvested) will be cancelled and, in exchange therefor, converted into the right to receive an amount in cash, if any, equal to the product of  (i) the number of Company Shares issuable upon the exercise of the Company option, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company option (subject to applicable withholdings), with such amount payable promptly following the Effective Time. Any Company option which has an exercise price per share that is greater than or equal to the per share Merger Consideration will be cancelled at the Effective Time for no consideration or payment.

Restricted Shares.   At the Effective Time, each Company restricted share that is outstanding and unvested will automatically and without any required action on the part of the holder thereof, be fully vested and free of any restrictions, and, by virtue of the Merger, each Company restricted share will be treated as a Company Share for purposes of the Merger Agreement, including the right to receive the Merger Consideration.
Exchange and Payment Procedures
On the date of the closing and prior to the filing of the Articles of Merger, Parent is required to deposit or cause to be deposited with the bank or trust company appointed by Parent prior to the Effective Time (and reasonably satisfactory to the Company) to serve as the paying agent (the “Paying Agent”) cash in an amount sufficient to permit payment of the aggregate Merger Consideration to each holder of Company Shares (other than restricted shares), in each case for the benefit of the holders of the Company Shares (other than restricted shares), for payment in accordance with the Merger Agreement through the Paying Agent (the “Payment Fund”). Promptly after the Effective Time, but in any event not more than two business days after the Effective Time, Parent and the surviving corporation will cause the Paying Agent to mail to each holder of record of Merger Shares (other than The Depository Trust Company or its nominee (“DTC”)) as of the Effective Time (and, to the extent commercially practicable, Parent will, or will cause the Paying Agent to, make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by any such holder) a letter of transmittal and instructions thereto. The letter of transmittal and instructions will explain how affect the surrender of stock certificates representing Merger Shares (“Company Share Certificates”) or uncertificated Merger Shares held of record in book entry form (“Uncertificated Company Shares”) in exchange for the Merger Consideration.
You should not return your stock certificate or certificates with the enclosed proxy card, and you should not forward your stock certificate or certificates to the Paying Agent without a letter of transmittal.
You will not be entitled to receive the Merger Consideration until you surrender to the Paying Agent your Company Share Certificates or Uncertificated Company Shares in compliance with the procedures set forth in the letter of transmittal and instructions thereto, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions. The DTC upon surrender of the Merger Shares held of record by it in accordance with the customary surrender procedures of the DTC and the Paying Agent, will be entitled to receive as promptly as practicable in exchange for each surrendered Merger Share, the amount of cash the DTC has the right to receive pursuant to the Merger Agreement. No person beneficially owning Company Shares through the DTC will be required to deliver a letter of transmittal to receive the Merger Consideration. Any such Person will receive its Merger Consideration in accordance with the customary payment procedures of the DTC following the Effective Time.
In the event of a transfer of ownership of Merger Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of such Merger Shares may be made to a person or entity other than the person or entity in whose name the Company Share Certificates or the Uncertificated Company Shares so surrendered are registered if such Company Share Certificates shall be properly endorsed or otherwise be in proper form for transfer or such Uncertificated Company Shares shall be properly documented for transfer and the person or entity requesting such payment shall pay any transfer tax or other taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the surviving corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by the Merger Agreement, each Company Share Certificate or Uncertificated Company Share will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.
If any Company Share Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person or entity claiming such Company Share Certificate to be lost, stolen, or destroyed and, if required by the surviving corporation, the posting by such person of a bond, in such reasonable amount as the surviving corporation may reasonably direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, the Paying Agent will pay in respect of Merger Shares to which such lost, stolen, or destroyed Company Share Certificate relates the Merger Consideration to which the holder thereof is entitled.
At the Effective Time, the stock transfer books of the Company will be closed and there shall be no further registration of transfers of Merger Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Company Share Certificates or Uncertificated Company Shares will cease to have any rights with respect to such shares, except as otherwise provided in the Merger Agreement, the articles of incorporation of the surviving corporation, or by applicable law.
Any portion of the Payment Fund that remains undistributed to the holders of Merger Shares for 12 months after the Effective Time will be delivered to the surviving corporation, upon demand, and any holders of Merger Shares who have not theretofore complied with the Merger Agreement shall thereafter look only to the surviving corporation for, and the surviving corporation shall remain liable for, payment of their claim for the Merger Consideration (and Parent will take all actions necessary to ensure that the surviving corporation has or has access to sufficient funds to make such payments). Any portion of the Exchange Fund remaining unclaimed by holders of Merger Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority shall, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or interest of any person or entity previously entitled thereto. None of Parent, the Paying Agent, or the surviving corporation will be liable to any holder of Merger Shares (or dividends or distributions with respect thereto) or Company options or restricted shares or cash delivered to a public official pursuant to any abandoned property, escheat, or similar law.
The Company, the surviving corporation, Parent, Merger Sub, and the Paying Agent, as applicable, will be entitled to deduct and withhold from the Merger Consideration and any other payment otherwise payable pursuant to the Merger Agreement to any holder of Company Shares or Company options or restricted shares, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local, or foreign tax law in accordance with such tax law. To the extent that amounts are so withheld or paid over to or deposited with the applicable tax authority, such amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the Company Shares or Company options or restricted shares, as applicable, in respect of which such deduction and withholding was made by the Company, the surviving corporation, Parent, Merger Sub, or the Paying Agent, as applicable. If any withholding obligation may be avoided by such holder providing information or documentation to the Company, the surviving corporation, Parent, Merger Sub, and the Paying Agent, as applicable, such information will be requested prior to any such withholding and the parties to the Merger Agreement will reasonably cooperate to reduce or eliminate such withholding.
Representations and Warranties
The Company makes various representations and warranties in the Merger Agreement that are subject, in some cases, to exceptions and qualifications. Our representations and warranties relate to, among other things:
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the Company’s due incorporation, valid existence, good standing, and qualification to do business;

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our articles of incorporation and by-laws;

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our subsidiaries;

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our capitalization, including the number of Company Shares and Company options and restricted shares;

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any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any other equity securities of the Company, or any voting trusts or other contracts to which the Company or any of its subsidiaries is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any of its subsidiaries, or any outstanding bonds, debentures, notes, or other indebtedness of the

Company or any of its subsidiaries that have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity securities in the Company or any of its subsidiaries may vote;
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our corporate power and authority to enter into the Merger Agreement, the Securities Escrow Agreement, and all other agreements and documents contemplated by the Merger Agreement to which we are a party, and to consummate the other transactions contemplated by the Merger Agreement, the Securities Escrow Agreement, and such other agreements and documents (the “Transactions”);

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the required vote of our stockholders in connection with the approval of the Merger Agreement;

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the approval by the Company’s Board of Directors (the “Board of Directors”) of the Merger Agreement and the consummation of the Transactions, including the Merger, and the recommendation by the Board of Directors that the Company’s stockholders vote in favor of approval of the Merger;

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the fact that pursuant to Section 92A.390 of the NRS, no appraisal rights will be available to holders of Company Shares in connection with the Merger;

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the absence of certain specified violations of, or conflicts with, our governing documents and the governing documents of our subsidiaries, applicable laws, or certain agreements as a result of entering into the Merger Agreement, the Securities Escrow Agreement, and all other agreements and documents contemplated thereby, and the consummation of the Transactions;

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the required consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, or filings with, or notifications to, governmental authorities in connection with the execution, delivery, and performance of the Merger Agreement and consummation by us of the Transactions;

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compliance with applicable laws and permits;

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compliance with applicable gaming laws;

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the forms, reports, schedules, registration statements, definitive proxy statements, and other documents required to be filed or furnished by us with or to the Securities and Exchange Commission (the “SEC”) during the period since July 29, 2016 through September 18, 2018 (the “Company SEC Reports”), including the financial statements contained therein;

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the certifications required by Rule 13a-14 or 15d-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Reports, to be made by our principal executive officer and principal financial officer;

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our disclosure controls and procedures and internal controls over financial reporting;

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our compliance with securities laws, current listing and corporate governance requirements of the New York Stock Exchange (the “NYSE”), and all rules, regulations, and requirements of the Sarbanes-Oxley Act and the SEC;

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the absence of certain undisclosed liabilities;

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the absence of a Company Material Adverse Effect (as defined below) and certain other changes or events related to the Company or its subsidiaries since April 30, 2018;

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legal proceedings, settlements, similar agreement, and governmental orders;

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employment and labor matters affecting the Company or its subsidiaries, including matters relating to the Company or its subsidiaries’ employee benefit plans;

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intellectual property;

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taxes;

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environmental matters;

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contracts;

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title to property and assets;

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owned and leased real property, and other tangible assets;

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interested party transactions;

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suppliers;

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insurance policies;

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compliance with applicable anti-corruption and anti-bribery laws;

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this proxy statement;

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the receipt by the Board of Directors of a fairness opinion from Rossoff  & Company, LLC;

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the absence of undisclosed brokerage, finder’s, or other fees or commissions in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its subsidiaries; and

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actions taken to ensure the inapplicability to the Merger Agreement and the Merger of NRS 78.378 through NRS 78.3793, inclusive, and NRS 78.411 through 78.444, inclusive.

Some of our representations and warranties in the Merger Agreement are qualified by knowledge, materiality, or “Company Material Adverse Effect” qualifications. For purposes of the Merger Agreement, “Company Material Adverse Effect” means (a) any occurrences, conditions, changes, events, developments, or effects that are (or could reasonably expected to be) materially adverse to the business, assets, financial condition, operations, results of operations, or business prospects of the Company and its subsidiaries taken as a whole, or (b) an effect that prevents or materially impairs the ability of the Company to perform its obligations under the Merger Agreement or consummate the Transactions; provided, however, that for purposes of clause (a) none of the following, either alone or in combination, shall be taken into account in determining whether there has been a Company Material Adverse Effect: (i) general economic or political conditions; (ii) any changes in conditions generally affecting the industries in which the Company and its subsidiaries operate; (iii) any changes in financial, credit, or securities markets in general; (iv) any acts of war (whether or not declared), armed hostilities, or terrorism, or the escalation, de-escalation, worsening, or lessening thereof, or any natural disasters, acts of God, or comparable events; (v) changes or proposed changes in applicable law (other than changes or proposed changes in applicable law that are or could reasonably be expected to be materially adverse to the business and operations of the Company as constituted prior to September 18, 2018, including gaming operations in jurisdictions in which the Company operates) or generally accepted accounting principles in the United States as in effect from time to time (“GAAP”) or in any interpretation thereof; (vi) the announcement of the Merger Agreement or the Transactions; or (vii) the ability or inability of Parent and/or Merger Sub to pay or obtain financing to consummate the Transactions; provided, however, in the case of clauses (i), (ii), (iii), (iv), and (v), except to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected relative to other participants in the industries in which the Company and its subsidiaries operate.
The Merger Agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to exceptions and qualifications, including knowledge and materiality qualifications. The representations and warranties relate to, among other things:
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their due organization, valid existence, and good standing;

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the purpose and capitalization of Merger Sub;

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their corporate or limited liability company power and authority to enter into the Merger Agreement, the Securities Escrow Agreement, and all other agreements and documents contemplated by the Merger Agreement to which they are a party, and to consummate the Transactions;

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the absence of certain specified violations of, or conflicts with, their governing documents, applicable laws, or certain agreements as a result of entering into the Merger Agreement, the Securities Escrow Agreement, and all other agreements and documents contemplated thereby, and consummating the Transactions;

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the required consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, or filings with, or notifications to, governmental authorities in connection with the execution, delivery, and performance of the Merger Agreement, and the consummation of the Transactions;

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the information supplied (or to be supplied) in writing by or on behalf of Parent specifically for inclusion or incorporation by reference in this proxy statement;

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legal proceedings and governmental orders;

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the absence of undisclosed brokerage, finder’s, or other fees or commissions in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its subsidiaries;

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Parent’s financing for the Merger;

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their ownership of Company Shares;

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the licensability of Parent, Merger Sub, and their respective officers, directors, partners, managers, members, principals, or affiliates that will be included in the process of determining the suitability of Parent or Merger Sub for any required gaming approval by any gaming authority; and

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the due diligence conducted by Parent and Merger Sub.

The representations and warranties in the Merger Agreement of each of the Company, Parent, and Merger Sub will terminate and be of no further force and effect as of the Effective Time.
Conduct of the Company’s Business Pending the Merger
Under the Merger Agreement, the Company has agreed that, subject to certain exceptions, between September 18, 2018 and the Effective Time, unless Parent gives its prior consent (which consent will not be unreasonably withheld, conditioned, or delayed), the Company will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and use its reasonable best efforts to:
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preserve substantially intact the assets and business organization of the Company and its subsidiaries,

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preserve in all material respects the current beneficial relationships they have with any persons or entities (including suppliers, partners, contractors, distributors, sales representatives, customers, licensors, licensees, and governmental authorities) with which they have material business relations, and

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keep available in all material respects the services of their present officers and key employees.

The Company has also agreed that, during the same time period, subject to certain exceptions, the Company will not, and will cause each of its subsidiaries not to, among other things, take any of the following actions, unless Parent gives its prior written consent (which consent will not be unreasonably withheld, conditioned, or delayed):
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amend the Company’s articles of incorporation or bylaws, or any of the organizational documents of any subsidiary of the Company;

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(i) issue, deliver, sell, grant, dispose of, pledge, or otherwise encumber any shares of capital stock of any class or any other ownership interest of the Company or any of its subsidiaries (the “Company Securities”), or any rights, warrants, options, calls, commitments, or any other agreements to purchase or acquire any Company Securities, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Company

Securities, other than upon the exercise or settlement of Company options or restricted shares outstanding on September 18, 2018 in accordance with their terms as of such date; (ii) adjust, split, combine, subdivide, or reclassify any Company Securities; (iii) enter into any contract with respect to the sale, voting, registration, or repurchase of any Company Securities; or (iv) except as required by the terms of the Merger Agreement, amend or waive any of its rights under, or accelerate the vesting under (except as required by the terms of the Company’s 2009 Equity Incentive Plan), any provision of the Company’s 2009 Equity Incentive Plan or any agreement evidencing any outstanding Company options, or restricted shares, or any similar or related contract;
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directly or indirectly acquire or agree to acquire the equity interest in, or properties or assets of, any person or entity or division or business of any person or entity (other than a wholly-owned subsidiary of the Company), except in any such case (i) in the ordinary course of business consistent with past practice, (ii) to the extent contemplated by the Company’s current annual capital plan made available to Parent (the “Current Annual Capital Plan”), or (iii) pursuant to contracts in force on September 18, 2018;

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sell, pledge, dispose of, transfer, abandon, allow to lapse, or expire, lease, license, mortgage, or otherwise encumber or subject to any lien (other than certain permitted liens), any properties, rights, or assets (including Company Securities), except (i) transfers among the Company and its wholly-owned subsidiaries, (ii) dispositions of obsolete or other assets not used in or not material to the Company or its subsidiaries, (iii) pursuant to contracts in force on September 18, 2018, and (iv) in connection with the sale of Club Fortune Casino in accordance with the terms of the Club Fortune Asset Purchase Agreement (the “Club Fortune Casino Sale”);

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sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage, or otherwise encumber or subject to any lien (other than certain permitted liens), any material intellectual property or property rights owned or leased by the Company or its subsidiaries other than in the ordinary course consistent with past practice;

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declare, set aside, make or pay any dividend or other distribution other than dividends by any direct or indirect subsidiary of the Company only to the Company or any wholly-owned subsidiary of the Company, or redeem, repurchase, or otherwise acquire any of the Company Shares;

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except as required pursuant to applicable law or any employee benefit plan or other contract in accordance with its terms as in effect on September 18, 2018, (i) increase in any material respect the compensation of any of its directors, officers, or employees, except in the ordinary course of business consistent with past practice and not to exceed 10% in the aggregate; (ii) enter into, establish, amend, or terminate, or increase any compensation or benefits under, any employment (other than offer letters to new hires which are terminable at will with no payment of severance), consulting, compensation plan, policy, agreement, or arrangement; (iii) grant any severance or termination benefits to any director, officer, employee, independent contractor, or consultant of the Company or any of its subsidiaries, other than severance or termination pay in the ordinary course of business consistent with past practice for terminated employees in exchange for a general release of claims or other customary covenants; (iv) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment of, material compensation or benefits under any employee benefit plan; (v) enter into, establish, amend, or terminate any employee benefit plan, policy, agreement, or arrangement other than in the ordinary course of business consistent with past practice; or (vi) enter into any, or amend any existing, collective bargaining agreement or other agreement with a labor union, works council or similar organization;

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effect any material reduction in force, lay-off, or other program or effort concerning the termination of employment of employees of the Company or any of its subsidiaries;

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incur, create, assume, or otherwise become liable for any indebtedness, other than advances of expenses to employees in the ordinary course of business consistent with past practice;

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make any material changes in financial accounting methods, principles, or practices (or change an annual accounting period), except as required by GAAP, applicable law, or regulatory guidelines;

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release, assign, compromise, settle, or agree to settle any action, suit, proceeding, or claim that (i) relates to the Merger Agreement or the Transactions, (ii) involves the payment of monetary damages by the Company or its subsidiaries in excess of  $50,000 in the aggregate, or (iii) contemplates, with respect to any non-monetary terms and conditions, any actions that would have a material effect on the continuing operations of the Company and subsidiaries;

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(i) make, change, or revoke any material tax election or adopt or change any method of tax accounting, (ii) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable law), (iii) settle or compromise any material liability with respect to taxes or surrender any claim for a refund of a material amount of taxes, (iv) file any amended tax return, or (v) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect to taxes;

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make or commit to any capital expenditures in excess of  $100,000 in the aggregate that (i) involve the purchase of real property, or (ii) are not budgeted for in the Current Annual Capital Plan;

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(i) enter into or terminate certain material contracts, (ii) materially modify, amend, waive any right under or renew certain material contracts, other than in the ordinary course of business consistent with past practice, (iii) enter into or extend the term or scope of any contract that purports to restrict the Company, or any of its subsidiaries or affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, or (iv) enter into any contract which contains a change of control or similar provision that would require a payment to the other party or parties in connection with the consummation of the Transactions, provided that the foregoing will not preclude the Company or its subsidiaries from entering into contracts with customers or suppliers in the ordinary course of business consistent with past practice;

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make any investment in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) in excess of  $25,000 in the aggregate to, any person or entity other than a direct or indirect wholly-owned subsidiary of the Company;

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enter into, amend or cancel any insurance policies other than in the ordinary course of business consistent with past practice, or with respect to any request for a quote or proposal for any directors’ and officers’ liability insurance to be obtained pursuant to the Merger Agreement;

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merge or consolidate the Company or any of its subsidiaries with any person or entity, or adopt a plan of complete or partial liquidation;

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enter into any new material line of business in any geographic area; or

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authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing actions.

No Solicitation of Alternative Proposals
The Company was required upon the execution of the Merger Agreement to, and to cause its subsidiaries to, and to instruct its representatives to (i) cease and terminate, or cause to be terminated, any and all discussions, solicitations, knowing encouragements or negotiations with any person or entity conducted heretofore with respect to an Acquisition Proposal (as defined below) or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal, (ii) terminate all physical and electronic data room access previously granted to any such person or entity or such person’s or entities’ representatives, and (iii) request (or, to the extent the Company is contractually permitted to do so, require) the return or destruction of all copies of confidential information previously provided to such persons or entities by or on behalf of the Company, its subsidiaries or representatives.

Except as provided herein (and in the Merger Agreement), the Company is also required not to, and to cause its subsidiaries not to, and to instruct its representatives not to, directly or indirectly:
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solicit, initiate, cause, knowingly facilitate, or encourage (including by way of furnishing information) the submission of any inquiries, proposals, or offers that constitute or would reasonably be expected to lead to any Acquisition Proposal, or engage in any discussions or negotiations with respect thereto, or enter into any agreement relating to an Acquisition Proposal (other than a confidentiality agreement which contains provisions that are no less favorable in the aggregate to the Company than the confidentiality agreement the Company has entered into with an affiliate of Parent (an “Acceptable Confidentiality Agreement”)), or

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withdraw, modify, or qualify, in a manner adverse to Parent or Merger Sub, the Board of Directors’ recommendation that the Company’s stockholders vote in favor of approval of the Merger Agreement or approval or declaration of the advisability of the Merger Agreement and the Transactions (including the Merger), or approve or recommend, or resolve to, or publicly propose to, approve or recommend, any Acquisition Proposal (an “Adverse Recommendation Change”).

For purpose of the Merger Agreement, an “Acquisition Proposal” means any inquiry, proposal, offer, or indication of interest for or relating to (in one transaction or a series of related transactions) any of the following: any direct or indirect acquisition or purchase (including by any license or lease) by any person or entity of  (a) assets (including voting equity securities of any of the Company’s subsidiaries, but excluding sales of assets in the ordinary course of business) or businesses of the Company and its subsidiaries that constitute 15% or more of the fair market value of the assets of the Company and its subsidiaries on a consolidated basis or that generate 15% or more of the aggregate revenues or net income of the Company and its subsidiaries on a consolidated basis, or (b) beneficial ownership of 15% or more of any class of voting equity securities of the Company or of any of its subsidiaries, the assets or business of which constitutes 15% or more of the fair market value of the assets of the Company and its subsidiaries on a consolidated basis or that generates 15% or more of the aggregate revenues or net income of the Company and the Company’s subsidiaries on a consolidated basis; provided that the term “Acquisition Proposal” does not include the Transactions or the Club Fortune Casino Sale.
Notwithstanding the foregoing, if at any time prior to approval of the Merger Agreement by our stockholders (i) the Company has received from a third party, a written, bona fide Acquisition Proposal, (ii) a material breach by the Company of the non-solicitation obligations contained in the Merger Agreement and described herein has not contributed to the making of such Acquisition Proposal, (iii) the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and (iv) after consultation with its outside counsel, the Board of Directors determines in good faith that failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, then the Company may (A) furnish confidential information with respect to the Company and its subsidiaries to the person or entity making such Acquisition Proposal, and (B) participate in discussions or negotiations with such person or entity regarding such Acquisition Proposal; provided, however, that the Company (x) will not, and will instruct its representatives not to, disclose any non-public information to such person or entity unless the Company first enters into an Acceptable Confidentiality Agreement with such person or entity, (y) will promptly (and in any event within 24 hours) provide to Parent notice of its intention to enter into such Acceptable Confidentiality Agreement, and (z) will provide to Parent prior to or substantially concurrent with the time it is provided to such Person any non-public information not previously provided to Parent.
We may also following the receipt of an Acquisition Proposal or an inquiry, proposal, or request for information that may reasonably be expected to lead to an Acquisition Proposal, contact the person or entity that has made such Acquisition Proposal, inquiry, proposal, or request such person or entity to clarify the terms and conditions thereof solely to the extent necessary to enable the Board of Directors to determine whether such Acquisition Proposal, inquiry, proposal, or request constitutes or is reasonably likely to lead to, or result in, a Superior Proposal, and to inform such person or entity of the non-solicitation obligations contained in the Merger Agreement and described herein.

For purposes of the Merger Agreement, “Superior Proposal” means any bona fide Acquisition Proposal made by any person or entity that:
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if consummated, would result in such person or entity owning, directly or indirectly, more than 50% of the voting equity securities of the Company, or consolidated assets (including voting equity securities of any of the Company’s subsidiaries) or businesses that constitute more than 50% of the assets of the Company and its subsidiaries on a consolidated basis,

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is otherwise on terms that the Board of Directors has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account such legal, financial, regulatory, and other aspects of the proposal, including the financing terms thereof, as the Board of Directors deems appropriate in the exercise of its fiduciary duties, including the factors outlined in NRS 78.138(4)) is more favorable to the Company from a financial point of view than the Transactions (taking into account the terms of any proposal by the Parent to modify the terms of the Transactions), and

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the Board of Directors has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory, and other aspects of the proposal as the Board of Directors deems appropriate in the exercise of its fiduciary duties) is reasonably capable of being consummated.

Prior to approval of the Merger Agreement by our stockholders, we are required to promptly (and in any event within 48 hours):
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notify Parent if we or any of our subsidiaries or representatives receives (i) any Acquisition Proposal or indication by any person or entity that it is considering making an Acquisition Proposal, (ii) any request for non-public information in contemplation of an Acquisition Proposal, or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal, and

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provide Parent with the identity of such person or entity and a copy of such Acquisition Proposal, indication, inquiry, or request (or, if it is not in writing, a written description of the material terms and conditions of such Acquisition Proposal, indication, inquiry, or request), including any modifications thereto.

We are also required to keep Parent informed on a current basis (and in any event no later than 48 hours after the occurrence of any material changes, developments, discussions, or negotiations) of the status of any Acquisition Proposal, indication, inquiry, or request, and any developments, discussions, and negotiations, and to promptly (and in any event within 24 hours) notify Parent if we determine to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal (and we may not begin providing such information or engaging in such discussions or negotiations prior to providing such notice). In addition, we may not, and must cause our subsidiaries not to, terminate, waive, or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which we or any of our subsidiaries is or becomes a party, except if the Board of Directors determines in good faith after consultation with its outside counsel, that the failure to do so would be inconsistent with its fiduciary duties.
Notwithstanding anything to the contrary described above, if  (i) we receive from a third party a written, bona fide Acquisition Proposal, (ii) a material breach by us of the non-solicitation obligations contained in the Merger Agreement and described herein has not contributed to the making of such Acquisition Proposal, and (iii) the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of the Merger Agreement which may be offered by Parent, the Board of Directors may at any time prior to approval of the Merger Agreement by our stockholders, if it determines in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, (x) effect an Adverse Recommendation Change and/or (y) terminate the Merger Agreement in order to enter into a definitive agreement with respect to such Superior Proposal (provided that in advance of or concurrently with such termination we pay a $1.72 million termination fee to Parent in immediately available funds (see “— Termination Fees” below); provided, however, that the Board of Directors may not effect an Adverse Recommendation Change or terminate the Merger Agreement as described above unless:
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we have provided prior written notice to Parent, at least three business days in advance (the “Notice Period”), of our intention to take such action, which notice will specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and will have contemporaneously provided to Parent a copy of any proposed definitive agreement(s) with respect to such Superior Proposal (the “Alternative Acquisition Agreement”),

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if requested in writing by Parent, prior to effecting such Adverse Recommendation Change or terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, we will, and will instruct our representatives to, during the Notice Period, negotiate with Parent in good faith to make such adjustments proposed by Parent to the terms and conditions of the Merger Agreement, and

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following any such negotiation, if any, such Acquisition Proposal continues to constitute a Superior Proposal.

In the event of any material revisions to the terms of an Acquisition Proposal after the start of the Notice Period, we will be required to deliver a new written notice to Parent and to comply with the requirements described above with respect to such new written notice; provided, however, that, in any such case, the Notice Period shall be two business days instead of three business days, and the Notice Period will be deemed to have re-commenced on the date of such new notice.
Under the terms of the Merger Agreement, we and the Board of Directors may (i) comply with our disclosure obligations under U.S. federal or state law with regard to an Acquisition Proposal, including taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to the Company’s stockholders), or (ii) making any “stop look and listen” or similar communication to the Company’s stockholders of the type contemplated by Rule 14d-9 under the Exchange Act (or any similar communications to the Company’s stockholders); provided, however, that any such action taken or disclosure made will not limit or modify the effect that any such action or disclosure may have under any provision of the Merger Agreement.
In addition, the Merger Agreement prohibits the Company from taking any action to exempt any person or entity (other than Parent, Merger Sub, and their respective affiliates) from the provisions of “control share acquisitions” contained in any anti-takeover law or otherwise cause such restrictions not to apply, in each case unless such actions are taken simultaneously with a termination of the Merger Agreement prior to approval of the Merger Agreement by the Company’s stockholders in connection with a Superior Proposal as described above.
Access to Information; Financing Cooperation
Until the Merger is effective, subject to certain exceptions and limitations, we have agreed pursuant to the Merger Agreement, upon reasonable notice and subject to applicable laws relating to the exchange of information, to, and to cause our subsidiaries to, and to use reasonable best efforts to cause our and our subsidiaries’ representatives to, (i) give to Parent, Merger Sub, and their authorized representatives (including, subject to Parent’s reimbursement obligations contained in the Merger Agreement and described below, Parent’s financing sources) reasonable access during normal business hours, and in a manner as shall not unreasonably interfere with the business or operations of the Company or any of its subsidiaries, to the offices, properties, plants and other facilities, employees, agents, assets, books, and records of the Company or any of its subsidiaries, and (ii) furnish to Parent, Merger Sub, and their authorized representatives (including, subject to Parent’s reimbursement obligations contained in the Merger Agreement and described below, the Financing Sources) such existing financial and operating data (including tax returns and records) and other existing information as such persons and entities may reasonably request.
Subject to certain exceptions and limitations, we have also agreed, and have agreed to cause our subsidiaries, and to use reasonable best efforts to cause the representatives of the Company and its subsidiaries to, provide Parent with all cooperation reasonably requested by Parent in connection with the

Debt Financing (provided, that such requested cooperation is consistent with applicable laws and does not unreasonably interfere with the operations of the Company and its subsidiaries).
Parent will promptly, upon request by the Company, reimburse the Company for all reasonable fees, costs, and expenses incurred by the Company, its subsidiaries, or any of their respective representatives in connection with the Parent’s financing for the Transaction, and will indemnify and hold the Company, its subsidiaries and other affiliates, and their respective representatives harmless from and against any losses, damages, claims, costs, or expenses suffered or incurred by any of them in connection with the arrangement of such financing and any information used in connection therewith.
We will not be required to provide and may withhold any document or information the disclosure of which (i) would reasonably be expected to conflict with, violate, breach or otherwise contravene any applicable law or contract, or (ii) would be reasonably likely to risk a loss of legal privilege (provided that we use our reasonable best efforts to allow for such access or disclosure (or as much as possible) in a manner that would not be reasonably likely to risk a loss of legal privilege). If any material is withheld by us pursuant to the immediately preceding sentence, we are required, to the extent possible without violating any law or contract or risking a loss of legal privilege, to inform Parent as to the general nature of what is being withheld.
Employee Matters
Under the Merger Agreement, the surviving corporation is required to:
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for one year following the Effective Date (or if earlier, the date of the applicable employee’s termination of employment with the surviving corporation or Parent or any affiliate thereof), the surviving corporation will use its best efforts to cause the following to be provided to employees of the Company and its subsidiaries as of the Effective Time (the “Company Employees”) (i) base salary or hourly wage rates, as applicable, that are no less favorable than the Company Employees’ base salary or hourly wage rates, as applicable, in effect immediately prior to the Effective Time, (ii) employee benefits that are substantially comparable to the employee benefits provided to the Company Employees as of immediately prior to the Effective Time, excluding for purposes of this comparison any equity-based compensation, defined benefit plans, retiree medical benefits, and change of control, sale, or similar bonuses provided by the Company and its subsidiaries prior to the Effective Time, and (iii) severance benefits in amounts and on terms and conditions that are no less favorable than those provided to Company Employees immediately prior to the Effective Time;

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use its best efforts to cause the compensation and benefit plans (other than equity-based benefits or arrangements, defined benefit pension benefits, and nonqualified deferred compensation benefits) maintained by Parent, the surviving corporation, or their affiliates for the Company Employees after the Effective Time to treat the service of the Company Employees with the Company and its subsidiaries attributable to any period before the Effective Time as service rendered to Parent, the surviving corporation, or their affiliates following the Effective Time for purposes of eligibility and vesting (and benefits accrual solely for purposes of vacation and severance) under all compensation and benefit plans, to the extent such service was credited under a similar or comparable plan immediately prior to the Effective Time; provided that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit; and

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use its best efforts to establish or maintain, or cause to be established or maintained, one or more group health plans which shall cover all Company Employees and dependents;

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waive (or cause to be waived) any pre-existing condition requirements, evidence of insurability provisions, waiting period requirements, or any similar provisions for any Company Employees under any medical, dental, disability, or life insurance plan maintained or sponsored by or contributed to by Parent, the surviving corporation or its affiliates for the Company Employees after the Effective Time to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable plan immediately prior to Effective Time; and

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apply toward any deductible requirements and out-of-pocket maximum limits, under any plans maintained or sponsored by or contributed to by Parent or the surviving corporation or its affiliates for the Company Employees after the Effective Time, amounts paid (or accrued) by each Company Employee under the comparable plans during the calendar year in which the Closing occurs.

Parent is required to inform us 30 days prior to the closing date if it wishes to continue the employment following the closing of the Merger of any of the senior executive officers of the Company (any such officer selected by Parent to continue his employment will hereinafter be referred to as a “Continuing Officer”). Prior the closing, we are required to cooperate with Parent in its efforts to negotiate new employment arrangements with any Continuing Officers to be effective as of the closing. Any senior executive officer that is not a Continuing Officer and any Continuing Officer that is unable to negotiate a mutually agreeable new employment arrangement with Parent, will resign at closing and receive (i) the change in control severance amounts due under his employment agreement with the Company as in effect on September 18, 2018, which shall be paid in a lump sum at closing, and (ii) continuation health and other benefits for a period of one year following the effective date of termination in accordance with the terms of his employment agreement.
The provisions of the Merger agreement described in this section were included in the Merger Agreement for the sole benefit of the parties to the Merger Agreement and do not create any right in any other person, including any Company Employee. Nothing contained in these provisions will (i) be treated as an amendment or establishment of any particular employee benefit plan or any other benefit or compensation arrangement of Parent, the surviving corporation, or their respective affiliates, (ii) give any third party any right to enforce such provisions, or (iii) require Parent, the surviving corporation, or any of their respective affiliates to (x) maintain any particular employee benefit plan, or (y) retain the employment of any particular employee for any period of time.
Indemnification; Directors’ and Officers’ Insurance
The Merger Agreement provides that, after the Effective Time, Parent will cause the surviving corporation to honor all rights to indemnification, advancement of expenses, and exculpation now existing in favor of each person who is or has been, or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (each an “Indemnified Party”) provided in the Company’s articles of incorporation and bylaws, in each case, as in effect on September 18, 2018. In addition, for six years following the Effective Time, the surviving corporation has undertaken certain indemnification obligations with respect to each Indemnified Party. The Merger Agreement also requires Parent to, or to cause the surviving corporation to, purchase a “tail” officers’ and directors’ liability insurance policy, which by its terms will survive the Merger and will provide each Indemnified Party with coverage for not less than six years following the Effective Time; provided, however, that in no event will Parent or the surviving corporation be required to expend more than 300% of the current annual premium paid by the Company for such policy to purchase the “tail” policy”; provided, further, however, that if the amount of the annual premiums necessary to procure such insurance coverage exceeds such amount, Parent is required to spend up to such amount to purchase such lesser coverage as may be obtained with such amount. See “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” and “— Indemnification and Insurance” for a more detailed discussion of these obligations.
Further Action; Efforts; Regulatory Approvals
Prior to the Effective Time, the Company has agreed to use its reasonable best efforts to obtain any consents, approvals, or waivers of third parties with respect to any contracts to which the Company or any of its subsidiaries is a party as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any contract as a result of the execution, performance, or consummation of the Transactions, provided, however, the Company may not, without the prior written consent of Parent, proffer or agree to grant or make any material concession or incur or assume any additional material liability with any contract counterparty or any of its affiliates in order to obtain any consent sought under any contract.

Subject to the terms and conditions of the Merger Agreement, prior to the Effective Time, the Company, Parent, and Merger Sub are each required, as promptly as practicable, to use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper, or advisable under applicable law to consummate the Transactions. In furtherance thereof, each party must, among other things, prior to the Effective Time, (i) use reasonable best efforts to obtain all required gaming approvals, (ii) make or cause to be made all necessary filings, and thereafter make or cause to be made any other required submissions with respect to the Merger Agreement and the Transactions, (iii) schedule and attend (or cause to be scheduled and attended) any hearings or meetings with gaming authorities necessary to obtain all required gaming approvals as promptly as practicable, and (iv) cooperate and consult with each other in determining which other filings, if any, are required to be made with, and which other material consents, approvals, permits, notices, or authorizations, if any, are required to be obtained prior to the Effective Time from, governmental authorities, and timely make or seek all such filings, consents, approvals, permits, notices, or authorizations.
In connection with the efforts described above, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, have agreed to (i) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable laws, supply the other with any information that may be reasonably required in connection with the foregoing, (iii) keep each other reasonably informed of any communication received from, or given by, such party to any governmental authority, and of any communication received or given by such party in connection with any proceeding by a private party, regarding the Transactions, and (iv) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any governmental authority or, in connection with any proceeding by a private party, with any other person or entity, and to the extent permitted by such governmental authority or other person or entity, give the other party the opportunity to attend and participate in such meetings and conferences.
Subject to the limitations set forth in the Merger Agreement, if any objections are asserted with respect to the Transactions under any applicable law or if any action, suit, or proceeding is instituted (or threatened to be instituted) by any governmental authority or private party challenging any of the Transactions as violative of any law or which would otherwise prohibit, prevent, restrict, materially impede, or materially delay the consummation of the Transactions, the Company, Parent, and Merger Sub are each required to use its reasonable best efforts to resolve any such objections or actions, suits, or proceedings so as to permit consummation of the Transactions, and in the event that any action, suit, or proceeding is instituted (or threatened to be instituted) by a governmental authority or private party challenging the Merger or any of the other Transactions, to cooperate with each other and to use its reasonable best efforts to contest and resist any such action, suit, or proceeding, and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts the consummation of the Merger or any of the other Transactions.
However, notwithstanding the foregoing, Parent, Merger Sub, and their respective affiliates are not obligated to agree to, and without the prior written consent of Parent, the Company and its subsidiaries are not permitted to, (i) sell, hold separate, or otherwise dispose of all or a portion of its respective business, assets, or properties, or conduct its business in a specified manner, other than the Club Fortune Casino Sale, (ii) pay any amounts (other than the payment of filing fees and expenses and fees of counsel), or grant any counterparty to any contract any accommodation or other concession, (iii) limit in any manner whatsoever the ability of such entities to conduct, own, operate, or control any of their respective businesses, assets, or properties or of the businesses, properties or assets of the Company and its subsidiaries, or (iv) waive any of the conditions to the obligations of the parties to effect the Merger set forth in the Merger Agreement.
Financing Activities
Parent has agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the proceeds of all financing needed by Parent to consummate the Transactions (the “Financing”), including (i) the equity commitment letter and debt commitment letter (the “Financing Commitments”) described above in the section entitled “Financing” closing on the terms and subject only to the conditions set forth in the

Financing Commitments, including using reasonable best efforts to negotiate and enter into definitive agreements with respect to the Financing on the terms and subject only to the conditions set forth in the Financing Commitments or, subject to the terms of the Merger Agreement, on other terms reasonably satisfactory to Parent, and satisfy on a timely basis all conditions in the Financing Commitments and the definitive agreements related thereto that are within its control (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent contained in the Financing Commitments or such definitive agreements related thereto). Parent may not agree to, permit, or otherwise consent to certain amendments of, supplements or modifications to, or waivers under, the Financing Commitments or the definitive agreements relating to the Financing without our prior written consent, which may not unreasonably be withheld or delayed, including amendments, supplements, modifications, or waivers that would reasonably be expected to prevent or materially delay the closing of the Merger or the ability of Parent to consummate the Transactions.
If any of the Financing or either of the Financing Commitments (or any definitive financing agreement relating thereto) expire or are terminated or otherwise become, or is reasonably expected to become, unavailable prior to the closing of the Merger, Parent has agreed to (i) promptly notify us thereof (and the reason for any such unavailability), and (ii) use its reasonable best efforts promptly to arrange for and obtain alternative financing from other sources on terms and conditions not materially less favorable, taken as a whole, to Parent than the terms and conditions of the Financing contained in such Financing Commitment to replace the Financing contemplated by such expired or terminated or unavailable Financing Commitment (“Alternative Financing”);
Parent has also agreed to (i) give us prompt written notice of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in a material breach or default) by any party to either Financing Commitment of which Parent becomes aware, and of the receipt of any written notice or other written communication from any person or entity with respect to any material dispute or disagreement between or among any parties to either Financing Commitment, (ii) keep us informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange and consummate the Financing, and (iii) provide to us copies of executed copies of the definitive documents related to the Financing (provided that any fee letters, engagement letters, or other agreements that, in accordance with customary practice, are confidential by their terms, and that do not affect the conditionality or amount of the Financing, may be redacted in a customary manner so as not to disclose economic terms), and copies of written notices or communications related to any actual or potential breach, default, termination, or repudiation by any party to either of the Financing Commitments, or any material dispute or disagreement between or among any parties to either of the Financing Commitments.
Additional Covenants
The Merger Agreement contains additional covenants regarding the conduct of the parties prior to the Merger, some of which are described below.
Company Stockholders’ Meeting
The Merger Agreement requires us, subject to the terms and conditions of the Merger Agreement, to duly call, give notice of, convene and hold (on a date selected by the Company and reasonably acceptable to Parent) a special meeting of the Company’s stockholders (the “Company Stockholders’ Meeting”) solely for the purpose of obtaining the approval of the Company’s stockholder of the Merger Agreement and the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith. The Company is required, through the Board of Directors, to recommend that the Company’s stockholders vote in favor of approval of the Merger Agreement, and include such Board of Directors recommendation in this proxy statement, except to the extent that the Board of Directors shall have effected an Adverse Recommendation Change as permitted by Merger Agreement and described above (see “— No Solicitation of Alternative Proposals”). We may, without the prior consent of Parent, make one or more successive postponements or adjournments of the Company Stockholders’ Meeting (i) to ensure that any supplement or amendment to this proxy statement required under applicable law is timely provided to Company’s stockholders within a reasonable amount of time, in the good faith judgment of the Board of Directors (after consultation with its outside counsel), in advance of the Company Stockholders’ Meeting, (ii) if, on a date for which the Company Shareholders’ Meeting is scheduled, there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (iii) if required by applicable law or a request from the SEC or its staff, or (iv) if, on a date for which the Company Stockholders’ Meeting is scheduled, the Company has not received proxies representing a sufficient number of Company Shares to obtain the approval of the Company’s stockholder of the Merger Agreement, whether or not a quorum is present; provided that the duration of any such adjournment or postponement shall be limited to the minimum duration reasonably necessary to remedy the circumstances giving rise to such adjournment or postponement. All other postponements or adjournments will require the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed).
Securities Litigation
The Company has agreed to give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and we may not agree to any such settlement without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).
Delisting and Deregistration of Company Common Stock
Prior to the Effective Time, the Company, Parent, and Merger Sub have agreed to cooperate in taking, or causing to be taken, all actions reasonably necessary to delist the Company Shares from the NYSE and terminate the registration of the Company Shares under the Exchange Act as promptly as promptly as practicable after the Effective Time. As a result of such deregistration, the Company will no longer be required to file reports with the SEC or otherwise be subject to the United States federal securities laws applicable to public companies.
Obligations of Merger Sub
Prior to the Effective Time or the termination of the Merger Agreement in accordance with its terms, (a) Merger Sub has agreed it will not, and Parent had agreed it will cause Merger Sub not to, undertake any business or activities other than in connection with the Merger Agreement and engaging in the Merger and the other Transactions, (b) Parent has agreed to take all action necessary to cause Merger Sub to perform its obligations under the Merger Agreement and to consummate the Merger and the other Transactions on the terms and conditions set forth in the Merger Agreement, and (c) Parent and Merger Sub have agreed not to (and Parent has agreed to cause the other affiliates of Parent not to) engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to materially delay or prevent the consummation of, or otherwise adversely affect, the Merger or any of the other Transactions.
Company Credit Agreement
At or prior to the Effective Time, and subject to the other terms and conditions set forth in the Merger Agreement, the Company is required to (a) apply a portion of the proceeds received by the Company and its subsidiaries from the Club Fortune Casino Sale to pay all indebtedness and other outstanding liabilities payable by the Company and its subsidiaries under its amended and restated credit agreement with Mutual of Omaha Bank (the “Payoff Amount”), and (b) cause the Mutual of Omaha Bank to deliver to the Company a pay-off letter, in form and substance reasonably satisfactory to Parent (the “Payoff Letter”), with respect to the repayment of the Payoff Amount and the release of all liens with respect to the property and assets of the Company and its subsidiaries securing the obligations under such amended and restated credit agreement upon Mutual of Omaha Bank’s receipt of the Payoff Amount.
Other Covenants and Agreements
The Merger Agreement also contains additional covenants, including covenants relating to (1) the filing of this proxy statement, (2) announcements concerning the Merger Agreement or the Transactions, (3) actions related to anti-takeover statutes, (4) notifications to the other party(ies) of certain matters, (5) documents required to be filed or furnished by the Company with or to the SEC prior to the Effective Time, and (6) certain actions related to Section 16 of the Exchange Act.

Conditions to the Merger
The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of the following mutual conditions:
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Stockholder Approval.   The approval of the Merger Agreement by our stockholders.

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Approvals.   The receipt of all required approvals of the Washington State Gambling Commission and Washington State Liquor and Cannabis Board to the Transactions, and the deregistration of the Company as a public company with the Nevada Gaming Commission.

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No Injunctions or Restraints; Illegality.   No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger being in effect, or any law or order having been enacted, entered, or enforced, and remaining in effect, that prevents or prohibits the consummation of the Merger.

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Club Fortune Casino Sale.   The Club Fortune Casino Sale having been consummated in accordance with the terms of the Club Fortune Asset Purchase Agreement and the Cash Closing Payment Cash under and as defined in the Club Fortune Asset Purchase Agreement, before giving effect to the Club Fortune Working Capital Adjustment, having been no less than $14.6 million (provided, that the Company will be deemed to have irrevocably waived this condition in the event that the Company’s or any of its subsidiaries’ breach of the Club Fortune Asset Purchase Agreement has materially contributed to the failure of the Club Fortune Casino Sale to occur).

The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
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Representations and Warranties.   The truth and correctness of the Company’s representations and warranties contained in the Merger Agreement at and as of the closing of the Merger (or, if made as of a specific date, at and as of such date), subject to the following qualifications:

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our representations and warranties regarding certain matters relating to our and our subsidiaries’ compliance with applicable gaming laws must be true and correct in all material respects as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date);

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our representations and warranties regarding certain matters relating to our due incorporation, organization, and qualification, our articles of incorporation and bylaws, our capitalization, our corporate power and authority, the approval by the Board of Directors of the Merger Agreement and the consummation of the Transactions, and its recommendation that the Company’s stockholders vote in favor of approval of the Merger, brokerage, finder’s, or other fees or commissions, and anti-takeover laws must be true and correct in all respects, except for de minimis inaccuracies, as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date); provided such failures of such representations and warranties to be true and correct do not, in the aggregate, constitute a Company Material Adverse Effect; and

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all of our other representations and warranties must be true and correct (without regard to any qualifications therein as to materiality or Company Material Adverse Effect, other than (i) any materiality or Company Material Adverse Effect qualification that requires (x) the listing of items on the confidential disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution of the Merger Agreement, or (y) delivering (or making available) to Parent or Merger Sub copies of items, and (ii) any such qualifications contained in our representations and warranties regarding the absence of a Company Material Adverse Effect and certain other changes or events related to the Company or its subsidiaries since April 30, 2018) as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Performance of Obligations.   The performance, in all material respects, by the Company of all obligations and agreements in the Merger Agreement to be performed or complied with by the Company at or prior to the closing of the Merger.

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No Company Material Adverse Effect.   There having been no event, occurrence, condition, change, development, state of facts, or circumstance since September 18, 2018 that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Closing Certificate.   The receipt by Parent of a certificate of the Company, dated as of the closing date, signed by the chief executive officer or chief financial officer of the Company to evidence satisfaction of the conditions summarized in the preceding bullet points with respect to the satisfaction of the conditions relating to our representations, warranties, obligations, and agreements, and the absence of the occurrence of any event, occurrence, condition, change, development, state of facts, or circumstance having, or reasonably expected to have, a Company Material Adverse Effect.

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Payment of Payoff Amount.   The delivery by the Company to Parent of evidence, reasonably satisfactory to Parent, of the payment of the Payoff Amount.

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Cash and Cash Equivalents.   The delivery to Parent of evidence, reasonably satisfactory to Parent, that, after giving effect to the payment of the Payoff Amount, the Company and its subsidiaries having as of immediately prior to the Effective Time no less than $7 million of cash and cash equivalents, including all cash and restricted cash on the balance sheets of the Company and its subsidiaries.

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Legal Opinion.   The delivery by the Company to Parent of a legal opinion in substantially the form agreed upon by the parties and attached to the Merger Agreement.

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Resignations.   Receipt by Parent and Merger Sub of resignations, effective as of the closing of the Merger, of each director of the Company and each of its subsidiaries.

Our obligation to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:
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Representations and Warranties.   The truth and correctness of Parent’s and Merger Subs’ representations and warranties contained in the Merger Agreement at and as of the closing of the Merger (or, if made as of a specific date, at and as of such date), subject to the following qualifications:

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the representations and warranties of Parent and Merger Sub regarding certain matters relating their due organization and qualification, their corporate or limited liability company power and authority, and brokerage, finder’s, or other fees or commissions, except for de minimis inaccuracies, must be true and correct in all respects, as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date); and

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all of the other representations and warranties of Parent and Merger Sub must be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to prevent, materially impair or materially delay the ability of Parent and Merger Sub to perform their obligations under the Merger Agreement or to consummate the Transactions.

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Performance of Obligations.   The performance, in all material respects, by Parent and Merger Sub of all obligations and agreements contained in the Merger Agreement to be performed or complied with by them at or prior to the closing.

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Closing Certificate   The receipt by the Company of a certificate of the Parent, dated as of the closing date, signed by the chief executive officer or chief financial officer of Parent to evidence satisfaction of the conditions summarized in the preceding bullet points with respect to the satisfaction of the conditions relating to Parent’s and Merger Subs’ representations, warranties, obligations, and agreements.

Termination
The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger Agreement by the Company’s stockholders (unless specifically indicated otherwise), as follows:
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by mutual written consent of the Company and Parent;

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by either the Company or Parent, if the Effective Time has not occurred on or before April 15, 2019 (the “Outside Date”); provided, however, that this termination right will not be available to a party whose inaccuracy or breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has caused, or resulted in, the failure of the Merger to be consummated on or before such date (the “Outside Date Termination Right”);

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by either Parent or the Company, if any governmental authority has (i) enacted, issued, promulgated, or enforced any law that makes consummation of the Merger illegal or otherwise prohibited, or (ii) enacted, issued, promulgated, enforced, or entered any order which has the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger, and such law or order has become final and nonappealable; provided, however, that this termination right will not be available to a party whose breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has caused, or resulted in, the issuance, promulgation, or enforcement of such law, or the enactment, issuance, promulgation, enforcement, or entry of any such order;

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by Parent, if prior to the Effective Time, there has been a breach or inaccuracy of any representation, warranty, covenant, or agreement on the part of the Company contained in the Merger Agreement, which breach or inaccuracy would give rise to the failure of the closing condition with respect thereto, and is incapable of being cured or has not been cured prior to the Outside Date; provided that Parent has given the Company at least 10 days written notice prior to such termination stating Parent’s intention to terminate the Merger Agreement pursuant to this termination right; and provided further, that Parent will not have the right to terminate the Merger Agreement pursuant to this termination right if Parent or Merger Sub is then in material breach of any representation, warranty, or covenant of Parent or Merger Sub under the Merger Agreement, that is not cured after 10 days from written notice of such material breach from the Company to Parent (the “Company Material Breach Termination Right”);

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by either Parent or the Company, if the Company Stockholders’ Meeting (including any adjournment or postponement thereof) has concluded, the Company’s stockholders have voted, and the approval of the Merger Agreement by the Company’s stockholders has not been obtained (the “No-Approval Termination Right”);

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by Parent, if  (i) an Adverse Recommendation Change has occurred, or (ii) the Board of Directors or any committee thereof  (A) has not have rejected any Acquisition Proposal within seven days of the making thereof  (including, for these purposes, by taking no position with respect to the acceptance by the Company’s stockholders of a tender offer or exchange offer, which will constitute a failure to reject such Acquisition Proposal), or (B) has failed, pursuant to Rule 14e-2 promulgated under the Exchange Act or otherwise, to publicly reconfirm the Board of Director’s recommendation that the Company’s stockholders approve the Merger Agreement within ten business days after receipt of a written request from the Parent that it do so if such request is made following the making by any person or entity of an Acquisition Proposal (“Change in Recommendation Termination Right”);

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by the Company prior to the Effective Time, if there has been a breach or inaccuracy of any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub contained in the Merger Agreement, which breach or inaccuracy would give rise to the failure of the closing condition with respect thereto, and is incapable of being cured or has not been cured prior to the Outside Date; provided that the Company has given Parent at least 10 days written notice prior to such termination stating the Company’s intention to terminate the Merger Agreement pursuant to this termination right; and provided further, that the Company will not have the right to terminate the Merger Agreement pursuant to this termination right if the Company is then in material breach of any representation, warranty, or covenant of the Company under the Merger Agreement, that is not cured after 10 days from written notice of such material breach from Parent to the Company (the “Parent/Merger Sub Material Breach Termination Right”);

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by the Company, prior to obtaining the approval of the Company’s stockholders of the Merger Agreement, as described above in connection with a Superior Proposal (the “Superior Proposal Termination Right”) (see “— No Solicitation of Alternative Proposals”); or

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by the Company, if  (i) all of the conditions of Parent and Merger Sub to effect the Merger have been satisfied or waived (other than those conditions (A) that, by their nature, can only be satisfied or waived at the closing of the Merger, but which would be capable of being satisfied if the closing date were the date of such termination, or (B) that are not satisfied or waived as a result of a breach by Parent or Merger Sub of the Merger Agreement), and (ii) Parent and Merger Sub have failed to consummate the Transactions within two business days after the date on which the closing of the Merger is required to occur under the Merger Agreement (the “Parent/Merger Sub Failure Termination Right”).

In some cases, termination of the Merger Agreement pursuant to the above conditions may require us to pay a termination fee to Parent, or require Parent to pay a termination fee to us, as described below under “— Termination Fees”.
Company Termination Fee and Expense Reimbursement
In the following circumstances, the Company will be required to pay to Parent a termination fee of $1.72 million (the “Company Termination Fee”):
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if the Merger Agreement is terminated by (i) the Company pursuant to the Superior Proposal Termination Right, or (ii) Parent pursuant to the Change in Recommendation Termination Right; or

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if the Merger Agreement is terminated (i) by Parent or the Company pursuant to the Outside Date Termination Right, or by Parent pursuant to the Company Material Breach Termination Right or the No-Approval Termination Right, (ii) at or prior to the date of termination, an Acquisition Proposal has been made known to the Company or has been made directly to the Company’s stockholders generally, or any person or entity has publicly announced an intention to make an Acquisition Proposal (whether or not conditional) and such Acquisition Proposal or publicly announced intention has not been withdrawn prior to such termination, and (iii) concurrently with such termination or within 12 months following such termination, the Company enters into an Alternative Acquisition Agreement to consummate or consummates a transaction contemplated by any Acquisition Proposal (provided that for these purposes, each reference to 15% in the definition of  “Acquisition Proposal” will be replaced with “50%”).

In addition, the Company will be required to reimburse Parent for all of the reasonable and documented out-of-pocket costs and expenses actually incurred by Parent and Merger Sub prior to the termination of the Merger Agreement in connection with the Merger Agreement and the Transactions in an amount not to exceed $300,000 (the “Expense Reimbursement”). In the event the Expense Reimbursement is paid and the Company Termination Fee is thereafter payable as described above, the Company Termination Fee otherwise payable will be reduced by the amount of the Expense Reimbursement.

Except with respect to the termination of the Merger Agreement by the Company pursuant to the Superior Proposal Termination Right, in which case the Company Termination Fee must be paid by the Company in advance of or concurrently with such termination, in the event that the Company Termination Fee or Expense Reimbursement, as applicable, is payable by the Company, the Company Termination Fee or Expense Reimbursement, as applicable, must be paid by the Company in immediately available funds promptly following (and in any event within two business days after) the date of the event giving rise to the obligation to make such payment. In no event will Parent or Merger Sub be entitled to both the payment of the Company Termination Fee and specific performance of the Merger Agreement.
Parent Termination Fee
Parent will be required to pay the Company a termination fee of  $2 million in the event the Merger Agreement is terminated (i) by the Company pursuant to the Outside Termination Date Right at a time when the Company would also have the right to terminate the Merger Agreement pursuant to the Parent/Merger Sub Material Breach Termination Right or Parent/Merger Sub Failure Termination Right and at the time of such termination, all of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions (A) that, by their nature, can only be satisfied or waived at the closing of the Merger, but which would be capable of being satisfied if the closing date were the date of such termination, or (B) that are not satisfied or waived as a result of a breach by Parent or Merger Sub of the Merger Agreement), (ii) by the Company pursuant to the Parent/Merger Sub Material Breach Termination Right, or (iii) by the Company pursuant to Parent/Merger Sub Failure Termination Right.
In the event that the Parent Termination Fee is payable by the Parent, (i) Parent will forfeit to the Company all of the Parent Shares in satisfaction of the Parent Termination Fee, and Parent and the Company will promptly (and in any event within two business days) following the date of the event giving rise to the obligation cause the Escrow Agent to release all the Parent Shares held in escrow under the Securities Escrow Agreement to the Company or its designee in accordance with the terms of the Securities Escrow Agreement, and (ii) upon receipt of the Parent Shares, the Company will pay to Buyer an amount equal to $153,658.77(the amount by which the Share Purchase Price paid by Parent to the Company for the Parent Shares pursuant to the Securities Purchase Agreement exceeded $2 million). See “Securities Purchase Agreement and Escrow Deposit”. In no event will the Company be entitled to both the payment of the Parent Termination Fee and specific performance of the Merger Agreement.
Limitation on Remedies
In the event of the termination of the Merger Agreement pursuant to the provisions described in the section entitled “— Termination”, the Merger Agreement will become void, and there will be no liability under the Merger Agreement on the part of the Company, Parent, or Merger Sub (or any their representatives) to any other party the Merger Agreement except that (1) certain sections of the Merger Agreement, including sections relating to termination, termination fees, and expenses, will survive termination, and (2) no such termination will relieve any party to the Merger Agreement from liability for any intentional breach of any of its representations, warranties, covenants, or agreements set forth in the Merger Agreement or fraud prior to such termination.
The Company, Parent, and Merger Sub have agreed that the payment of the Company Termination Fee or Parent Termination Fee will be in full and complete satisfaction of any and all monetary damages of Parent and Merger Sub or the Company, as applicable, arising out of or related to the Merger Agreement, the Merger, or the other Transactions, the termination of the Merger Agreement, the failure to consummate the Merger or the other Transactions, and any claims or actions, suits, or proceedings arising out of any such breach, termination, or failure. In no event will Parent or Merger Sub or the Company, as applicable, be entitled to seek or obtain any recovery or judgment in excess of the Company Termination Fee or the Parent Termination Fee, respectively, and Parent, Merger Sub, and the Company will not be entitled to seek or obtain any other damages of any kind for, or with respect to, the Merger Agreement or the Transactions, the termination of the Merger Agreement, the failure to consummate the Merger or the other Transactions, or any claims or actions, suits, or proceedings arising out of any such breach, termination, or failure;

provided, however, that the foregoing will not limit the right of Parent, Merger Sub, or the Company to specific performance of the Merger Agreement pursuant to the terms of the Merger Agreement prior to the termination of the Merger Agreement in accordance with its terms. See “— Jurisdiction; Specific Performance”.
Fees and Expenses
Except as otherwise set forth Merger Agreement, all fees and expenses incurred in connection with the Transactions, including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties incurred by the Company, Parent, or Merger Sub in connection with the negotiation and effectuation of the terms and conditions of the Merger Agreement and the Transactions, will be the obligation of the respective party incurring such fees and expenses, whether or not the Merger is consummated.
Amendment and Waiver
The Merger Agreement may be amended by the parties by action taken by their respective boards of directors (or similar governing bodies or entities) at any time prior to the Effective Time; provided, however, that, after approval of the Merger Agreement by the Company’s stockholders has been obtained, no amendment may be made without further stockholder approval which, by law or in accordance with the rules of the NYSE, requires further approval by such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed by the parties. The Merger Agreement also provides that at any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other, (b) waive any inaccuracy in the representations and warranties of the other contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and (c) waive compliance with any agreement of the other or any condition to its own obligations contained in the Merger Agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Company or Parent (on behalf of Parent and Merger Sub).
Jurisdiction; Specific Performance
Under the Merger Agreement, each of the parties has agreed that any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with the Merger Agreement or the Transactions (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be brought, heard, and determined exclusively in the state courts located in the State of Nevada or, if such courts shall not have jurisdiction, any of the federal courts of the United States of America located in the State of Nevada, and has agreed not to bring any action, suit, or proceeding arising out of or relating to the Merger Agreement or the Transactions in any other court. However, each of the parties has agreed that neither it nor any of its affiliate will bring, or support, any action, cause of action, claim, cross-claim, counterclaim, or third-party claim against Lender in any way relating to the Merger Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, anywhere other than in (i) any New York State court sitting in the Borough of Manhattan, or (ii) the United States District Court for the Southern District of New York.
The parties to the Merger Agreement are each entitled to specific performance of the terms of the Merger Agreement, without any requirement to post bond, in addition to any other remedy to which they are entitled at law or equity. However, the Company will be entitled to the granting of an order of specific performance or other equitable relief of Parent’s obligation to cause the full funding of the Financing and the consummation of the Transactions if and only if  (a) all of the conditions to Parent’s and Merger Sub’s obligations to effect the Merger contained in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but each of which at such time is capable of being satisfied) have been satisfied or waived, (b) Parent and Merger Sub fail to consummate the closing when required pursuant to the Merger Agreement, and (c) the Company has irrevocably confirmed in a written notice to Parent that it is ready, willing, and able to consummate the closing, and that if an order of specific performance or other equitable relief is granted and the Financing is consummated, then the Company will take such actions required of it by the Merger Agreement to cause the closing to occur. Notwithstanding anything else to the contrary, while the Company may concurrently seek an order of specific performance or other equitable relief in order to effect the full funding of the Financing and the consummation of the Transactions and payment of the Parent Termination Fee as described above, under no circumstances will the Company be permitted or entitled to receive both (i) a grant of an order of specific performance or other equitable relief in order to effect the full funding of the Financing and the consummation of the Transactions, and (ii) payment of the Parent Termination Fee.

MARKET PRICE OF COMPANY COMMON STOCK
The Company Shares are listed on NYSE under the trading symbol “UWN.” The following table sets forth, for the periods indicated, the high and low sales prices per Company Share as reported on NYSE. We have never paid cash dividends on our common stock.
	HIGH		LOW
Fiscal Ended April 30, 2017
First Quarter Ended July 31, 2016		$2.06		$1.80
Second Quarter Ended October 31, 2016		$2.13		$1.68
Third Quarter Ended January 31, 2017		$2.02		$1.64
Fourth Quarter Ended April 30, 2017		$2.23		$2.00
Fiscal Ended April 30, 2018
First Quarter Ended July 31, 2017		$2.59		$2.08
Second Quarter Ended October 31, 2017		$2.52		$2.09
Third Quarter Ended January 31, 2018		$2.80		$2.13
Fourth Quarter Ended April 30, 2018		$2.76		$2.08
Fiscal Ended April 30, 2019
First Quarter Ended July 31, 2018		$2.50		$1.87
Second Quarter Ended October 31, 2018		$2.57		$2.14
Third Quarter (through [•])	$	[•]	$	[•]
On September 17, 2018, which was the last full trading day immediately preceding the public announcement of the proposed Merger, the closing price per Company Share was $2.31. On [•], the most recent practicable date before the filing of this proxy statement, the closing price per Company Share was $[•]. You are encouraged to obtain current market quotations for Company common stock in connection with voting your Company Shares.
As of  [record date], there were [•] Company Shares outstanding held by approximately [•] holders of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information relating to the beneficial ownership of Company Shares as of November 29, 2018 by (i) all persons we know to beneficially own more than 5% of the outstanding Company Shares, (ii) each of our executive officers, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. As of the close of business on November 29, 2018, there were 17,807,772 Company Shares outstanding.
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Company Shares that they beneficially own, subject to applicable community property laws.
	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Class
5% Stockholders
Lafitte Capital Management, L.P. 701 Brazos Street, Suite 310, Austin, TX 78701	1,534,826(2)	8.6%
Ocho Investments LLC 5170 Howards Point Road, Excelsior, MN 55331	1,504,389(3)	8.4%
The TCW Group, Inc. 865 South Figueroa Street, Los Angeles, CA 90017	1,242,819(4)	7.0%
Carl E. Giudici Trust 850 S. Boulder Hwy PMB #432, Henderson, NV 89015	1,194,256(5)	6.7%
Stephen Haberkorn P.O. Box 80270, Las Vegas, NV 89180-0270	1,004,843(6)	5.6%
Maverick Casinos LLC 2926 Montessouri Street, Las Vegas, NV 89117	890,390(7)	5.0%
Executive Officers and Directors
Frank Catania	84,004	*
William G. Jayroe	167,340(8)	*
Rudolph K. Kluiber	10,087	*
Shawn W. Kravetz c/o Esplanade Capital LLC, One International Place, 14th Floor, Boston, MA 02110	868,296(9)	4.9%
Francis M. Ricci	47,504(10)	*
William J. Sherlock	141,004(11)	*
Michael P. Shaunnessy	333,000(12)	1.9%
James D. Meier	115,000(13)	*
Victor H. Mena	125,343(14)	*
Ernest E. East	127,000(15	*
All current directors and executive officers as a group (10 persons)	2,018,578(16)	11.3%

(1)
Unless otherwise indicated, the address for the persons listed is 133 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

(2)
Based solely on a Schedule 13G/A filed by Lafitte Capital Management LP on February 13, 2018, Lafitte Capital Management LP, Lafitte Capital, LLC, and Bryant Regan beneficially own 1,534,826 Company Shares, with shared voting power and shared dispositive power with respect to all such Company Shares.

(3)
Based solely on a Schedule 13G/A filed by Ocho Investments LLC on February 9, 2018, Ocho Investments and Andris Upitis beneficially own 1,504,389 Company Shares.

(4)
Based solely on a Form 13F-HR filed by The TCW Group, Inc. on behalf of itself and its direct and indirect subsidiaries, which collectively constitute the TCW business unit, on October 30, 2018.

(5)
Based solely on a Schedule 13G/A filed by The Carl E. Giudici Trust dated October 31, 1997, as amended, and Carl E. Giudici on July 7, 2016, The Carl E. Giudici Trust dated October 31, 1997, as amended, and Carl E. Giudici beneficially own 1,194,256 Company Shares.

(6)
Based solely on a Schedule 13G/A filed by Stephen Haberkorn on February 2, 2018.

(7)
On November 29, 2018, Parent purchased 890,390 Company Shares pursuant to the terms of the Securities Purchase Agreement. All such Company Shares were deposited with the Escrow Agent pursuant to the terms of the Securities Escrow Agreement. Parent may not sell, assign, dispose of, exchange, pledge, encumber, or otherwise transfer such Company Shares, or any interest therein, except to the Company as provided in the Securities Purchase Agreement, and with respect to all matters presented to the Company’s stockholders, Parent has agreed to vote all such Company Shares in the same manner and in the same proportion (rounded to the nearest whole share) as Company Shares that are not held by Parent are voted. See “Securities Purchase Agreement and the Escrow Deposit”.

(8)
Includes (a) options to purchase 40,000 shares of common stock exercisable as of November 29, 2018 or within 60 days thereafter, (b) 3,334 shares of common stock owned by Hunter Jayroe, and (c) 3,334 shares of common stock owned by Haley Jayroe.

(9)
Mr. Kravetz personally owns 28,067 shares of common stock. An additional 840,229 shares are owned by Esplanade Capital Partners I LLC. Mr. Kravetz is the President and Chief Investment Officer of Esplanade Capital LLC, which is the manager of Esplanade Capital Partners I LLC.

(10)
Includes options to purchase 20,000 shares of common stock exercisable as of November 29, 2018 or within 60 days thereafter.

(11)
Includes options to purchase 6,000 shares of common stock exercisable as of November 29, 2018 or within 60 days thereafter.

(12)
Includes options to purchase 300,000 shares of common stock exercisable as of November 29, 2018 or within 60 days thereafter, and 12,000 unvested restricted shares.

(13)
Includes options to purchase 100,000 shares of common stock exercisable as of November 29, 2018 or within 60 days thereafter, and 10,000 unvested restricted shares.

(14)
Includes options to purchase 95,000 shares of common stock exercisable as of November 29, 2018 or within 60 days thereafter, and 8,000 unvested restricted shares.

(15)
Includes options to purchase 100,000 shares of common stock exercisable as of November 29, 2018 or within 60 days thereafter, and 8,000 unvested restricted shares.

(16)
Includes options to purchase 661,000 shares of common stock and 38,000 unvested restricted shares.

*
Less than one percent of our common stock.

NO APPRAISAL RIGHTS
Pursuant to Section 92A.390 of the Nevada Revised Statutes, no appraisal rights shall be available to holders of Company Shares in connection with the Merger.
ADVISORY VOTE ON MERGER-RELATED COMPENSATION
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote to approve certain compensation that will or may be paid or become payable to our “named executive officers” (as defined in SEC rules) in connection with the Merger. This compensation is described in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the footnotes to the table and related narrative discussion.
The Board of Directors unanimously recommends that the stockholders of the Company approve the following resolution:
“RESOLVED, that the stockholders of the Company, hereby approve, on an advisory basis (non-binding basis), the compensation that will or may be paid or become payable to the Company’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the footnotes to the table and the related narrative discussion.”
The vote on the named executive officer Merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve the Merger Agreement. Accordingly, you may vote to approve the Merger Agreement and vote not to approve the named executive officer Merger-related compensation proposal and vice versa. Because the vote on the named executive officer Merger-related compensation proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the Merger Agreement is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of this advisory (non-binding) vote of the Company’s stockholders.
The above resolution approving the Merger-related compensation of the Company’s named executive officers on an advisory (non-binding) basis requires the affirmative vote of holders of a majority of the Company Shares entitled to vote on the matter and casting votes for or against the proposal.
The Board of Directors unanimously recommends that the stockholders of the Company vote “FOR” the named executive officer Merger-related compensation proposal.

ADJOURNMENT OF THE SPECIAL MEETING
As discussed above, the Board of Directors recommends a vote for the proposal to approve the Merger Agreement. If we do not have sufficient votes to approve the Merger Agreement at the special meeting, we may ask our stockholders to vote on a proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to approval the Merger Agreement.
If a quorum is present at the special meeting, then approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the Company Shares entitled to vote on the proposal and casting votes for or against the proposal. If a quorum is not present at the special meeting, the Company’s stockholders entitled to vote at the special meeting, represented in person or by proxy at the special meeting, will have the power to adjourn the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such proposal will be voted “FOR” the Adjournment Proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
The Board of Directors unanimously recommends that the stockholders of the Company vote “FOR” the approval of the Adjournment Proposal.
FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will not have public stockholders and will not hold a 2018 annual meeting of stockholders or any other future meeting of stockholders. If the Merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders. If any such annual meeting is held, we will provide notice of the record date and annual meeting date, as well as the deadline for submitting stockholder proposals for such meeting and to have such proposals included in our proxy statement for the annual meeting of stockholders. Such date will be disclosed in a quarterly report on Form 10-Q or current report on Form 8-K.
OTHER MATTERS
Other Business at the Special Meeting
Management is not aware of any matters to be presented for action at the meeting other than those set forth in this proxy statement. However, should any other business properly come before the special meeting, or any adjournment thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.
Multiple Stockholders Sharing One Address
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Secretary of the Company at Nevada Gold & Casinos, Inc., 133 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, telephone: (702) 685-1000. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement. You can also review the Company’s SEC filings on its website at www.nevadagold.com. Information included on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement. Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements, or other information concerning us, without charge, by written or telephonic request directed to us to the Secretary of the Company at Nevada Gold & Casinos, Inc., 133 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, telephone: (702) 685-1000. If you would like to request documents, please do so as soon as possible, in order to receive them before the special meeting.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:
Company Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended April 30, 2018
Quarterly Report on Form 10-Q	Fiscal Quarter ended July 31, 2018
Current Reports on Form 8-K	Filed May 2, 2018, May 23, 2018, June 27, 2018, July 26, 2018, August 3, 2018, September 13, 2018, September 18, 2018, and November 30, 2018
This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [•]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary

Appendix A
AGREEMENT AND PLAN OF MERGER

among

NEVADA GOLD & CASINOS, INC.,

MAVERICK CASINOS LLC

and

MAVERICK CASINOS MERGER SUB, INC.

September 18, 2018

A-i

 (Continued)

A-ii

 (Continued)

Exhibits
Exhibit A Form of Legal Opinion
A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 18, 2018, by and among Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), Maverick Casinos LLC, a Nevada limited liability company (“Parent”), and Maverick Casinos Merger Sub, Inc., a Nevada corporation and wholly owned Subsidiary of Parent (“Merger Sub” and collectively with the Company and Parent, the “Parties”).
RECITALS
WHEREAS, Parent, Merger Sub, and the Company intend to effect a merger (the “Merger”) of Merger Sub with and into the Company in accordance with this Agreement and the Nevada Revised Statutes (the “NRS”), with the Company to be the surviving corporation of the Merger (the “Surviving Corporation”), and each share of common stock, par value $0.12 per share, of the Company (each, a “Company Share” and collectively, the “Company Shares”) issued and outstanding at the Effective Time to be thereupon cancelled and converted into the right to receive an amount equal to the Merger Consideration, on the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger is fair to and in the best interests of the Company, including the stockholders of the Company (the “Company Stockholders”), (b) adopted resolutions approving and declaring the advisability of this Agreement and the Merger and other Transactions upon the terms and subject to the conditions set forth in this Agreement pursuant to Chapters 78 and 92A of the NRS, and (c) on the terms and subject to the conditions set forth herein, resolved to recommend that the Company Stockholders approve this Agreement;
WHEREAS, the managers of Parent and the board of directors of Merger Sub have unanimously (a) determined that the Merger would be advisable and fair to, and in the best interests of, Merger Sub and Parent, Merger Sub’s sole stockholder, (b) adopted this Agreement and approved the Merger upon the terms and subject to the conditions set forth in this Agreement pursuant to Chapters 78 and 92A of the NRS, and (c) in the case of the board of directors of Merger Sub, resolved to recommend that Parent, as Merger Sub’s sole stockholder, approve this Agreement, in each case upon the terms and subject to the conditions set forth herein; and
WHEREAS, concurrently with the execution of this Agreement, Parent has deposited $2 million, in immediately available funds (the “Deposit”) with Fidelity National Title Group (Fidelity National Title), a Nevada corporation (the “Escrow Agent”), into a segregated escrow account (the “Escrow Account”) as specified in the Escrow Agreement, executed by Parent, Merger Sub, the Company, and the Escrow Agent contemporaneously with the execution of this Agreement (the “Escrow Agreement”), to be held, released, or disposed of by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub, and the Company hereby agree as follows:
Article I.
DEFINITIONS AND GENERAL INTERPRETATION
Section 1.01. Definitions. For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.
“Acquisition Proposal” means any inquiry, proposal, offer, or indication of interest for or relating to (in one transaction or a series of related transactions) any of the following: any direct or indirect acquisition or purchase (including by any license or lease) by any Person of  (a) assets (including voting equity securities of any of the Company’s Subsidiaries, but excluding sales of assets in the ordinary course of business) or businesses of the Company and its Subsidiaries that constitute 15% or more of the fair market value of the assets of the Company and its Subsidiaries on a consolidated basis or that generate 15% or more of the aggregate revenues or net income of the Company and its Subsidiaries on a consolidated basis, or (b) beneficial ownership of 15% or more of any class of voting equity securities of the Company or of any of its Subsidiaries, the assets or business of which constitutes 15% or more of the fair market value of the assets of the Company and its Subsidiaries on a consolidated basis or that generates 15% or more of the aggregate revenues or net income of the Company and the Company’s Subsidiaries on a consolidated basis; provided that the term “Acquisition Proposal” shall not include the Transactions or the CF Sale.
“Action” means any litigation, action, charge, suit, hearing, arbitration, mediation, or other proceeding (public or private) by or before, or otherwise involving, any Governmental Authority.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“beneficial owner” or “beneficial ownership”, or phrases of similar meaning, with respect to any Company Shares or other applicable securities, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.
“Bona Fide Proposal” means a written bona fide Acquisition Proposal which the Company Board has considered consistent with Section 6.04(d) to determine whether such Acquisition Proposal constitutes a Superior Proposal.
“Business Day” means any day other than (a) a Saturday or a Sunday, or (b) a day on which banking and savings and loan institutions in New York, New York, the Secretary of State of the State of Nevada are authorized or required by Law or executive order to be closed.
“CF Casino” means the casino, restaurant, gift shop, parking, and all related facilities commonly known as Club Fortune Casino, located at 725 South Racetrack Road, Henderson, NV 89015.
“CF Cash Closing Payment” means the Cash Closing Payment under and as defined in the CF Sale Agreement.
“CF Sale” means the sale of substantially all of the assets used in or related to the CF Casino in accordance with the terms of the CF Sale Agreement.
“CF Sale Agreement” means the Asset Purchase Agreement dated as of June 26, 2018, by and among Truckee Gaming, LLC, Nevada Gold & Casinos LV, LLC, and the Company, as amended from time to time in accordance with the terms hereof.
“CF Working Capital Adjustment” means the Acquired Cash Adjustment (as defined in the CF Sale Agreement) and the Working Capital Adjustment (as defined in the CF Sale Agreement), in each as calculated for purposes of determining the CF Cash Closing Payment.
“Code” means the Internal Revenue Code of 1986.
“Company Bylaws” means the Amended and Restated Bylaws of the Company, as amended.
“Company Certificate” means the Articles of Incorporation of the Company, as amended.
“Company Credit Agreement” means the Amended and Restated Credit Agreement dated effective as of November 30, 2015, by and among the Company, the Subsidiaries of the Company party thereto, and Mutual of Omaha Bank, as amended.
“Company Disclosure Letter” means the confidential disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement.
“Company Equity Awards” means the Company Stock Options and Company Restricted Shares.

“Company Equity Plans” means the Nevada Gold & Casinos, Inc.’s 2009 Equity Incentive Plan.
“Company Intellectual Property” means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property.
“Company IP Agreements” means any and all Contracts concerning Intellectual Property or IT Assets to which the Company or any of its Subsidiaries is a party or beneficiary or by which the Company or any of its Subsidiaries, or any of their respective properties or assets, may be bound, including all (a) licenses of Intellectual Property by the Company or any of its Subsidiaries to any Person, and (b) licenses of Intellectual Property by any Person to the Company or any of its Subsidiaries
“Company IT Assets” means all IT Assets owned or purported to be owned by the Company or any of its Subsidiaries and any and all other IT Assets used or held for use by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means (a) any occurrences, conditions, changes, events, developments, or effects that are (or could reasonably expected to be) materially adverse to the business, assets, financial condition, operations, results of operations, or business prospects of the Company and the Company’s Subsidiaries taken as a whole, or (b) an effect that prevents or materially impairs the ability of the Company to perform its obligations under this Agreement or consummate the Transactions; provided, however, that for purposes of clause (a) none of the following, either alone or in combination, shall be taken into account in determining whether there has been a Company Material Adverse Effect: (i) general economic or political conditions; (ii) any changes in conditions generally affecting the industries in which the Company and its Subsidiaries operate; (iii) any changes in financial, credit, or securities markets in general; (iv) any acts of war (whether or not declared), armed hostilities, or terrorism, or the escalation, de-escalation, worsening, or lessening thereof, or any natural disasters, acts of God, or comparable events; (v) changes or proposed changes in applicable Law (other than changes or proposed changes in applicable Law that are or could reasonably be expected to be materially adverse to the business and operations of the Company as constituted prior to the execution of this Agreement, including gaming operations in jurisdictions in which the Company operates) or GAAP or in any interpretation thereof; (vi) the announcement of this Agreement or the Transactions; or (vii) the ability or inability of Parent and/or Merger Sub to pay or obtain financing to consummate the Transactions; provided, however, in the case of clauses (i), (ii), (iii), (iv), and (v), except to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected relative to other participants in the industries in which the Company and its Subsidiaries operate.
“Company Restricted Shares” means Company Shares that are unvested or are subject to repurchase option, risk of forfeiture or other condition on title, transfer, or ownership granted under any applicable Company Equity Plan, restricted stock purchase agreement, or other Contract with the Company.
“Company SEC Reports” means all forms, reports, schedules, registration statements, definitive proxy statements and other documents (including all exhibits and all other information incorporated therein by reference) required to be filed or furnished by the Company with or to the SEC during the period since (and including) July 29, 2016.
“Company Stock Option” means an option to purchase Company Shares granted pursuant to any Company Equity Plan.
“Company Termination Fee” means $1.72 million.
“Contract” means any written contract, agreement, purchase order, commitment, instrument or guaranty to which the Company or any of its Subsidiaries is a party.
“Environmental Law” means all Laws relating to the protection of the environment, public health or safety, or employee health and safety.
“Equity Financing Source” means Eric Persson.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Financing Sources” means the Lender and the Equity Financing Source.

“Fully Diluted Share Number” means (a) the aggregate number of Company Shares outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 3.01(a)), plus (b) the aggregate number of Company Shares issuable upon the exercise in full of all Company Stock Options outstanding immediately prior to the Effective Time (whether vested or unvested), other than Out-of-Money Options, which shall be excluded from the calculation of the Fully Diluted Share Number, plus (c) the aggregate number of Company Restricted Shares.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Gaming Approvals” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority or under Gaming Laws necessary for or relating to conduct of gaming and related activities or the manufacture, distribution, service, or sale of alcoholic beverages, and the ownership or the operation, management, and development of any gaming operations; provided that Gaming Approvals shall not include any such licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers, and exemptions required in connection with the sale of the CF Casino.
“Gaming Authorities” means any Governmental Authorities with regulatory control and authority or jurisdiction over casino or other gaming activities and operations, or the manufacture, distribution, service or sale of alcoholic beverages, including the Washington State Gambling Commission and Washington State Liquor & Cannabis Board.
“Gaming Law” means any Law governing or relating to gaming and related activities (including but not limited to gambling, casino, lottery and pari-mutuel activities) and operations.
“Governmental Authority” means any national, federal, state, provincial, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department, or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over a party or any of its properties or assets.
“Hazardous Materials” means any substance, material, or waste that (a) is regulated under any Environmental Law, or (b) without limitation of the generality of clause (a), is deemed under or by any Environmental Law to be “hazardous,” “toxic,” a “contaminant,” “solid waste,” “waste,” a “nuisance,” a “pollutant,” or words with similar meaning, and includes petroleum and petroleum products, crude oil or any fraction or by-product thereof, polychlorinated biphenyls (PCBs), PCB wastes, asbestos, asbestos containing products and materials, and radioactive substances.
“Indebtedness” of any Person at any date means, without duplication, all obligations of such Person to pay principal, interest, penalties, fees, guarantees, reimbursements, damages, “make-whole” amounts, and costs of unwinding and other liabilities with respect to (a) indebtedness for borrowed money, whether current or funded, fixed, or contingent, secured or unsecured, (b) indebtedness evidenced by bonds, debentures, notes, mortgages, or similar instruments or debt securities, (c) obligations of such Person as a lessee under leases that are required to be capitalized in accordance with GAAP, and (d) direct or indirect guarantees of obligations described in clauses (a) through (c) above of any other Person; provided, however, that, with respect to the Company, “Indebtedness” shall not be deemed to include any intercompany Indebtedness owing by the Company to any of its wholly-owned Subsidiaries, by a wholly-owned Subsidiary of the Company to the Company or by one wholly-owned Subsidiary of the Company to another wholly-owned Subsidiary of the Company
“Intellectual Property” means all intellectual property and proprietary rights arising under the Laws of the United States or any foreign jurisdiction or under any international convention, including all of the following: (a) patents, patent applications, and any reissues, reexaminations, divisionals, provisionals, continuations, continuations-in-part, substitutions and extensions thereof  (collectively, “Patents”); (b) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, identifying symbols, logos, emblems, signs and insignia, and including all goodwill associated with the foregoing (collectively, “Marks”); (c) Internet domain names, Internet key words, and social media accounts and identifiers, (d) copyrights (whether registered or unregistered), works of authorship, moral rights, mask works, and mask sets (collectively,

“Copyrights”); (e) computer software programs; (f) confidential and proprietary information, and non-public processes, designs (including circuit designs and layouts), specifications, technology, databases, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, research and development, ideas, and technical data and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (g) all applications, registrations, renewals, extensions, and permits related to any of the foregoing clauses (a) through (f).
“IT Assets” means all information technology systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology assets and equipment, and all associated documentation.
“Knowledge” when used in reference to the Company means the actual knowledge of all of the directors of the Company Board and the individuals listed in Section 1.01(a) of the Company Disclosure Letter; provided, however that with respect to the representations warranties set forth in Sections 4.08 and 4.12, Knowledge when used in reference to the Company shall mean the knowledge of the foregoing individuals after due inquiry, and when used in reference to Parent means the actual knowledge of the officers of the Parent.
“Law” means any judgment, decree, injunction, order, writ, ruling, law, ordinance, statute, rule, regulation, code, or other requirement of any Governmental Authority, or the common law.
“Lease” means the leases and subleases, including amendments thereto and guaranties thereof, under which the Company or any Subsidiary of the Company is the tenant or subtenant of, or otherwise occupies, any Leased Real Property.
“Leased Real Property” means the real property leased by the Company or any of its Subsidiaries as tenant or subtenant, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all appurtenances of the Company or any applicable Subsidiary of the Company relating to such real property.
“Liabilities” means any and all Indebtedness, liabilities, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, on- or off-balance sheet, whether or not required to be recorded or reflected on a balance sheet under GAAP, and including those arising under any Contract, Action or Order.
“Licensed Intellectual Property” means any and all Intellectual Property that the Company or any of its Subsidiaries is licensed or otherwise permitted by other Persons to use.
“Liens” means any mortgage, charge, claim, lien, pledge, security interest, deed of trust, or other encumbrance.
“Most Recent Company Balance Sheet” means the audited balance sheet of the Company and its consolidated Subsidiaries as of April 30, 2018, as filed in the Company SEC Reports.
“NYSE” means the New York Stock Exchange.
“Order” means any decree, decision, injunction, judgment, order, ruling, or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Authority, in each case, having applicable jurisdiction.
“Out-of-Money Options” means Company Stock Options having an exercise price in excess of the Merger Consideration, after giving effect to any adjustments to the Merger Consideration pursuant to Section 3.07.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Company or any of its Subsidiaries.
“Owned Real Property” means the real property owned in fee simple by the Company or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements located thereon and all appurtenances of the Company or any applicable Subsidiary of the Company relating to the such real property.

“Parent Termination Fee” means $2 million.
“Permitted Liens” means (a) Liens for Taxes and other governmental charges and assessments that are not yet delinquent and Liens for Taxes and other governmental charges and assessments being contested in good faith by appropriate proceedings), (b) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’, materialmen’s, and similar Liens arising or incurred in the ordinary course of business and securing payments not yet delinquent or payments that are being contested in good faith, (c) zoning restrictions, survey exceptions, easements, covenants, conditions, restrictions, rights of way, and similar Liens on real property, (d) covenants, conditions, restrictions, easements, rights of way, restrictive covenants, encroachments, and other similar matters affecting title, which do not materially impair the occupancy or use of any Owned Real Property or Leased Real Property for the purposes for which it is currently used in connection with the Company’s and its Subsidiaries’ businesses, (e) any state of facts an accurate survey of any of the Owned Real Property would disclose that do not materially impair the occupancy or use of the Owned Real Property for the purposes of which it is currently used in connection with the Company’s and its Subsidiaries’ business, (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar Laws, (g) the title and other interests of a lessor under a capital or operating lease or of a licensor under a license or royalty agreement, (h) Liens arising or resulting from any action taken by the Parent, Merger Sub, or any of their Affiliates, (i) Liens which do not in any material respect interfere with or restrict the present use of the properties or assets related thereto, (j) Liens disclosed in any title insurance policies or title commitments made available to Parent and Merger Sub on or prior to the date of this Agreement or that appear in title insurance policies with respect to any of the Owned Real Property obtained by Parent and Merger Sub, and (k) Liens set forth in Section 1.01(b) of the Company Disclosure Letter.
“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association, entity, or Governmental Authority.
“Personal Information” means any information (including a person’s name, mailing address, telephone number, e-mail address, social security number, driver’s license number, credit or debit card number, or financial account information) which, whether alone or in combination with other information, identifies or is associated with an identified natural person.
“Registered Intellectual Property” means all Owned Intellectual Property issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar, or other authority.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching, or migration into the environment (including ambient air, surface water, groundwater, land surface, or subsurface strata) or within any building, structure, facility, or fixture.
“Representatives” means, with respect to any Person, all directors, officers, employees, financial advisors, attorneys, accountants, or other advisors, agents, or representatives of such Person.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, or other organization of which at least a majority of the securities or other ownership interests having by their terms voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.
“Superior Proposal” means any bona fide Acquisition Proposal made by any Person that (a) if consummated, would result in such Person owning, directly or indirectly, more than 50% of the voting equity securities of the Company, or consolidated assets (including voting equity securities of any of the Company’s Subsidiaries) or businesses that constitute more than 50% of the assets of the Company and its Subsidiaries on a consolidated basis, (b) is otherwise on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account such legal, financial, regulatory, and other aspects of the proposal, including the financing terms thereof, as the Company Board deems appropriate in the exercise of its fiduciary duties, including the factors outlined in NRS 78.138(4)) is more favorable to the Company from a financial point of view than the Transactions (taking into account the terms of any proposal by the Parent to modify the terms of the Transactions), and (c) the Company Board has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory, and other aspects of the proposal as the Company Board deems appropriate in the exercise of its fiduciary duties) is reasonably capable of being consummated.
“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, escheat, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Transactions” means the Merger and the other transactions contemplated by this Agreement, the Escrow Agreement, and all other agreements contemplated hereby.
Section 1.02. Cross Reference Table.   The following terms defined elsewhere in this Agreement shall have the meaning set forth in the sections set forth below:
Defined Term	Section
Acquisition Proposal	Section 8.03(b)(ii)
Adverse Recommendation Change	Section 6.04(a)
Advisor	Section 4.26
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.04(d)
Alternative Commitment Letter	Section 6.15(c)
Alternative Financing	Section 6.15(c)
Anti-Corruption and Anti-Bribery Laws	Section 4.24(a)
Anti-Takeover Law	Section 4.28
Articles of Merger	Section 2.03
Bankruptcy and Equity Exception	Section 4.05(a)
Capitalization Date	Section 4.04(a)
Closing	Section 2.02
Closing Date	Section 2.02
Closing Statement	Section 3.07(a)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 4.05(b)
Company Employees	Section 6.05(a)
Company Financial Statements	Section 4.09(b)
Company Group	Section 9.11
Company Licensed Parties	Section 4.08
Company Management Principals	Section 4.08

Defined Term	Section
Company Preferred Shares	Section 4.04(a)
Company Securities	Section 6.01(b)(ii)
Company Share	Recitals
Company Share Certificates	Section 3.02(b)
Company Shares	Recitals
Company Stockholder Approval	Section 4.05(a)
Company Stockholders	Recitals
Company Stockholders’ Meeting	Section 6.02(b)
Confidentiality Agreement	Section 6.03(c)
Continuing Officer	Section 6.05(d)
Current Annual Capital Plan	Section 6.01(b)(xiii)
D&O Insurance	Section 6.06(c)
Debt Commitment Letter	Section 5.08
Debt Financing	Section 5.08
Deposit	Recitals
DOL	Section 4.13(a)
Drift On Inn	Section 4.13(a)
DTC	Section 3.02(b)
Effective Time	Section 2.03
Environmental Permits	Section 4.17
Equity Commitment Letter	Section 5.08
Equity Financing	Section 5.08
ERISA	Section 4.13(a)
ERISA Affiliate	Section 4.13(a)
Escrow Account	Recitals
Escrow Agent	Recitals
Escrow Agreement	Recitals
Expense Reimbursement	Section 8.03(b)(iii)
Financing	Section 5.08
Financing Commitments	Section 5.08
Indemnified Party	Section 6.06(a)
Indemnifying Parties	Section 6.06(b)
Indemnifying Party	Section 6.06(e)
IRS	Section 4.13(a)
Lender	Section 5.08
Letter of Transmittal	Section 3.02(b)
Licensed Parties	Section 5.10
Licensing Affiliates	Section 5.10
Material Contracts	Section 4.18(a)
Maximum Amount	Section 6.06(c)
Merger	Recitals
Merger Consideration	Section 3.01(b)
Merger Shares	Section 3.01(b)

Defined Term	Section
Merger Sub	Preamble
Nevada Takeover Statutes	Section 4.28
Notice Period	Section 6.04(d)
NRS	Recitals
Old 99 Property Group	Section 4.13(a)
Outside Date	Section 8.01(b)
Parent	Preamble
Parties	Preamble
Paying Agent	Section 3.02(a)
Payment Fund	Section 3.02(a)
Payoff Amount	Section 6.17
Payoff Letter	Section 6.17
PBGC	Section 4.13(a)
Per Share Adjustment Amount	Section 3.07(d)
Permits	Section 4.07(b)
Plan	Section 4.13(a)
Proxy Statement	Section 4.25
Surviving Corporation	Recitals
Termination Date	Section 8.01
Uncertificated Company Shares	Section 3.02(b)
WARN	Section 4.14(c)
Section 1.03. General Interpretation.   The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation, and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a) when a reference is made in this Agreement to an Article, Section, or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;
(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c) whenever the words “include,” “includes,” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;”
(d) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires;
(e) references to any statute, rule, or regulation are to the statute, rule, or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule, or regulation include any successor to said section;
(f) references to any Contract or Permit are references to such Contract or Permit as amended, modified, supplemented or replaced from time to time;
(g) references to “made available” means, (i) with respect to materials made available by the Company, the information or document (A) has been posted to the electronic data site maintained by the Company in connection with the Transactions prior to the date of this Agreement, (B) has been included in any Company SEC Report that has been filed on the SEC’s EDGAR system at least two

Business Days prior to the date of this Agreement or incorporated by reference into a Company SEC Report that has been filed on the SEC’s EDGAR system prior to the date of this Agreement, or (C) has been sent via email to Parent, Merger Sub, or their Representatives prior to the date of this Agreement, and (ii) with respect to materials made available by Parent or Merger Sub, the information or document has been sent via email to the Company or its Representatives prior to the date of this Agreement;
(h) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
(i) references to a Person are also to its successors and permitted assigns;
(j) the use of  “or” is not intended to be exclusive unless expressly indicated otherwise;
(k) references to monetary amounts are to the lawful currency of the United States; and
(l) words importing the singular include the plural and vice versa and words importing gender include all genders.
Section 1.04. Disclosure Schedules.   It is understood and agreed that (a) disclosure of any fact or item in any Section of the Company Disclosure Letter shall be deemed to be disclosed with respect to any other applicable Section only to the extent it is reasonably apparent that such disclosure is applicable to such other Section, (b) nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty made herein, (c) the fact that any information is disclosed in the Company Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement, and (d) without limiting the foregoing, neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Company Disclosure Letter is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material.
Article II.
THE MERGER
Section 2.01. Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation in the Merger.
Section 2.02. Closing.   Subject to the provisions of Article VII and unless this Agreement shall have been terminated in accordance with Section 8.01, the closing of the Merger (the “Closing”) shall (a) take place at the offices of Lewis Roca Rothgerber Christie LLP,3993 Howard Hughes Parkway, Suite 600, Las Vegas, NV 89169 as soon as practicable (but in no event later than the tenth day (or if such date is not a Business Day, the next succeeding Business Day) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement, or (b) occur at such other time and place agreed to by the Parties (the date upon which the Closing occurs, the “Closing Date”). In lieu of a physical closing, the Parties agree that all requisite closing documents may be exchanged electronically at the Closing, and that documents so exchanged shall be binding for all purposes.
Section 2.03. Effective Time of the Merger.   Subject to the provisions of this Agreement, at the Closing, the Company shall file articles of merger prepared and executed in accordance with the relevant provisions of the NRS (the “Articles of Merger”) with the Office of the Secretary of State of the State of Nevada, in such form as required by, and executed in accordance with, the relevant provisions of the NRS and shall make all other filings or recordings required under the NRS in connection with the Merger. The Merger shall become effective upon the filing of the Articles of Merger with the Office of the Secretary of State of the State of Nevada, or at such later time as shall be agreed upon by Parent and the Company and specified in the Articles of Merger (the date and the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

Section 2.04. Effects of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the NRS. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all Liabilities of the Company and Merger Sub shall become the Liabilities of the Surviving Corporation.
Section 2.05. Articles and Bylaws.
(a) At the Effective Time, the Company Certificate shall, by virtue of or in connection with the Merger, be amended and restated in its entirety to read as the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Maverick Casinos Inc.” and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.
(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the Company Bylaws shall be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Maverick Casinos Inc.” and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.
Section 2.06. Directors and Officers of the Surviving Corporation.   From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation, or removal.
Article III.
EFFECTS OF THE MERGER
Section 3.01. Conversion of Securities.   At and as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the Company Stockholders (other than any requisite approval of the principal terms of the Merger by the Company Stockholders in accordance with the NRS):
(a) Each Company Share held in treasury and each Company Share that is owned, directly or indirectly, by a wholly owned Subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time shall be cancelled and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.
(b) Each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares to be cancelled in accordance with Section 3.01(a)), shall be converted into the right to receive $2.50 in cash, plus or minus the Per Share Adjustment Amount, without interest (the “Merger Consideration”); provided that if the Closing occurs after February 1, 2019, the Merger Consideration shall be automatically increased by $0.01 for each month following such date until (and including) the Closing Date (prorated by the number of days for partial months). All such Company Shares, when so converted, shall cease to be outstanding and shall be canceled and cease to exist. Each holder of a Company Share Certificate or evidence of Uncertificated Company Shares representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor in accordance with Section 3.02. The Company Shares that are to be so converted into the right to receive the Merger Consideration are referred to herein as the “Merger Shares.”
(c) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into and become one validly issued, fully paid, and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, so that, from and after the Effective Time, Parent shall be the holder directly or indirectly of all of the issued and outstanding shares of the Surviving Corporation’s common stock.

Section 3.02. Payment of Merger Consideration; Surrender of Company Shares; Stock Transfer Books.
(a) Prior to the Effective Time, Parent or Merger Sub shall appoint as paying agent a bank or trust company reasonably satisfactory to the Company (the “Paying Agent”) for the purpose of paying the Merger Consideration to holders of Company Shares (other than Company Restricted Shares). In connection therewith, Parent shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. On the Closing Date and prior to the filing of the Articles of Merger, (i) Parent and the Company shall deliver a joint written instruction to the Escrow Agent to deposit all funds held in the Escrow Account with the Paying Agent, and (ii) Parent shall deposit, or cause to be deposited, with the Paying Agent cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 3.01, after giving effect to the payment described in clause (i), in each case for the benefit of the holders of Company Shares (other than Company Restricted Shares), for payment in accordance with this Article III through the Paying Agent (the “Payment Fund”). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration payable with respect to the Company Shares (other than Company Restricted Shares) pursuant to Section 3.01 out of the Payment Fund. The Payment Fund shall be invested by the Paying Agent as directed by Merger Sub; provided, however, that such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of the Merger Shares. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Company Shares under Section 3.01, Parent shall promptly deposit in trust or cause the Surviving Corporation promptly to deposit additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares for the Merger Consideration. Any interest or other income resulting from investment of the Payment Fund shall become part of the Payment Fund.
(b) Promptly after the Effective Time (but in any event not later than two Business Days after the Effective Time), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Merger Shares (other than The Depository Trust Company or its nominee (“DTC”)) as of the Effective Time (and, to the extent commercially practicable, Parent will, or will cause the Paying Agent to, make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by any such holder) (i) a letter of transmittal (each such letter, a “Letter of Transmittal”) (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Merger Shares (the “Company Share Certificates”) or transfer of the uncertificated Merger Shares held of record in book entry form (“Uncertificated Company Shares”) to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Company may reasonably agree), and (ii) instructions thereto for use in effecting the surrender of Company Share Certificates and Uncertificated Company Shares in exchange for the Merger Consideration.
(c) Upon surrender to the Paying Agent of  (i) Company Share Certificates or (ii) Uncertificated Company Shares in compliance with the procedures set forth in the Letter of Transmittal and instructions thereto, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Company Share Certificates or Uncertificated Company Shares shall be entitled to receive in exchange therefor, the Merger Consideration such holder has the right to receive pursuant to this Article III. DTC, upon surrender of the Merger Shares held of record by it in accordance with the customary surrender procedures of DTC and the Paying Agent, shall be entitled to receive as promptly as practicable in exchange for each surrendered Merger Share, the amount of cash DTC has the right to receive pursuant to this Article III. Each Merger Share surrendered pursuant to this Section 3.02(c) will be cancelled. No interest shall be paid or will accrue on any unpaid dividends and distributions payable to holders of Company Share Certificates or Uncertificated Company Shares. No Person beneficially owning Company Shares through DTC will be required to deliver a Letter of Transmittal to receive the Merger Consideration. Any such Person will receive its Merger Consideration in accordance with the customary payment procedures of DTC following the Effective Time.
(d) In the event of a transfer of ownership of Merger Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Merger Shares may be made to a Person other than the Person in whose name the Company Share Certificates or the Uncertificated Company Shares so surrendered are registered if such Company Share Certificates shall be properly endorsed or otherwise be in proper form for transfer or such Uncertificated Company Shares shall be properly documented for transfer and the Person requesting such payment shall pay any transfer Tax or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Company Share Certificate or Uncertificated Company Share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.
(e) If any Company Share Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may reasonably direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, the Paying Agent shall pay in respect of Merger Shares to which such lost, stolen, or destroyed Company Share Certificate relates the Merger Consideration to which the holder thereof is entitled.
(f) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Merger Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Company Share Certificates or Uncertificated Company Shares shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement, the articles of incorporation of the Surviving Corporation or by applicable Law.
(g) Any portion of the Exchange Fund that remains undistributed to the holders of Merger Shares for 12 months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Merger Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration (and Parent shall take all actions necessary to ensure that the Surviving Corporation has or has access to sufficient funds and shares of Parent Common Stock to make such payments). Any portion of the Exchange Fund remaining unclaimed by holders of Merger Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. None of Parent, the Paying Agent, or the Surviving Corporation shall be liable to any holder of Merger Shares (or dividends or distributions with respect thereto), Company Stock Options or Company Restricted Shares or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.
Section 3.03. Treatment of Company Equity Plans and Company Equity Awards.   As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the Company will use its reasonable best efforts to take all action as may reasonably be necessary or required in accordance with applicable Law and each Company Equity Plan (including, the award agreements in respect of awards granted thereunder) to give effect to this Section 3.03 to provide that:
(a) Each Company Stock Option that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall, immediately prior to the Effective Time, automatically and without any action on the part of any holder of any Company Stock Option be cancelled and, in exchange therefor, converted into the right to receive an amount of cash, if any, equal to the product of  (i) the number of Company Shares issuable upon the exercise of the Company Stock Option, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company Stock Option (subject to applicable withholdings). For the avoidance of doubt, any Out-of-Money Options shall automatically be cancelled without any action on the part of the holder thereof and without any payment to the holder thereof. As soon as practicable following the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay to each holder of a Company Stock Option, the consideration (if any) required to be paid to such holder pursuant to this Section 3.03(a), subject to Section 3.05.
(b) Each Company Restricted Share that is outstanding and unvested immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof, be fully vested and free of any restrictions, and, by virtue of the Merger, each Company Restricted Share shall be treated as a Company Share for all purposes of this Agreement, including the right to receive the Merger Consideration in accordance with Section 3.01 (subject to applicable withholdings). Parent shall cause the Surviving Corporation to pay through the Surviving Corporation’s payroll the Merger Consideration for the Company Restricted Shares, and the Company shall reasonably cooperate with Parent prior to the Effective Time to arrange for such payment at such time through payroll, subject to Section 3.05.
Section 3.04. No Appraisal Rights.   Pursuant to NRS 92A.390, no appraisal rights shall be available to Company Stockholders or any other holder of Company Shares in connection with the Merger.
Section 3.05. Withholding Rights.   Notwithstanding anything in this Agreement to the contrary, the Company, the Surviving Corporation, Parent, Merger Sub, and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other payment otherwise payable pursuant to this Agreement to any holder of Company Shares, Company Stock Options, or Company Restricted Shares, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law in accordance with such Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the applicable Tax authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Company Stock Options, or Company Restricted Shares, as applicable, in respect of which such deduction and withholding was made by the Company, the Surviving Corporation, Parent, Merger Sub, or the Paying Agent, as applicable. If any withholding obligation may be avoided by such holder providing information or documentation to the Company, the Surviving Corporation, Parent, Merger Sub, and the Paying Agent, as applicable, such information shall be requested prior to any such withholding and the Parties shall reasonably cooperate to reduce or eliminate such withholding.
Section 3.06. Adjustments to Prevent Dilution.   Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, split, combination, exchange of shares, or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect fully the effect of such stock dividend, subdivision, reclassification, split, combination, exchange of shares, or similar transaction and to provide the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 3.06 shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.
Section 3.07. Adjustments Related to CF Sale.
(a) At least five Business Days prior to the anticipated Closing Date, the Company shall prepare and deliver to Parent a statement (the “Closing Statement”) setting forth (i) the amount of the CF Cash Closing Payment and the CF Working Capital Adjustment, and (ii) the Company’s good faith calculation of the Per Share Adjustment Amount. The Closing Statement (and the statement to be delivered by Nevada Gold & Casinos LV, LLC under the CF Sale Agreement setting forth the

Estimated Purchase Price (as defined in the CF Sale Agreement)) shall be subject to review and approval by Parent prior to the Closing. The Per Share Adjustment Amount for purposes of determining the Merger Consideration will be the Per Share Adjustment Amount as set forth in the Closing Statement as approved by Parent.
(b) If the CF Cash Closing Payment exceeds $14.6 million for any reason other than on account of the CF Working Capital Adjustment, the Merger Consideration shall be increased by any amount equal to the excess, divided by the Fully Diluted Share Number.
(c) If the CF Working Capital Adjustment is greater or less than $146,000, then the Merger Consideration shall be increased or decreased by the amount by which the CF Working Capital Adjustment is greater or less than $146,000, divided by the Fully Diluted Share Number.
(d) As used herein, the “Per Share Adjustment Amount” means the amount, if any, by which the Merger Consideration is increased or decreased pursuant to Sections 3.07(a) and 3.07(b).
Article IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the Company Disclosure Letter, or (b) as set forth in the Company SEC Reports filed prior to the date of this Agreement (excluding all disclosures in any “Risk Factors” section and any disclosures included in any such Company SEC Reports that are forward looking in nature), the Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood and agreed that notwithstanding anything to the contrary set forth in this Agreement, except for the representations and warranties contained in Section 4.09, the Company shall not be deemed to have made any representations or warranties with respect to any of the Purchased Assets (as defined in the CF Sale Agreement) or the Assumed Liabilities (as defined in the CF Sale Agreement) or any matter related thereto, and the Company Disclosure Letter has been prepared as if the Purchased Assets and the Assumed Liabilities were not and shall not be held by the Company and its Subsidiaries at any time on or after the date of this Agreement):
Section 4.01. Organization and Qualification.   The Company is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Nevada and has the requisite corporate power and authority to own, operate or lease its properties and assets and carry on its business in all material respects as now conducted. The Company is in all material respects duly qualified or licensed to do business as a foreign corporation and, to the extent applicable, in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the conduct or nature of its business makes such qualification or licensing necessary.
Section 4.02. Articles of Incorporation and Bylaws.   The Company has made available to Parent copies of the Company Certificate and Company Bylaws, and the copies of such documents are true, complete, and correct and contain all amendments and supplements thereto as in effect on the date of this Agreement. The Company is not in any material respect in violation of any of their respective provisions of the Company Certificate or the Company Bylaws.
Section 4.03. Company Subsidiaries.
(a) Each of the Company’s Subsidiaries, together with the jurisdiction of organization or formation of each such Subsidiary, as of the date of this Agreement, is set forth in Section 4.03(a) of the Company Disclosure Letter. Other than the Company’s Subsidiaries, the Company does not own, directly or indirectly, any membership interest, partnership interest, joint venture interest, other equity interest, or any other capital stock of any Person. Each of the Company’s Subsidiaries is a corporation, limited liability company or other organization that is duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated or organized, existing, and in good standing or to have such power and authority as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries has in all material respects the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company’s Subsidiaries is in all material respects duly qualified or licensed to do business and in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the conduct or nature of its business makes such qualification or licensing necessary.
(b) Other than as set forth in Section 4.03(b) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of its Subsidiaries. Other than as set forth in Section 4.03(b) of the Company Disclosure Letter, all of such shares and other equity interests so owned by the Company are validly issued, fully paid, and nonassessable and are owned by it free and clear of any Liens or limitations on voting rights (other than Liens imposed by applicable federal or state securities Laws, or arising pursuant to the certificate or articles of incorporation, bylaws, articles of organization, or limited liability company agreement (or comparable organizational documents), as applicable, of any of any non-wholly-owned Subsidiary of the Company), are free of preemptive rights and were issued in compliance in all material respects with applicable securities Law. There are no subscriptions, options, warrants, calls, rights, convertible securities, or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Subsidiary of the Company. There are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiary of the Company or any other Person that are material to the Company and its Subsidiaries, taken as a whole.
(c) Other than as set forth in Section 4.03(c) of the Company Disclosure Letter, no Subsidiary of the Company has any legal or beneficial ownership interest in any Company Shares.
Section 4.04. Capitalization.
(a) The authorized capital stock of the Company consists of 50,000,000 Company Shares and 5,000,000 shares of preferred stock, par value $0.001 per share, of the Company (“Company Preferred Shares”). As of the close of business on September 17, 2018 (the “Capitalization Date”), (i) 16,848,182 Company Shares were issued and outstanding, including 69,200 Company Restricted Shares, and (ii) 1,867,803 Company Shares were held in the treasury of the Company. As of the Capitalization Date, (x) 676,000 Company Shares were subject to outstanding Company Stock Options, and (y) 507,611 Company Shares were available for future awards under the Company Equity Plans. No Company Preferred Shares are issued and outstanding. All of the outstanding Company Shares and Company Restricted Shares have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and were issued in compliance in all material respects with applicable securities Law. All Company Shares subject to issuance upon exercise of Company Stock Options will be, upon issuance on the terms and conditions specified in the Company Equity Plans and award agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights.
(b) Except for the Company Equity Plans and Company Stock Options, there are no outstanding (i) options, warrants, or other rights, Contracts, arrangements, or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, or (ii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting or ownership interests in the Company.
(c) Section 4.04(c) of the Company Disclosure Letter sets forth a true and complete listing of (i) all Company Equity Plans, and (ii) all Company Stock Options and Company Restricted Shares outstanding as of the close of business on the Capitalization Date, and, with respect to each such award, (A) the date of grant and name of holder of each such Company Stock Option and Company Restricted Shares, (B) the Company Equity Plan under which each such award was granted, (C) the portion of such award vested and unvested as of the close of business on the Capitalization Date,

(D) if applicable, the exercise price or repurchase price therefor, and (E) with respect to Company Stock Options, whether or not such Company Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. None of the Company Stock Options was granted with an exercise price below the fair market value of Company Shares on the date of the grant. All grants of Company Stock Options and Company Restricted Shares were granted, in all material respects, in compliance with all applicable Laws.
(d) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any other equity securities of the Company.
(e) There are no voting trusts or other Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any of its Subsidiaries.
(f) There are no outstanding bonds, debentures, notes, or other indebtedness of the Company or any of its Subsidiaries that have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity securities in the Company or any of its Subsidiaries may vote.
Section 4.05. Authority; Validity and Effect of Agreements; Company Board Approval.
(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Escrow Agreement, and all other agreements and documents contemplated hereby to which it is a party, and subject to the Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. Except for the approvals described in the following sentence, the execution, delivery, and performance by the Company of this Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action on behalf of the Company, including by the Company Board. No other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement or to consummate the Transactions, except, in the case of the Merger, for the affirmative vote of holders of a majority of the issued and outstanding Company Shares for approval of this Agreement (the “Company Stockholder Approval”) and the filing of the Articles of Merger pursuant to the NRS. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium, or other similar Laws relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”).
(b) At a meeting duly called and held, prior to the execution of this Agreement, at which all of the directors of the Company were present, the Company Board unanimously adopted resolutions (which resolutions have not been rescinded, modified, or withdrawn in any way, except following the date of this Agreement, in accordance with Section 6.04) (i) approving and declaring the advisability of this Agreement, (ii) approving the execution, delivery, and performance of this Agreement and the consummation of the Transactions (such approval having been made in accordance with the NRS, the Company Certificate and the Company Bylaws), including the Merger, (iii) determining this Agreement and the Merger to be advisable, fair to and in the best interests of the Company, including the Company Stockholders, (iv) recommending that the Company Stockholders vote in favor of adoption of this Agreement (the “Company Board Recommendation”), and (iv) resolving to make the Company Board Recommendation to the Company Stockholders and directing that this Agreement be submitted for approval by the Company Stockholders at the Company Stockholders’ Meeting.
(c) The statement in Section 3.04 is true and accurate.

Section 4.06. No Conflict; Required Filings and Consents.
(a) The execution and delivery by the Company of this Agreement, the Escrow Agreement, and all other agreements and documents contemplated hereby to which it is or will be a party and the consummation by the Company of the Transactions do not and will not, directly or indirectly (with or without notice or lapse of time or both), and the compliance by the Company with its obligations hereunder and thereunder will not, directly or indirectly (with or without notice or lapse of time or both), (i) subject to obtaining the Company Stockholder Approval, result in a violation or breach of or conflict with the Company Certificate or Company Bylaws or the certificate or articles of incorporation, bylaws, articles of organization, or limited liability company agreement (or comparable organizational documents), as applicable, of any of the Company’s Subsidiaries, (ii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations, filings and other actions described in Section 4.06(b), conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, (iii) result in any violation or breach of or conflict with any provisions of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions, or provisions of any material Contract to which the Company or any of its Subsidiaries is a party or by which it or any of its respective properties or assets may be bound, or (iv) result in the creation of any material Lien, except for Permitted Liens, on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii) and (iii), for any such conflict, violation, breach, default, right of purchase, termination, amendment, acceleration or cancellation, loss of any benefit, or payment that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.
(b) No consent, approval, Order or authorization of, or registration, qualification, designation or filing with or notification to, any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation by the Company of the Transactions, other than (i) (A) the applicable requirements of the Exchange Act and other applicable federal securities Laws, (B) the applicable requirements of state securities, takeover and “blue sky” Laws, (C) the applicable requirements of the NYSE, (D) such filings and other actions as are necessary to obtain all required Gaming Approvals as set forth on Section 4.06(b) of the Company Disclosure Letter, and (E) the filing with the Secretary of State of the State of Nevada of the Articles of Merger pursuant to the NRS, and (ii) such other consents, approvals, Orders, authorizations, registrations, qualifications, designations, filings or notifications that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole (for the avoidance of doubt, the preceding material adverse effect qualification applies only to this clause (ii)).
Section 4.07. Compliance with Laws; Permits.
(a) The Company and its Subsidiaries are, and since April 30, 2016 have been, in compliance in all material respects with all Laws applicable to them, any of their properties or other assets or any of their businesses or operations. To the Knowledge of the Company, from April 30, 2016 no Governmental Authority has issued any notice or notification (and the Company does not have Knowledge of any notice or notification) stating that the Company or any of its Subsidiaries is not in compliance in all material respects with any Laws applicable to them or is the subject of any investigation into potential material noncompliance with any such Laws.
(b) The Company and each of its Subsidiaries hold all material licenses, franchises, permits, certificates, consents, orders, approvals, and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case, that are necessary for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses in all material respects as conducted as of the date of this Agreement (collectively, “Permits”), and each such material Permit is in full force and effect. From April 30, 2016 neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority was considering the amendment, termination, revocation, or cancellation of any such material Permit. Each of the Company and its Subsidiaries is, and since April 30, 2016 has been, in compliance in all material respects with the terms of such material Permits. Neither the Company nor any of its Subsidiaries has received any written communication since April 30, 2016 from any Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with any such material Permit or relating to the revocation or material modification of any such material Permit.
Section 4.08. Compliance with Gaming Laws.   The Company and each Subsidiary of the Company that is licensed or holds any Gaming Approvals (collectively, the “Company Licensed Parties”), and, to the Knowledge of the Company, each of the Company Licensed Parties’ directors, officers, partners, managers, and Persons performing management functions similar to those performed by officers, partners, or managers (collectively, “Company Management Principals”), hold all material Gaming Approvals that are necessary to conduct the business and operations of the Company Licensed Parties in all material respects as currently conducted, each of which is in full force and effect in all respects, and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation, or termination of any Gaming Approval that currently is in effect, the loss of which, either individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect. Neither the Company, nor any other Company Licensed Party, has received written or, to the Knowledge of the Company, oral notice of any material investigation or review by any Gaming Authority with respect to the Company Licensed Parties or Company Management Principals that is pending or is reasonably expected to become pending. To the Knowledge of the Company, there are no facts which if known to any Gaming Authority could reasonably be expected to result in (a) the revocation, limitation, or suspension of a Gaming Approval or other license, finding of suitability, registration, permit, or approval of the Company Licensed Parties or Company Management Principals, or (b) the imposition of a material monetary fine or penalty.
Section 4.09. SEC Filings; Financial Statements; Internal Controls.
(a) The Company has timely filed with or furnished to, as applicable, the Company SEC Reports (including all forms, statements, definitive proxy statements and other documents (including exhibits) required to be filed or furnished by it with the SEC since July 29, 2016 through the date of this Agreement. As of their respective dates (or, if amended or superseded by a subsequent filing, as of the date of such amendment or subsequent filing), the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Reports, and (ii) no such Company SEC Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to any Company SEC Reports. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Reports is the subject of ongoing SEC review or investigation. None of the Company’s Subsidiaries is required to file any forms, reports, or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.
(b) Each of the consolidated balance sheets and the related consolidated statements of income, consolidated statements of shareholders’ equity, and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) contained in the Company SEC Reports, each as amended (collectively, the “Company Financial Statements”), (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated therein or in the notes thereto and, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the Exchange Act), and (ii) fairly presented, in all material respects, the consolidated financial position, results of operations, and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments which are not material).

(c) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(d) From April 30, 2016 (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director or executive officer of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim, in writing that the Company or any of its Subsidiaries has engaged in improper, illegal, or fraudulent accounting or auditing practices, and (ii) to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty, or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof or to any director or officer of the Company.
(e) The Company has established and maintains a system of  “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) in compliance in all material respects with the Exchange Act. The Company has completed an assessment of the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended April 30, 2017, and such assessment concluded that as of April 30, 2017 such controls were effective to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. To the Knowledge of the Company, since April 30, 2017, none of the Company or any of its Subsidiaries has identified or been made aware of: (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated, (ii) any fraud that involves the Company’s management who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries or (iii) as of the date of this Agreement, any written claim or allegation regarding any of the foregoing.
(f) The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) in compliance in all material respects with the Exchange Act.
(g) The Company is in compliance in all material respects with all current listing and corporate governance requirements of the NYSE and is in compliance in all material respects with all rules, regulations, and requirements of the Sarbanes-Oxley Act and the SEC.
Section 4.10. Absence of Undisclosed Liabilities.
(a) The Company and its Subsidiaries do not have any material Liability of any nature whatsoever (whether known or unknown, absolute, accrued, or contingent or otherwise, whether liquidated or unliquidated, or whether due or to become due), including for any Tax, except for Liabilities (i) fully reflected on or reserved against in the Most Recent Company Balance Sheet (including the notes thereto), (ii) incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Company Balance Sheet, (iii) arising under executory Contracts to which the Company or any of its Subsidiaries are bound, other than as a result of a breach thereof, (iv) arising under Plans or Permits in effect as of the date of this Agreement, copies of which have been made available to Parent, (v) disclosed in the Company Disclosure Letter, or (vi) incurred in connection with the Transactions.
(b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership, or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the

Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose, or limited purpose entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries in the Company Financial Statements or any Company SEC Reports.
Section 4.11. Absence of Certain Changes or Events.   From the date of the Most Recent Company Balance Sheet, (a) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice, (b) there has not been an event, occurrence, condition, change, development, state of facts, or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement through the Effective Time without the prior written consent of Parent, would constitute a breach of Section 6.01(b).
Section 4.12. Absence of Litigation.   As of the date of this Agreement, there is (a) no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their respective properties or assets, and (b) no settlement or similar agreements to which the Company or any of its Subsidiaries is a party or otherwise bound that impose any ongoing obligation or restriction on the Company or any of its Subsidiaries, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is subject to any Order of any Governmental Authorities that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.
Section 4.13. Employee Plans.
(a) Section 4.13(a) of the Company Disclosure Letter lists, as of the date of this Agreement, each material Plan (as defined below). The Company has made available to Parent true, complete, and correct copies of each of the following documents with respect to each material Plan, to the extent applicable: (i) all documents setting forth the terms of each Plan (including all amendments thereto); (ii) the most recent annual reports (Form 5500) filed with the Internal Revenue Service (“IRS”), including attached schedules; (iii) the most recent actuarial reports, if any; (iv) the most recently received IRS or other governmental determination, opinion, or registration letter, if any; (v) the most recent summary plan description and all material modifications thereto; (vi) any related trust agreement, insurance policy, or other funding instrument for the Plan; and (vii) all material correspondence to or from the IRS, the United States Department of Labor (“DOL”), the Pension Benefit Guaranty Corporation (“PBGC”) or any other Governmental Authority received in the last three years with respect to such Plan. A “Plan” means (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) whether or not subject to ERISA), (ii) all bonus, incentive, equity or equity-based compensation, stock purchase, deferred compensation, retiree medical, life insurance, retirement, health and welfare benefit, workers’ compensation, salary continuation, Section 125 of the Code cafeteria, health reimbursement, flexible spending, dependent care, employee loan, leave of absence, vacation pay, educational assistance, employee assistance, or other employee benefit plans, policies, arrangements or agreements, and (iii) all employment, retention, individual consulting, collective bargaining, change of control, retention, termination, severance, or other similar agreements, in each case, that is sponsored or maintained by the Company, its Subsidiaries, or any of their Affiliates that is or has ever been treated as a single employer, with the Company or its Subsidiaries under Section 414(b), (c), (m), or (o) of the Code (“ERISA Affiliate”).
(b) Each Plan has been operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion issued by the IRS, and, to the Knowledge of the Company, no fact or event has occurred since the date of such determination letter which could reasonably be expected to result in the revocation of such letter. As of the date of this Agreement, there are no Actions pending, or to the Knowledge of the Company, threatened with respect to any Plan or the assets of any Plan (except routine claims for benefits payable under the Plans). All material contributions, premiums, and benefit payments under or in connection with the Plans that are required to have been made as the date of this Agreement in accordance with the terms of the Plans or applicable Law have been timely made. There has been no act, omission, or condition with respect to any Plan that would be reasonably likely to subject the Company or its Subsidiaries to any material fine, penalty, Tax, or Liability of any kind imposed under ERISA, the Code or applicable Law.
(c) None of the Company, its Subsidiaries or any of their respective ERISA Affiliates, contributes to or otherwise participates in, and at no time in the past has contributed to or participated in, or has any Liability, contingent or otherwise, with respect to any: (i) “defined benefit plan” as defined in Section 3(35) of ERISA, (ii) a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, (iii) a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code, or (iv) a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.
(d) Neither the Company nor any of its Subsidiaries has any obligation or Liability (contingent or otherwise) to provide post-retirement life insurance, health benefits, or other welfare coverage for current or former officers, directors, or employees of the Company or any of its Subsidiaries except as may be required under Part 6 of Title I of ERISA or state insurance laws.
(e) Except as set forth on Section 4.13(e) of the Company Disclosure Letter, no Plan or other arrangement maintained by the Company or any Subsidiary, either individually or collectively, exists that, as a result of the execution of this Agreement and the consummation of the Transactions, whether alone or in connection with any other event(s), could (i) result in any payment (including severance or other payment) becoming due under any of the Plans to, or with respect to, any current or former employee of the Company, (ii) result in the acceleration of the time of payment, exercisability, funding, or vesting of such benefits pursuant to any of the Plans, or (iii) limit the right to merge, amend, or terminate any Plan. Neither the Company nor any of its Subsidiaries have any indemnity or gross-up obligations for any Taxes imposed under Section 4999 of the Code.
Section 4.14. Labor Matters.
(a) Section 4.14(a) of the Company Disclosure Letter contains a list of all employees of the Company and any Subsidiary of the Company as of the date hereof and sets forth for each such individual the following as of the date hereof: (i) title or position (including whether full or part time); (ii) hire date, (iii) annual base compensation or hourly rate; (iv) 2017 commission, bonus, or other incentive-based compensation, if any; (v) work location; and (vi) exempt/non-exempt classification.
(b) Except as set forth on Section 4.14(b) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. As of the date of this Agreement, there is no, and in the past three years has not been any, (i) material picketing, strikes, work stoppages, work slowdowns, lockouts, or other job action or, to the Knowledge of the Company, threatened against or involving the Company or its Subsidiaries, (ii) unfair labor practice charges or other material labor disputes pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or its Subsidiaries, (iii) to the Knowledge of the Company, any organizing activity, by a labor union or representative thereof to organize any employees of the Company or its Subsidiaries, or (iv) material grievance or arbitration demands against the Company or any of its Subsidiaries whether or not filed pursuant to a collective bargaining agreement.
(c) The Company and its Subsidiaries are, and since April 30, 2015 have been, in compliance in all material respects with all Laws respecting the employment of labor, including wages and hours, fair employment practices, discrimination, terms and conditions of employment, workers’ compensation, exempt/non-exempt classification, classification of contractors, collection, and payment of withholding or social security taxes and any similar Tax, occupational safety, the federal Worker Adjustment and Retraining Notification Act (“WARN”), and any similar state or local “mass layoff” or “plant closing” Law.

(d) Except as set forth on Section 4.14(d) of the Company Disclosure Letter, as of the date of this Agreement, no material Actions against the Company or its Subsidiaries, have been brought by or filed in the past three years with (or, to the Knowledge of the Company, that are threatened to be brought by or filed with) any Governmental Authority or current or former service provider of the Company or its Subsidiaries based on, arising out of, in connection with, or otherwise relating to the employment or other engagement to provide services, or termination of employment or other such engagement, or failure to employ or hire any person by the Company or its Subsidiaries.
Section 4.15. Intellectual Property.
(a) Section 4.15(a) of the Company Disclosure Letter sets forth an accurate and complete list of all Registered Intellectual Property as of the date of this Agreement. Section 4.15(a) of the Company Disclosure Letter lists, for each item of Registered Intellectual Property, the owner of such item of Registered Intellectual Property, the registration or application date and number (as applicable) of such item of Registered Intellectual Property and the jurisdiction in which such item of Registered Intellectual Property has been issued or registered or in which any application for issuance and registration has been filed. All necessary registration, maintenance, renewal, and other relevant filing fees in connection with any of the Registered Intellectual Property have been timely paid, and all necessary documents, certificates, and other relevant filings in connection with any of the Registered Intellectual Property have been timely made, with the relevant Governmental Authorities and Internet domain name registrars in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining the Registered Intellectual Property and all issuances, registrations, and applications therefor, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The Company or one of its Subsidiaries owns all right, title, and interest in and to, or otherwise possesses adequate licenses or other rights to use, all material Intellectual Property necessary to conduct their respective businesses in all material respects as conducted on the date of this Agreement. The Company or one of its Subsidiaries is the exclusive owner of all right, title, and interest in and to all material Owned Intellectual Property, free and clear of all Liens other than Permitted Liens. The Company and each of its Subsidiaries has a valid license to use the Licensed Intellectual Property used by it in connection with the operation of its business as currently conducted, subject only to the terms of the Company IP Agreements, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.
(c) To the Knowledge of the Company, the Owned Intellectual Property is (i) valid, subsisting, and enforceable, (ii) currently in compliance with any and all formal legal requirements necessary to maintain the validity and enforceability thereof, and (iii) not subject to any outstanding Order adversely affecting the Company’s or any of its Subsidiaries’ use thereof or rights thereto, or that would impair the validity or enforceability thereof, except in each case as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.
(d) To the Knowledge of the Company, none of the Company and its Subsidiaries or the operation of their businesses are infringing upon, misappropriating, or otherwise violating in any material respect any Intellectual Property of any Person and none of the foregoing have, in the last three years, infringed upon, misappropriated, or otherwise violated in any material respect any Intellectual Property of any Person. As of the date of this Agreement, there is no claim or Action pending, asserted or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries concerning any of the foregoing and the Company and its Subsidiaries have not received from any Person in the past three years prior to the date of this Agreement any written notice, charge, complaint, claim, or other written assertion of any infringement, violation, or misappropriation of any Intellectual Property of any Person (including any offer from any Person to license any Intellectual Property to the Company or any of its Subsidiaries or any demand or request from any Person that the Company or any of its Subsidiaries license any Intellectual Property) that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, there is no Action or claim pending, asserted, or, to the Knowledge of the Company, threatened in writing (i) against the Company or of its Subsidiaries concerning the ownership, validity, registerability, enforceability, or use of, or licensed right to use, any Company Intellectual Property, or (ii) contesting or challenging the ownership, validity, registerability, or enforceability of, or the Company’s or any of its Subsidiaries’ right to use, sell, exercise, license, transfer, or dispose of any Company Intellectual Property or any products, processes, or materials covered thereby in any manner that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole.
(e) To the Knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is in any material respect infringing, misappropriating, or violating, or has in any material respect infringed, misappropriated or violated, any Company Intellectual Property. As of the date of this Agreement, no material Action or claim is or has been pending, asserted, or threatened in writing against any Person (including employees and former employees of the Company or any of its Subsidiaries) by the Company or any of its Subsidiaries alleging that any Person is in any material respect infringing, misappropriating, or violating, or has in any material respect infringed, misappropriated, or violated, any Company Intellectual Property.
(f) The Company and its Subsidiaries have taken all reasonable measures to maintain the confidentiality and value of all confidential information used or held for use in connection with the operation of their businesses as currently conducted, including all material confidential Company Intellectual Property. To the Knowledge of the Company, no confidential information, Trade Secrets or other confidential Company Intellectual Property has been disclosed by the Company or any of its Subsidiaries to any Person except pursuant to valid and appropriate non-disclosure or license agreements that have not been breached, except for any disclosures that, individually or in the aggregate, would not reasonably be excepted to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, all former and current officers, directors, employees, advisors, and independent contractors of the Company or its Subsidiaries, who have contributed to or participated in the conception or development of any material Owned Intellectual Property have entered into a written agreement with the Company or one of its Subsidiaries transferring to the Company or such Subsidiary all such material Owned Intellectual Property by operation of law or by valid written assignment.
(g) The Company IT Assets are sufficient for the operation of the businesses of the Company and its Subsidiaries in all material respects as currently conducted. To the Knowledge of the Company, except has not had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, the Company IT Assets have not malfunctioned or failed to operate during the past three years. The Company and its Subsidiaries have taken commercially reasonable actions, consistent with industry standards, to protect the confidentiality, integrity and security of the Company IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification, or corruption.
(h) The Company and its Subsidiaries are, and during the past five years have been, in compliance in all material respects with (i) all relevant requirements of any applicable data protection and privacy Laws, including with respect to the collection, storage, transmission, transfer, disclosure and use of Personal Information, and (ii) all applicable contractual requirements. During the past three years and prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any order or other written notification from a Governmental Authority regarding material non-compliance or violation of any applicable data protection and privacy Laws. During the past three years and prior to the date of this Agreement, to the Knowledge of the Company, no Person has made a material written claim for any compensation from the Company or any of its Subsidiaries for the loss of or unauthorized disclosure or transfer of Personal Information, and, to the Knowledge of the Company, no facts or circumstances exist that might give rise to such a claim.

Section 4.16. Taxes.
(a) All federal income and other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been filed (taking into account any extensions actually obtained) and such Tax Returns were true, complete, and correct in all material respects. All federal income and other material Taxes due and owing by the Company or any of its Subsidiaries have been paid.
(b) No deficiencies for material Taxes against any of the Company and its Subsidiaries have been claimed, proposed, assessed, or threatened in writing or, to the Knowledge of the Company, threatened, by any Governmental Authority, except for deficiencies that have been paid or otherwise resolved or that are being diligently contested in good faith and for which adequate reserves have been established in accordance with GAAP. There are no pending audits of material Taxes of the Company or any of its Subsidiaries. No written claim has been made within the past three years by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax by that jurisdiction.
(c) Neither the Company nor any of its Subsidiaries has agreed to or granted any extension or waiver of the limitation period applicable to any Taxes of the Company or its Subsidiaries.
(d) There are no Liens for Taxes other than Permitted Liens upon any of the assets of the Company or any of its Subsidiaries.
(e) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement, other than such an agreement (i) exclusively between or among any of the Company and its Subsidiaries, or (ii) the principal subject of which is not Taxes.
(f) Neither the Company nor any of its Subsidiaries (i) has been a member of a group filing a consolidated, combined, or unitary Tax Return (other than a group the common parent of which was the Company or its Subsidiaries) in the past three years, or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or foreign Law, or by reason of being a transferee or successor of any Person.
(g) The Company and each of its Subsidiaries has properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected, and deposited under applicable Law in connection with amounts paid or owing to an employee, independent contractor, creditor, or stockholder of the Company or its Subsidiaries.
(h) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2).
(i) Neither the Company nor any of its Subsidiaries is a party to or bound by any advance pricing agreement, closing agreement, or other agreement or ruling relating to Taxes with any Governmental Authority.
(j) Within the past two years, neither the Company nor any of its Subsidiaries has distributed the stock of any corporation, or had its stock distributed, in a transaction intended to satisfy the requirements of Section 355 of the Code.
Section 4.17. Environmental Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) since January 1, 2015 and prior to the date of this Agreement, no written notice, notification, demand, request for information, citation, summons, complaint or order has been received which has not been resolved, and no penalty has been assessed against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, no Action is pending or, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law; (b) the Company and its Subsidiaries are and have since January 1, 2015 been in compliance with all Environmental Laws and, to the Knowledge of the Company, have received and are in compliance with all material Permits required under Environmental Laws for the conduct of its business as conducted as of the date of this Agreement (“Environmental Permits”); (c) to the Knowledge of the Company, each such Environmental Permit is in full force and effect, and all applications, notices, or other documents in connection with such Environmental Permits have been timely filed as required to effect timely renewal, issuance, or reissuance of such Environmental Permits; (d) to the Knowledge of the Company, no Hazardous Materials have been Released into, onto or upon the air, soil, surfacewater, or groundwater at, on, to or from any property currently or formerly owned or operated by either the Company or any of its Subsidiaries for which the Company would have Liability under Environmental Law (including claims for damage or injury to persons, property, or natural resources); (e) to the Knowledge of the Company, there is no currently existing fact, event, condition, circumstance, activity, practice, incident, action, or plan which would, in the ordinary course of business, be expected to prevent either the Company or any Subsidiary’s continued compliance with Environmental Laws, result in a Liability to either the Company or any of its Subsidiaries as a result of a violation of Environmental Laws or cause the Company or any of its Subsidiaries to incur capital expenditures to maintain compliance with Environmental Laws; and (f) the Company is not party to any order, judgment, or decree that imposes any obligations on the Company or any of its Subsidiaries under any Environmental Law. True, complete, and correct copies of all material environmental site assessment reports, investigation, remediation or compliance studies, audits, assessments, or similar documents prepared since January 1, 2015 and prior to the date of this Agreement which are in the possession of either the Company or any of its Subsidiaries and relate to the environmental condition of any property currently or formerly owned or leased by either the Company or any of its Subsidiaries have been made available to Parent.
Section 4.18. Material Contracts.
(a) Section 4.18(a) of the Company Disclosure Letter lists, as of the date of this Agreement, the following Contracts to which the Company or any of its Subsidiaries is a party (the “Material Contracts”):
(i) all Contracts that purport to limit, curtail or restrict the right of the Company or any of its Subsidiaries in any material respect (A) to engage or compete in any line of business in any geographic area or during any period of time, with any Person, or (B) to solicit or hire any Person;
(ii) any Contract (other than standard purchase orders) that grants any Person other than the Company or any of its Subsidiaries any (A) exclusive license, supply, or distribution rights, which is material to the Company and its Subsidiaries, taken as a whole, (B) material “most favored nation” rights, or (C) material rights of first refusal, rights of first negotiation or similar rights with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;
(iii) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries of any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) (A) after the date of this Agreement with a fair market value (or for aggregate consideration, including assumption of Indebtedness) in excess of $100,000, or (B) that contains ongoing material non-competition or indemnification obligations or other material ongoing obligations of the Company or any of its Subsidiaries;
(iv) any Contract, that requires a license or royalty payment to, or license or royalty payment by, the Company or any of its Subsidiaries of more than $50,000 in any 12 month period;
(v) any Company IP Agreement (other than Contracts for “shrinkwrap,” “clickwrap,” or other similar “off-the-shelf” Software licensed to the Company or its Subsidiaries) under which the Company or any of its Subsidiaries licenses any material Company Intellectual Property, or the Company or any of its Subsidiaries has licensed any material Company Intellectual Property;
(vi) any customer, client, or supply Contract that involves total consideration in excess of $50,000 in any 12 month period (other than purchase orders issued (or received) for the purchase or sale of goods in the ordinary course of business consistent with past practice);
(vii) any Contract (other than a customer, client, or supply Contract or purchase order) that involves total consideration by or to the Company or any of its Subsidiaries of more than $50,000 in any 12 month period;

(viii) any Contracts with material distributors or material sales representatives or that relates to merchandising or that otherwise entitle a third party to a commission;
(ix) any mortgages, indentures, debentures, bonds, guarantees, loan agreement or credit agreements, security agreements, or other similar Contracts, in each case, relating to Indebtedness of the Company or its Subsidiaries, and whether secured or unsecured (other than (A) accounts receivables and accounts payable, and (B) loans among the Company and/or one more of its wholly-owned Subsidiaries in the ordinary course of business consistent with past practice);
(x) (A) any indemnification Contract entered into with an officer or director of the Company providing for indemnification by the Company or any of its Subsidiaries (with respect to which the Company or any of its Subsidiaries has continuing obligations as of the date of this Agreement), and (B) any other indemnification Contract or guaranty not entered into in the ordinary course of business consistent with past practice, other than in the case the indemnities described in clauses (A) and (B) are provided for in the Company Certificate, the Company Bylaws, or the organizational documents of the Subsidiaries of the Company;
(xi) the Leases;
(xii) any Contract establishing a partnership, joint venture, or similar third party business enterprise, other than any such Contact solely between the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries;
(xiii) (A) any written employment or independent contractor Contract that involves total consideration in excess of  $100,000 (in each case with respect to which any party thereto has continuing obligations as of the date of this Agreement) with any current or former member of the Company Board or employee or independent contractor who is a natural person or consultant of the Company or any of its Subsidiaries, and (B) any collective bargaining agreement covering employees of the Company or any of its Subsidiaries;
(xiv) any Contract obligating the Company or its Subsidiaries to manage any gaming assets on behalf of an unrelated third party;
(xv) the CF Sale Agreement and any other Contract relating to or entered into in connection with the CF Sale or the CF Sale Agreement; and
(xvi) all other Contracts that as of the date of this Agreement have been filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act that remain in effect as of the date of this Agreement.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, (i) each Material Contract is valid and binding on the Company or one of its Subsidiaries and is in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of the Company, is valid and binding on the other parties thereto (in each case subject to the Bankruptcy and Equity Exception), and (ii) neither the Company nor any of its Subsidiaries is in default under any Material Contract and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default on the part of the Company or any of its Subsidiaries under any such Material Contract. To the Knowledge of the Company, no other party to any Material Contract is in breach or default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a breach or default by any such other party thereunder, except for such breaches and defaults which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has prior to the date of this Agreement received any written notice of termination or cancellation under any Material Contract, received any notice of breach or default under any Material Contract that has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a breach of any Material Contract, except for such terminations, cancellations, breaches, or defaults that have not had and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has made available to Parent true, correct, and complete copies of all Material Contracts in effect as of the date of this Agreement.
Section 4.19. Title to Property and Assets.   Except with respect to matters related to Intellectual Property (which are addressed in Section 4.15) and real property (which are addressed in Section 4.20), the Company and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all of the material properties and material assets owned or leased by them, in each case, free and clear of all Liens, other than Permitted Liens.
Section 4.20. Real Property.
(a) Section 4.20(a) of the Company Disclosure Letter contains a true, complete, and correct list of the street address of each parcel of Owned Real Property as of the date of this Agreement. The Company or one of its Subsidiaries has good and fee simple title to each parcel of Owned Real Property, free and clear of any and all Liens, other than Permitted Liens. Neither the Company nor any Subsidiary of the Company is obligated under or a party to any sale agreement, option, right of first refusal, or other contractual right to sell, assign or dispose of any Owned Real Property or any portion thereof or interest therein.
(b) Section 4.20(b) of the Company Disclosure Letter contains a true, complete, and correct list of the street address of each Leased Real Property, as of the date of this Agreement. The Company or one of its Subsidiaries has good leasehold title to each Leased Real Property, free and clear of any Liens, other than Permitted Liens.
(c) As of the date of this Agreement, (i) neither the Company nor any Subsidiary of the Company has entered into any agreement to purchase, lease, or otherwise occupy any real property, other than the Owned Real Property and Leased Real Property, and (ii) none of the Owned Real Property or Leased Real Property has been leased, subleased, or licensed to any third Person.
(d) The Owned Real Property and the Leased Real Property constitute all real property used in connection with the business of the Company and its Subsidiaries as of the date of this Agreement.
(e) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Property or the Leased Real Property.
(f) Except as set forth on Section 4.20(f) of the Company Disclosure Letter, or as would not be reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, there are no material structural, electrical, mechanical, or other defects in any improvements located on any of the Owned Real Property or the Leased Real Property, each of the structures, equipment, and other tangible assets of the Company and its Subsidiaries utilized in their operations is in good and usable condition, subject to normal wear and tear and normal industry practice with respect to maintenance, and is adequate and suitable for the purposes for which it is presently being used.
(g) To the Knowledge of the Company, Old 99 Property Group, LLC (“Old 99 Property Group”) owns the real property located at 16716 Aurora Avenue N. 98133, Shoreline WA and 16708 Aurora Avenue N. 98133, Shoreline WA. Pursuant to the terms of the Amendment to Lease Agreement and Early Exercise of Option to Extend Lease, dated January 8, 2015, between Old 99 Property Group, NG Washington II, LLC, and Drift On Inn, LLC, an Affiliate of Old 99 Property Group (“Drift On Inn”), Drift On Inn is required to limit its gaming activities on the aforementioned properties (other than pull tabs) to a maximum of one day per year until March 4, 2022, provided that if any form of electronic gaming is allowed in the State of Washington, Drift On Inn may expand its gaming activities to apply for, qualify for, and operate the maximum number of machines permitted by any application regulations.

Section 4.21. Interested Party Transactions.   As of the date of this Agreement, there are no Material Contracts, transactions, Indebtedness (except for advances for travel and other reasonable business expenses consistent with past practice) or other arrangement, or any related series thereof, between the Company or any of its Subsidiaries, on the one hand, and (a) any officer or director of the Company, (b) any record holder or beneficial owner of five percent or more of the voting securities of the Company, or (c) any Affiliate or family member of any such officer, director, or record holder or beneficial owner on the other hand, in each case, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.
Section 4.22. Suppliers.   Section 4.23 of the Company Disclosure Letter sets forth a true, complete, and correct list of the names of the 10 largest suppliers of the Company and its Subsidiaries, taken as a whole (based on the volume of purchases by the Company during each of the fiscal years ended April 30, 2017 and April 30, 2018. As of the date of this Agreement, no such supplier has terminated its relationship with the Company or its Subsidiaries or materially reduced or materially and adversely changed the terms of its business with the Company or any Subsidiary of the Company, or given written notice to the Company or any of its Subsidiaries that it intends to terminate its relationship with the Company or any of its Subsidiaries or materially reduce or materially and adversely change the terms of its business with the Company or any of its Subsidiaries.
Section 4.23. Insurance.   Except as would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have insurance policies in full force and effect with financially responsible insurance companies with respect to its assets, properties, and business in such amounts, with such deductibles and against such risks and losses, as the Company believes to be customary for companies of similar size, in the geographic regions and in the respective businesses in which the Company and its Subsidiaries operate. Section 4.23 of the Company Disclosure Letter sets forth a true, complete, and correct list of all material insurance policies in force as of the date of this Agreement with respect to the Company and its Subsidiaries and their respective officers and directors (excluding policies providing benefits under the Plans). Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor its Subsidiaries has taken any action or failed to take any action that, with notice or the lapse of time or both, would constitute such a material breach or default, or permit termination or material modification, of any such insurance policies. As of the date of this Agreement, neither the Company nor its Subsidiaries has received any written notice of cancellation or any other indication in writing that any such insurance policy will not be renewed or that the issuer of any such insurance policy is not willing or able to perform its obligations thereunder in any material respect, other than pursuant to the expiration of a term in accordance with the terms thereof.
Section 4.24. Anti-Corruption and Trade Sanctions.   Except for such matters as have not, since January 1, 2016, resulted in, and would not reasonably be expected to result in, a material Liability to or obligation of the Company and its Subsidiaries, taken as a whole:
(a) The Company and its Subsidiaries have developed and implemented a compliance program that includes corporate policies and procedures designed to ensure compliance with applicable anti-corruption or anti-bribery Laws (collectively, “Anti-Corruption and Anti-Bribery Laws”).
(b) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records, in each case conducted by a Governmental Authority and relating to the Company’s or its Subsidiaries’ compliance with any Anti-Corruption and Anti-Bribery Laws, and to the Company’s Knowledge, there is no basis for any such audit, inspection, investigation, survey or examination of records by a Governmental Authority.
(c) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has been or is now subject to any administrative, civil, or criminal charge or indictment or, to the Company’s Knowledge, investigation, alleging noncompliance with any Anti-Corruption and Anti-Bribery Laws, nor, to the Company’s Knowledge, is there any basis for any such charge, indictment or investigation.

(d) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, their respective Affiliates, directors, officers, employees, agents, or other Representatives acting on behalf of the Company or any of its Subsidiaries, have directly or indirectly:
(i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;
(ii) offered, promised, paid, or delivered any fee, commission, or other sum of money or anything of value, however characterized, to any finder, agent, or other party acting on behalf of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise, or instrumentality, in the United States or any other country, that was illegal under any Anti-Corruption and Anti-Bribery Laws; or
(iii) taken any action or made any omission in material violation of the United States, 18 USC 1956 and 1957 and the Bank Secrecy Act, the USA PATRIOT Act, and its implementing regulations, 31 USC 5311, et seq. and 31 CFR Chapter X.
Section 4.25. Information Supplied.   Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.05, none of the information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in the proxy statement to be sent to the Company Stockholders in connection with the Company Stockholders’ Meeting (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”) will, on the date it or any amendment or supplement thereto is first mailed to the Company Stockholders, and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent or any Subsidiary of Parent, including Merger Sub) will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.
Section 4.26. Opinion of Financial Advisor.   The Company Board has received a written opinion of Rossoff  & Company, LLC (the “Advisor”), dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to various qualifications and assumptions set forth therein, the consideration to be received by the Company Stockholders in the Merger is fair, from a financial point of view, to the Company Stockholders (other than Parent, Merger Sub, and their respective Affiliates). The Company will deliver or make available to Parent a true, correct, and complete copy of such opinion as soon as possible following the date of this Agreement.
Section 4.27. Brokers.   No Person other than the Advisor, the fees of which will be paid by the Company, is entitled to any brokerage, finder’s, or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Prior to the date of this Agreement, true, correct, and complete copies of all agreements with the Advisor were made available to Parent.
Section 4.28. Anti-Takeover Laws.   As of the date of this Agreement, assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 5.09, and subject to the Company Stockholder Approval, the Company Board has taken all action necessary under (i) the “acquisition of controlling interest” statutes set forth in NRS 78.378 through NRS 78.3793, inclusive, and (ii) the “combinations with interested stockholder” statutes set forth in NRS 78.411 through 78.444, inclusive (collectively, the “Nevada Takeover Statutes”), to ensure that the Nevada Takeover Statutes will not apply to this Agreement or the Merger. To the Knowledge of the Company, no other “business combination,” “fair price,” “moratorium,” “control share acquisition,” or other anti-takeover statute or regulation of any Governmental Authority (together with the Nevada Takeover Statutes, each, an “Anti-Takeover Law”) is applicable to this Agreement or the Merger.

Section 4.29. NO OTHER REPRESENTATIONS OR WARRANTIES.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE IV (WHICH INCLUDES THE COMPANY DISCLOSURE LETTER), NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE OR MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL. THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY, WHETHER BY THE COMPANY, ANY OF ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PARENT, MERGER SUB, OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER WRITTEN OR ORAL INFORMATION BY THE COMPANY, ANY OF ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, AND EXCEPT IN THE CASE OF FRAUD, NEITHER THE COMPANY NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT, MERGER SUB, OR ANY OTHER PERSON RESULTING FROM SUCH DELIVERY OR DISCLOSURE, OR PARENT’S OR MERGER SUB’S USE OF ANY SUCH DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS, OR OTHER MATERIALS MADE AVAILABLE TO PARENT OR MERGER SUB IN CERTAIN “DATA ROOMS,” OR MANAGEMENT PRESENTATIONS IN CONNECTION WITH THE NEGOTIATION, EXECUTION, OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS).
Article V.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
Section 5.01. Organization and Qualification.   Parent is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Nevada. Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of the State of Nevada. Each of Parent and Merger Sub (a) is duly qualified or licensed to do business as a foreign limited liability company or corporation, as applicable, and is, to the extent applicable, in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, and (b) has the requisite limited liability company or corporate power and authority to own, operate, and lease its properties and assets and carry on its business as now conducted, except where the failure to be so qualified, licensed, or in good standing or have such limited liability company or corporate power and authority would not, individually or in the aggregate, reasonably be expected to prevent, materially impair, or materially delay the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the Transactions.
Section 5.02. Ownership of Merger Sub; No Prior Activities.   Merger Sub was formed solely for the purpose of engaging in the Transactions, has not engaged in any business activities or conducted any operations other than in connection with the Transactions and will have no assets, liabilities, or obligations other than those contemplated by this Agreement. The authorized capital stock of Merger Sub consists of 75,000 shares of common stock, par value $0.00 per share, of which 1,000 shares are issued and outstanding. All such issued and outstanding shares of capital stock of Merger Sub are, and as of the Effective Time will be, owned of record and beneficially by Parent.
Section 5.03. Authority; Validity and Effect of Agreements.   Each of Parent and Merger Sub has all requisite limited liability company or corporate power and authority to execute and deliver this Agreement, the Escrow Agreement, and all other agreements and documents contemplated hereby to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. Other than the adoption of this Agreement by Parent as the stockholder of Merger Sub (which will be effected immediately following execution of this Agreement), the execution, delivery, and performance by each of Parent and Merger Sub of this Agreement, and the consummation of the Transactions have been duly and validly authorized by all requisite limited liability company or corporate action on behalf of each of Parent and Merger Sub and no other limited liability company or corporate proceedings on the part of either of

Parent and Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution, and delivery by the Company and any other parties hereto or thereto, constitutes a legal, valid, and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 5.04. No Conflict; Required Filings and Consents.
(a) The execution and delivery by each of Parent and Merger Sub of this Agreement, the Escrow Agreement, and all other agreements and documents contemplated hereby to which it is a party, and the consummation by each of Parent and Merger Sub of the Transactions do not and will not, directly or indirectly (with or without notice or lapse of time or both), and the compliance by each of Parent and Merger Sub with its obligations hereunder and thereunder will not, directly or indirectly (with or without notice or lapse of time or both), (i) result in a violation or breach of or conflict with the article of organization, operating agreement, articles of incorporation, bylaws, or other organizational documents, as applicable, of either of Parent or Merger Sub, (ii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations, filings, and other actions described in Section 5.04(b) below, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound, (iii) result in a violation or breach or conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of purchase, termination, amendment, acceleration, or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions, or provisions of any material Contract to which Parent, Merger Sub, or any of their respective Subsidiaries is a party or by which any of their respective properties or assets may be bound, or (iv) result in the creation of a Lien on any property or asset of Parent or Merger Sub or any of their respective Subsidiaries, except, with respect to clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair, or material delay the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the Transactions.
(b) No consent, approval, Order, or authorization of, or registration, qualification, designation or filing with or notification to, any Governmental Authority is required on the part of any of Parent and Merger Sub in connection with the execution, delivery, and performance of this Agreement or the consummation by Parent and Merger Sub of the Transactions, other than (i) (A) the applicable requirements of the Exchange Act and state securities, takeover and “blue sky” Laws, (B) the applicable requirements of the NYSE, (C) such filings and other actions as are necessary to obtain all required Gaming Approvals as set forth on Section 4.06(b) of the Company Disclosure Letter, and (D) the filing with the Secretary of State of the State of Nevada of the Articles of Merger pursuant to the NRS, and (ii) such other consents, approvals, Orders, authorizations, registrations, qualifications, designations, filings, or notifications that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent, materially impair, or materially delay the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the Transactions.
Section 5.05. Information Supplied.   None of the information supplied (or to be supplied) in writing by or on behalf of Parent specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it or any amendment or supplement thereto is first mailed to the Company Stockholders, and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any Subsidiary of the Company) will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement.
Section 5.06. Absence of Litigation.   As of the date of this Agreement, there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries, including Merger Sub, or any of its or their respective properties or assets, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair, or materially delay the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the Transactions. Neither Parent nor any of its Subsidiaries is subject to any Order of any Governmental Authority, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair, or materially delay the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the Transactions.
Section 5.07. Brokers.   No Person is entitled to any brokerage, finder’s, or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.
Section 5.08. Financing.   Prior to the date of this Agreement, Parent has provided to the Company true, correct, and complete executed copies of all documents relating to all financing needed by Parent to consummate the Transactions (the “Financing”), including (i) the equity commitment letter from the Equity Financing Source in effect as of the date of this Agreement (the “Equity Commitment Letter”) to provide equity financing in an aggregate amount set forth therein (the “Equity Financing”), and (ii) the debt commitment letter from Nevada State Bank (the “Lender”) in effect as of the date of this Agreement and all engagement letters, fee letters, and other contracts and arrangements associated therewith (provided that the provisions in any such engagement letter, fee letter, and other contract or arrangement related solely to fees and the economic terms of the “market flex” sections thereof agreed to by the parties may be redacted (none of which redacted provisions will adversely affect the availability of, or impose conditions on, the availability of the Debt Financing at the Closing) (such commitment letters and related term sheets, together with all exhibits, annexes, schedules and attachments thereto and each such fee letter, engagement letter and other contract and arrangement associated therewith, in each case as amended or otherwise modified only to the extent permitted by this Agreement, collectively, the “Debt Commitment Letter” and together with the Equity Commitment Letter, the “Financing Commitments”), pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to provide or cause to be provided to Parent, debt financing in an aggregate amount set forth therein (the “Debt Financing”). As of the date of this Agreement, (a) the Financing Commitments have not been amended, restated, or otherwise modified, (b) no such amendment, restatement, or other modification is contemplated, and (c) the respective commitments contained in the Financing Commitments have not been withdrawn, terminated, reduced, replaced, or rescinded in any respect, and no such withdrawal, termination, reduction, replacement, or rescission is contemplated. As of the date of this Agreement, the Financing Commitments are in full force and effect and constitute the legal, valid, and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, except in each case subject to the Bankruptcy and Equity Exception. Other than the Financing Commitments, Parent has not entered into any side letters, contracts, or other arrangements (that have not been provided to the Company) pursuant to which any Person has the right to modify or amend or supplement the terms or conditions of the Financing contemplated by the Financing Commitments. There are no conditions precedent or contingencies (including pursuant to any “market flex” provisions in the related fee letters or otherwise) related to the funding of the full amount of the Financing, other than the conditions precedent to such funding that are expressly set forth in the Financing Commitments. As of the date of this Agreement, Parent has no reason to believe that any of the conditions precedent to the Financing will not be timely satisfied or that the Financing will not be available to Parent on the Closing Date. No event has occurred and no circumstance exists which, with or without notice or lapse of time or both, would (or could reasonably be expected to) (1) constitute a default or breach on the part of Parent under any of the Financing Commitments, or (2) constitute or result in a failure to satisfy any condition precedent set forth in the Financing Commitments. The aggregate proceeds contemplated to be provided under the Financing Commitments and other commitments obtained by Parent will be sufficient to (A) fund the Merger Consideration and any other amounts required to be paid pursuant to Article III, and (B) pay any and all fees and expenses required to be paid by Parent in connection with the Merger and the Financing, in each case on the Closing Date. Parent has fully paid all commitment fees or other fees required to be paid on or prior to the date of this Agreement pursuant to the Financing Commitments. Parent acknowledges that it is not a condition to Closing or any of its other obligations under this Agreement for Parent to obtain financing for or in connection with the Transactions.

Section 5.09. Ownership of Shares.   Each of Parent, Merger Sub, and the other Affiliates of Parent is not, nor at any time during the last two years has been, an “interested stockholder” (as defined in NRS 78.423) of the Company. Neither Parent nor Merger Sub nor any of Parent’s or Merger Sub’s respective Affiliates owns (directly or indirectly, beneficially or of record) any Company Shares or holds any rights to acquire or vote any Company Shares, except pursuant to this Agreement, except that Eric Persson individually owns 1,790 Company Shares.
Section 5.10. Licensability.   None of the Parent, Merger Sub, nor any of their respective officers, directors, partners, managers, members, principals, or Affiliates that will be included in the process of determining the suitability of Parent or Merger Sub for a Gaming Approval by a Gaming Authority, or, to the Parent’s Knowledge, any holders of Parent’s capital stock or other equity interests who will be required to be licensed or found suitable under applicable Gaming Laws (the foregoing Persons collectively, the “Licensing Affiliates”), has ever abandoned or withdrawn (in each case in response to a communication from a Gaming Authority regarding a likely or impending denial, suspension or revocation) or been denied a Gaming Approval, or an application for a Gaming Approval, by a Gaming Authority. Parent, Merger Sub, and each of their respective Licensing Affiliates which is licensed or holds any Gaming Approval pursuant to applicable Gaming Laws (collectively, the “Licensed Parties”) is in good standing in each of the jurisdictions in which such Licensed Party owns, operates, or manages gaming facilities. Following consultation with Parent’s legal and regulatory advisors, to the Parent’s Knowledge, there are no facts which, if known to any Gaming Authority, would be reasonably likely to (i) result in the denial, rejection, revocation, limitation, conditioning, or suspension of a Gaming Approval of any of the Licensed Parties, (ii) result in a negative outcome to any finding of suitability proceedings of any of the Licensed Parties currently pending, or under the suitability proceedings necessary for the consummation of the Transactions, or (iii) unreasonably delay approval of the Transactions contemplated by this Agreement.
Section 5.11. Acknowledgment of Parent and Merger Sub.   Each of Parent and Merger Sub acknowledges and agrees that (a) Parent and Merger Sub have conducted their own independent investigation and analysis of the business, results of operations, prospects, condition (financial or otherwise), and assets of the Company and its Subsidiaries, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and its Subsidiaries for such purpose, (b) Parent and Merger Sub understand and agree to Section 4.29, and (c) in making their decision to enter into this Agreement and to consummate the Transactions, Parent and Merger Sub have relied solely upon their own investigation and analysis and the representations and warranties, covenants and agreements of the Company contained in Article III (including the related portions of the Company Disclosure Letter).
Article VI.
ADDITIONAL COVENANTS AND AGREEMENTS
Section 6.01. Conduct of the Company and the Company’s Subsidiaries.
(a) From the date of this Agreement until the earliest of the Effective Time or the termination of this Agreement in accordance with its terms, except as required or otherwise expressly permitted or contemplated by this Agreement (including the CF Sale and the other transactions contemplated by the CF Sale Agreement), as required by Law, as set forth in Section 6.01(a) of the Company Disclosure Letter, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and shall use its reasonable best efforts to (i) preserve substantially intact the assets and business organization of the Company and its Subsidiaries, (ii) preserve in all material respects the current beneficial relationships of the Company and its Subsidiaries with any Persons (including suppliers, partners, contractors, distributors, sales representatives, customers, licensors, licensees and Governmental Authorities) with which the Company or any of its Subsidiaries has material business relations, and (iii) keep available in all material respects the services of the present officers and key employees of the Company and its Subsidiaries; provided, however, that no action taken by the Company or its Subsidiaries with respect to matters specifically addressed by Section 6.01(b) shall be deemed a breach of this Section 6.01(a) unless such action would constitute a breach of Section 6.01(b).

(b) From the date of this Agreement until the earliest of the Effective Time or the termination of this Agreement in accordance with its terms, except as required or otherwise expressly permitted or contemplated by this Agreement (including the CF Sale and the other transactions contemplated by the CF Sale Agreement), as required by Law as set forth in Section 6.01(b) of the Company Disclosure Letter, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:
(i) amend (A) the Company Certificate or Company Bylaws or any other comparable organizational documents of the Company, or (B) any of the organizational documents of any Subsidiary of the Company;
(ii) (A) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock of any class or any other ownership interest of the Company or any of its Subsidiaries (the “Company Securities”), or any rights, warrants, options, calls, commitments, or any other agreements of any character to purchase or acquire any Company Securities, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Company Securities, provided that the Company may issue Company Shares solely upon the exercise or settlement of Company Equity Awards issued under the Company Equity Plans that are outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement; (B) adjust, split, combine, subdivide, or reclassify any Company Securities; (C) enter into any Contract with respect to the sale, voting, registration, or repurchase of Company Shares or any other Company Securities; or (D) except as required by the terms of this Agreement, amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under (except as required by the terms of any Company Equity Plan in effect on the date of this Agreement), any provision of the Company Equity Plans or any agreement evidencing any outstanding Company Stock Option, Company Restricted Shares, or any similar or related Contract;
(iii) directly or indirectly acquire or agree to acquire in any transaction (including by merger, consolidation, or acquisition of stock or assets) the equity interest in, or properties or assets of, any Person or division or business of any Person (other than a wholly-owned Subsidiary of the Company), except in any such case (A) in the ordinary course of business consistent with past practice, (B) to the extent contemplated by the Company’s current annual capital plan (a copy of which has been made available to Parent (the “Current Annual Capital Plan”), or (C) pursuant to Contracts in force at the date of this Agreement;
(iv) sell, pledge, dispose of, transfer, abandon, allow to lapse, or expire, lease, license, mortgage, or otherwise encumber or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) (other than a Permitted Lien), any properties, rights or assets (including Company Securities), except (A) transfers among the Company and its wholly-owned Subsidiaries, (B) dispositions of obsolete or other assets not used in or not material to the Company or its Subsidiaries, (C) pursuant to Contracts in force at the date of this Agreement, and (D) in connection with the CF Sale;
(v) sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage, or otherwise encumber or subject to any Lien (other than a Permitted Lien), any material Company Intellectual Property other than in the ordinary course consistent with past practice;
(vi) declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property, or otherwise, in respect of the Company Shares or any other Company Securities, other than dividends by any direct or indirect Subsidiary of the Company only to the Company or any wholly owned Subsidiary of the Company, or redeem, repurchase, or otherwise acquire any of the Company Shares;
(vii) except as required pursuant to applicable Law or as required pursuant to any Plan or other Contract in accordance with its terms as in effect on the date of this Agreement, (A) increase in any material respect the compensation of any of its directors, officers or employees, except for any increases in compensation that are in the ordinary course of business consistent with past practice and not to exceed 10% in the aggregate; (B) enter into, establish, amend or terminate, or increase any compensation or benefits under, any employment (other than offer letters to new hires which are terminable at will with no payment of severance), consulting, compensation plan, policy, agreement, or arrangement; (C) grant any severance or termination benefits to any director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries, other than severance or termination pay in the ordinary course of business consistent with past practice for terminated employees in exchange for a general release of claims or other customary covenants; (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment of, material compensation or benefits under any Plan; (E) enter into, establish, amend or terminate any Plan, policy, agreement, or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice; or (F) enter into any, or amend any existing, collective bargaining agreement or other agreement with a labor union, works council or similar organization;
(viii) effect any material reduction in force, lay-off, or other program or effort concerning the termination of employment of employees of the Company or any of its Subsidiaries;
(ix) incur, create, assume, or otherwise become liable for any Indebtedness (including the issuance of any debt security and the assumption or guarantee of obligations of any Person), other than advances of expenses to employees in the ordinary course of business consistent with past practice;
(x) make any material changes in financial accounting methods, principles, or practices (or change an annual accounting period), except insofar as may be required by GAAP, applicable Law or regulatory guidelines;
(xi) release, assign, compromise, settle, or agree to settle any Action or claim in respect of any threatened Action that (A) relates to this Agreement or Transactions, (B) involves the payment of monetary damages by the Company or its Subsidiaries in excess of  $50,000 in the aggregate, or (C) contemplates, with respect to any non-monetary terms and conditions, any actions that would have a material effect on the continuing operations of the Company and Subsidiaries;
(xii) (A) make, change or revoke any material Tax election or adopt or change any method of Tax accounting, (B) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law), (C) settle or compromise any material Liability with respect to Taxes or surrender any claim for a refund of a material amount of Taxes, (D) file any amended Tax Return, or (E) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect to Taxes;
(xiii) make or commit to any capital expenditures in excess of  $100,000 in the aggregate that (A) involve the purchase of real property, or (B) are not budgeted for in the Company’s Current Annual Capital Plan;
(xiv) (A) enter into any Material Contract or terminate any Material Contract, (B) materially modify, amend, waive any right under or renew any Material Contract, other than in the ordinary course of business consistent with past practice, (C) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any of its Subsidiaries or Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, or (D) enter into any Contract which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the consummation of the Transactions, provided that nothing in this Section 6.01(b)(xiv) shall preclude the Company or its Subsidiaries from entering into Material Contracts with customers or suppliers in the ordinary course of business consistent with past practice;
(xv) make any investment (by contribution to capital, property transfers, purchase of securities, or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) in excess of  $25,000 in the aggregate to, any Person other than a direct or indirect wholly-owned Subsidiary of the Company;

(xvi) enter into, amend or cancel any insurance policies other than (A) in the ordinary course of business consistent with past practice, or (B) with respect to any request for a quote or proposal for any directors’ and officers’ liability insurance to be obtained pursuant to Section 6.06;
(xvii) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation;
(xviii) enter into any material line of business in any geographic area, other than the current lines of business of the Company and its Subsidiaries and in the geographic areas where they are conducted as of the date hereof; or
(xix) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing actions.
Section 6.02. Company Proxy Statement; Company Stockholders’ Meeting.
(a) The Company shall prepare and file with the SEC, as soon as reasonably practicable after the date of this Agreement, the Proxy Statement in preliminary form; provided that the Company shall provide Parent and its counsel a reasonably opportunity to review the preliminary Proxy Statement in advance of the filing thereof with the SEC and consider in good faith any comments reasonably proposed by Parent and its counsel. The Parent and Merger Sub shall cooperate with the Company in the preparation of the Proxy Statement, and shall provide the Company with the information concerning Parent, Merger Sub, and their respective Affiliates required to be included in the Proxy Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company Stockholders as promptly as practicable following the receipt of confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing the Parent a reasonable opportunity to review and comment thereon. Each of Parent and the Company shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement thereto is first mailed to the Company Shareholders, and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the adoption of this Agreement by the Company Stockholders, any information relating to the Company or any of its Affiliates, directors, or officers is discovered by the Company, or any information relating to Parent or Merger Sub or any of their respective Affiliates, directors, or officers is discovered by Parent, and such information is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties and (subject to the comment and review procedures set forth in clause (iii) below) an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by Law, disseminated to the Company Stockholders. The Company shall (i) as promptly as reasonably practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any material oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments, and (iii) consider in good faith any comments reasonably proposed by Parent and its counsel (it being understood that Parent and its counsel shall provide any comments thereon as promptly as practicable (but in no event later than two Business Days after being asked to comment thereon)); provided, however, that the foregoing shall not apply with respect to any disclosures or statements related to any Acquisition Proposal, Superior Proposal, or Adverse Recommendation Change.
(b) Subject to the terms and conditions of this Agreement, as promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to the Company Stockholders, the Company shall take all actions necessary in accordance with applicable Law, Orders, the Company Certificate and the

Company Bylaws to duly call, give notice of, convene and hold (on a date selected by the Company and reasonably acceptable to Parent) a special meeting of the Company Stockholders (the “Company Stockholders’ Meeting”) solely for the purpose of obtaining the Company Stockholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith. The Company shall, through the Company Board, make the Company Board Recommendation, include such Company Board Recommendation in the Proxy Statement, and solicit proxies from Company Stockholders in favor of and use its reasonable best efforts to obtain the Company Stockholder Approval and otherwise secure the vote or consent of the Company Stockholders as required by the rules of the NYSE, the NRS, or other applicable Law to effect the Merger, except to the extent that the Company Board shall have effected an Adverse Recommendation Change as permitted by Section 6.04. The Company shall give Parent no less than 10 Business Days’ advance notice (or such shorter period of time as notice is provided to NYSE) of the date which shall be set as the “record date” for the Company Stockholders eligible to vote at the Company Stockholders’ Meeting. The Company may, without the prior consent of Parent, make one or more successive postponements or adjournments of the Company Stockholders’ Meeting (i) to ensure that any supplement or amendment to the Proxy Statement required under applicable Law is timely provided to Company Stockholders within a reasonable amount of time, in the good faith judgment of the Company Board (after consultation with its outside counsel), in advance of the Company Stockholders’ Meeting, (ii) if, on a date for which the Company Shareholders’ Meeting is scheduled, there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (iii) if required by applicable Law or a request from the SEC or its staff, or (iv) if, on a date for which the Company Stockholders’ Meeting is scheduled, the Company has not received proxies representing a sufficient number of Company Shares to obtain the Company Stockholder Approval, whether or not a quorum is present; provided that the duration of any such adjournment or postponement shall be limited to the minimum duration reasonably necessary to remedy the circumstances giving rise to such adjournment or postponement. All other postponements or adjournments shall require the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed). The Company shall ensure that the Company Stockholders’ Meeting is called, noticed, convened, held, and conducted, and that all Persons solicited in connection with the Company Stockholders’ Meeting are solicited, in compliance with all applicable Laws and Orders.
Section 6.03. Access to Information; Financing Cooperation; Confidentiality.
(a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, from the date of this Agreement until the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, the Company will, and will cause its Subsidiaries to, and will use reasonable best efforts to cause the Representatives of the Company and its Subsidiaries to, (i) give to Parent, Merger Sub, and their authorized Representatives (including, subject to Section 6.03(d), the Financing Sources) reasonable access during normal business hours, and in a manner as shall not unreasonably interfere with the business or operations of the Company or any of its Subsidiaries, to the offices, properties, plants and other facilities, employees, agents, assets, books and records of the Company or any of its Subsidiaries, and (ii) furnish to Parent, Merger Sub, and their authorized Representatives (including, subject to Section 6.03(d), the Financing Sources) such existing financial and operating data (including Tax Returns and records) and other existing information as such Persons may reasonably request.
(b) From the date of this Agreement until the Effective Time, the Company will, and will cause its Subsidiaries, and will use its reasonable best efforts to cause the Representatives of the Company and its Subsidiaries to, provide Parent with all cooperation reasonably requested by Parent in connection with the Debt Financing (provided, that such requested cooperation is consistent with applicable Laws and does not unreasonably interfere with the operations of the Company and its Subsidiaries), including using reasonable best efforts to: (i) deliver to Parent such financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent in connection with the Debt Financing; (ii) cause the Company’s and its Subsidiaries’ senior officers and other Representatives to participate in a reasonable number of meetings, presentations, and road shows with rating agencies; (iii) assist with the preparation of customary offering documents, lender presentation materials, road show materials, rating agency materials, and other similar documents and materials in connection with the Debt Financing and provide reasonable and customary authorization letters related thereto; (iv) assist Parent in obtaining (A) accountants’ audit opinions and comfort letters with respect to financial statements and other financial information for the Company and its Subsidiaries for inclusion in any offering memorandum or other marketing documents or offering materials in respect of the Debt Financing and (B) customary closing legal opinions to the extent required under the Debt Financing (provided, that with respect to legal opinions, the obligations of the Company hereunder shall be limited to assisting in the preparation thereof); and (v) execute and deliver at Closing any definitive financing documents and other certificates or documents as may be reasonably requested by Parent; provided, however, that, (1) until the Effective Time occurs, neither the Company nor any of its Subsidiaries will (A) have or assume any Liability under any credit agreement, pledge or security documents, or any related document or any other agreement, certificate, or document related to the Debt Financing, or (B) be required to pay, incur, or assume any other Liability (including any commitment or other similar fee) in connection with the Debt Financing unless reimbursed or reasonably satisfactorily indemnified by Parent, (2) the pre-Effective Time Company Board and the directors, managers, or members of the Subsidiaries of the Company shall not be required to adopt resolutions approving the agreements, documents, and instruments pursuant to which the Debt Financing is obtained in each case prior to the Closing, and (3) none of the Company or its Subsidiaries shall be required to take any corporate actions prior to the Effective Time to permit the consummation of the Debt Financing. The Company hereby consents to the use of all of its and its Subsidiaries’ logos solely in connection with the Debt Financing; provided, however, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and will comply with the Company’s and its Subsidiaries’ usage requirements to the extent made available to Parent prior to the date of this Agreement.
(c) Notwithstanding anything in this Section 6.03 to the contrary, the Company may withhold any document or information the disclosure of which (i) would reasonably be expected to conflict with, violate, breach or otherwise contravene any applicable Law or Contract, or (ii) would be reasonably likely to risk a loss of legal privilege (provided that the Company will use its reasonable best efforts to allow for such access or disclosure (or as much as possible) in a manner that would not be reasonably likely to risk a loss of legal privilege). If any material is withheld by the Company pursuant to the immediately preceding sentence, it will, to the extent possible without violating any Law or Contract or risking a loss of legal privilege, inform Parent as to the general nature of what is being withheld. All information obtained by Parent or its Representatives pursuant to this Section 6.03 will be held confidential in accordance with the terms of the Mutual Non-Disclosure Agreement, dated June 6, 2018 (the “Confidentiality Agreement”), between the Company and 888 Gaming LLC; provided that nothing herein or in the Confidentiality Agreement will prevent Parent or its Financing Sources from using all information obtained pursuant to Section 6.03(b) as necessary and appropriate to consummate the Financing (including disclosure to rating agencies and prospective lenders as required in connection with the Debt Financing), so long as such Financing Sources, rating agencies, and prospective lenders have agreed to maintain the confidentiality of all such information pursuant to customary confidentiality undertakings.
(d) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable fees, costs, and expenses (including (i) reasonable attorneys’ fees and expenses, and (ii) reasonable fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing incurred by the Company or any of its Subsidiaries or any of their respective Representatives in connection with the Financing, including the cooperation of the Company or any of its Subsidiaries or any of their respective Representatives contemplated by this Section 6.03 and the compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.03, and shall indemnify and hold harmless the Company, its Subsidiaries, and other Affiliates, and their respective Representatives from and against any and all losses, damages, claims, costs, or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, including compliance by the Company or any of its Subsidiaries or any of their respective Representatives with its obligations under this Section 6.03. Nothing contained in this Section 6.03 or otherwise shall require the Company or any of its Subsidiaries to be an issuer or obligor with respect to the Financing prior to the Closing.
(e) Parent acknowledges and agrees that it is not a condition to the Closing under this Agreement for Parent to obtain the Financing or any Alternative Financing. Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.02(b) as it applies to the Company’s obligations under this Section 6.03, shall be deemed satisfied unless the Company or any of its Subsidiaries have knowingly and willfully breached in any material respect any of their respective obligations under this Section 6.03 and such breach has been a material cause of the Financing not being obtained.
Section 6.04. No Solicitation.
(a) The Company shall, and shall cause its Subsidiaries to, and will instruct its Representatives to, immediately (i) cease and terminate, or cause to be terminated, any and all discussions, solicitations, knowing encouragements or negotiations with any Person conducted heretofore with respect to an Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal, (ii) terminate all physical and electronic data room access previously granted to any such Person or its Representatives, and (iii) request (or, to the extent the Company is contractually permitted to do so, require) the return or destruction of all copies of confidential information previously provided to such Persons by or on behalf of the Company, its Subsidiaries or Representatives. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.01(a), subject to Section 6.04(b), the Company shall not, and shall cause its Subsidiaries not to, and will instruct its Representatives not to, directly or indirectly, (A) solicit, initiate, cause, knowingly facilitate, or encourage (including by way of furnishing information) the submission of any inquiries, proposals, or offers that constitute or would reasonably be expected to lead to any Acquisition Proposal, or engage in any discussions or negotiations with respect thereto, or (2) enter into any merger agreement, agreement-in-principle, letter of intent, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or other similar agreement relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement), and (B) (1) withdraw, modify, or qualify in a manner adverse to Parent or Merger Sub the Company Board Recommendation or the approval or declaration of advisability by the Company Board of this Agreement and the Transactions (including the Merger), or (2) approve or recommend, or resolve to or publicly propose to approve or recommend, any Acquisition Proposal (any action described in clause (1) or (2) being referred to as an “Adverse Recommendation Change”).
(b) Notwithstanding anything to the contrary contained in Section 6.04(a), if at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (i) the Company has received from a third party a written, bona fide Acquisition Proposal, (ii) a material breach by the Company of this Section 6.04 has not contributed to the making of such Acquisition Proposal, (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and (iv) after consultation with its outside counsel, the Company Board determines in good faith that failure to take such action would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law, then the Company may, subject to clauses (x), (y), and (z) below, (A) furnish confidential information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal, and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that the Company (x) will not, and will instruct its Representatives not to, disclose any non-public information to such Person unless the Company first enters into an Acceptable Confidentiality Agreement with such Person, (y) will promptly (and in any event within 24 hours) provide to Parent notice of its intention to enter into such Acceptable Confidentiality Agreement, and (z) will provide to Parent prior to or substantially concurrent with the time it is provided to such Person any non-public information not previously provided to Parent. Notwithstanding anything to the contrary contained in Section 6.04(a) or in this Section 6.04(b), the Company may, following the receipt of an Acquisition Proposal or an inquiry, proposal, or request for information that may reasonably be expected to lead to an Acquisition Proposal, contact the Person that has made such Acquisition Proposal, inquiry, proposal, or request to clarify the terms and conditions thereof solely to the extent necessary to enable the Company Board to determine whether such Acquisition Proposal, inquiry, proposal, or request constitutes or is reasonably likely to lead to, or result in, a Superior Proposal, and to inform such Person of the provisions of this Section 6.04.
(c) From and after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company shall promptly (and in any event within 48 hours) notify Parent, orally and in writing, in the event that the Company or any of its Subsidiaries or Representatives receives (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for non-public information in contemplation of an Acquisition Proposal relating to the Company or any of its Subsidiaries, or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. The Company shall provide Parent promptly (and in any event within 48 hours) with the identity of such Person and a copy of such Acquisition Proposal, indication, inquiry, or request (or, where such Acquisition Proposal is not in writing, a written description of the Company’s understanding of the material terms and conditions of such Acquisition Proposal, indication, inquiry, or request), including any modifications thereto. The Company shall keep Parent informed (orally and in writing) on a current basis (and in any event no later than 48 hours after the occurrence of any material changes, developments, discussions, or negotiations) of the status of any Acquisition Proposal, indication, inquiry, or request (including the material terms and conditions thereof and of any material modification thereto), and any developments, discussions, and negotiations, including furnishing copies of any written inquiries, correspondence, and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal in accordance with Section 6.04(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. The Company shall not, and shall cause its Subsidiaries not to, terminate, waive, amend, or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it or any of its Subsidiaries is or becomes a party, except where the Company Board determines in good faith after consultation with its outside counsel, that the failure to do so would be inconsistent with its fiduciary duties.
(d) Notwithstanding anything in Section 6.04(a) to the contrary, if  (i) the Company receives from a third party a written, bona fide Acquisition Proposal, (ii) a material breach by the Company of this Section 6.04 has not contributed to the making of such Acquisition Proposal, and (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent, including pursuant to clause (II) below, the Company Board may at any time prior to obtaining the Company Stockholder Approval, if it determines in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law, (x) effect an Adverse Recommendation Change and/or (y) terminate this Agreement in order to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Company Termination Fee to Parent in immediately available funds; provided, further, however, that the Company Board may not effect an Adverse Recommendation Change pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless (I) the Company shall have provided prior written notice to Parent, at least three Business Days in advance (the “Notice Period”), of its intention to take such action with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided to Parent a copy of any proposed definitive agreement(s) with respect to such Superior Proposal (the “Alternative Acquisition

Agreement”), (II) if requested in writing by Parent, prior to effecting such Adverse Recommendation Change or terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, the Company shall, and shall instruct its Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments proposed by Parent to the terms and conditions of this Agreement, and (III) following any negotiation described in the immediately preceding clause (II), if any, such Acquisition Proposal continues to constitute a Superior Proposal. In the event of any material revisions to the terms of an Acquisition Proposal after the start of the Notice Period, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.04(d) with respect to such new written notice; provided, however, that, in any such case, the Notice Period shall be two Business Days instead of three Business Days, and the Notice Period shall be deemed to have re-commenced on the date of such new notice.
(e) Nothing contained in this Section 6.04 shall be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to the Company Stockholders), or (ii) making any “stop look and listen” or similar communication to the Company Stockholders of the type contemplated by Rule 14d-9 under the Exchange Act (or any similar communications to the Company Stockholders); provided, however, that any action taken or disclosure made under this Section 6.04(e) shall not limit or modify the effect that any such action or disclosure may have under any other provision of this Agreement. A “stop look and listen” communication, in and of itself, or a factually accurate public statement that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.
(f) The Company shall not take any action to exempt any Person (other than Parent, Merger Sub, and their respective Affiliates) from the provisions of  “control share acquisitions” contained in any Anti-Takeover Law or otherwise cause such restrictions not to apply, in each case unless such actions are taken simultaneously with a termination of this Agreement pursuant to Section 8.01(h).
Section 6.05. Employee Matters.
(a) From the Effective Time until the first anniversary of the Closing Date (or if earlier, the date of the Company Employee’s termination of employment with the Surviving Corporation or Parent or any Affiliate thereof), the Surviving Corporation shall use its best efforts to cause the following to be provided to employees of the Company and its Subsidiaries as of the Effective Time (the “Company Employees”): (i) base salary or hourly wage rates, as applicable, that are no less favorable than the Company Employees’ base salary or hourly wage rates, as applicable, in effect immediately prior to the Effective Time, (ii) employee benefits that are substantially comparable to the employee benefits provided to the Company Employees as of immediately prior to the Effective Time, excluding for purposes of this comparison any equity-based compensation, defined benefit plans, retiree medical benefits, and change of control, sale or similar bonuses provided by the Company and its Subsidiaries prior to the Effective Time, and (iii) severance benefits in amounts and on terms and conditions that are no less favorable than those provided to Company Employees immediately prior to the Effective Time.
(b) The Surviving Corporation shall use its best efforts to cause the compensation and benefit plans (other than equity-based benefits or arrangements, defined benefit pension benefits, and nonqualified deferred compensation benefits) maintained by Parent, the Surviving Corporation, or their Affiliates for the Company Employees after the Effective Time to treat the service of the Company Employees with the Company and its Subsidiaries attributable to any period before the Effective Time as service rendered to Parent, the Surviving Corporation or their Affiliates following the Effective Time for purposes of eligibility and vesting (and benefits accrual solely for purposes of vacation and severance) under all compensation and benefit plans, to the extent such service was credited under a similar or comparable Plan immediately prior to the Effective Time; provided that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit.

(c) Effective as of the Effective Time, the Surviving Corporation shall use its best efforts to establish or maintain, or cause to be established or maintained, one or more group health plans which shall cover all Company Employees and dependents. The Surviving Corporation shall waive (or cause to be waived) any pre-existing condition requirements, evidence of insurability provisions, waiting period requirements, or any similar provisions for any Company Employees under any medical, dental, disability, or life insurance plan maintained or sponsored by or contributed to by Parent, the Surviving Corporation or its Affiliates for the Company Employees after the Effective Time to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Plan immediately prior to Effective Time. The Surviving Corporation shall apply toward any deductible requirements and out-of-pocket maximum limits under any plans maintained or sponsored by or contributed to by Parent, the Surviving Corporation or its Affiliates for the Company Employees after the Effective Time amounts paid (or accrued) by each Company Employee under the comparable Plans during the calendar year in which the Closing occurs.
(d) Parent shall inform the Company 30 days prior to the Closing Date if it wishes to continue the employment following the Closing of any of the officers listed on Section 6.05(d) of the Company Disclosure Letter (any officer selected by Parent to continue his employment shall hereinafter be referred to as a “Continuing Officer”). The Company shall cooperate with Parent in its efforts to negotiate new employment arrangements with any Continuing Officers to be effective as of the Closing. Any officer listed on Section 6.05(d) of the Company Disclosure Letter that is not a Continuing Officer and any Continuing Officer that is unable to negotiate a mutually agreeable new employment arrangement with Parent, shall resign at Closing and receive (i) the change in control severance amounts due under his employment agreement with the Company as in effect on the date of this Agreement, which shall be paid in a lump sum at Closing, and (ii) continuation health and other benefits for a period of one year following the effective date of termination in accordance with the terms of his employment agreement.
(e) Parent, the Company, and the Surviving Corporation acknowledge and agree that all provisions contained in this Section 6.05 are included for the sole benefit of the respective Parties and shall not create any right in any other Person, including any Company Employee. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Section 6.05 shall (i) be treated as an amendment or establishment of any particular Plan or any other benefit or compensation arrangement of Parent, the Surviving Corporation or their respective Affiliates, (ii) give any third party any right to enforce the provisions of this Section 6.05, or (iii) require Parent, the Surviving Corporation or any of their respective Affiliates to (A) maintain any particular Plan, or (B) retain the employment of any particular employee for any period of time.
Section 6.06. Directors’ and Officers’ Indemnification and Insurance of the Surviving Corporation.
(a) To the fullest extent permitted by applicable Law, Parent shall cause the Surviving Corporation to honor all of all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Company Certificate or Company Bylaws, in each case, as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date of this Agreement, accurate and complete copies of which have been made available to Parent and are listed in Section 6.06(a) of the Company Disclosure Letter, including provisions relating to the advancement of expenses incurred in the defense of any Action or as permitted under applicable Law. Parent’s obligation under this Section 6.06(a) shall survive the Merger and shall remain in full force and effect for a period of not less than six years after the Effective Time.
(b) For six years following the Effective Time, to the fullest extent permitted under applicable Law, the Surviving Corporation (the “Indemnifying Parties”) shall indemnify, defend, and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments, and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the Transactions), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments, and fines as such expenses are incurred, subject to the Surviving Corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that Parent and the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).
(c) In addition to the Surviving Corporation’s indemnification obligations pursuant to Section 6.06(a) and Section 6.06(b) above, prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, purchase a “tail” officers’ and directors’ liability insurance policy, which by its terms shall survive the Merger and shall provide each Indemnified Party with coverage for not less than six years following the Effective Time with at least the same coverage and amounts and containing terms and conditions no less favorable to the Indemnified Parties than the terms of the directors’ and officers’ liability insurance policy currently maintained by the Company (a true, correct, and complete copy of which has been delivered to Parent) (the “D&O Insurance”) in respect of actions or omissions of such officers and directors prior to the Effective Time in their capacities as such; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than 300% of the current annual premium paid by the Company for such policy to purchase the “tail” policy (the “Maximum Amount”); provided, further, however, that if the amount of the annual premiums necessary to procure such insurance coverage exceeds the Maximum Amount, Parent shall spend up to the Maximum Amount to purchase such lesser coverage as may be obtained with such Maximum Amount.
(d) The obligations of Parent and the Surviving Corporation under this Section 6.06 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.06 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.06 applies shall be third party beneficiaries of this Section 6.06, each of whom may enforce the provisions of this Section 6.06).
(e) The Surviving Corporation and its successors and assigns (each, an “Indemnifying Party”) shall not (i) consolidate with or merge into any other Person if it shall not be the continuing or surviving corporation or other entity of such consolidation or merger, or (ii) transfer all or majority of its properties and assets to any individual, corporation, or other entity, unless, and in each such case, prior to the consummation of any such transaction (x) proper provisions shall be made so that the successors and assigns of such Indemnifying Party shall assume all of the obligations set forth in this Section 6.06 and (y) if upon or following any such merger, consolidation, or sale of assets, any Indemnifying Party is or becomes a direct or indirect Subsidiary of another Person, the ultimate parent entity of such Indemnifying Party shall guaranty the obligations of such Indemnifying Party pursuant to this Section 6.06. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise.
Section 6.07. Further Action; Efforts; Regulatory Approvals.
(a) Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain any consents, approvals, or waivers of third parties with respect to any Contracts to which the Company or any of its Subsidiaries is a party as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any Contract as a result of the execution, performance, or consummation of the Transactions, provided, however, the Company shall not, without the prior written consent of Parent, proffer or agree to grant or make any material concession or incur or assume any additional material Liability with any Contract counterparty or any of its Affiliates in order to obtain any consent sought under any Contract. Subject to the terms and conditions of this Agreement, prior to the Effective Time, each Party shall, as promptly as practicable, use its reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper, or advisable under applicable Law to consummate the Transactions. In furtherance and not in limitation of the foregoing, each Party shall (i) as promptly as practicable after the date hereof, use reasonable best efforts to obtain all Gaming Approvals to permit the Parties to consummate the Transactions, or necessary to permit Parent to own and operate the Company, (ii) make or cause to be made all necessary filings, and thereafter make or cause to be made any other required submissions with respect to this Agreement and the Transactions, (iii) schedule and attend (or cause to be scheduled and attended) any hearings or meetings with Gaming Authorities necessary to obtain the Gaming Approvals as promptly as possible and (iv) comply with the terms and conditions of any and all of the foregoing as necessary to obtain the Gaming Approvals, and (v) cooperate and consult with each other in (A) determining which other filings, if any, are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices, or authorizations, if any, are required to be obtained prior to the Effective Time from Governmental Authorities in connection with the execution and delivery of this Agreement and related agreements and consummation of the Transactions, and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices, or authorizations.
(b) In connection with, and without limiting, the efforts referenced in Section 6.07(a), each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable Laws, supply the other with any information that may be reasonably required in connection with the foregoing, (iii) keep the other party reasonably informed of any communication received by such Party from, or given by such Party to, any Gaming Authority or any other Governmental Authority, and of any communication received or given in connection with any proceeding by a private party, in each case regarding the Transactions, and (iv) permit the other Party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, a Gaming Authority or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by a Gaming Authority or such other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences.
(c) In furtherance and not in limitation of the covenants of the Parties contained in Section 6.07(a) and Section 6.07(b), but subject to the provisions of Section 6.07(a), if any objections are asserted with respect to the Transactions under any Gaming Law or other applicable Law or if any Action is instituted (or threatened to be instituted) by a Gaming Authority or any other applicable Governmental Authority or any private party challenging any of the Transactions as violative of any Gaming Law or other applicable Law or which would otherwise prohibit, prevent, restrict, materially impede, or materially delay the consummation of the Transactions, each Party shall use its reasonable best efforts to resolve any such objections or Actions so as to permit consummation of the Transactions, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prohibit, prevent, restrict, materially impede, or materially delay the consummation of the Transactions.
(d) Subject to the limitations set forth herein, including in Section 6.07(e), and without restricting any Party’s rights to terminate this Agreement in accordance with the terms hereof, in the event that any Action is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Merger or any of the other Transactions, the Parties shall cooperate with each other in all respects and shall use their reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts the consummation of the Merger or any of the other Transactions.
(e) Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Section 6.07 shall limit a Party’s right to terminate this Agreement pursuant to Section 8.01(a) and (ii) nothing in this Agreement shall obligate Parent, Merger Sub, or any of their respective Affiliates to agree to, and, without the prior written consent of Parent, in no event shall the Company or any of its Subsidiaries agree to, (A) sell, hold separate, or otherwise dispose of all or a portion of its respective business, assets, or properties, or conduct its business in a specified manner, other than the CF Sale, (B) pay any amounts (other than the payment of filing fees and expenses and fees of counsel), or grant any counterparty to any Contract any accommodation or other concession, (C) limit in any manner whatsoever the ability of such entities to conduct, own, operate, or control any of their respective businesses, assets, or properties or of the businesses, properties or assets of the Company and its Subsidiaries, or (D) waive any of the conditions set forth in Article VII of this Agreement.
Section 6.08. Public Announcements.   The Parties agree that the initial press release(s) to be issued with respect to the execution of this Agreement shall be in a form mutually agreed to by Parent and the Company. Thereafter, and unless and until an Adverse Recommendation Change or termination of this Agreement has occurred, each of Parent and the Company agree that no public release, announcement, press conference, conference call with investors or analysts, or other public statement concerning this Agreement or the Transactions (or that could reasonably be expected to relate to this Agreement or the Transactions) will be issued, held, or made by any Party or its Subsidiaries without prior consultation with and the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules or regulations of the NYSE, in which case the Party required to make the release or announcement will use its reasonable best efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance, and the relevant Party will consider such comments in good faith. The provisions of this Section 6.08 shall not apply to any release, public statement, or other Company communications relating to an Acquisition Proposal or an Adverse Recommendation Change.
Section 6.09. Anti-Takeover Laws.   If any Anti-Takeover Law is or may become applicable to any Transaction, the Parties shall use all reasonable best efforts to take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Law.
Section 6.10. Securityholder Litigation.   The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).
Section 6.11. Notification of Certain Matters.   From the date of this Agreement to the Effective Time, the Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of  (a) any written notice or other written communication received from any Person alleging that a material consent of such Person is required in connection with the Transactions, (b) any written material notice from any Governmental Authority in connection with the Transactions, (c) any Actions or claims commenced or, to such Party’s Knowledge, threatened against, relating to, or involving or otherwise affecting such Party or any of its Subsidiaries that relate to the Transactions, or, in the case of the Company, any other Actions commenced or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their respective properties or assets after the date of this Agreement that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or (d) the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, which causes or is reasonably likely to cause any representation or warranty made by such Party contained in this Agreement to be, with respect to the Company, untrue or inaccurate such that the condition set forth in Section 7.02 would not be satisfied, and with respect to Parent and Merger Sub, untrue or inaccurate in any material respect; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement, or (ii) limit the remedies available to the Party receiving such notice. This Section 6.11 shall not constitute a covenant or agreement for purposes of Section 7.02(b) or Section 7.03(b).
Section 6.12. Company SEC Reports.   From the date of this Agreement to the Effective Time, the Company shall timely file with the SEC all Company SEC Reports required to be filed by it under the Exchange Act or the Securities Act. As of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Report shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Report filed pursuant to the Exchange Act shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 6.13. Section 16 Matters.   Prior to the Effective Time, the Company shall take all such reasonable steps as may be required (to the extent permitted by applicable Law) to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Company Shares that are treated as dispositions under such rule and result from the Transactions by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.
Section 6.14. NYSE De-Listing.   Prior to the Effective Time, each of the Parties will cooperate with the other Parties in taking, or causing to be taken, all actions reasonably necessary to delist the Company Shares from the NYSE and terminate the registration of the Company Shares under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.15. Financing Activities.
(a) Parent will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the proceeds of the Financing at the Closing on the terms and subject only to the conditions set forth in the Financing Commitments, including using reasonable best efforts to (i) maintain in effect and comply with the Financing Commitments, (ii) negotiate and enter into definitive agreements with respect to the Financing on the terms and subject only to the conditions set forth in the Financing Commitments or, subject to Sections 6.15(b) and 6.15(c), on other terms reasonably satisfactory to Parent, (iii) satisfy on a timely basis all conditions in the Financing Commitments and the definitive agreements related thereto that are within its control (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent contained in the Financing Commitments or such definitive agreements related thereto), (iv) consummate the Financing at or prior to the Closing Date, including using its reasonable best efforts to cause the Financing Sources and any other Persons committing to fund the Financing to fund the Financing at the Closing (including taking enforcement actions to cause the Financing Sources and such other Persons to provide the Financing), and (v) comply with its covenants and other obligations under the Financing Commitments and the definitive agreements relating to the Financing that are within its control.
(b) Without the prior written consent of the Company, which shall not unreasonably be withheld or delayed, Parent will not agree to, permit, or otherwise consent to any amendment of, supplement or modification to, or waiver under, the Financing Commitments or the definitive agreements relating to the Financing if such amendment, supplement, modification, or waiver (i) would reduce the aggregate cash amount of proceeds of the Financing (including by increasing the amount of fees to be paid or original issue discount as compared to such fees and original issue discount contemplated by the Debt Commitment Letter in effect on the date hereof unless the Debt Financing is increased by such amount), (ii) would impose new or additional (or adversely modify any existing) conditions or otherwise expand any of the conditions to the receipt of the Financing from those set forth in the Financing Commitments on the date of this Agreement, (iii) would amend or modify any of the conditions precedent to the Financing in any manner adverse to the interest of the Company, (iv) would adversely impact the ability of Parent to enforce its rights in respect of the Financing Commitments, (v) would be on terms that are less favorable to Parent than those in the Financing Commitments as in effect on the date of this Agreement, or (vi) would otherwise reasonably be expected to prevent or materially delay the Closing Date or the ability of Parent to consummate the Transactions; provided, however, Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents, or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement if the addition of such parties does not add new or additional (or adversely modify any existing) conditions, or otherwise expand any of the conditions, to the consummation of the Debt Financing. In addition, Parent shall not agree to, permit, or otherwise consent to any amendment of, supplement or modification to, or waiver under, the Financing Commitments or the definitive agreements relating to the Financing unless Parent notifies the Company of, and promptly provides the Company with such information as it may reasonably request in connection with, any such amendment, supplement, modification, or waiver. For purposes of this Agreement, references to either of the “Commitment Financings” will include such documents as permitted or required by this Section 6.15 to be amended, modified, supplemented, or waived, in each case from and after the date of such amendment, supplement, modification, or waiver.
(c) If any of the Financing or either of the Financing Commitments (or any definitive financing agreement relating thereto) expire or are terminated or otherwise become, or is reasonably expected to become, unavailable prior to the Closing, in whole or in part, for any reason, (i) Parent shall promptly notify the Company thereof  (and the reason for any such unavailability), and (ii) Parent will use its reasonable best efforts promptly to arrange for and obtain alternative financing from other sources on terms and conditions not materially less favorable, taken as a whole, to Parent than the terms and conditions of the Financing contained in such Financing Commitment (including under any related fee letters) to replace the Financing contemplated by such expired or terminated or unavailable Financing Commitment (“Alternative Financing”); provided that, in any event, such Alternative Financing shall not, without the prior written consent of the Company, be on terms and conditions that are less favorable to the Company from a conditionality or enforceability perspective than the terms and conditions of such Financing Commitment. True, complete, and correct copies of each commitment letter and other agreement relating to the Alternative Financing (the “Alternative Commitment Letter”) will be promptly provided to the Company, and Parent will promptly provide the Company with such information as it may reasonably request regarding such Alternative Financing and the applicable financing sources. If applicable, references in this Agreement to the “Debt Financing” and/or “Equity Financing,” as applicable, will include “Alternative Financing,” any reference to the “Debt Commitment Letter” and/or “Equity Commitment Letter,” as applicable, will include the “Alternative Commitment Letter” and any reference to definitive financing agreements related to the Debt Financing and/or the Equity Financing, as applicable, will include the definitive financing agreements related to the Alternative Financing.
(d) Parent shall give the Company prompt written notice (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in a material breach or default) by any party to either Financing Commitment of which Parent becomes aware, and (ii) of the receipt of any written notice or other written communication from any Person with respect to any (A) actual or potential breach, default, termination, or repudiation by any party to such Financing Commitment, or (B) material dispute or disagreement between or among any parties to such Financing Commitment (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the either the Debt Financing or Equity Financing). Without limiting the foregoing or any other provision contained herein, Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange and consummate the Financing (including material developments relating to the Financing) and provide to the Company copies of executed copies of the definitive documents related to the Financing (provided that any fee letters, engagement letters, or other agreements that, in accordance with customary practice, are confidential by their terms, and that do not affect the conditionality or amount of the Financing, may be redacted in a customary manner so as not to disclose economic terms) and copies of any written notices or communications described in the preceding sentence.
Section 6.16. Obligations of Parent and Merger Sub.   Prior to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms:
(a) Merger Sub shall not, and Parent shall cause Merger Sub not to, undertake any business or activities other than in connection with this Agreement and engaging in the Merger and the other Transactions.
(b) Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other Transactions on the terms and conditions set forth in this Agreement.

(c) Parent and Merger Sub shall not (and Parent shall cause the other Affiliates of Parent not to) engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to materially delay or prevent the consummation of, or otherwise adversely affect, the Merger or any of the other Transactions.
Section 6.17. Company Credit Agreement.   At or prior to the Closing, and subject to the other terms and conditions set forth in this Agreement, the Company shall (a) apply a portion of the proceeds received by the Company and its Subsidiaries from the CF Sale to pay all Indebtedness and other outstanding Liabilities payable by the Company and its Subsidiaries under the Company Credit Agreement (the “Payoff Amount”), and (b) cause the lender under the Company Credit Agreement to deliver to the Company a pay-off letter, in form and substance reasonably satisfactory to Parent (the “Payoff Letter”), with respect to the repayment of the Payoff Amount and the release of all Liens with respect to the property and assets of the Company and its Subsidiaries securing the obligations under the Company Credit Agreement upon the lender’s receipt of the Payoff Amount.
Article VII.
CONDITIONS TO THE MERGER
Section 7.01. Conditions to the Obligations of Each Party.   The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing to the extent permitted by applicable Law at or prior to the Effective Time of the following conditions:
(a) Stockholder Approval.   The Company Stockholder Approval shall have been obtained in accordance with the NRS, the Company’s organizational documents, and applicable requirements of the NYSE.
(b) Approvals.   All consents, approvals, permits, and authorizations required to be obtained prior to the Effective Time from any Governmental Authority set forth on Section 7.01(b) of the Company Disclosure Letter, shall have been obtained, or any applicable waiting period shall have expired or been terminated.
(c) No Injunctions or Restraints; Illegality.   No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any Law or Order enacted, entered, or enforced that shall be in effect, that prevents or prohibits the consummation of the Merger.
(d) CF Sale.   The CF Sale shall have been consummated in accordance with the terms of the CF Sale Agreement and the CF Cash Closing Payment, before giving effect to the CF Working Capital Adjustment, shall have been no less than $14.6 million (provided, that notwithstanding anything to the contrary set forth in this Agreement, the Company shall be deemed to have irrevocably waived this condition in the event that the Company’s or any of its Subsidiaries’ breach of the CF Sale Agreement has materially contributed to the failure of the CF Sale to occur).
Section 7.02. Conditions to Obligations of Parent and Merger Sub.   The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:
(a) The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or Company Material Adverse Effect, other than (i) any materiality or Company Material Adverse Effect qualification that requires the listing of items on the Company Disclosure Letter or delivering (or making available) to Parent or Merger Sub copies of items, and (ii) any such qualifications contained in Section 4.11), as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided that notwithstanding the foregoing, (A) the representations and warranties of the Company contained in Section 4.08 shall be true and correct in all material respects as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date), and (B) the representations and warranties of the Company contained in Section 4.01, Section 4.02, Section 4.04(a), Section 4.05, Section 4.27, and Section 4.28 shall be true and correct in all respects, except for de minimis inaccuracies, as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date); provided further, however, that notwithstanding the foregoing, that any such failures of the representations and warranties contained in Section 4.01, Section 4.02, Section 4.04(a), Section 4.05, Section 4.08, Section 4.27, and Section 4.28 to be true and correct shall not, in the aggregate, constitute a Company Material Adverse Effect.
(b) The Company shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.
(c) Since the date of this Agreement, there shall not have been any event, occurrence, condition, change, development, state of facts, or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) Parent shall have received a certificate of the Company, dated as of the Closing Date, signed by the chief executive officer or chief financial officer of the Company to evidence satisfaction of the conditions set forth in Section 7.02(a), (b), and (c).
(e) The Company shall have delivered to Parent evidence, reasonably satisfactory to Parent, of the payment of the Payoff Amount, by wire transfer of immediately available funds to the account(s) designated in the Payoff Letter.
(f) The Company shall have delivered to Parent evidence, reasonably satisfactory to Parent, that, after giving effect to the payment of the Payoff Amount, the Company and its Subsidiaries shall as of immediately prior to the Effective Time have no less than $7 million of cash and cash equivalents, including all cash and restricted cash on the balance sheets of the Company and its Subsidiaries.
(g) The Company shall have delivered to Parent a legal opinion in substantially the form of Exhibit A.
(h) Parent and Merger Sub shall have received the resignations, effective as of the Closing, of each director of the Company and each of its Subsidiaries.
Section 7.03. Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:
(a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to prevent, materially impair or materially delay the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the Transactions; provided that notwithstanding the foregoing, the representations and warranties of Parent and Merger Sub contained in Section 5.01, Section 5.03 and Section 5.07 shall be true and correct, except for de minimis inaccuracies, as of the Closing as though made at and as of immediately prior to the Effective Time (or, if made as of a specific date, at and as of such date).
(b) Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.
(c) The Company shall have received a certificate of Parent, dated as of the Closing Date, signed by the chief executive officer and chief financial officer of Parent to evidence satisfaction of the conditions set forth in Section 7.03(a) and (b).

Article VIII.
TERMINATION, AMENDMENT AND WAIVER
Section 8.01. Termination.   This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after obtaining the Company Stockholder Approval, as follows (the date of any such termination, the “Termination Date”):
(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time whether before or after the Company Stockholder Approval;
(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before April 15, 2019 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to a Party whose inaccuracy or breach of any representation, warranty, covenant, or agreement set forth in this Agreement has caused, or resulted in, the failure of the Merger to be consummated on or before such date;
(c) by either Parent or the Company, if any Governmental Authority shall have (i) enacted, issued, promulgated, or enforced any Law that makes consummation of the Merger illegal or otherwise prohibited, or (ii) enacted, issued, promulgated, enforced, or entered any Order which has the effect of making the consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.01 shall not be available to a Party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has caused, or resulted in, the issuance, promulgation, or enforcement of such Law, or the enactment, issuance, promulgation, enforcement, or entry of any such Order;
(d) by Parent, if prior to the Effective Time, there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach, or inaccuracy (i) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b), and (ii) is incapable of being cured or has not been cured prior to the Outside Date; provided that Parent shall have given the Company at least 10 days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 8.01(d); and provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if Parent or Merger Sub is then in material breach of any representation, warranty, or covenant of Parent or Merger Sub under this Agreement, that is not cured after 10 days from written notice of such material breach from the Company to Parent;
(e) by either Parent or the Company, if the Company Stockholders’ Meeting (including any adjournment or postponement thereof) has concluded, the Company Stockholders have voted, and the Company Stockholder Approval was not obtained;
(f) by Parent, if  (i) an Adverse Recommendation Change shall have occurred, or (ii) the Company Board or any committee thereof  (A) shall not have rejected any Acquisition Proposal within seven days of the making thereof  (including, for these purposes, by taking no position with respect to the acceptance by the Company Stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such Acquisition Proposal), or (B) shall have failed, pursuant to Rule 14e-2 promulgated under the Exchange Act or otherwise, to publicly reconfirm the Company Board Recommendation within ten Business Days after receipt of a written request from the Parent that it do so if such request is made following the making by any Person of an Acquisition Proposal;
(g) by the Company prior to the Effective Time, if there shall have been a breach or inaccuracy of any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub contained in this Agreement, which breach or inaccuracy (i) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b), and (ii) is incapable of being cured or has not been cured prior to the Outside Date; provided that the Company shall have given Parent at least 10 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.01(g); and provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(g) if the Company is then in material breach of any representation, warranty, or covenant of the Company under this Agreement, that is not cured after 10 days from written notice of such material breach from Parent to the Company;

(h) by the Company prior to obtaining the Company Stockholder Approval in accordance with Section 6.04(d); or
(i) by the Company, if  (i) all of the conditions to Closing set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions (A) that, by their nature, can only be satisfied or waived at the Closing, but which would be capable of being satisfied if the Closing Date were the date of such termination, or (B) that are not satisfied or waived as a result of a breach by Parent or Merger Sub of this Agreement), and (ii) Parent and Merger Sub shall have failed to consummate the Transactions within two Business Days after the date on which the Closing is required to occur under Section 2.02.
Section 8.02. Notice of Termination; Effect of Termination.
(a) The Party desiring to terminate this Agreement pursuant to this Article VIII (other than pursuant to Section 8.01(a)) shall deliver notice of such termination to the other Parties specifying with particularity the reason for such termination, and, except as specifically set forth in Section 6.04(d), any such termination in accordance with this Section 8.02 shall be effective immediately upon delivery of such notice to the other Parties.
(b) In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no Liability under this Agreement on the part of any Party (or any Representative of such Party) to any other Party except that this Section 8.02, the third sentence of Section 6.03(c), Section 8.03, and Article IX (and any related definitions contained in any such Sections or Article), shall survive any such termination; provided, however, that nothing herein shall relieve any Party from Liability for any intentional breach of any of its representations, warranties, covenants, or agreements set forth in this Agreement or fraud prior to such termination.
Section 8.03. Fees and Expenses.
(a) Except as otherwise set forth in Section 6.03 or this Section 8.03, all fees and expenses incurred in connection with the Transactions, including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions, shall be the obligation of the respective Party incurring such fees and expenses, whether or not the Merger is consummated.
(b) In the event this Agreement shall be terminated:
(i) by (A) the Company pursuant to Section 8.01(h), or (B) Parent pursuant to Section 8.01(f), the Company shall pay to Parent the Company Termination Fee;
(ii) (A) by Parent or the Company pursuant to Section 8.01(b) or by Parent pursuant to Section 8.01(d) or Section 8.01(e), (B) at or prior to the date of termination, an Acquisition Proposal shall have been made known to the Company or shall have been made directly to the Company Stockholders generally or any Person shall have publicly announced an intention to make an Acquisition Proposal (whether or not conditional) and such Acquisition Proposal or publicly announced intention shall not have been withdrawn prior to such termination, and (C) concurrently with such termination or within 12 months following such termination, the Company enters into an Alternative Acquisition Agreement to consummate or consummates a transaction contemplated by any Acquisition Proposal, then the Company shall pay to Parent the Company Termination Fee upon the consummation of such Acquisition Proposal. For purposes of this Section 8.03(b)(ii), “Acquisition Proposal” shall have the meaning assigned thereto in Section 1.01 except that references in the definition to “15%” shall be replaced by “50%”; or
(iii) by Parent or the Company pursuant to Section 8.01(e), the Company shall promptly pay to Parent an amount equal to all of the reasonable and documented out-of-pocket costs and expenses actually incurred by Parent and Merger Sub prior to the termination of this Agreement in connection with this Agreement and the Transactions (the “Expense Reimbursement”); provided that (A) the Expense Reimbursement shall not exceed $300,000, and (B) in the event the Expense Reimbursement is paid and the Company Termination Fee is thereafter payable pursuant to Section 8.03(b)(ii), the Company Termination Fee otherwise payable shall be reduced by the amount of the Expense Reimbursement. For the avoidance of doubt, (x) the Company shall not be obligated to pay the Company Termination Fee or Expense Reimbursement more than once or to pay the Expense Reimbursement after or in addition to payment of the Company Termination Fee, and (y) the aggregate liability of the Company under this Section 8.03 shall not in any event exceed the amount of the Company Termination Fee.
(c) In the event that this Agreement is terminated by (i) the Company pursuant to Section 8.01(b) at a time when the Company would also have the right to terminate this Agreement pursuant to Section 8.01(g) or Section 8.01(i) and at the time of such termination, all of the conditions to Closing set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions (A) that, by their nature, can only be satisfied or waived at the Closing, but which would be capable of being satisfied if the Closing Date were the date of such termination, or (B) that are not satisfied or waived as a result of a breach by Parent or Merger Sub of this Agreement), (ii) the Company pursuant to Section 8.01(g), or (iii) the Company pursuant to Section 8.01(i), then Parent shall pay to the Company the Parent Termination Fee.
(d) The Company, Parent, and Merger Sub each acknowledge that the agreements contained in this Section 8.03 are an integral part of this Agreement and the Transactions, and that, without these agreements, the other Parties would not enter into this Agreement. Except with respect to Section 8.01(h), in which case the Company Termination Fee shall be paid by the Company in accordance with Section 6.04(d), in the event that the Company Termination Fee or Expense Reimbursement, as applicable, is payable by the Company, the Company Termination Fee or Expense Reimbursement, as applicable, shall be paid by the Company as directed by Parent in writing, in immediately available funds promptly following (and in any event within two Business Days after) the date of the event giving rise to the obligation to make such payment. In the event that the Parent Termination Fee is payable by the Parent, Parent and the Company shall promptly (and in any event within two Business Days) following the date of the event giving rise to the obligation to make such payment deliver a joint written instruction to the Escrow Agent to (i) release the funds held in the Escrow Account in an amount equal to the Parent Termination Fee to the Company or its designee, and (ii) after giving effect to such release, release the remaining balance, if any, of the Escrow Account to Parent, in each case in accordance with the terms of the Escrow Agreement. In no event will Parent or Merger Sub or the Company, as applicable, be entitled to both the payment of the Company Termination Fee or the Parent Termination Fee, respectively, and specific performance of this Agreement. In the event that that this Agreement is terminated in accordance with this Article VIII and the Parent Termination Fee is not payable by Parent, Parent and the Company shall promptly (and in any event within two Business Days) following the date of termination deliver a joint written instruction to the Escrow Agent to release all the funds held in the Escrow Account to Parent in accordance with the terms of the Escrow Agreement. The Parties expressly acknowledge and agree that (i) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement, the payment of the Company Termination Fee or Parent Termination Fee pursuant to this Section 8.03, which constitutes a reasonable estimate of the monetary damages that will be suffered by Parent and Merger Sub or the Company, respectively, by reason of breach or termination of this Agreement, shall be in full and complete satisfaction of any and all monetary damages of Parent and Merger Sub or the Company, as applicable, arising out of or related to this Agreement, the Merger or the other Transactions (including any breach by the Parties), the termination of this Agreement, the failure to consummate the Merger or the other Transactions, and any claims or Actions under applicable Law arising out of any such breach, termination or failure, and (ii) in no event shall Parent or Merger Sub or the Company, as applicable, be entitled to seek or obtain any recovery or judgment in excess of the Company Termination Fee or the Parent Termination Fee, respectively, and in no event shall a Party be entitled to seek or obtain any other damages of any kind for, or with respect to, this Agreement or the Transactions (including any breach by a Party), the termination of this Agreement, the failure to consummate the Merger or the other Transactions, or any claims or Actions under applicable Law arising out of any such breach, termination, or failure;

provided, however, that this Section 8.03 shall not limit the right of the Parties to specific performance of this Agreement pursuant to Section 9.05 prior to the termination of this Agreement in accordance with its terms.
Section 8.04. Amendment.   This Agreement may be amended by the Parties by action taken by their respective boards of directors (or similar governing bodies or entities) at any time prior to the Effective Time; provided, however, that, after Company Stockholder Approval has been obtained, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.
Section 8.05. Waiver.   At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other, (b) waive any inaccuracy in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of the other or any condition to its own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Company or Parent (on behalf of Parent and Merger Sub). The waiver by any Party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Article IX.
GENERAL PROVISIONS
Section 9.01. Non-Survival of Representations and Warranties.   The representations, warranties, covenants, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be of no further force and effect as of the Effective Time; provided, however, that this Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.
Section 9.02. Notices.   All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile, email, or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses, facsimile numbers, or email addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.02):
if to the Company:
Nevada Gold & Casinos, Inc.
133 E. Warm Springs Road, Suite 102
Las Vegas, Nevada 89119
Attention: Michael P. Shaunnessy, President & CEO
Email: mshaunnessy@nevadagold.com
with a copy to:
Hughes Hubbard & Reed LLP
One Battery Park Place
New York, NY 10004
Attention: James Modlin
Fax: (212) 422-4726
Email: james.modlin@hugheshubbard.com

if to Parent or Merger Sub:
Maverick Casinos LLC
2926 Montessouri Street
Las Vegas, NV 89117
Attention: Erick Persson
Email: erichpersson@gmail.com
with a copy to:
Lewis Roca Rothgerber Christie LLP
3993 Howard Hughes Parkway, Suite 600
Las Vegas, NV 89169
Attention: Don Martin, Esq.
Email: dmartin@lrrc.com
Section 9.03. Severability.   If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 9.04. Entire Agreement.   This Agreement, together with the Escrow Agreement, the Confidentiality Agreement, the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof  (other than the Confidentiality Agreement, which will terminate at the Closing but survive any termination of this Agreement).
Section 9.05. Specific Performance.   The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, the Parties shall be entitled to specific performance of the terms hereof, without any requirement to post bond, in addition to any other remedy to which they are entitled at law or equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Notwithstanding anything herein to the contrary, the Company shall be entitled to the granting of an Order of specific performance or other equitable relief of Parent’s obligation to cause the full funding of the Financing and the consummation of the Transactions if and only if  (a) all of the conditions in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, but each of which at such time is capable of being satisfied) have been satisfied or waived; (b) Parent and Merger Sub fail to consummate the Closing when required pursuant to Section 2.02; and (c) the Company has irrevocably confirmed in a written notice to Parent that it is ready, willing, and able to consummate the Closing, and that if an Order of specific performance or other equitable relief is granted and the Financing is consummated, then the Company will take such actions required of it by this Agreement to cause the Closing to occur. Notwithstanding anything else to the contrary, for the avoidance of doubt, while the Company may concurrently seek an Order of specific performance or other equitable relief in order to effect the full funding of the Financing and the consummation of the Transactions and payment of the Parent Termination Fee pursuant to Section 8.03(c) under no circumstances shall the Company be permitted or entitled to receive both (i) a grant of an Order of specific performance or other equitable relief in order to effect the full funding of the Financing and the consummation of the Transactions and (ii) payment of the Parent Termination Fee.

Section 9.06. Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Section 6.06 (which are intended to be for the benefit of the Persons covered thereby or the Persons entitled to payment thereunder and may be enforced by such Persons).
Section 9.07. Governing Law; Jurisdiction.
(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without regard to the conflicts of law rules of such state that would direct a matter to another jurisdiction. Notwithstanding anything to the contrary contained herein, any and all claims, whether in law or in equity, against the Lender in any way relating to this Agreement, including any dispute arising out of or relating to the Debt Financing (including any claim, controversy, or dispute against or involving the Lender, including its respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 9.07), shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York; provided, however, that the laws of the State of Nevada shall govern in determining (i) the interpretation of a “Company Material Adverse Effect” and whether a “Company Material Adverse Effect” has occurred, and (ii) whether the Transactions have been consummated in accordance with the terms hereof  (in each case, without regard to the principles of conflicts of laws thereof, to the extent that the same are not mandatorily applicable by statute and would require or permit the application of the law of another jurisdiction).
(b) Each of the Parties (i) agrees that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the Transactions (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought, heard and determined exclusively in the state courts located in the State of Nevada or, if such courts shall not have jurisdiction, any of the federal courts of the United States of America located in the State of Nevada, (ii) irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. The Parties agree that a final trial court judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Notwithstanding the foregoing, none of the Parties, nor any of their respective Affiliates, will bring, or support, any action, cause of action, claim, cross-claim, counterclaim, or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Lender in any way relating to this Agreement or any of the Transactions, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated thereby, anywhere other than in (i) any New York State court sitting in the Borough of Manhattan or (ii) the United States District Court for the Southern District of New York, and it is acknowledged and agreed that the provisions set forth in Section 9.08 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim, counterclaim or third-party claim.
Section 9.08. Waiver of Jury Trial.   EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. Each of the Parties (a) certifies that no Representative, of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver, and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.08.
Section 9.09. Assignment.   Neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, that (a) Parent and Merger Sub may assign their rights and obligations pursuant to this Agreement to any direct or indirect wholly owned Subsidiary of Parent after providing written notice thereof to the Company at least one Business Day prior to such assignment, and (b) as of the Effective Time, Parent and Merger Sub may collaterally assign their respective rights but not their respective obligations under this Agreement to the Lender solely for purposes of creating a security interest in such rights to secure the obligations of Parent, Merger Sub, or any of their Affiliates in respect of the Debt Financing; provided, that, in each case of clauses (a) and (b) no such assignment will relieve Parent or Merger Sub of any of its obligations hereunder. Any purported assignment in violation of this Section 9.09 will be null and void ab initio. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
Section 9.10. Counterparts.   This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 9.11. Lender.   (a) No member of the Company Group shall have any rights or claims against the Lender in respect of any Action arising out of or relating in any way to the Debt Financing or the performance thereof, or the Debt Financing, whether at law or in equity, whether in contract, in tort, or otherwise, and the Lender shall not have any rights or claims against the Company Group in respect of any dispute arising out of or relating in any way to the Debt Financing, the Debt Commitment Letter or the performance thereof, or the Debt Financing, whether at law or in equity, whether in contract, in tort, or otherwise, and (b) the Lender shall not have any Liability (whether in contract, in tort, or otherwise) to any member of the Company Group for any Liabilities of any party or for any claim based on, in respect of, or by reason of, the Transactions or the Debt Commitment Letter or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the Debt Financing, whether at law or in equity, whether in contract, in tort, or otherwise, and no member of the Company Group shall have any Liability (whether in contract, in tort, or otherwise) to any Lender for any obligations or Liabilities of any Party or for any claim based on, in respect of, or by reason of, the Transactions or the Debt Commitment Letter or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the Debt Financing, whether at law or in equity, whether in contract, in tort, or otherwise. Notwithstanding anything to the contrary contained in this Agreement, the Lender is an intended third-party beneficiary of, and shall be entitled to the protections of, this Section 9.11, in each case, with respect to its rights hereunder. For the avoidance of any doubt, this Section 9.11 does not alter, modify, supplement, or change, in any respect, the rights and obligations of the Lender set forth in the Debt Commitment Letter and the definitive documentation for the Debt Financing to Parent and its successors and assigns. For purposes of the foregoing, “Company Group” means (i) the Company, (ii) each of the Company’s Subsidiaries and other Affiliates, and (iii) the former, current, and future controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, other equity holders, and assignees of any Person named in clause (i) or clause (ii) above (in each case, other than Parent, Merger Sub, and their respective Affiliates). For the avoidance of doubt, nothing in this Section 9.11 shall limit or otherwise alter (A) the rights of the Company Group against Parent or Merger Sub, (B) the obligations of Parent and Merger Sub under this Agreement, or (C) the rights of Parent and its Affiliates against the Lender in connection with the Debt Financing and the Debt Commitment Letter.
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IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
NEVADA GOLD & CASINOS, INC.
By:
/s/ Michael P. Shaunnessy

Name: Michael P. Shaunnessy
Title:   President & CEO
MAVERICK CASINOS LLC
By:
/s/ Eric Persson

Name: Eric Persson
Title:   Manager
MAVERICK CASINOS MERGER SUB, INC.
By:
/s/ Eric Persson

Name: Eric Persson
Title:    Manager

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of November 29, 2018, by and among Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), Maverick Casinos LLC, a Nevada limited liability company (“Parent”), and Maverick Casinos Merger Sub, Inc., a Nevada corporation and wholly owned Subsidiary of Parent (“Merger Sub” and collectively with the Company and Parent, the “Parties”).
WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated as of September 18, 2018 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company to be the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, the Parties desire to amend certain terms of the Merger Agreement as set forth herein in accordance with Section 8.04 of the Merger Agreement;
WHEREAS, the board of directors of the Company has unanimously (i) determined that it is fair to and in the best interests of the Company, including its stockholders, and declared it advisable, for the Company to enter into this Amendment, and (ii) approved the execution, delivery, and performance by the Company of this Amendment, in each case, upon the terms and subject to the conditions set forth herein; and
WHEREAS, the managers of Parent and the board of directors of Merger Sub have determined that it is fair to and in the best interests of Parent and Merger Sub, and declared it advisable, for Parent and Merger Sub, as applicable, to enter into this Amendment, and (ii) approved the execution, delivery, and performance by Parent and Merger Sub, as applicable, of this Amendment, and Parent, as the sole stockholder of Merger Sub, has approved this Amendment, in each case, upon the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to legally bound hereby, the Parties hereby agree as follows:
1. Amendments to Merger Agreement.
(a) Amendments to the Fourth Paragraph of the Recitals to the Merger Agreement.   The fourth paragraph of the Recitals to the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“WHEREAS, concurrently with the execution of this Agreement, Parent has deposited $2 million, in immediately available funds, with Fidelity National Title Agency of Nevada, Inc., a Nevada corporation dba Fidelity National Title Group, as escrow agent (“Fidelity Title”), into a segregated escrow account under and as specified in the Escrow Agreement, executed by Parent, the Company, and Fidelity Title contemporaneously with the execution of this Agreement (the “Initial Escrow Agreement”), to be held, released, or disposed of by Fidelity Title in accordance with the terms of this Agreement and the Initial Escrow Agreement.”
(b) Amendments to Section 1.01 of the Merger Agreement.
(i) Section 1.01 of the Merger Agreement is hereby amended by adding the following new definitions and inserting the same in the appropriate alphabetical locations:
“Escrow Agent” means Mutual of Omaha Bank.
“Escrow Shares” means the Maverick Shares deposited with and held by the Escrow Agent in accordance with the terms of the Securities Escrow Agreement.
“Maverick Shares” means the Company Shares issued and sold by the Company to Parent pursuant to the Securities Purchase Agreement.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated as of November 29, 2018, by and among the Company and Parent.
“Securities Escrow Agreement” means the Escrow Agreement dated as of November 29, 2018, by and among the Company, Parent, and the Escrow Agent.
(ii) The definition of  “Acquisition Proposal” set forth in Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“Acquisition Proposal” means any inquiry, proposal, offer, or indication of interest for or relating to (in one transaction or a series of related transactions) any of the following: any direct or indirect acquisition or purchase (including by any license or lease) by any Person of (a) assets (including voting equity securities of any of the Company’s Subsidiaries, but excluding sales of assets in the ordinary course of business) or businesses of the Company and its Subsidiaries that constitute 15% or more of the fair market value of the assets of the Company and its Subsidiaries on a consolidated basis or that generate 15% or more of the aggregate revenues or net income of the Company and its Subsidiaries on a consolidated basis, or (b) beneficial ownership of 15% or more of any class of voting equity securities of the Company or of any of its Subsidiaries, the assets or business of which constitutes 15% or more of the fair market value of the assets of the Company and its Subsidiaries on a consolidated basis or that generates 15% or more of the aggregate revenues or net income of the Company and the Company’s Subsidiaries on a consolidated basis; provided that the term “Acquisition Proposal” shall not include the Transactions, the CF Sale, or the transactions contemplated by Securities Purchase Agreement, including the issuance and sale of the Maverick Shares by the Company to Parent”.
(c) Amendments to Sections 1.02 of the Merger Agreement.   Section 1.02 of the Merger Agreement is hereby amended by deleting the defined terms “Escrow Agent” and “Escrow Agreement” in their entirety and substituting therefor the new defined terms “Fidelity Title” and “Initial Escrow Agreement”, respectively, and inserting the same in the appropriate alphabetical locations.
(d) Amendments to Sections 1.01. 4.05(a), 4.06(a), 5.03, 5.04, and 9.04 of the Merger Agreement.   All references to the “Escrow Agreement” in the definition of  “Transactions” set forth in Section 1.01 of the Merger Agreement and in Sections 4.05(a), 4.06(a), 5.03, 5.04, and 9.04 of the Merger Agreement from and after the date of this Amendment are hereby amended to read “Securities Escrow Agreement”.
(e) Amendments to Section 3.02(a) of the Merger Agreement.   The third sentence of Section 3.02(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“On the Closing Date and prior to the filing of the Articles of Merger, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 3.01 for the benefit of the holders of Company Shares (other than Company Restricted Shares), for payment in accordance with this Article III through the Paying Agent (the “Payment Fund”).”
(f) Amendments to Section 4.04(b) of the Merger Agreement.   Section 4.04(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Except for the Company Equity Plans, the Company Stock Options, the Securities Purchase Agreement, the Securities Escrow Agreement, and this Agreement, there are no outstanding (i) options, warrants, or other rights, Contracts, arrangements, or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, or (ii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting or ownership interests in the Company.”

(g) Amendments to Section 4.04(d) of the Merger Agreement.   Section 4.04(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“(d) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Shares or any other equity securities of the Company (other than the Securities Purchase Agreement, the Securities Escrow Agreement, and this Agreement).”
(h) Amendments to Section 4.04(e) of the Merger Agreement.   Section 4.04(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“(e) There are no voting trusts or other Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any of its Subsidiaries (other than the Securities Purchase Agreement and the Securities Escrow Agreement).”
(i) Amendments to Section 4.11(a) of the Merger Agreement.   Clause (a) of Section 4.11 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“(a) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice (except for the execution, delivery, and performance of the Securities Purchase Agreement, the consummation of the transactions contemplated thereby, including the issuance and sale of the Maverick Shares by the Company to Parent, any actions required or otherwise expressly permitted or contemplated by the Securities Purchase Agreement, and any other action taken by the Company and its Subsidiaries from and after the date of this Agreement that would not constitute a breach of Section 6.01),”.
(j) Amendments to Section 5.09 of the Merger Agreement.   The second sentence of Section 5.09 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“Other than the Maverick Shares, neither Parent nor Merger Sub nor any of Parent’s or Merger Sub’s respective Affiliates owns (directly or indirectly, beneficially or of record) any Company Shares or holds any rights to acquire or vote any Company Shares, except pursuant to this Agreement, except that Eric Persson individually owns 1,790 Company Shares.”
(k) Amendments to Section 6.01(a) of the Merger Agreement.   Section 6.01(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“(a) From the date of this Agreement until the earliest of the Effective Time or the termination of this Agreement in accordance with its terms, except (v) as required or otherwise expressly permitted or contemplated by this Agreement (including the CF Sale and the other transactions contemplated by the CF Sale Agreement), (w) for the execution, delivery, and performance of the Securities Purchase Agreement, the consummation of the transactions contemplated thereby, including the issuance and sale of the Maverick Shares by the Company to Parent, and any actions required or otherwise expressly permitted or contemplated by the Securities Purchase Agreement, (x) as required by Law, (y) as set forth in Section 6.01(a) of the Company Disclosure Letter, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and shall use its reasonable best efforts to (i) preserve substantially intact the assets and business organization of the Company and its Subsidiaries, (ii) preserve in all material respects the current beneficial relationships of the Company and its Subsidiaries with any Persons (including suppliers, partners, contractors, distributors, sales representatives, customers, licensors, licensees and Governmental Authorities) with which the Company or any of its Subsidiaries has material business relations, and (iii) keep available in all material respects the services of the present officers and key employees of the Company and its Subsidiaries; provided, however, that no action taken by the Company or its Subsidiaries with respect to matters specifically addressed by Section 6.01(b) shall be deemed a breach of this Section 6.01(a) unless such action would constitute a breach of Section 6.01(b).”
(l) Amendments to Section 6.01(b) of the Merger Agreement.   The portion of the first sentence of Section 6.01(b) of the Merger Agreement up to (and including) the colon is hereby amended and restated in its entirety to read as follows:
“From the date of this Agreement until the earliest of the Effective Time or the termination of this Agreement in accordance with its terms, except (v) as required or otherwise expressly permitted or contemplated by this Agreement (including the CF Sale and the other transactions contemplated by the CF Sale Agreement), (w) for the execution, delivery, and performance of the Securities Purchase Agreement, the consummation of the transactions contemplated thereby, including the issuance and sale of the Maverick Shares by the Company to Parent, and any actions required or otherwise expressly permitted or contemplated by the Securities Purchase Agreement, (x) as required by Law, (y) as set forth in Section 6.01(b) of the Company Disclosure Letter, or (z) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:”.
(m) Amendments to Section 8.03(c) of the Merger Agreement.   Section 8.03(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“(c) In the event that this Agreement is terminated by (i) the Company pursuant to Section 8.01(b) at a time when the Company would also have the right to terminate this Agreement pursuant to Section 8.01(g) or Section 8.01(i) and at the time of such termination, all of the conditions to Closing set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those conditions (A) that, by their nature, can only be satisfied or waived at the Closing, but which would be capable of being satisfied if the Closing Date were the date of such termination, or (B) that are not satisfied or waived as a result of a breach by Parent or Merger Sub of this Agreement), (ii) the Company pursuant to Section 8.01(g), or (iii) the Company pursuant to Section 8.01(i), then Parent shall pay to the Company the Parent Termination Fee in accordance with Section 8.3(d) and the terms of the Securities Escrow Agreement.”
(n) Amendments to Section 8.03(d) of the Merger Agreement.   Section 8.03(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“(d) The Company, Parent, and Merger Sub each acknowledge that the agreements contained in this Section 8.03 are an integral part of this Agreement and the Transactions, and that, without these agreements, the other Parties would not enter into this Agreement. Except with respect to Section 8.03(h), in which case the Company Termination Fee shall be paid by the Company in accordance with Section 6.04(d), in the event that the Company Termination Fee or Expense Reimbursement, as applicable, is payable by the Company, the Company Termination Fee or Expense Reimbursement, as applicable, shall be paid by the Company as directed by Parent in writing, in immediately available funds promptly following (and in any event within two Business Days after) the date of the event giving rise to the obligation to make such payment. In the event that the Parent Termination Fee is payable by the Parent, Parent will forfeit to the Company all of the Maverick Shares in satisfaction of the Parent Termination Fee, and the Company will upon receipt thereof pay to Parent an amount equal to the Cash Payment (as defined in the Securities Purchase Agreement), in each case in accordance with the terms of the Securities Purchase Agreement and the Securities Escrow Agreement. In no event will Parent or Merger Sub or the Company, as applicable, be entitled to both the payment of the Company Termination Fee or the Parent Termination Fee, respectively, and specific performance of this Agreement. In the event that that this Agreement is terminated in accordance with this Article VIII and the Parent Termination Fee is not payable by Parent, the Company will purchase from Parent, and Parent will sell to the

Company, all of the Maverick Shares for a cash purchase price equal to the Purchase Price (as defined in the Securities Purchase Agreement) in accordance with the terms of the Securities Purchase Agreement and the Securities Escrow Agreement. The Parties expressly acknowledge and agree that (i) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement, the payment of the Company Termination Fee or Parent Termination Fee pursuant to this Section 8.03, which constitutes a reasonable estimate of the monetary damages that will be suffered by Parent and Merger Sub or the Company, respectively, by reason of breach or termination of this Agreement, shall be in full and complete satisfaction of any and all monetary damages of Parent and Merger Sub or the Company, as applicable, arising out of or related to this Agreement, the Merger or the other Transactions (including any breach by the Parties), the termination of this Agreement, the failure to consummate the Merger or the other Transactions, and any claims or Actions under applicable Law arising out of any such breach, termination or failure, and (ii) in no event shall Parent or Merger Sub or the Company, as applicable, be entitled to seek or obtain any recovery or judgment in excess of the Company Termination Fee or the Parent Termination Fee, respectively, and in no event shall a Party be entitled to seek or obtain any other damages of any kind for, or with respect to, this Agreement or the Transactions (including any breach by a Party), the termination of this Agreement, the failure to consummate the Merger or the other Transactions, or any claims or Actions under applicable Law arising out of any such breach, termination, or failure; provided, however, that this Section 8.03 shall not limit the right of the Parties to specific performance of this Agreement pursuant to Section 9.05 prior to the termination of this Agreement in accordance with its terms.”
2. Miscellaneous.
(a) References to the Merger Agreement.   Each reference to “hereof”, “hereunder”, “herein”, and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Merger Agreement shall, from and after the execution of this Amendment, refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, as amended hereby, shall in all instances continue to refer to September 18, 2018, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to September 18, 2018.
(b) Modification; Full Force and Effect.   Except as expressly amended by this Amendment, the terms, representations, warranties, covenants, and other provisions of the Merger Agreement are and shall continue to be in full force and effect in accordance with their respective terms.
(c) Other Miscellaneous Terms.   The provisions of Article IX of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
NEVADA GOLD & CASINOS, INC.
By:
/s/ Michael P. Shaunnessy

Name: Michael P. Shaunnessy
Title:   President & CEO
MAVERICK CASINOS LLC
By:
/s/ Eric Persson

Name: Eric Hans Persson
Title:   Manager
MAVERICK CASINOS MERGER SUB, INC.
By:
/s/ Eric Persson

Name: Eric Hans Persson
Title:   Director
[Signature page to Amendment No. 1 to Agreement and Plan of Merger]

Appendix B
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November 29, 2018, is by and between Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), and Maverick Casinos LLC, a Nevada limited liability company (“Buyer”).
WHEREAS, the Company, Buyer, and Maverick Casinos Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), are parties to an Agreement and Plan of Merger dated as of September 18, 2018 (the “Existing Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Buyer (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, in order to facilitate and avoid delays associated with obtaining the approvals of the Washington State Gambling Commission required in order to consummate the Merger, the Company desires to issue and sell to Buyer, and Buyer desires to purchase from the Company, 890,390 shares of the Company’s common stock, par value $0.12 per share (such shares, the “Shares”), representing 5.0% of the outstanding shares of the Company’s common stock after giving effect to the issuance and sale of the Shares, on the terms and subject to the conditions set forth herein;
WHEREAS, a portion of the consideration payable by Buyer for the Shares will be funded by the release of all funds held in escrow pursuant to the Escrow Agreement dated as of September 18, 2018 (the “Initial Escrow Agreement”), by and among the Company, Buyer, and Fidelity National Title Agency of Nevada, Inc., a Nevada corporation dba Fidelity National Title Group, as escrow agent (“Fidelity Title”);
WHEREAS, concurrently with the execution of this Agreement, the Company, Buyer, and Mutual of Omaha Bank (the “Escrow Agent”), are entering into the Escrow Agreement dated as of November 29, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Securities Escrow Agreement”), pursuant to which, among other things, the Shares will be deposited with the Escrow Agent into a segregated escrow account, to be held, released, and disposed of by the Escrow Agent in accordance with the terms of this Agreement, the Merger Agreement, and the Securities Escrow Agreement; and
WHEREAS, concurrently with the execution of this Agreement, the Company, Buyer, and Merger Sub are amending the Existing Merger Agreement (the Existing Merger Agreement, as so amended, and as it may be further amended, restated, supplemented, or otherwise modified from time to time, the “Merger Agreement”), pursuant to Amendment No. 1 to the Merger Agreement dated as of November 29, 2018 (“Amendment No. 1 to the Merger Agreement”), to among other things, provide that (x) in the event that the Merger Agreement is terminated prior to the consummation of the Merger and Buyer is required to pay the Parent Termination Fee (as defined in the Merger Agreement) to the Company pursuant to the terms of the Merger Agreement, Buyer will forfeit to the Company all of the Shares in satisfaction of the Parent Termination Fee, and the Company will pay to Buyer an amount equal to the Cash Payment (as defined below), and (y) in the event the Merger Agreement is terminated prior to the consummation of the Merger and Buyer is not required to pay the Parent Termination Fee to the Company pursuant to the terms of the Merger Agreement, the Company will purchase from Buyer all of the Shares for the Purchase Price (as defined below);
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Buyer hereby agree as follows:
1. Purchase and Sale of Shares.   Subject to the terms and conditions set forth herein, at the Closing, the Company agrees to issue and sell the Shares to Buyer, free and clear of any liens, pledges, security interests, and other encumbrances (collectively, “Liens”), other than Liens imposed by applicable federal and state securities laws and restrictions set forth in this Agreement and the Securities Escrow Agreement, and Buyer agrees to purchase the Shares from the Company, for an aggregate cash purchase price equal to $2,154,743.80 (the “Purchase Price”).

2. Closing; Payment of Purchase Price.
(a) Time; Purchase Price.   Subject to the terms and conditions set forth herein, the closing of the purchase, sale, and issuance of the Shares (the “Closing”) and the deliveries required thereby shall occur on the date of this Agreement. At the Closing, the Company will issue and sell the Shares to Buyer upon receipt by the Company of the entire Purchase Price in cash as provided in Section 2(b)(i) and 2(b)(ii).
(b) Closing Deliveries.   The Closing shall be completed when each of the following has occurred:
(i) Buyer and the Company shall have caused Fidelity Title to release and pay all funds held in escrow by Fidelity Title under the Initial Escrow Agreement to the Company, by wire transfer of immediately available funds to an account designated in writing by the Company;
(ii) Buyer shall have delivered to the Company an amount equal the Purchase Price, less the amount released and paid by Fidelity Title to the Company pursuant to Section 2(b)(i) (the “Cash Payment”), by wire transfer of immediately available funds to an account designated in writing by the Company;
(iii) (x) the Company shall have given American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, irrevocable instructions to issue to Buyer a certificate representing the Shares (the “Stock Certificate”), registered in the name of Buyer, and to deliver the Stock Certificate to the Escrow Agent on an expedited basis, and (y) Buyer shall have delivered to the Escrow Agent a stock power, duly executed in blank, and a transfer of ownership form, duly executed in blank, in a form acceptable to the Company’s transfer agent, in respect of all of the Shares (the documents described in this clause (y) are referred to herein collectively as the “Share Transfer Documents”), all of which shall be held by the Escrow Agent in a segregated escrow account (the “Escrow Account”), and shall be held, released, and disposed of by the Escrow Agent in accordance with the terms of this Agreement, the Merger Agreement, and the Securities Escrow Agreement;
(iv) the Company, Buyer, and the Escrow Agent shall have entered into the Securities Escrow Agreement; and
(v) the Company, Buyer, and Merger Sub shall have entered into Amendment No. 1 to the Merger Agreement.
3. Representations and Warranties of the Company.   The Company hereby represents and warrants to Buyer as follows:
(a) Authorization.   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action on behalf of the Company, including by the board of directors of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution, and delivery by Buyer, constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”).
(b) Shares.   The Shares have been duly authorized and, when issued, delivered, and paid for in the manner set forth in this Agreement, will be validly issued, fully paid, and nonassessable.
(c) No Conflict.   The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, do not and will not, directly or indirectly (with or without notice or lapse of time or both), and the compliance by the Company with its obligations hereunder will not, directly or indirectly (with or without notice or lapse of time or both), (i) result in a violation or breach of, or conflict with, the Company’s articles of incorporation or bylaws, (ii) conflict with or violate any law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound, (iii) result in any violation or breach of, or conflict with, any provisions of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of purchase, termination, amendment, acceleration, or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions, or provisions of, any material contract to which the Company or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound, or (iv) result in the creation of any material Lien on any property or asset of the Company or any of its subsidiaries, except, with respect to clauses (ii) and (iii), for any such conflict, violation, breach, default, right of purchase, termination, amendment, acceleration or cancellation, loss of any benefit, or payment that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.
(d) No Consents or Approvals.   No consent, approval, order, or authorization of, or registration, qualification, designation, or filing with, or notification to, any governmental authority is required on the part of the Company in connection with the execution, delivery, and performance of this Agreement, or the consummation by the Company of the transactions contemplated hereby, other than (i) the applicable requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal securities laws, and (ii) such other consents, approvals, orders, authorizations, registrations, qualifications, designations, filings, or notifications that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.
(e) NO OTHER REPRESENTATIONS OR WARRANTIES.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS SECTION 3, NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE OR MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL. THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY, WHETHER BY THE COMPANY, ANY OF ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER WRITTEN OR ORAL INFORMATION BY THE COMPANY, ANY OF ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, AND EXCEPT IN THE CASE OF FRAUD, NEITHER THE COMPANY NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO BUYER OR ANY OTHER PERSON RESULTING FROM SUCH DELIVERY OR DISCLOSURE, OR BUYER’S USE OF ANY SUCH DOCUMENTATION OR OTHER INFORMATION.
4. Representations and Warranties of the Buyer.
Buyer hereby represents and warrants to the Company as follows:
(a) Authorization.   Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite limited liability company action on behalf of Buyer and no other limited liability company proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution, and delivery by the Company, constitutes a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) No Conflict.   The execution and delivery by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, do not and will not, directly or indirectly (with or without notice or lapse of time or both), and the compliance by Buyer with its obligations hereunder will not, directly or indirectly (with or without notice or lapse of time or both), (i) result in a violation or breach of, or conflict with, the articles of organization, operating agreement, or other organizational documents of Buyer, (ii) conflict with or violate any law applicable to Buyer or by which any property or asset of Buyer is bound, (iii) result in a violation or breach, or conflict with, any provision of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of purchase, termination, amendment, acceleration, or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions, or provisions of, any material contract to which Buyer is a party or by which any of its properties or assets may be bound, or (iv) result in the creation of a Lien on any property or asset of Buyer, except, with respect to clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair, or material delay the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(c) No Consents or Approvals.   No consent, approval, order, or authorization of, or registration, qualification, designation, or filing with, or notification to, any governmental authority is required on the part of Buyer in connection with the execution, delivery, and performance of this Agreement, or the consummation by Buyer of the transactions contemplated hereby, other than (i) the applicable requirements of the Exchange Act and other applicable federal and state securities laws, and (ii) such other consents, approvals, orders, authorizations, registrations, qualifications, designations, filings, or notifications that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent, materially impair, or materially delay the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(d) Ownership of Shares.   Neither Buyer nor any of its affiliates owns (directly or indirectly, beneficially or of record) any shares of the Company’s common stock or holds any rights to acquire or vote any shares of the Company’s common stock, except pursuant to this Agreement and the Merger Agreement, except that Eric Persson individually owns 1,790 shares of the Company’s common stock.
(e) Investment Representations.
(i) Buyer and each member of Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Buyer agrees to furnish any additional information requested by the Company to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Shares.
(ii) Buyer is purchasing the Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws. Buyer does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity in violation of federal or state securities laws. Buyer acknowledges that it (i) has such knowledge, skill, and experience in business, financial, and investment matters that it is capable of evaluating the merits and risks of an investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Company, and (iii) has been given access to such information concerning the Company and to the officers of the Company as it has deemed necessary or appropriate to enable it to make an informed investment decision concerning the purchase of the Shares.
(iii) Buyer understands that the Shares are being offered and sold on reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying in part upon the truth and accuracy of the representations and warranties made by Buyer in this Agreement in order to determine the availability of such exemptions. Buyer understands that no federal or state agency or any government or governmental agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.
(iv) Buyer understands that the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the United States Securities and Exchange Commission (the “SEC”) provide in substance that Buyer may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and Buyer understands that the Company has no obligation or intention to register any of the Shares, or to take action so as to permit sales pursuant to the Securities Act. Buyer acknowledges that it is familiar with the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.
(v) Buyer acknowledges that neither the Company nor any other person or entity offered to sell the Shares to it by means of any form of general solicitation or advertising, including (A) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
(vi) With the assistance of Buyer’s own professional advisors, to the extent that Buyer has deemed appropriate, Buyer has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Agreement. Buyer has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and Buyer is able to bear the risks associated with an investment in the Shares and its authority to invest in the Shares. Buyer recognizes that investing in the Shares involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Shares. Buyer has not relied upon any representations (other than the representations and warranties of the Company set forth in Section 3) or other information from the Company or any of its agents or representatives.
5. Covenants of the Parties.
(a) Legends.   Buyer acknowledges and agrees that each certificate representing the Shares will bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER 29, 2018, AS IT MAY BE AMENDED FROM TIME TO TIME, AND AN ESCROW AGREEMENT DATED AS OF NOVEMBER 29, 2018, AS IT MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”
(b) Schedule 13D.   Buyer agrees to timely file a Schedule 13D with the SEC as required by Section 13(d) of the Exchange Act. Buyer shall provide the Company a copy of such Schedule 13D a reasonable time in advance of the filing thereof with the SEC.
(c) Restrictions of Transfer.   Except as set forth in Section 7, Buyer will not sell, assign, dispose of, exchange, pledge, encumber, hypothecate, or otherwise transfer (each, a “Transfer”) any Shares, or any interest therein, or otherwise permit any Liens to be created on any Shares. In addition, so long as the Shares are held in the Escrow Account they may not be taken or reached by legal or equitable process in satisfaction of any debt or other liability of Buyer. Any purported Transfer of any Shares in violation of this Section 5(c) shall be void ab initio.
(d) Voting.   With respect to all matters presented to the Company’s stockholders, Buyer shall vote all of the Shares then held by Buyer in the same manner and in the same proportion (rounded to the nearest whole share) as shares of common stock of the Company that are not held by Buyer are voted.

6. Effects of Merger.   If the Merger is consummated, in accordance with the terms of the Merger Agreement, the Company and Buyer shall deliver a joint written instruction to the Escrow Agent to deliver all of the Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to Buyer, and the Shares, like all other shares of common stock of the Company owned, directly or indirectly, by Buyer or Merger Sub immediately prior to the Effective Time (as defined in the Merger Agreement), shall be cancelled and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.
7. Effects of Termination of Merger Agreement.
(a) Except as provided below, in the event the Merger Agreement is terminated prior to the Effective Time, the Company will purchase from Buyer, and Buyer will sell to the Company, all of the Shares for a cash purchase price equal to the Purchase Price. As promptly as practicable (and in any event within two Business Days (as defined in the Merger Agreement)) following any such termination of the Merger Agreement, (i) Buyer and the Company shall deliver a joint written instruction to the Escrow Agent to deliver all of the Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to the Company or its designee, (ii) Buyer shall deliver to the Company all such other documents and instruments as are necessary to transfer to the Company (including, if requested by the Company, a transfer of ownership form, duly executed in blank (with a medallion guarantee), in a form acceptable to the Company’s transfer agent, in respect of all of the Shares), and shall be deemed to have transferred, and to have represented and warranted to the Company that it has transferred, to the Company, all of the Shares, free and clear of all Liens, other than Liens imposed by applicable federal and state securities laws, and shall cease to have any rights with respect to the Shares, except the right to receive the consideration to be paid to Buyer pursuant to clause (iii) below, and (iii) upon receipt of all of the Shares (and the Stock Certificate and Share Transfer Documents), the Company shall deliver to Buyer an amount equal to the Purchase Price, by wire transfer of immediately available funds to an account designated by Buyer.
(b) Notwithstanding anything to the contrary set forth in Section 9(a), in the event that the Merger Agreement is terminated prior to the Effective Time and Buyer is required to pay the Parent Termination Fee pursuant to the terms of the Merger Agreement, Buyer will forfeit to the Company all of the Shares in satisfaction of the Parent Termination Fee, and the Company will upon receipt thereof pay to Buyer an amount equal to the Cash Payment. In such case, as promptly as practicable (and in any event within two Business Days) following the date of the event giving rise to the obligation of Buyer to pay the Parent Termination Fee, (i) Buyer and the Company shall deliver a joint written instruction to the Escrow Agent to deliver all of the Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to the Company or its designee, (ii) Buyer shall deliver all such other documents and instruments as are necessary to transfer to the Company (including, if requested by the Company, a transfer of ownership form, duly executed in blank (with a medallion guarantee), in a form acceptable to the Company’s transfer agent, in respect of all of the Shares), and shall be deemed to have transferred, and to have represented and warranted to the Company that it has transferred, to the Company, all of the Shares, free and clear of all Liens, other than Liens imposed by applicable federal and state securities laws, and shall cease to have any rights with respect thereto, except the right to receive the consideration to be paid to Buyer pursuant to clause (iii) below, and (iii) upon receipt of all of the Shares (and the Stock Certificate and Share Transfer Documents), the Company will pay to Buyer an amount equal to the Cash Payment, by wire transfer of immediately available funds to an account designated by Buyer.
8. Severability.   If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any person or entity or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
9. Assignment.   Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Any purported assignment in violation of this Section 9 will be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
10. Expenses.   All fees, costs, and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal fees, shall be paid by the party incurring such expenses.
11. Notices.   Any notice or other communication provided for herein or given hereunder to either party shall be given in the manner contemplated by the Merger Agreement.
12. Waiver.   No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.
13. Entire Agreement.   This Agreement, together with the Merger Agreement, the Securities Escrow Agreement, and the Confidentiality Agreement (as defined in the Merger Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof  (other than the Confidentiality Agreement, which will terminate at the Closing (under and as defined in the Merger Agreement)).
14. Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
15. Governing Law; Jurisdiction.
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state that would direct a matter to another jurisdiction.
(b) Each of the parties (i) agrees that any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby (whether brought by either party or any of its affiliates or against any party or any of its affiliates) shall be brought, heard, and determined exclusively in the state courts located in the State of Nevada or, if such courts shall not have jurisdiction, any of the federal courts of the United States of America located in the State of Nevada, (ii) irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. The parties agree that a final trial court judgment in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict either party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
16. Waiver of Jury Trial.   EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS COTENMPLATED HEREBY.

17. Specific Performance.   The parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, the parties shall be entitled to specific performance of the terms hereof, without any requirement to post bond, in addition to any other remedy to which they are entitled at law or equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law, or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
18. Counterparts.   This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered as of the day and year first written above.
NEVADA GOLD & CASINOS, INC.
By:
/s/ Michael P. Shaunnessy

Name: Michael P. Shaunnessy
Title:   President & CEO
MAVERICK CASINOS LLC
By:
/s/ Eric Persson

Name: Eric Persson
Title:   Manager
[Signature page to Securities Purchase Agreement]

Appendix C
ESCROW AGREEMENT
This Escrow Agreement (this “Agreement”), dated as of November 29, 2018, is entered into by and among Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), Maverick Casinos LLC, a Nevada limited liability company (“Parent”), and Mutual of Omaha Bank, as escrow agent (the “Escrow Agent”).
W I T N E S S E T H
WHEREAS, Parent, the Company, and Maverick Casinos Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Acquisition Corp.”), have entered into an Agreement and Plan of Merger dated as of September 18, 2018 (as amended by Amendment No. 1 to Agreement and Plan of Merger Agreement dated as of November 29, 2018, and as it may be further amended, restated, supplemented, or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Acquisition Corp. will be merged with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Parent are entering into the Securities Purchase Agreement date as of November 29, 2018 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company is issuing and selling to Parent 890,390 shares of common stock, par value $0.12, of the Company (the “Escrow Shares”);
WHEREAS, concurrently with or promptly following the execution of this Agreement, the Company and Parent are depositing the Escrow Shares (and the Stock Certificate (as defined below) and Share Transfer Documents (as defined below)) with the Escrow Agent into a segregated escrow account (the “Escrow Account”), to be held, released, and disposed of by the Escrow Agent in accordance with the terms of this Agreement; and
WHEREAS, the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions.   Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. For purposes of this Agreement:
(a) “Business Day” means any day Escrow Agent is open for business, other than Saturday, Sunday, Federal Reserve Bank holiday or any other day Escrow Agent is authorized by law to be closed.
(b) “Cut-Off Time” means Escrow Agent’s designated time on any Business Day to receive instructions from a party or parties to this Agreement and act upon it, which shall not in any event be earlier than 12:00 noon Mountain Time. If such instructions are not received by the Escrow Agent’s Cut-Off Time, then such instructions shall be acted upon on the following Business Day.
2. Appointment of Escrow Agent.   The Company and Parent hereby appoint the Escrow Agent to act as escrow agent hereunder and the Escrow Agent hereby accepts such appointment.
3. Deposit of Escrow Shares.   Concurrently herewith, (a) the Company shall give American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, irrevocable instructions to issue a certificate representing the Escrow Shares (the “Stock Certificate”) registered in the name of Parent and to deliver the Stock Certificate to the Escrow Agent on an expedited basis, and (b) Parent shall deliver to the Escrow Agent a stock power, duly executed in blank, and a transfer of ownership form, duly executed in blank, in a form acceptable to the Company’s transfer agent, in respect of all of the Shares (the documents described in this clause (b) are referred to herein collectively as the “Share Transfer Documents”). Upon receipt, the Escrow Agent shall acknowledge its receipt of the Stock Certificate and Share Transfer Documents. The Escrow Agent agrees to hold and dispose of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) in accordance with the terms and conditions of this Agreement.
4. Voting and Economic Rights.   Subject to the terms of the Securities Purchase Agreement, during the period in which the Escrow Shares are retained in the Escrow Account, Parent shall be entitled to vote the Escrow Shares and to receive the economic benefit of any dividends or other distributions paid or made with respect to the Escrow Shares unless and until the Escrow Shares have been delivered to the Company as provided herein. Subject to the other terms of this Agreement, none of the Escrow Shares or any interest therein may be sold, assigned, disposed of, pledged, encumbered, hypothecated, or otherwise transferred, or taken or reached by legal or equitable process in satisfaction of any debt or other liability of Parent prior to the release of the Escrow Shares by the Escrow Agent pursuant to the terms hereof. The parties agree that, for purposes of United States federal and other taxes based on income, Parent shall be treated as the owner of the Escrow Shares and that Parent shall report the income, if any, that is earned on, or derived from, the Escrow Shares as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.
5. Release of Escrow Shares.
(a) In the event that the Merger Agreement is terminated prior to the effective time of the Merger and Parent is required to pay the Parent Termination Fee pursuant to the terms of the Merger Agreement, Parent will forfeit to the Company all of the Escrow Shares in satisfaction of the Parent Termination Fee in accordance with the terms of the Securities Purchase Agreement and the Merger Agreement, and Parent and the Company shall promptly (and in any event within two Business Days) following the date of the event giving rise to the obligation to make such payment deliver a joint written instruction to the Escrow Agent by the Cut-Off Time to deliver all of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to the Company or its designee. In such case, the Company and Parent agree among each other to fulfill or comply with all of their respective obligations and covenants under the Securities Purchase Agreement and the Merger Agreement related to the forfeiture by Parent of the Escrow Shares to the Company, including (i) in the case of Parent, delivery of all such other documents and instruments to the Company as are necessary to transfer to the Company all of the Escrow Shares (including, if requested by the Company, a transfer of ownership form, duly executed in blank (with a medallion guarantee), in a form acceptable to the Company’s transfer agent, in respect of all of the Escrow Shares), free and clear of all Liens (as defined in the Securities Purchase Agreement), other than Liens imposed by applicable federal and state securities laws, and (ii) in the case of the Company, payment to Parent of an amount equal to the Cash Payment (as defined in the Securities Purchase Agreement).
(b) In the event the Merger Agreement is terminated in accordance with its terms prior to the effective time of the Merger and the Parent Termination Fee is not payable, the Company will purchase from Parent, and Parent will sell to the Company, all of the Escrow Shares for a cash purchase price equal to the Purchase Price (as defined in the Securities Purchase Agreement) in accordance with the terms of the Securities Purchase Agreement and the Merger Agreement, and Parent and the Company shall promptly (and in any event within two Business Days) following the date of termination deliver a joint written instruction to the Escrow Agent by the Cut-Off Time to deliver all of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to the Company or its designee. In such case, the Company and Parent agree among each other to fulfill or comply with all of their respective obligations and covenants under the Securities Purchase Agreement and the Merger Agreement related to the purchase and sale of the Escrow Shares, including (i) in the case of Parent, delivery of all such other documents and instruments as are necessary to transfer to the Company all of the Escrow Shares (including, if requested by the Company, a transfer of ownership form, duly executed in blank (with a medallion guarantee), in a form acceptable to the Company’s transfer agent, in respect of all of the Escrow Shares), free and clear of all Liens, other than Liens imposed by applicable federal and state securities laws, and (ii) in the case of the Company, payment to Parent of an amount equal to the Purchase Price.
(c) If the Merger is consummated, in accordance with the terms of the Merger Agreement, Parent and the Company will deliver a joint written instruction on a given Business Day to the Escrow Agent by the Cut-Off Time to deliver all of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account to Parent, and the Escrow Shares, like all other shares of common stock owned, directly or indirectly, by Parent or Merger Sub immediately prior to the effective time of the Merger, shall be cancelled and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto pursuant to Section 3.02 of the Merger Agreement.
(d) Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall dispose of all or a portion of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account in accordance with a joint written instruction signed by Parent and the Company, whether such disposition is pursuant to the terms of this Escrow Agreement or otherwise.
(e) Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall promptly release all or any portion of the Escrow Shares (and the Stock Certificate and Share Transfer Documents) held in the Escrow Account, at any time or from time to time, in accordance with an Order (as defined below) that is presented to the Escrow Agent by Parent or the Company. The Escrow Agent shall promptly upon receipt of any such Order comply with such Order. The Escrow Agent shall be entitled to act on any such Order without further inquiry, question, or consent. As used in this Agreement, the term “Order” means any final and non-appealable order, judgment, or decree of any court of competent jurisdiction.
(f) Escrow Agent shall have no less than three (3) Business Days to act upon any instruction received by the Cut-Off Time pursuant to this paragraph 5.
6. Conflicting Demands.   If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent, then the Escrow Agent shall refrain from complying with any such claim or demand so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses, or interest to any Person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall continue to so refrain and refuse to act until it shall have received certification satisfactory to it that such conflicting or adverse claims or demands shall have been finally determined by an Order, or shall have been settled by agreement of Parent and the Company, in which case the Escrow Agent shall be notified thereof in a written notice signed by Parent and the Company. The Escrow Agent may seek the advice of legal counsel in any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted, or suffered by it in good faith in accordance with the opinion of such counsel. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all Escrow Shares (and the Stock Certificate and Share Transfer Documents), and if it so commences and deposits all Escrow Shares (and the Stock Certificate and Share Transfer Documents), the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement.
7. Termination.   This Escrow Agreement, except for paragraphs 8(c), 8(d), and 8(i), which shall continue in effect, shall terminate on the date on which there are no remaining Escrow Shares held in the Escrow Account.
8. Duties of Escrow Agent; Exculpation and Indemnification of Escrow Agent.
(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.
(b) The Escrow Agent shall be under no duty to accept information from any person other than the Company and Parent and then only to the extent and in the manner provided in this Agreement.
(c) Except in cases of the Escrow Agent’s bad faith, gross negligence, willful misconduct, fraud, or willful breach of this Agreement, the Escrow Agent shall be protected in acting upon any written notice, opinion, request, certificate, approval, consent, or other document believed by it to be genuine and to be signed by the proper party or parties.
(d) Parent and the Company hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against any claims, losses, damages, liabilities, and expenses (including reasonable legal fees and expenses of attorneys) as and when incurred, arising out of or based upon any act, omission, alleged act, or alleged omission by the Escrow Agent, or any other cause, in any case in connection with the performance or non-performance by the Escrow Agent of any of the Escrow Agent’s duties under this Agreement, except such claims losses, liabilities, and expenses arising out of or based upon the Escrow Agent’s bad faith, gross negligence, willful misconduct, fraud, or willful breach of this Agreement; provided, however, that promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit, or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made by the Escrow Agent against Parent and the Company hereunder, notify Parent and the Company in writing; and provided, further, that Parent and the Company shall be entitled, jointly or severally and at their own expense, to participate in and/or assume the defense of any such action, suit, or proceeding. As between Parent and the Company, all costs of indemnification of the Escrow Agent shall be borne 50% by Parent and 50% by the Company and if either Parent or the Company incurs greater than 50% of any such costs of indemnification, Parent or the Company, as applicable, will promptly make payment to the other such that each of Parent and the Company has borne 50% of all amounts which are paid to Escrow Agent under this subparagraph (d).
(e) The Escrow Agent shall have no liability or duty to inquire into the terms and conditions of any agreements to which the Escrow Agent is not a party, its duties under this Agreement being understood to be purely ministerial in nature.
(f) The Escrow Agent shall be permitted to consult with counsel of its choice and shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the written advice of such counsel; provided, however, that nothing contained in this subparagraph (f), nor any action taken by the Escrow Agent, or of any counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its bad faith, gross negligence, willful misconduct, fraud, or willful breach of this Agreement. The Company shall deposit a reserve of ten thousand dollars ($10,000) with the Escrow Agent for payment of any legal expenses pursuant to this paragraph. Any un-used funds shall be returned to the Company upon termination of this Agreement.
(g) The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission, or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto.
(h) The Escrow Agent shall perform any acts ordered by a court of competent jurisdiction. The Escrow Agent shall if and to the extent it is uncertain as to its duties and rights hereunder, be entitled to refrain from taking any action other than to keep all Escrow Shares (and the Stock Certificate and Share Transfer Documents) in escrow until it shall be directed otherwise in writing by both the Company and Parent, in accordance with this Agreement, or by an Order.
(i) The Escrow Agent shall have no liability for any act or omission done pursuant to the instructions contained or expressly provided for herein, or written instructions given by both the Company and Parent pursuant hereto, except in cases of the Escrow Agent’s bad faith, gross negligence, willful misconduct, fraud, or willful breach of this Agreement.
(j) The Escrow Agent shall have the right, at any time, to resign hereunder by giving written notice of its resignation to the Company and Parent, at least thirty (30) Business Days prior to the date specified for such resignation to take effect; provided, however, that no such resignation shall be effective unless and until Parent and the Company have selected a successor escrow agent and such successor escrow agent shall have assumed all of the obligations of the Escrow Agent hereunder. Upon receipt of written notice from Parent and the Company that a successor escrow agent has been selected and assumed the obligations of the Escrow Agent hereunder, the Escrow Agent shall promptly deliver the Escrow Shares (and the Stock Certificate and Share Transfer Documents) to such successor escrow agent. If Parent and the Company have failed to appoint a successor prior to the expiration of thirty (30) Business Days following receipt of the Escrow Agent’s notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties.

(k) The Company and Parent agree to reimburse the Escrow Agent upon its request for all reasonable expenses, disbursements, and advances incurred or made by it in accordance with any provisions of this Agreement, except any such expenses, disbursements, or advances as may be attributable to its gross negligence, willful misconduct, bad faith, fraud, or other breach of fiduciary duty. All reimbursements pursuant to this subparagraph (k) shall be made one half by the Company and one half by Parent. The Escrow Agent shall deliver to Parent and the Company upon request a detailed accounting as to all fees and reimbursable expenses claimed by the Escrow Agent.
(l) The Escrow Agent shall be entitled a one-time fee of  $2,500 (“Set-Up Fee”) for the Escrow Agent’s initial review of this Agreement and the Escrow Account set-up, and an annual fee of  $9,500 (‘Annual Fee”) for its services as Escrow Agent hereunder (it being understood and agreed that such fees are the only fees to which Escrow Agent is entitled) in connection with the performance of its duties hereunder, and services required on account of disputes between Parent and the Company. Such fees shall be paid one-half by the Company and one-half by Parent. The Set-Up Fee and the Annual Fee shall be due and payable upon execution of this Agreement. The Set-Up Fee and Annual Fee are non-refundable and shall not be pro-rated or reduced due to any termination event.
9. Representations and Warranties.   Each party hereby represents and warrants to each other party hereto that:
(a) this Agreement has been duly authorized, executed, and delivered by such party and is the legal, valid, and binding agreement of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law); and
(b) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or be an event that is or, with the passage of time will result in, a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under or pursuant to any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, or decree to which such party is a party or by which it or any of its assets are bound.
10. Notices.   All requests, notices, or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand in a sealed envelope, by prepaid overnight courier (providing proof of delivery), by email, or by registered or certified mail, return receipt requested, postage prepaid to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph 10):
if to the Company:
Nevada Gold & Casinos, Inc.
133 E. Warm Springs Road, Suite 102
Las Vegas, Nevada 89119
Attention: Michael P. Shaunnessy, President & CEO
Email: mshaunnessy@nevadagold.com
with a copy to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: James Modlin
Email: james.modlin@hugheshubbard.com
if to Parent:
Maverick Casinos LLC
2926 Montessouri Street
Las Vegas, NV 89117
Attention: Erick Persson
Email: erichpersson@gmail.com

with a copy to:
Lewis Roca Rothgerber Christie LLP
3993 Howard Hughes Parkway, Suite 600
Las Vegas, NV 89169
Attention: Don Martin, Esq.
Email: dmartin@lrrc.com
if to the Escrow Agent:
Mutual of Omaha Bank
Wealth Management
9200 E Pima Center Parkway, Suite 260
Scottsdale, AZ 85258
Attention: Bruce Fox
Email: Bruce.Fox@mutualofomahabank.com
with a copy to:
Mutual of Omaha Bank
Bank Law Group
4950 S. 48th Street
Phoenix, AZ 85040
Attn: Janet A. Ryan, Esq.
Email: janet.ryan@mutualofomahabank.com
11. Governing Law; Jurisdiction.
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state that would direct a matter to another jurisdiction.
(b) Each of the parties (i) agrees that any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought, heard, and determined exclusively in the state courts located in the State of Nevada or, if such court shall not have jurisdiction, any of the federal courts of the United States of America located in the State of Nevada, (ii) irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. The parties agree that a final trial court judgment in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
12. Waiver of Jury Trial.   EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
13. Entire Agreement.   This Agreement, and solely with respect to Parent and the Company, the Merger Agreement and the Securities Purchase Agreement, contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior agreements and undertakings, written or oral, relating to the subject matter of this Agreement are superseded by this Agreement and solely with respect to Parent and the Company, the Merger Agreement and the Securities Purchase Agreement.

14. Assignment.   Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of this paragraph 14 will be null and void ab initio. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
15. Amendments; Waiver.   This Agreement may not be amended or modified except by written agreement of the parties. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
16. Miscellaneous.   Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy, or claim. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties incurred by a party in connection with this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Paragraph headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of any term or provision hereof. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
NEVADA GOLD & CASINOS, INC.
By:
/s/ Michael P. Shaunnessy

Name: Michael P. Shaunnessy
Title:   President & CEO
MAVERICK CASINOS LLC
By:
/s/ Eric Persson

Name: Eric Persson
Title:   Manager
MUTUAL OF OMAHA BANK
By:
/s/ Bruce Fox

Name: Bruce Fox
Title:  Vice President
[Signature page to Escrow Agreement]

Appendix D
September 18, 2018
Nevada Gold & Casinos, Inc.
133 East Warm Spring Road
Suite 102
Las Vegas, NV 89119
Dear Members of the Board of Directors:
We understand that Nevada Gold & Casinos, Inc. (the “Company”), proposes to enter into an Agreement and Plan of Merger, to be dated as of September 18, 2018 (the “Agreement”), among the Company, Maverick Casinos, LLC (“Parent”), and Merger Sub, a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, (a) the Company will merge with and into Merger Sub (the “Merger”), with the Company to be the surviving company of the Merger, (b) each share of common stock, par value $0.12 per share of the Company (each a “Company Share”) issued and outstanding immediately prior to the effective time of the Merger (other than Company Shares held in the treasury of the Company or owned by any direct or indirect subsidiary of the Company, Parent or Merger Sub, all of which shares will be cancelled), will be cancelled and converted into the right to receive $2.50 in cash, subject to adjustment as provided in the Agreement, without interest (the “Merger Consideration”); provided that if the Closing occurs after February 1, 2019, the Merger Consideration will be automatically increased by $0.01 for each month following such date until (and including) the date of the Merger (prorated by the number of days for partial months), (c) each option to purchase Company Shares (each, a “Company Stock Option”) that is outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right receive an amount of cash, if any, equal to the product of  (i) the number of Company Shares issuable upon the exercise of such Company Stock Option, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company Stock Option, and (d) the Company will become a wholly owned subsidiary of Parent. The terms and conditions of the Merger are more fully set forth in the Agreement.
The Board of Directors (the “Board”) of the Company has requested that Rossoff  & Co. LLC (“RCO”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company (the “Company Stockholders”) in the Merger pursuant to the Agreement is fair, from a financial point of view, to the Company Stockholders (other than Parent, Merger Sub and their respective affiliates).
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
Reviewed a draft, received by us on September 17, 2018, of the Agreement;

2.
Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.
Reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including (a) financial projections prepared by the management of the Company relating to the Company for the fiscal years ending April 30, 2019 through 2022 (the “Company Projections”);

4.
Spoken with certain members of the management of the Company regarding the Company’s businesses, operations, financial condition and prospects, the Merger and related matters;

5.
Compared the financial and operating performance of the Company with that of companies with publicly traded equity securities that we deemed to be relevant;

6.
Considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.
Reviewed the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

8.
Discussed the terms of the Merger with the Company and its other advisors;

9.
Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant;

10.
Reviewed the results of the Board’s publicly announced strategic review process begun on May 23, 2018 to evaluate potential strategic alternatives to maximize stockholder value; and

11.
Conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. With respect to the Company Projections, management of the Company has advised us, and we have assumed, that the Company Projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. We have assumed that the Company Projections are a reasonable basis on which to evaluate the Company and have used and relied upon such information. We express no view or opinion with respect to the Company Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading that would be material to our analyses or this Opinion.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver of any material term, condition or agreement, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any material amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an adverse effect on the Merger, the Company or Parent or any expected benefits of the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Parent is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Parent is or may be a party or is or may be subject, and we have assumed that any such litigation, regulatory action, possible unasserted claims or other contingent liabilities would not be material to our analyses or this Opinion.
This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on RCO’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder of the Company or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
RCO has in the past provided financial advisory and/or other financial services to the Company for which RCO has received compensation. RCO may provide investment banking, financial advisory and/or other financial services to Parent, in the future, for which RCO may receive compensation. We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
This Opinion only addresses whether the Merger Consideration to be received by the Company Stockholders in the Merger pursuant to the Agreement is fair, from a financial point of view, to the Company Stockholders (other than Parent, Merger Sub and their respective affiliates) in the manner provided herein and does not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith. In addition, we have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, Parent, their respective security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company or Parent or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or Parent, or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company, Parent, or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s, Parent’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger (other than in their capacity as Company Stockholders), any class of such persons, relative to the Merger Consideration or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company, Parent, and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Company Stockholders in the Merger pursuant to the Agreement is fair, from a financial point of view, to the Company Stockholders (other than Parent, Merger Sub and their respective affiliates).
Very truly yours,
/s/ Mack Rossoff
Mack Rossoff
Managing Director
Rossoff  & Co LLC

SPECIAL MEETING OF STOCKHOLDERS OF

NEVADA GOLD & CASINOS, INC.

[•]

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

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COMPANY NUMBER	
ACCOUNT NUMBER	

00030000303000000000 8

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized per-

SPECIAL MEETING OF STOCKHOLDERS OFNEVADA GOLD & CASINOS, INC. PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-718-921-8500 from foreign countries fromany touch-tone telephone and follow the instructions. Have yourproxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date, and mail your proxy card in the envelopeprovided as soon as possible.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via www.astfinancial.com to enjoyonline access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting and Proxy Statement are available athttp://ir.nevadagold.com/sec-filings Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2, AND 3.PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. FOR AGAINST ABSTAIN A proposal to approve the Agreement and Plan of Merger, dated as ofSeptember 18, 2018, as amended by Amendment No.1 to Agreement andPlan of Merger dated as of November [•] 2018 (as it may be further amendedfrom time to time, the “Merger Agreement”), by and among Nevada Gold &Casinos, Inc., a Nevada corporation (the “Company”), Maverick Casinos LLC,a Nevada limited liability company (“Parent”), and Maverick Casinos MergerSub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent(“Merger Sub”), pursuant to which Merger Sub will be merged with and intothe Company, with the Company continuing as the surviving corporation andbecoming a wholly-owned subsidiary of Parent. A copy of the MergerAgreement is attached as Appendix A to the accompanying proxy statement.2. A proposal to approve, on an advisory and non-binding basis, certaincompensation that will or may be paid or become payable to theCompany’s named executive officers in connection with the proposedmerger.3. A proposal to adjourn the special meeting, if necessary or appropriate, tosolicit additional proxies if there are insufficient votes at the time of thespecial meeting to approve the proposal to approve the MergerAgreement.The proxies are authorized to vote in their discretion upon such other matters as mayproperly come before the meeting.The shares represented by this Proxy will be voted in the manner directed. In the absence of anydirection, the shares will be voted FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3, andin accordance with the discretion of the Proxies on such other matters as may properly comebefore the meeting.

PROXYNEVADA GOLD & CASINOS, INC.SPECIAL MEETING OF STOCKHOLDERS[•]THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFNEVADA GOLD & CASINOS, INC.The undersigned stockholder of Nevada Gold & Casinos, Inc. (the “Company”) hereby acknowledgesreceipt of the Notice of Special Meeting of Stockholders and Proxy Statement relating to the meetingand appoints Michael P. Shaunnessy and Ernest E. East, and each of them, with full power ofsubstitution, as Proxies to vote as specified on the reverse side of this Proxy all the shares of commonstock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholdersof the Company to be held at [•] on [•] at [•], Pacific time, and any and all adjournments orpostponements thereof. The undersigned stockholder hereby revokes any Proxy or Proxies heretoforeexecuted for such matters. This Proxy when properly executed will be voted in the manner directedherein. If no direction is made, this Proxy will be voted “For” proposals 1, 2, and 3 and in the discretionof the Proxies on such other matters as may properly come before the meeting.(Continued and to be signed on the reverse side)